As filed with the Securities and Exchange Commission on July 31, 2023

File No. 000-56540

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

KKR Private Equity Conglomerate LLC

(Exact name of registrant as specified in charter)

Delaware	88-4368033
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

30 Hudson Yards, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda Jonathan Pacheco Simpson Thacher & Bartlett LLP 900 G Street, N.W. Washington, DC 20001	Joseph Kaufman Mark Brod Benjamin Wells Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares

Class D Shares

Class U Shares

Class I Shares

Class R-S Shares

Class R-D Shares

Class R-U Shares

Class R-I Shares

Class F Shares

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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EXPLANATORY NOTE

KKR Private Equity Conglomerate LLC is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” “K-PEC” and the “Company,” refer to KKR Private Equity Conglomerate LLC;

•	the term “Manager” refers to KKR DAV Manager LLC, our manager and a wholly-owned subsidiary of KKR;

•

the term “KKR” refers collectively to Kohlberg Kravis Roberts & Co. L.P., its subsidiaries and, in the case of references to the holder of Class G Shares, KKR Group Assets Holdings III L.P., an affiliate of the Manager;

•

the term “shareholder” and “shareholders” refer to a holder or holders of our Shares (as defined below). There are eight classes of Shares available to investors through the Company: Class S Shares (“Class S Shares”), Class D Shares (“Class D Shares”), Class U Shares (“Class U Shares”), Class I Shares (“Class I Shares”), Class R-S Shares (“Class R-S Shares”), Class R-D Shares (“Class R-D Shares”), Class R-U Shares (“Class R-U Shares”) and Class R-I Shares (“Class R-I Shares,” together with Class S Shares, Class D Shares, Class U Shares, Class I Shares, Class R-S Shares, Class R-D Shares and Class R-U Shares, the “Investor Shares”);

•

Class E Shares (“Class E Shares”), Class F Shares (“Class F Shares”), Class G Shares (“Class G Shares”) and Class H Shares (“Class H Shares” and together with Class E Shares, Class F Shares and Class G Shares, the “KKR Shares” and together with the Investor Shares, the “Shares”) will be held only by KKR, certain of its affiliates and employees and the Company’s employees, officers and directors and are not being offered to other investors; and

•

the term “KKR Vehicles” collectively refers to the funds, investment vehicles and accounts managed, now or in the future, by KKR, the Manager, KKR Credit (defined herein) or any of their respective affiliates (excluding for this purpose, KKR proprietary entities), including funds, investment vehicles and accounts pursuing the following strategies: private equity (including growth equity, impact, and core strategies), credit (including (i) leveraged credit strategies, including leveraged loan, high-yield bond, opportunistic credit and revolving credit strategies, and (ii) alternative credit strategies, including special situations and private credit strategies such as direct lending and private opportunistic credit (or mezzanine) investment strategies), and real asset strategies (including real estate, energy and infrastructure strategies).

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement does not constitute an offer of securities of KKR Private Equity Conglomerate LLC or any other entity. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the portfolio companies we own and control;

•	the impact of the acquisitions that we expect to make;

•	our ability to raise sufficient capital to execute our acquisition strategies;

•	the ability of the Manager to source adequate acquisition opportunities to efficiently deploy capital;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements;

•	changes in the general interest rate environment;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Manager or any of its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we own and control portfolio companies;

•	our use of financial leverage;

•	the ability of the Manager to identify, acquire and support our portfolio companies;

•	the ability of the Manager or its affiliates to attract and retain highly talented professionals;

•	our ability to structure acquisitions and joint ventures in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises through which we own and control portfolio companies.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, epidemics or other events having a broad impact on the economy; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

The following is only a summary of the principal risks that may materially adversely affect our business, financial condition, results of operations and cash flows. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth in “Item 1A. Risk Factors.”

Risks Related to Our Business

•	Difficult market and economic conditions can adversely affect our business in many ways.

•

We will have significant liquidity requirements, and adverse market and economic conditions may adversely affect our sources of liquidity, which could adversely affect our business operations in the future.

•	Uncertainty caused by bank closures and other developments in the global financial system may have a material adverse effect on our and our portfolio companies’ operations and overall performance.

•	Extensive regulation of our business affects our activities and creates the potential for significant liabilities and penalties, which could materially and adversely affect our business.

•	Misconduct of employees of KKR or by third-party service providers could cause significant losses to us.

•	Complex regulations may limit our ability to raise capital, increase the costs of our capital raising activities and may subject us to penalties.

•	Operational risks, including those relating to third parties who provide services to us, may disrupt our businesses, result in losses or limit our growth.

•

Federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our portfolio companies create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm.

•	We anticipate being subject to increasing focus by our investors, regulators and other stakeholders on environmental, social and governance (“ESG”) matters.

•	Public health crises, such as COVID-19, may continue to occur from time to time, which could directly and indirectly adversely impact us and our portfolio companies.

•	Conflicts between KKR or its affiliates and the Company regarding syndication of portfolio companies and warehousing may not be resolved in favor of the Company.

Risks Related to Our Portfolio Companies and Industry Focus

•	Our acquisitions and holdings may be subject to a number of inherent risks.

•

We may acquire interests in portfolio companies through arrangements with third parties, including a minority interest, to the extent consistent with maintaining our exclusion from the Investment Company Act.

•	We may enter into Joint Ventures with third parties to acquire portfolio companies, which could result in shared decision-making authority and conflicts of interest.

•	We may acquire portfolio companies involved in heavily regulated industries.

•	We may acquire portfolio companies subject to commodity price risk and energy industry market dislocation.

•	We may acquire portfolio companies that may be exposed to interest rate risk, meaning that changes in prevailing market interest rates could negatively affect the value of such portfolio companies.

•	If a portfolio company is unable to increase its revenue in times of higher inflation, its profitability might be adversely affected.

•	We may acquire portfolio companies involved in the health care sector, which is subject to risks of changes in government policies, regulatory approval and continual regulatory review.

•	We may acquire portfolio companies in the renewable energy industry, which is subject to risks of a rapidly evolving market.

•

We may acquire portfolio companies experiencing or expected to experience financial difficulties, or that otherwise may become distressed, which may ultimately cause such portfolio companies to become subject to bankruptcy proceedings.

•	We may acquire emerging and less established companies that are heavily dependent on new technologies, where success is less certain.

•	We may acquire companies that are heavily dependent on patents, trademarks and other intellectual property.

•	We may acquire portfolio companies involved in the technology industry, which is subject to risks of technological disruption and rapidly changing market conditions.

•	We may acquire portfolio companies in the technology sector, which may expose us to increased competitive risks and downward pressure on pricing.

•	We may acquire portfolio companies involved in the media industry, which is subject to risks of adverse government regulation.

•	We may acquire “middle market” portfolio companies, which involves certain risks that are not encountered in large-sized acquisitions.

•

We may acquire portfolio companies that are based outside of the United States, which may expose us to additional risks not typically associated with acquiring companies that are based in the United States.

•	We may be impacted by changes in trade policies.

•

Fluctuations in currency values could adversely affect the U.S. dollar value of portfolio companies, interest, dividends and other revenue streams received by us, gains and losses realized on the sale of portfolio companies and the amount of distributions, if any, to be made by us.

•

We may make a limited number of acquisitions, or acquisitions that are concentrated in certain portfolio companies or geographic regions, which could negatively affect our performance to the extent those concentrated holdings perform poorly.

•	We may acquire portfolio companies based in Asia, which may be dependent upon international trade.

•	Risk management activities may adversely affect our return.

•	We or our portfolio companies may need to incur financial leverage to be able to achieve our or their business objectives, resulting in additional risks.

Risks Related to Our Structure

•	We will depend on the Manager and KKR to achieve our business objectives.

•	In the event that the Company’s Management Agreement is terminated, the Company will be required to repurchase any KKR Shares.

•	Our ability to achieve our business objective depends on the ability of the Manager to identify, acquire and support our portfolio companies.

•

We will rely on the ability of the management teams of our portfolio companies to implement any agreed-upon business plans but cannot assure they will be able to do so in accordance with the Company’s expectations.

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•

There are various conflicts of interest in our relationship with KKR, including with our Manager and in the allocation of management resources to KKR Vehicles (as defined herein) and us, which could result in decisions that are not in the best interests of our shareholders.

•	We would not be able to operate our business according to our business plan if we are required to register as an investment company under the Investment Company Act.

•	If we are required to register as an investment company under the Investment Company Act, we would likely be treated as a publicly traded partnership that is subject to corporate income taxes.

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Our LLC Agreement (as defined below) will contain provisions that reduce or eliminate duties (including fiduciary duties) of our Board and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for shareholders to successfully challenge a resolution of a conflict of interest in accordance with the LLC Agreement.

•

Our LLC Agreement will include a jury trial waiver that could limit the ability of shareholders of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LLC Agreement, or the business or affairs of the Company.

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Our LLC Agreement will designate the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware and any appellate court thereof, as applicable, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

•

KKR, the Manager, their respective affiliates, our directors, officers and certain service providers will be entitled to exculpation and indemnification resulting in limited right of action for shareholders.

•

We will have certain reporting obligations not applicable to private companies. We will need to make significant capital expenditures to be in compliance with certain regulations not applicable to private companies. Failure to comply with such regulations may have an adverse effect on our business.

•

We could be subject to review and approval by the Committee on Foreign Investment in the United States (“CFIUS”) or other regulatory agencies resulting in limitations or restrictions on our acquisitions and joint ventures.

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We could become subject to the fiduciary responsibility and prohibited transaction provisions of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or the prohibited transaction provisions of Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and we could be subject to potential controlled group liability.

•	Failure to comply with Data Protection and Privacy Laws could lead to significant fines, sanctions and penalties.

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Cybersecurity risks could result in the loss of data, interruptions in our business and damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.

Risks Related to an Investment in Our Shares

•	There is no market for the Shares and shareholders will bear the risks of owning Shares for an extended period of time due to limited repurchases.

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We may amend the LLC Agreement without shareholder approval and shareholders will not be entitled to vote for the election of directors or have any right to influence or control the Company’s operations.

•	We do not expect to make distributions on a regular basis.

•	Valuations of our portfolio companies are estimates of fair value and may not necessarily correspond to realizable value.

•	Monthly NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

•	We are a new company and have a limited operating history.

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Due to the nature of our holdings in portfolio companies, shareholders will have limited liquidity and may not receive a full return of their invested capital if they elect to have their Shares repurchased by the Company.

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There is no public trading market for Shares of the Company; therefore, a shareholder’s ability to dispose of its shares will likely be limited to repurchase by us. If a shareholder sells its Shares to us, the shareholder may receive less than the price it paid.

•	A shareholder’s ability to have its Shares repurchased by us is limited.

•	Economic events that may cause our shareholders to request that we repurchase their shares may materially and adversely affect our cash flows, our results of operations and financial condition.

•	The Company may require a shareholder to have its Shares repurchased at any time in its sole discretion.

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Holders of Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares may have their shares automatically converted to Class S Shares, Class D Shares, Class U Shares or Class I Shares, respectively.

•	Payment of the Management Fee or Performance Participation Allocation in Shares will dilute a shareholder’s interest in the Company.

•	Shareholders holding Shares through accounts regulated by ERISA, such as individual retirement accounts (“IRAs”) and 401(k) plans, may be subject to additional regulatory and tax risks.

Risks Related to Our Liquidity Portfolio

•	We may hold corporate bonds.

•	We may invest in loans.

•	We may invest in convertible securities.

•	We may be subject to the risk of commercial mortgage backed securities (“CMBS”).

•	We may be subject to residential mortgage-backed securities (“RMBS”) risk.

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Our holdings of pass-through certificates, securitization vehicles or other special purpose entities (collectively, “asset-backed securities”) may involve risks that differ from or are greater than risks associated with other types of instruments.

•	Collateralized bond obligations, collateralized loan obligations and other collateralized debt obligations are subject to additional risk.

Risks Related to Taxation

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The Company’s ability to make distributions depends on it receiving sufficient cash distributions from its underlying Operating Subsidiary, and we cannot assure our shareholders that our Company will be able to make cash distributions to them in amounts that are sufficient to fund their tax liabilities.

•	If the Company or the Operating Subsidiary were to be treated as a corporation for U.S. federal income tax purposes, the value of our Shares might be adversely affected.

ITEM 1.	BUSINESS

General Development of Business

We are a holding company that seeks to acquire, own and control portfolio companies with the objective of generating attractive risk-adjusted returns and achieving medium-to-long-term capital appreciation through Joint Ventures (defined below). We have been established by KKR as the flagship conglomerate to own and control Joint Ventures that, directly or indirectly, own majority stakes in portfolio companies, and to a lesser extent, Joint Ventures that own influential yet non-majority stakes in portfolio companies. Our Joint Ventures will focus on acquiring geographically diversified portfolio companies that operate principally in business lines that are crucial to the global economy: Business & Financial Services; Consumer & Retail; Healthcare; Impact; Industrials; and Technology, Media & Telecommunications.

We are sponsored by KKR and expect to benefit from its industry leading institutional private equity sourcing and portfolio management platform pursuant to a management agreement with the Manager (the “Management Agreement”). We have appointed the Manager to assist us with certain management, administrative and advisory services related to identifying, acquiring, owning and controlling portfolio companies through Joint Ventures. KKR’s business activities, including those of the Manager, represent past activities of entities that are neither a parent nor subsidiary of the Company.

We anticipate owning and controlling portfolio companies through Joint Ventures in the geographies where KKR is active, including North America, Europe and Asia Pacific. Over time, we expect to acquire portfolio companies that generate attractive risk-adjusted returns, using proceeds raised from the continuous offering of our securities, distributions from portfolio companies, and opportunistically recycling capital generated from dispositions of portfolio companies.

A key part of our strategy is to form joint ventures (“Joint Ventures”) by pooling capital with KKR Vehicles that target acquisitions of portfolio companies that are compatible with our business strategy. We expect that we will own nearly all of our portfolio companies through Joint Ventures alongside one or more KKR Vehicles and that the Joint Ventures will be managed in a way that reflects the commonality of interests between the KKR Vehicles and the Company. The Company and the KKR Vehicles in a Joint Venture will both have a shared interest in maximizing value of the Joint Venture, and we believe that a joint acquisition and management strategy that pools the resources of the KKR Vehicles and the Company will lead to greater opportunities to gain sufficient influence or control over portfolio companies to deploy an operations-oriented management approach to value creation with the objective of achieving capital appreciation for all interest holders in the Joint Venture. We plan to own all or substantially all of our Joint Venture interests and other interests in portfolio companies directly or indirectly through our wholly-owned operating subsidiary, K-PEC Holdings LLC (the “Operating Subsidiary”). In turn, we expect our Operating Subsidiary to hold our interests in portfolio companies and Joint Ventures through one or more corporations, limited liability companies or limited partnerships. For a detailed description of the types of portfolio companies we intend to acquire, see “—Acquisition Strategies” below. We expect that most of our Joint Ventures will own a majority of, and/or have primary control over, the underlying portfolio company. The Company and the applicable KKR Vehicle will hold the interests in each portfolio company as co-general partners of the relevant Joint Venture, but the relative economic interests in such Joint Venture will vary from acquisition to acquisition.

We have a board of directors (the “Board”) whose corporate governance responsibilities are based on fiduciary duties applicable to Delaware limited liability companies, as will be modified by our amended and restated limited liability company agreement (the “LLC Agreement”). The Board consists of six directors, half of whom are independent. The Board oversees the management of the Company and the performance of the Manager. See “Item 5. Directors and Executive Officers.” Actual or potential conflicts of interest will arise from time to time between the Company, KKR and the KKR Vehicles. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest” and “Item 11. Description of Registrant’s Securities to be Registered—Summary of the LLC Agreement.” Our independent directors are expected to approve protocols for handling actual and potential conflicts of interest and may be called upon from time to time to approve specific conflicts on behalf of our audit committee (the “Audit Committee”).

Our executive committee (the “Executive Committee,” as described below under “—Our Executive Committee”) is ultimately responsible for making significant capital allocation decisions proposed by the Manager and the appointment of one or more Company officers to the governing bodies of Joint Ventures. Our Executive Committee and Company management team will be composed of Company employees as well as employees of KKR who will be assigned or seconded to the Company. We will pay for all expenses related to the services performed for the Company by such persons, including the compensation of our seconded officers, employees and other personnel. For Company employees, we expect they will spend substantially all of their time managing the Company and/or overseeing, managing and supporting Joint Ventures and portfolio companies. To the extent Company employees spend time supporting KKR Vehicles, then those KKR Vehicles will reimburse us for all expenses related to the services performed for such other vehicles by our employees, including compensation expenses.

There is no guarantee that we will achieve our business objectives. See “Item 1A. Risk Factors” and “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest” of this Registration Statement for additional details on the risks associated with a purchase of our Shares.

We expect to conduct a continuous private offering of our Shares to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D and Regulation S.

The Company

We were formed as a Delaware limited liability company on December 6, 2022. We have a limited operating history and were formed as the flagship conglomerate to own and control Joint Ventures that hold a portfolio of global companies and businesses. Our principal office is located at 30 Hudson Yards, New York, New York 10001 and our telephone number is (212) 750-8300. We have not yet commenced commercial activities and as a result, we currently (i) do not hold interests in any Joint Ventures or portfolio companies, (ii) do not have any employees and (iii) have not generated any revenues, as of the date of this Registration Statement. In connection with an initial capital contribution to the Company, KKR is the sole holder of the Company’s Class G Shares. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for additional information. As a result, KKR holds, directly and indirectly, all of the voting power of the Company and is able to control the appointment and removal of all members of the Board, including the Company’s independent directors, and, accordingly, exercises substantial influence over the Company and its portfolio companies. For the remainder of this fiscal year, we plan to acquire interests in Joint Ventures using proceeds of the Private Offering (as defined below) and/or contributions of such interests by KKR affiliates in exchange for Class E Shares. See “Item 1A. Risk Factors—Risks Related to Our Business—Conflicts between KKR or its affiliates and the Company regarding syndication of portfolio companies and warehousing may not be resolved in favor of the Company.” In identifying potential acquisition targets, the Company expects to rely on the Manager’s sourcing capabilities, which in turn will leverage KKR’s entire global platform to target opportunities behind identified themes where KKR has significant conviction and expertise with more than four decades of private equity acquisitions. The formation of KKR’s themes starts with concrete experience and is reinforced through accumulated domain knowledge and credentials in certain sectors and sub-sectors. As KKR originates new deal opportunities, KKR leans into opportunities where it has established expertise and can hope to achieve “repeat successes,” which are deals that are sometimes the product of expertise gleaned from prior investments. See “—Due Diligence.” We seek to form Joint Ventures with all current and future KKR Vehicles across KKR’s private equity strategies, which include traditional private equity (i.e., buy-and-build, M&A, public-to-private and corporate carveout/non-core divestitures), middle market, core equity, growth equity and global impact. In making acquisition recommendations to the Company, the Manager will also consider the resources made available to it across KKR’s extensive resource platform that supports the daily activities of KKR’s private equity business. This platform has a broad spectrum of capabilities spanning operational, financial-, macro- and stakeholder-related areas. The Manager will also seek insights for potential acquisition opportunities from KKR’s deep pool of investment professionals in groups like KKR Infrastructure and KKR Real Estate. See “—Acquisition Strategies.”

The Company’s acquisitions will also depend on how the KKR Group (defined below) allocates its opportunities between itself, the Company, and other KKR Vehicles. This approach is designed to help ensure allocations of opportunities are made over time on a fair and equitable basis. In determining allocations of opportunities, the KKR Group will take into account such factors as it deems appropriate, which could include, for example and without limitation: business strategies and focus; target investment size and target returns, available capital, the timing of capital inflows and outflows and anticipated capital commitments and subscriptions; timing of closing and speed of execution; liquidity profile, including during a ramp-up or wind-down period; applicable concentration limits and other investment restrictions and client instructions (including, without limitation, the need to resize positions to avoid breaches of applicable investment restrictions); mandatory minimum investment rights and other contractual obligations applicable to participating funds (as discussed further below), vehicles and accounts and/or to their investors; portfolio diversification; applicable investment periods and proximity to the end of the term of the relevant funds, vehicles and accounts; the management of actual or potential conflicts of interest; limitations on participants imposed by a portfolio company or other counterparty involved in making an opportunity available; whether an opportunity requires specific advisory committee or other consents on behalf of relevant funds, vehicles and accounts; lender covenants; tax efficiencies and potential adverse tax consequences; regulatory restrictions applicable to participating funds, vehicles and accounts and shareholders that could limit the Company’s ability to participate in a proposed investment; policies and restrictions (including internal policies and procedures) applicable to participating funds, vehicles and accounts; the avoidance of odd-lots or cases where a pro rata or other defined allocation methodology would result in a de minimis allocation to one or more participating funds, vehicles and accounts; the potential dilutive effect of a new position; the overall risk profile of a portfolio; the potential return available from a debt investment as compared to an equity investment; the potential effect of the Company’s performance (positive and negative); and any other considerations deemed relevant by the KKR Group. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—No Assurance of Ability to Participate in Acquisition Opportunities; Relationship with KKR, its Affiliates and KKR Vehicles; Allocation of Acquisition Opportunities.”

The Company expects to rely on the Manager’s portfolio monitoring process in owning and controlling portfolio companies. The Manager’s deal team will develop a 100-Day Plan, which is a strategy and detailed plan for the relevant portfolio company. This plan, which delineates the operational issues to be addressed immediately after the acquisition, is presented to the relevant Private Equity Portfolio Management Committee (“PMC”). After the first 100 days, the Manager’s deal team will return to the relevant PMC to present its progress against the plan and to outline its next set of goals. See “—Portfolio Monitoring.”

In connection with its plan of operation, the Company has entered into an Expense Limitation and Reimbursement Agreement with the Manager pursuant to which, through and including June 30, 2024, the Manager has agreed to forgo an amount of its monthly Management Fee (defined below) and/or pay, absorb or reimburse certain expenses of the Company, to the extent necessary so that, for any fiscal year, the Company’s annualized “Specified Expenses” (defined below) do not exceed 0.60% of the Company’s net assets as of the end of each calendar month. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Expense Limitation and Reimbursement Agreement.” Accordingly, the Manager currently bears the expenses related to the Company’s operations and as the Company’s net asset value (“NAV”) grows, the manager intends to seek reimbursement pursuant to the Expense Limitation and Reimbursement Agreement.

Our business objective is to generate attractive risk-adjusted returns and achieve medium-to-long-term capital appreciation through Joint Ventures diversified by sector, industry and geography, by owning and controlling Joint Ventures through which we will hold a global portfolio of companies.

We expect that over the long term, Joint Ventures and portfolio companies will make up approximately 80% of our assets. Additionally, we expect that up to 20% of our assets will consist of cash and cash equivalents, U.S. Treasury securities, U.S. government agency securities, municipal securities, other sovereign debt, investment grade credit and other investments including high yield credit, asset backed securities, mortgage backed securities, collateralized loan obligations, leveraged loans and/or debt of companies or assets (which may include securities or loans of KKR portfolio companies) (collectively, the “Liquidity Portfolio”) in each case in order to provide us with income, to facilitate capital deployment and provide a potential source of liquidity. These types of liquid assets may exceed 20% of our assets at any given time due to the initial ramp-up period, distributions from, or dispositions of, portfolio companies or for other reasons as our Manager determines. Moreover, we will not acquire any cryptocurrency, and (a) no more than 5% of our assets will consist of interests in “blind pools” and (b) no more than 10% of our assets will consist of publicly traded equity securities (not including any portfolio company that becomes publicly traded during the term of our ownership).

We intend to operate our business in a manner so that we are not an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In particular, the Company intends to operate its business in a manner such that neither of the two relevant definitions of “investment company” under the Investment Company Act are applicable to it. With respect to Section 3(a)(1)(C) of the Investment Company Act, the Company is not an investment company because less than 40% of the value of the Company’s assets, exclusive of cash items and U.S. Government securities, will consist of “investment securities,” as that term is defined under the Investment Company Act. The Company’s most valuable asset will be its interests in its wholly owned subsidiary, the Operating Subsidiary. The Operating Subsidiary is not an investment company because its assets will almost exclusively consist of general partner or co-general partner interests in the Company’s Joint Ventures and such general partner interests are not “investment securities.” Because the Operating Subsidiary is not and will not become an investment company, the Company’s interests in the Operating Subsidiary are also not “investment securities.” In addition to its interests in the Operating Subsidiary, the Company expects to maintain up to 20% of its total assets in the Liquidity Portfolio in order to provide us with income, to facilitate capital deployment and provide a potential source of liquidity. Other than cash items or U.S. government securities, the investments that will constitute the Liquidity Portfolio may be considered investment securities held by the Company. The Company intends to conduct its business such that these investment securities will not exceed 40% of the total value of the Company’s assets, exclusive of cash items and U.S. government securities. Accordingly, the Company will conduct its operations such that it will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act. With respect to Section 3(a)(1)(A) of the Investment Company Act, the Company is not an investment company because it does not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the Company holds itself out as a business conglomerate and through its Joint Ventures, the Company is primarily engaged in the businesses of its Joint Ventures, namely, the business of owning and controlling portfolio companies. In addition, as part of the Manager’s extensive deal sourcing and due diligence process, the Manager intends to undertake a comprehensive analysis, in consultation with counsel, to determine whether acquiring a particular portfolio company could cause the Company to become an investment company under the Investment Company Act. The Manager may forgo investment opportunities that it believes would contribute to the Company becoming an investment company under the Investment Company Act. See “Item 1A. Risk Factors—Risks Related to Our Structure—We would not be able to operate our business according to our business plan if we are required to register as an investment company under the Investment Company Act.”

The Manager

We are managed by the Manager, a wholly owned subsidiary of KKR and an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager will manage the Company pursuant to the terms of the Management Agreement and support the Company in managing its portfolio companies with the objective of generating attractive risk-adjusted returns and achieving medium-to-long-term capital appreciation through Joint Ventures diversified by sector, industry and geography for shareholders.

Since 1976, KKR has established a process to successfully navigate the private and public markets and grow capital over a diverse set of market cycles. The Manager will apply KKR’s “all-weather” philosophy to the Company’s differentiated acquisition strategy, seeking to leverage KKR’s entire global platform, with the ultimate goal of building a balanced portfolio of companies with the potential to perform well throughout economic cycles. KKR’s business activities, including those of the Manager, represent past activities of entities that are neither a parent nor subsidiary of the Company. KKR’s successes do not guarantee similar outcomes for the Company, and as of the date of this Registration Statement, the Company has not yet commenced operations. KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, infrastructure, energy, real estate and credit. As of March 31, 2023, KKR had aggregate assets under management of over $510 billion.

The KKR private equity team has significant experience executing private equity and private equity-related transactions. KKR’s tenure and experience in private equity, as well as its deep relationships within individual regional markets, have enabled KKR to develop an extensive network of contacts and relationships that we view as a central component of KKR’s competitive advantage. As of March 31, 2023, KKR private equity had aggregate assets under management of approximately $165.8 billion.

Pursuant to the Management Agreement, the Manager will be entitled to receive a management fee (the “Management Fee”) and expense reimbursements. So long as the Management Agreement has not been terminated, KKR will also receive a performance participation allocation (the “Performance Participation Allocation”). See “Item 1. Business—Compensation of the Manager—Management Fee” and “Item 1. Business—Performance Participation Allocation” for additional information.

The Manager will delegate the portfolio management function for the Liquidity Portfolio to KKR Credit Advisors (US) LLC and KKR Credit Advisors (Ireland) Unlimited Company (the “Liquidity Managers”), each of which are affiliates of the Manager. The Executive Committee will have the ability to determine the portion of our assets that will be managed by each Liquidity Manager, but will not have investment-level discretion for the portion managed by each Liquidity Manager.

In consideration for its services, each Liquidity Manager will be entitled to receive a fee payable by the Manager (out of its Management Fee) in an amount to be agreed between the Manager and each Liquidity Manager from time to time.

Acquisition Strategies

We seek to generate attractive risk-adjusted returns and achieve medium-to-long-term capital appreciation through Joint Ventures diversified by sector, industry and geography. Our business strategy is to buy good companies we can make great. We plan to enter in these types of Joint Ventures with a long term, hands-on operational perspective in mind. We seek to acquire businesses and form Joint Ventures across the spectrum in terms of size and stage of maturity and around the world through a thematic approach. These themes come from KKR’s industry teams and macro team—creating a top down and bottom up approach.

Through this approach, we provide investors access to KKR’s industry leading institutional private equity platform. We seek to form Joint Ventures with all current and future KKR Vehicles across its private equity strategies:

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Traditional Private Equity: KKR, established in 1976, pioneered the traditional private equity industry and has remained one of the world’s largest and most successful investment firms through the past four decades of economic cycles. KKR’s traditional private equity strategy seeks to acquire controlling stakes or positions of influence in high-quality companies with attractive growth prospects, overlaying KKR’s regional coverage model with teams of sector specialists. Investing globally, KKR focuses on opportunities where KKR believes the value of the business can be enhanced through its active involvement. KKR seeks to add value to those companies by helping them grow their top line and expand EBITDA margins through increased operational efficiency. The majority of traditional private equity deals correspond to one of these types:

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Buy-and-Build: Buy a company with established businesses or capabilities. It then buys additional companies that managers believe can enhance the value of the first company, whether by expanding the scope of its operations, enhancing the product or service lineup, adding new expertise or other capabilities, or realizing synergies. KKR also often calls on these platform strategies to seek consolidation within a sector along a specific theme.

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Transformative Mergers & Acquisitions (“M&A”): Acquisitions that fundamentally change the nature of the acquirer’s business model or operations. A manager may buy a company with an eye toward a transformative transaction down the road, or an opportunity for transformational M&A may arise for an existing portfolio company.

•	Public-to-Private: Buying a public company and taking it private, meaning that its shares no longer trade on a public exchange.

•	Corporate Carveouts/Non-Core Divestitures: Buying a single business unit from a larger company and operating it as a standalone business.

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Middle Market: KKR’s middle market strategy seeks to marry KKR’s well-honed private equity investment process with a dedicated team to pursue established companies that are smaller than those targeted by KKR’s traditional private equity funds and exhibit strong potential for growth and operational improvement.

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Core Equity: KKR’s core equity strategy seeks to invest in mature, industry-leading companies with a lower volatility profile, longer duration, and lower risk profile than those targeted by KKR’s traditional private equity funds. The core equity strategy focuses on opportunities with attractive risk-adjusted returns and significant expected net asset value appreciation and compounding over a long-term horizon.

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Growth Equity: KKR’s growth equity strategies seek to leverage KKR’s expertise to offer capital and strategic solutions to growing companies in the Technology, Media, and Telecom and Health Care sectors. These strategies seek to capitalize on attractive opportunities to invest in companies seeking equity checks which are too small to meet the investment strategies of KKR’s traditional private equity funds and primarily minority stakes in companies which feature commercial or operational risk rather than technological or scientific risk. KKR believes that digital transformation is creating significant tech growth opportunities and challenges across all industries and geographies. Moreover, KKR believes that the health sector is underpinned by strong fundamentals over time and through multiple cycles with continued rewards for medical innovation for new products, services, and care delivery models.

Our growth equity strategy will represent a limited proportion of our acquisitions. For these types of deals, we will seek opportunities primarily in the U.S. and Europe (including Israel), and will have a flexible approach to transaction, ownership and corporate structures across companies in both the private and public markets.

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Global Impact (“Global Impact”): KKR’s global impact strategy seeks to acquire small- to medium-sized businesses across the Americas, Europe and Asia that contribute toward one or more of the United Nations Sustainable Development Goals. By leading with this commercial focus, KKR aims to generate private equity returns, while driving positive impact to the United Nations Sustainable Development Goals within four solutions-oriented themes: Climate Action, Lifelong Learning, Sustainable Living and Inclusive Growth. This strategy pursues traditional private-equity approaches for accessing the opportunity set including: change of control acquisitions, minority partnerships with influence, industry build-ups and growth equity.

KKR has an extensive resource platform that supports the daily activities of KKR’s private equity business. This platform has a broad spectrum of capabilities spanning operational, financial-, macro- and stakeholder-related areas. These capabilities are outlined below.

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KKR Capstone (“KKR Capstone”): The KKR private equity team works closely with KKR Capstone, an affiliate of the Manager, and includes a team of global operational professionals that has been an integral part of portfolio operations at KKR since the early 2000s. KKR Capstone partners with the KKR private equity team and management teams of portfolio companies to help define strategic priorities for and drive operational improvement in portfolio companies. The Capstone team is comprised of experienced professionals with extensive general management and functional expertise, whose typical background is that of former general managers, operating executives and management consultants. References to “Capstone Executives,” operating executives, operating experts, or operating consultants are to such employees of KKR Capstone.

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KKR Capital Markets LLC (“KCM”): In 2006, KKR began to build its KCM team. KCM, which is an affiliate of the Manager, was developed to provide KKR with a capital markets-oriented perspective on its deal financings and portfolio company capital structure management, as well as to give KKR the ability to draw on creative and differentiated capital sources. The global KCM team adds value by providing insight and direct access to financing sources that help KKR improve the capital structures of portfolio companies. The KCM team facilitates and adds expertise around investment structuring, financing and capital markets-related issues across the capital structure.

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KKR Credit: Over the last 15 years, KKR has built out a base of investment professionals beyond its traditional private equity teams. In 2004, KKR formed KKR Credit (“KKR Credit”), which is divided between Leveraged Credit and Private Credit. KKR Credit will be involved in managing the KKR Vehicles.

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Public Policy & Affairs: In 2008, KKR developed a dedicated public affairs team (“Global Public Affairs”) that made it possible to expand KKR’s engagement with stakeholders. The team has extensive expertise in public policy, media, government and regulatory affairs, as well as experience working with community groups, labor unions, industry and trade associations, and non-governmental organizations (“NGOs”). As such, it is a dedicated resource designed to enable KKR to better evaluate regulatory trends that impact the development of investment theses of portfolio companies and assist management teams of portfolio companies in engaging on ESG issues, both from a risk and increasingly from an opportunity perspective. This team further helps KKR to more effectively manage communications with its investors and relationships with all of the stakeholders in portfolio companies.

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Global Macro and Asset Allocation: In 2011, KKR established a dedicated Global Macro and Asset Allocation (“GMAA”) team. The GMAA team works very closely with the different regional and sector teams, helping to provide a top-down perspective on countries, industries and individual companies, which KKR believes provides significant advantages to its investment processes.

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KKR Global Institute: Established in 2013, the KKR Global Institute provides analysis and insights about geopolitical, technological, demographic and macroeconomic developments and long-term trends. Drawing on the GMAA team and the Global Public Affairs team, the KKR Global Institute is actively involved in KKR’s investment processes by serving as a resource for KKR’s deal teams, clients and investment partners and portfolio companies.

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KKR Technology & Innovation Team: Recognizing the disruptive challenges and opportunities related to technology, KKR’s leadership formed a small and agile team of technology operators. The team supports KKR’s deal teams in the evaluation of opportunities from a technology perspective as well as supporting KKR’s portfolio companies with technology choices and technological transformations.

•	Senior Advisors, Executive Advisors & Industry Advisors: KKR has a large roster of Senior Advisors (“Senior Advisors”), Executive Advisors (“Executive Advisors”) and Industry Advisors

(“Industry Advisors”) around the world who have held leading executive roles in major global corporations. KKR’s Senior, Executive and Industry Advisors provide it with additional operational and strategic insights, serve on the boards of KKR portfolio companies, help KKR evaluate individual opportunities and assist KKR portfolio companies with operational matters. KKR also has a roster of KKR advisors (“KKR Advisors”) who are former employees of KKR and are engaged as consultants for KKR.

In addition to the resources described above, KKR’s private equity business also draws on the support of a deep pool of investment professionals across KKR, such as:

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KKR Infrastructure: Since establishing a dedicated infrastructure business in 2008, KKR has been an active infrastructure investor globally. KKR Infrastructure pursues global infrastructure opportunities with an emphasis on investments in existing assets and businesses located in OECD countries. KKR Infrastructure focuses on investments in critical infrastructure assets with low volatility and strong downside protection, where KKR believes it can leverage its firm-wide platform to tackle complexity in sourcing, structuring, operations, and execution and deliver attractive returns with a low risk profile. The KKR infrastructure team sits adjacent to the private equity business, and the two mutually benefit each other in sourcing, information sharing, operating expertise and structuring expertise, in particular, across common areas of interest such as the water and renewable energy sectors.

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KKR Real Estate: Since 2012, KKR has expanded to include a dedicated real estate investment platform. KKR Real Estate is a global solutions provider across the capital structure in the real estate industry, and focuses on opportunities including property-level equity, debt and special situations transactions and businesses with significant real estate holdings that can benefit from KKR’s operational expertise. The real estate team sits adjacent to the private equity business, and the two mutually benefit each other in much the same manner as with the KKR infrastructure team.

Organizational Chart of KKR Private Equity Conglomerate LLC

(1)

As of the date of this Registration Statement, KKR, through its ownership of all of the Company’s outstanding Class G Shares, holds, directly and indirectly, all of the voting power of the Company. See “Item 1A. Risk Factors—Risks Related to Our Structure—We will depend on the Manager and KKR to achieve our business objectives.”

(2)	Represents the registrant entity.

(3)

We plan to own all or substantially all of our Joint Venture interests and other interests in portfolio companies directly or indirectly through our wholly-owned operating subsidiary, K-PEC Holdings LLC. See “—Business—General Development of Business.”

Key Trends in Private Equity

KKR’s decades of focus in its key industry verticals has helped it to recognize patterns in how to drive outcomes in each sector in which it operates. Through this experience, KKR has developed industry-specific playbooks for capturing upside, mitigating downside and driving step-changes in performance within its portfolio companies. KKR takes a consistent approach, creating a feedback loop that helps KKR to understand the outcomes it experiences and to continually fine-tune its processes. The private equity team also works closely with the GMAA team for a global macro, top-down perspective on countries, individual industries and companies. This helps to consolidate the in-house macro view and facilitates improved investment decision-making as its input flows into the diligence work of the private equity teams as well as into Investment Committee discussions.

In terms of the market today, inflation is impacting global consumers, an increase in rates has contributed to a slowing global economy and equity and bond indices have been volatile.

This market environment has undoubtedly affected the private equity market and private equity controlling-stake M&A deal volume has come down given difficulty in securing financing for leveraged buyouts. However, with asset prices more dislocated and capital quite scarce, we anticipate continued challenges in the public markets to present a unique opportunity for private equity investors who have dry powder to deploy. With this market backdrop, there are a number of global megatrends across sectors that we are monitoring closely, including, but not limited to:

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Secular and cyclical forces are reshaping the financial landscape across the globe, creating opportunities to invest behind platforms that are well positioned to capitalize on these changes. There is disintermediation of the value chain with value shifting towards distribution. Leaders are consolidating shares with technology and talent accelerating the trend. Financial technology firms are scaling up rapidly in e-payment, e-lending and online asset management platforms in emerging Asia. Regulatory pressure is shifting focus to less regulated providers.

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The current health care environment is characterized by secular growth and dynamic change, the combination of which creates attractive opportunities. The health care sector continues to be recession resilient, with key tailwinds including aging demographics and medical innovation. Sub-sectors/companies that can navigate and/or are less exposed to reimbursement complexity and regulatory scrutiny provide opportunities.

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Within industrials, a late-cycle economy is presenting opportunities to invest through dislocation and we expect to favor businesses where we can leverage our operational toolkit. Opportunity exists to acquire businesses with strong competitive positioning and attractive financial characteristics in fundamentally attractive sectors. These companies can be further improved through supply chain optimization, innovation, commercial effectiveness and/or M&A.

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Ongoing labor scarcity is pressuring the need for increased employee engagement and accelerating the trend towards automation/digitalization. With labor costs rising amidst sluggish demographics, a dearth of trained workers for key sectors, a lower participation rate and less immigration, we think that corporations will focus increasingly on technology-driven productivity gains. The pace of disruption will only accelerate, particularly as it relates to technological change across multiple industries faced with increasing labor costs.

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Consumer landscape, facing disruption from changing consumer preferences, shopping habits, and e-commerce penetration is creating opportunities to acquire distinct brands and defensible business models. This quality-driven consumption is leading to growing demand for safe, healthy and high-quality food products with a focus on growing consumer demand for quality, sustainability, health and lifestyle. In terms of sub-sectors, a broad emphasis exists on consumer products, services, internet/eCommerce, hospitality/leisure, and thematic opportunities across health and wellness, digital acceleration, experiential and engaging concepts, value and premium brands.

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Demand for high-quality content and unique consumer experiences continues to rise on a global basis. The convergence of media and technology is creating opportunities across the gaming, entertainment, media and sports sectors. Category leaders with secular tailwinds that provide consolidated platforms are well positioned for this trend, with potential to bring together content, community and commerce in one disruptive scalable platform. In addition, the increasing pace of disruption is creating opportunities to support software companies that are navigating both the shift to subscription and paradigm shift to cloud. An emphasis exists on global, growth-oriented and scaled investments that embrace complexity to re-invent mature businesses and accelerate into new business models.

•	Data-driven decision making has become an integral global business practice, fueling increasing demand for rich data sets, actionable insights and predictive use cases. Value is also shifting to integrated solution providers in the services and education sectors. Disruptors are being innovative around data or software and de novo platform launches are targeting thematic areas.

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Security of “everything.” The world has shifted from a period of benign globalization to one of great power competition. This shift means that countries, corporations, and even individuals will need to build out more redundancy across not only energy but also data, food, pharma, technology, water and transportation. These sectors and their supply chains will be subject to greater geopolitical oversight, in terms of both industrial policy intended to build national providers of these services and also scrutiny of foreign investment and resiliency of supply chains. Also, we believe almost all aspects of defense spending are poised to surge. All told, our “security of everything” concept represents hundreds of billions of dollars in potential operating and capital expenditures that may help to cushion the blow of the global economic slowdown we are experiencing.

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The Energy Transition. This theme is probably as massive as the internet opportunity was around the turn of the century. There will be both winners and losers as this mega-theme unfolds, though we believe the generosity of the recent Inflation Reduction Act should lead to more winners than losers in the United States. Interestingly, though, while the internet was a deflationary global force, the energy transition is an inflationary one. The energy transition will need to address energy security and affordability as well as sustainability, which will impact its direction and speed.

As KKR continues to navigate these trends and subsequent themes, KKR remains focused on opportunities with strong recurring revenue and earnings profiles, with pricing power and in fundamentally good businesses that it believes it can make great through its operational improvement capabilities. KKR is maintaining active dialogue with management teams at target public companies and exploring potential public-to-private buyout transactions as well as continuing to proactively diligence and watch private targets.

Our Board

The Board’s corporate governance responsibilities are based on fiduciary duties applicable to Delaware limited liability companies, as modified by our LLC Agreement. The Board consists of six directors, half of whom are independent. The Board oversees the management of the Company and the performance of the Manager. See “Item 5. Directors and Executive Officers.” Actual or potential conflicts of interest will arise from time to time between the Company and KKR and the KKR Vehicles. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest.” Our independent directors will approve protocols for handling actual and potential conflicts of interest and may be called upon from time to time to approve specific conflicts on behalf of our Audit Committee. See “Item 11. Description of Registrant’s Securities to be Registered—Summary of the LLC Agreement.”

Management Agreement

The description below of the Management Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Management Agreement which has been filed as an exhibit to this Registration Statement.

The Manager will provide management services to us pursuant to the Management Agreement. Under the terms of the Management Agreement, the Manager is responsible for the following:

•	originating and recommending opportunities to form Joint Ventures to acquire portfolio companies, consistent with the business objectives and strategy of the Company;

•	monitoring and evaluating our portfolio companies;

•	analyzing and investigating potential dispositions of portfolio companies, including identification of potential acquirers and evaluations of offers made by such potential acquirers;

•	structuring of Joint Ventures and acquisitions of portfolio companies;

•	identifying bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financial proposals;

•	supervising the preparation and review of all documents required in connection with the acquisition, disposition or financing of each portfolio company;

•	administrative services for which we will reimburse KKR;

•	monitoring the performance of portfolio companies and, where appropriate, providing advice regarding the management of Joint Ventures and portfolio companies;

•	arranging and coordinating the services of other professionals and consultants, including KKR personnel;

•	making recommendations to the Company’s Repurchase Committee (as defined below) with respect to the Company’s share repurchases; and

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providing us with such other services as the Board or the Executive Committee may, from time to time, appoint the Manager to be responsible for and perform, consistent with the terms of the Management Agreement.

The Manager’s services under the Management Agreement will not be exclusive, and the Manager will be free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Company shall be the ultimate responsibility of the Board acting pursuant to and in accordance with the LLC Agreement.

The term of the Management Agreement will continue indefinitely unless terminated as described below. The Management Agreement may be terminated upon the affirmative vote of all of our independent directors. We will need to provide the Manager 90 days’ written notice of any termination. Upon termination, the Manager will be paid a termination fee (the “Termination Fee”) equal to three times the sum of (i) the average annual Management Fee earned by the Manager and (ii) the average annual Performance Participation Allocation received by KKR during the 24-month period immediately preceding the most recently completed calendar quarter prior to the date of termination of the Management Agreement. We may terminate the Management Agreement for cause upon 30 days’ written notice and in such case, we would not be required to pay a Termination Fee.

The Manager may terminate the Management Agreement if we become required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a Termination Fee. The Manager may also terminate the Management Agreement by providing us with 180 days’ written notice, in which case we would not be required to pay a Termination Fee. In addition, if we default in the performance or observance of any material term, condition or covenant contained in the Management Agreement and the default continues for a period of 30 days after written notice to us requesting that the default be remedied within that period, the Manager may terminate the Management Agreement upon 60 days’ written notice, and we would be required to pay a Termination Fee.

In addition, if our Management Agreement is terminated, we expect that the Management Agreement will obligate us to forfeit our controlling interest in any Joint Venture, which would likely require us to register as an investment company under the Investment Company Act and adversely affect an investment in our Shares. The Management Agreement will require us to repurchase any KKR Shares if the Management Agreement is terminated, which could require us to liquidate portfolio companies at unfavorable times or prices, which may adversely affect an investment in our Shares. See “Item 1A. Risk Factors—Risks Related to Our Structure—In the event that the Company’s Management Agreement is terminated, the Company will be required to repurchase any KKR Shares.”

Compensation of the Manager

Management Fee

Pursuant to the Management Agreement, the Manager is entitled to receive a Management Fee from the Company.

The Management Fee is payable monthly in arrears in an amount equal to (i) 1.25% per annum of the month-end NAV attributable to Class S Shares, Class D Shares, Class U Shares and Class I Shares, (ii) 1.0% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares for a 60-month period following the acceptance of the initial subscription for Shares of the Company in our Private Offering (as defined below) by persons that are not affiliates of the Manager (the “Initial Offering”) (provided that such shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), and 1.25% per annum of the month-end NAV attributable to such shares thereafter, each before giving effect to any accruals for the Management Fee, the Distribution Fee (as defined below), the Servicing Fee (as defined below), the Performance Participation Allocation (as defined below), share repurchases for that month, any distributions and without taking into account any taxes (whether paid, payable, accrued or otherwise) of any intermediate entity through which the Company indirectly holds in a portfolio company, as determined in the good faith judgment of the Manager. This Registration Statement does not constitute an offer of securities of KKR Private Equity Conglomerate LLC or any other entity. We intend to conduct the Private Offering in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D and Regulation S. See “—Private Offering of Shares.”

In addition to the fees paid to the Manager, we will pay all other costs and expenses of our operations, including compensation of our employees and non-investment professional employees of the Manager or KKR, directors, custodial expenses, leveraging expenses, transfer agent expenses, legal fees, expenses of independent auditors, expenses of our periodic repurchases, expenses of preparing, printing and distributing offering documents, shareholder reports, notices, proxy statements and reports to governmental agencies and taxes, if any. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Company Expenses” and “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—Applicable Employees” below. The Management Fee will be offset by certain fees and expenses. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons, Promoters and Certain Control Persons—Management Fee Offset.”

Performance Participation Allocation

So long as the Management Agreement has not been terminated, KKR will be entitled to receive a Performance Participation Allocation equal to 15.0% of the Total Return attributable to Investor Shares, subject to a 5.0% Hurdle Amount and a High Water Mark, with a 100% Catch-Up (each term as defined in Item 2 below). The Performance Participation Allocation will be measured and paid on an annual basis and accrued monthly. For further information regarding the Performance Participation Allocation, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Performance Participation Allocation” below.

Our Administrator

We plan to enter into an administration agreement with an administrator (the “Administrator”) pursuant to which the Administrator will be responsible for generally performing administrative services of the Company. We anticipate that pursuant to the administration agreement, the Administrator will be entitled to receive a monthly fee based on the monthly value of the Company’s net assets, subject to a minimum annual fee, plus out-of-pocket expenses.

Acquisition Process Overview

The Company will engage the Manager to access the deal sourcing, diligence and portfolio monitoring capabilities of the KKR private equity team and the broader KKR platform.

KKR strives to maintain robust processes and accountability to improve investment decisions, allocate capital effectively, actively engage in key decisions impacting operational value creation, and rigorously monitor investments. KKR has instituted investment management practices that will govern how it sources transactions for us. These practices cover communication, investment methodologies from initial deal sourcing through long-term holding periods, including sophisticated deal tracking and accounting procedures and expansion and leveraging of internal and external resources.

KKR will be responsible for making acquisition recommendations to us. KKR’s private equity team professionals will be accountable to our Executive Committee through the life of our control and management of a portfolio company, including monitoring, building value and ongoing management.

Due Diligence Process

While the Company has not yet commenced operations, it expects to rely on the Manager’s due diligence process in identifying and considering potential acquisitions. Over more than four decades of private equity acquisitions, KKR’s Private Equity business has developed an “all-weather” philosophy, leveraging KKR’s entire global platform to target opportunities behind identified themes where KKR has significant conviction and expertise. The formation of KKR’s themes starts with concrete experience and is reinforced through accumulated domain knowledge and credentials in certain sectors and sub-sectors. As KKR originates new deal opportunities, KKR leans into opportunities where it has established expertise and can hope to achieve “repeat successes,” which are deals that are sometimes the product of expertise gleaned from prior investments. With respect to potential portfolio company acquisitions, the Company generally expects to rely on the methods and resources by which KKR identifies target companies as well as the determinations of the Manager on whether to acquire an interest in such companies.

KKR has focused on investing in fundamentally strong companies with defensible market positions seeking to drive returns through enhanced innovation, operational improvements, creative structuring and accretive M&A. KKR’s value orientation and ability to finance and execute complex investments have been central to its ability to acquire portfolio companies at purchase multiples below those prevailing in public markets.

Once KKR has identified a prospective opportunity that fits one of its high conviction themes and company profiles, KKR employs its rigorous due diligence process. As KKR starts to evaluate any new opportunity, it seeks to leverage the wide ranging skills and experiences of the deal team and supporting resources as far as possible, including the following:

•	Deep understanding of the regional and local markets;

•	In-depth knowledge of industry sectors;

•	Understanding of accounting, legal, and regulatory issues across multiple jurisdictions;

•	Management and operational expertise;

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Understanding of stakeholder perspectives and ability to engage with key stakeholders, including governments, non-governmental organizations, community groups, environmental advocates, unions, and regulatory bodies;

•	In depth understanding of ESG and sustainability perspectives related to the sector and the asset; and

•	Ability to direct effective resources to grow portfolio companies.

KKR canvasses its private equity opportunities at regular meetings, and its private equity team collaborates with colleagues in other divisions and geographies at KKR so that they can contribute their feedback. When developing an idea, each deal team first reviews the opportunity with the leaders of the relevant regional and sector teams based on the preliminary discussions and analyses established to that point. Through this process, each idea is reviewed and debated within the deal team based on its relative risk/reward characteristics. KKR then consults with local industry experts and leverages its regional and global industry knowledge to gain an understanding of the overall business dynamics and the potential portfolio company’s competitive positioning.

Each of the regional deal teams devotes additional resources once it determines the opportunity is likely to meet the strict criteria established by the respective KKR investment committee (each an “Investment Committee”). After sufficient discussions with the senior deal team regarding the investment thesis, and if the deal team is sufficiently convinced that a business is worth serious due diligence, the opportunity is presented to the respective KKR Investment Committee. The deal team then performs business due diligence with management or the entrepreneur to form a comprehensive understanding of the company’s competitive advantages and the opportunities and risks.

The oversight provided by respective KKR Investment Committee members is designed to ensure that due diligence on the potential acquisition is comprehensive and appropriately focused. The KKR Investment Committee process is iterative, with deal teams generally making formal presentations to the committee on multiple occasions. The idea behind this iterative process is to ensure that the risks and opportunities of the business are carefully evaluated. As described below, this process will generally incorporate the input of more than just the regional and sector teams and will leverage the expertise of other resources around KKR, including GMAA, Capstone, KCM, Global Public Affairs, ESG and KGI. In addition, KKR may institute “red teams” on each deal it diligences in testing downside scenarios. This was an enhancement KKR made to its acquisition process in 2009 following the experience of the global financial crisis.

Once the identified potential acquisition meets the respective KKR Investment Committee’s initial approval, KKR engages a dedicated transaction team consisting of legal counsel, financial and tax accountants and other advisors to assist with formal due diligence, structuring and negotiations. Together, KKR performs a thorough due diligence review to ensure the transaction structure and terms take into account all relevant data points specific to the opportunity, including key leverage points that can be utilized to negotiate favorable terms.

KKR seeks to closely integrate its GMAA team in the Investment Committee process. The GMAA team works very closely with the private equity team on helping to provide a global macro, top-down perspective on countries, individual industries and companies. This helps to consolidate the in-house macro view and facilitates improved decision-making as its input flows into the diligence work of the private equity teams as well as into Investment Committee discussions. The GMAA team helps to ensure that diversification and the correlation of portfolio companies within a vehicle are carefully considered.

Capstone Executives are often heavily involved in the early due diligence stage of a transaction, working hand-in-hand with the deal teams by helping to provide operational insights and underwriting value creation plans. Capstone Executives often provide an additional assessment of a particular market and its related competitive dynamics as well as the performance of the specific company that the private equity team is evaluating. They focus on competitive and operational issues that can have a meaningful, immediate impact on revenue and cash flow generation. KKR believes Capstone’s early involvement enables it to drive operational excellence and value creation from the first day of ownership and, on occasion, even prior to the completion of an acquisition. During the due diligence period, the private equity team, in coordination with Capstone and other resources at KKR as appropriate, crafts a strategy and detailed 100-Day Plan for a given portfolio company. This plan, which delineates the operational issues to be addressed immediately after the acquisition, is presented to the PMC. Thereafter, the private equity team is expected to update the PMC with monthly and quarterly financial reports and an annual analysis on the portfolio company’s ability to compound KKR’s investment at attractive rates of return.

In addition to Capstone’s contributions, KKR’s Senior and Industry Advisors often provide supplemental insights from the perspective of a C-level executive or portfolio company board member. Nearly all of the individuals invited by KKR to become Senior Advisors have extensive corporate management expertise, having served as CEO, CFO, chairman of the board, or in other comparable positions at a large, industry-leading company or government institution.

KKR’s Investment Committee will also spend time with KCM executives to understand the financing markets for a particular acquisition and the potential costs and execution risks relating to proposed capital structures for new acquisitions. This can include both debt and equity syndications.

KKR’s Global Public Affairs and ESG team assesses regulatory trends impacting a potential private equity acquisition and analyzes the acquisition’s impact on key stakeholders, including environmental, health, and safety issues, relationships with workers and unions, governance practices and other matters. Given the growing importance of ESG considerations, KKR also reviews these dimensions in depth when assessing a potential acquisition, both from a resilience and value creation perspective, and has developed a global Private Equity ESG policy, which was published in 2014. In 2020, KKR published its Responsible Investment Policy, which articulates KKR’s approach to integrating the consideration of ESG risks and value creation opportunities into investment processes across various asset classes globally. This policy supersedes any policies or commitments made public prior to its effective date. The policy applies to KKR’s private equity investments and establishes the various roles and responsibilities of KKR executives. Additionally, the policy details KKR’s goals for ESG-related performance, referring to existing responsible investment frameworks for guidance.

Our Executive Committee

Our Executive Committee will review acquisition recommendations made by the Manager to the Company, approve each Joint Venture formed by the Company and the related portfolio companies, manage the Company’s ownership and control of portfolio companies and monitor existing Joint Ventures and the related portfolio companies.

Our Executive Committee will meet on an as-needed basis. Its members consist of Christopher J. Harrington, Alisa A. Wood and Racim Allouani. In addition, each of Peter M. Stavros and Nathaniel H. Taylor serves as a special advisor to the Executive Committee.

For biographies of such individuals please see “Item 5. Directors and Executive Officers—Biographical Information.”

Portfolio Monitoring

While the Company has not yet commenced operations, it expects to rely on the Manager’s portfolio monitoring process in owning and controlling portfolio companies. The process by which KKR seeks to monitor and maximize value in portfolio companies has been developed over more than four decades. Across all of its private equity strategies, KKR is focused on instilling rigorous financial disciplines and accountability, creating innovative transaction structures, and attracting and partnering with superb technical talent.

The relevant PMC plays a significant role in a variety of portfolio management decisions, such as deploying resources where needed, making the difficult decisions when companies are underperforming and monitoring and advising on exit strategies.

As discussed above, in the due diligence phase, the deal team will develop a 100-Day Plan, which is a strategy and detailed plan for the relevant portfolio company. This plan, which delineates the operational issues to be addressed immediately after the acquisition, is presented to the relevant PMC. After the first 100 days, the deal team will return to the relevant PMC to present its progress against the plan and to outline its next set of goals. The deal team will update the relevant PMC with monthly and quarterly financial reports and an annual analysis of the ability of the relevant portfolio company to deliver an attractive rate of return.

The relevant PMCs meet several times per year. On occasion, a senior executive from a portfolio company, typically the chief executive officer, will also present at the relevant PMC meetings. The meetings are interactive and present a forum for discussing and managing operational issues within portfolio companies.

Allocation of Acquisition Opportunities

Although we may acquire portfolio companies that are not owned through Joint Ventures with other KKR Vehicles, we expect that nearly all of our portfolio companies will be owned and controlled through Joint Ventures with one or more KKR Vehicles. This overlap will from time to time create conflicts of interest, which the Manager and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion and in accordance with policies and procedures reasonably designed to mitigate such conflicts. The conflicts inherent in making such decisions will not always be resolved to the advantage of the Company.

The Company benefits from access to the KKR private equity platform and from the ability to form Joint Ventures with KKR Vehicles for the purpose of owning and controlling portfolio companies. The Company expects to make acquisitions alongside KKR Private Markets Equity Fund SICAV SA, a multi-compartment Luxembourg investment company with variable capital, and KKR Private Markets Equity Fund (Master) FCP, a Luxembourg mutual fund (together, “K-PRIME”), both of which have similar objectives and strategies as the Company but operate as distinct entities. The Company expects that it will have the opportunity on a pari passu basis to acquire portfolio companies through Joint Ventures with nearly all KKR Vehicles. Certain KKR Vehicles that are part of the KKR private equity platform have mandatory minimum investment thresholds that must be satisfied before any portion of an opportunity can be offered to other persons, including the Company. In those cases, the Company expects to participate in those opportunities through an exception to the relevant KKR Vehicle’s mandatory minimum investment threshold, which is typically capped at a certain percentage of the amount invested by the relevant KKR Vehicle. There is no guarantee that any KKR Vehicle will have an exception to its mandatory minimum investment threshold. As a result, the amount available to us on a pari passu basis in certain acquisition opportunities may be constrained and, if materially constrained, could result in the Company not participating in such opportunities at all. KKR Vehicles on the KKR private equity platform will be launched from time to time as business opportunities arise, and KKR will negotiate the terms of those KKR Vehicles with potential investors. The terms of such future KKR Vehicles will include mandatory investment minimums, exceptions to those minimums and the allocation of voting rights with respect to portfolio companies. With respect to the Company, KKR faces a conflict of interest when negotiating these terms because KKR generally expects to seek to maximize the potential size of any such future KKR Vehicle’s aggregate commitments. Accordingly, KKR may agree to high mandatory investment minimums or reduce the exceptions to such minimums in a way that is favorable to the investors in such future KKR Vehicle and limits or restricts the Company’s access to acquisition opportunities alongside such future KKR Vehicle. KKR may also agree to restrictions or limitations on how voting rights with respect to portfolio companies may be allocated which would be disadvantageous to the Company’s ability to form Joint Ventures with such future KKR Vehicle. These terms may be materially less favorable for the Company than terms available as of the date of the Registration Statement and may continue to become more disadvantageous to the Company over time.

In certain circumstances, there could be additional capacity available in an acquisition opportunity above the applicable mandatory minimum investment threshold of the relevant KKR Vehicle. Such additional capacity will be allocated among the Company and KKR Vehicles in a manner that is consistent with policies and procedures, including an allocation methodology established by KKR, which are reasonably designed to help ensure allocations of opportunities are made over time on a fair and equitable basis. In determining allocations, KKR will take into account such factors as it deems appropriate, which could include, for example and without limitation: business strategy and focus; target investment size and target returns, available capital, the timing of capital inflows and outflows and anticipated capital commitments and subscriptions; timing of closing and speed of execution; liquidity profile; applicable concentration limits and other investment restrictions; mandatory minimum investment rights and other contractual obligations applicable to participating funds, vehicles and accounts and/or to their investors; portfolio diversification; tax efficiencies and potential adverse tax consequences; regulatory restrictions applicable to participating funds, vehicles and accounts and shareholders that could limit the Company’s ability to participate in a proposed opportunity; policies and restrictions (including internal policies and procedures) applicable to participating funds, vehicles and accounts; the avoidance of odd-lots or cases where a pro rata or other defined allocation methodology would result in a de minimis allocation to one or more participating funds, vehicles and accounts; the potential dilutive effect of a new position; the overall risk profile of a portfolio; the potential return available from a debt investment as compared to an equity investment; the potential effect of our performance (positive and negative); and any other considerations deemed relevant by KKR. The outcome of any allocation determination by KKR will at times result in the allocation of none of an opportunity to us or in allocations that are otherwise on a non-pro rata basis.

Opportunities that the Manager or its affiliates determine in good faith are not expected to meet our business strategy and objective or are otherwise inappropriate for the Company, given considerations described in this Registration Statement or as otherwise determined by the Manager or its affiliates, will generally not be allocated to us.

KKR is entitled to amend its policies and procedures at any time without our consent or prior notice to us.

Leverage

We may use financial leverage to provide additional funds to support our acquisitions. We expect to use entity level debt (incurred by the Company or its consolidated subsidiaries), such as revolving credit facilities, and expect the portfolio companies will utilize asset level debt financing (debt at the portfolio company or Joint Venture level). See “Item 1A. Risk Factors—Risks Related to Our Portfolio Companies and Industry Focus—We or our portfolio companies may need to incur financial leverage to be able to achieve our or their business objectives, resulting in additional risks.”

Debt may be incurred by portfolio companies secured by assets of the portfolio company or debt may be incurred by Joint Ventures secured by such Joint Venture interests in a portfolio company. If a holding company subsidiary or Joint Venture were to default on an asset-level loan, the lender’s recourse would be to the portfolio company or Joint Venture and the lender would typically not have a claim to other assets of the Company or its other consolidated subsidiaries. There is no guarantee that we, our portfolio companies or Joint Ventures will be able to obtain leverage on attractive terms or at all. See “Item 1A. Risk Factors—Risks Related to Our Portfolio Companies and Industry Focus—We or our portfolio companies may need to incur financial leverage to be able to achieve our or their business objectives, resulting in additional risks.”

Other than borrowings incurred solely to provide interim financing prior to the receipt of capital (and not for permanent or long-term financing with respect to portfolio companies or Company expenses), the Company does not intend to incur borrowings if such borrowings would cause the aggregate amount of recourse indebtedness for borrowed money incurred by the Company to exceed 30% of the Company’s total assets, measured at the time we make such borrowings. There is, however, no limit on the amount we may borrow with respect to portfolio companies or Joint Ventures that is not recourse to the Company. During the initial ramp-up period of the Company, our leverage may exceed our target. We may also exceed a leverage ratio of 30% at other times, particularly during a market downturn or in connection with a large acquisition. The Company may also enter into an unsecured line of credit with KKR for such purposes. KKR may face conflicts of interest in connection with any borrowings or disputes under this unsecured line of credit. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest.” In addition, we may have a variety of financial arrangements (including reverse repurchase agreements and derivative transactions) that have similar effects as leverage. See “Item 1A. Risk Factors—Risks Related to Our Portfolio Companies and Industry Focus—We or our portfolio companies may need to incur financial leverage to be able to achieve our or their business objectives, resulting in additional risks.” As of the date of this Registration Statement, the Company has not entered into any credit facilities or financing arrangements although the Manager has incurred expenses on behalf of the Company for which it will seek reimbursement, consistent with the Expense Limitation and

Reimbursement Agreement. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Expense Limitation and Reimbursement Agreement.” Joint Ventures and portfolio companies that the Company acquires interests in may be subject to existing financing arrangements, including potential financing arrangements with KKR. The Company plans to acquire interests in Joint Ventures using proceeds of the Private Offering and/or contributions of such interests by KKR affiliates in exchange for Class E Shares. See “Item 1. Business—the Company.”

We might not use leverage at all times and the amount of leverage may vary depending upon a number of factors, including the Manager’s outlook for the market and the costs that the Company would incur as a result of such leverage. Any borrowings would have seniority over the Shares. There is no assurance that our leveraging strategy will be successful.

The Board may authorize use of leverage by the Company, any of our Joint Ventures or any of our portfolio companies without the approval of shareholders.

We may borrow money through a revolving credit facility with one or more unaffiliated third-party lenders for acquisition purposes, to pay operating expenses, to make distributions, to satisfy repurchase requests from shareholders, and otherwise to provide the Company with temporary liquidity. In addition, we may enter into an unsecured line of credit with KKR or one of its affiliates for such purposes. KKR or one of its affiliates may face conflicts of interest in connection with any borrowings or disputes under this unsecured line of credit.

Our future Credit Facilities (the “Credit Facilities”) may contain customary covenants that, among other things, limit our ability to pay distributions in certain circumstances, incur additional debt and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios. In connection with any Credit Facility, we may be required to pledge some or all of our assets and to maintain a portion of our assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The lenders of such Credit Facility may have the ability to foreclose on such assets in the event of a default under the Credit Facility pursuant to agreements among the Company, our custodian and such lenders. We expect that any such Credit Facility would have customary covenant, negative covenant and default provisions. There can be no assurance that we will enter into an agreement for any new Credit Facility on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, the Credit Facility may in the future be replaced or refinanced by one or more Credit Facilities having substantially different terms or by the issuance of debt securities.

Utilization of leverage involves certain risks to holders of the Shares. These include the possibility of higher volatility of the NAV of the Shares. So long as our portfolio companies increase in value at a higher rate than the then-current cost of any leverage together with other related expenses, the leverage will cause holders of Shares to realize a higher rate of return than if we were not so leveraged. On the other hand, to the extent that the then-current cost of any leverage, together with other related expenses, approaches any increase in value of our portfolio companies, the benefit of leverage to holders of Shares is reduced, and if the then-current cost of any leverage together with related expenses were to exceed any increase in value of our portfolio companies, our leveraged capital structure would result in a lower rate of return to holders of Shares than if the Company were not so leveraged.

Competition

The private equity space in which we will seek to acquire portfolio companies has become highly competitive. We will be competing for portfolio companies with operating companies, financial institutions and other institutional investors as well as private equity and investment funds. These investors could make competing offers for portfolio company opportunities identified by the Manager and its affiliates. As a result, such competition could mean that the prices and terms on which purchases of portfolio companies are made could be less beneficial to the Company than would otherwise have been the case.

The Company believes that KKR has achieved a leading position in the private equity industry by applying a disciplined approach and by building strong partnerships with highly motivated management teams who put their own capital at risk. When making private equity decisions, KKR seeks out strong business franchises, attractive growth prospects, leading market positions and the ability to generate attractive returns. KKR private equity strategies do not effect transactions that are “hostile,” in which a target company’s board of directors makes an unfavorable recommendation with respect to the transaction or publicly opposes the consummation of the transaction.

Deployment of Capital

In light of the nature of our plans to conduct continuous offerings in relation to our business strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential opportunities, if we or our Joint Ventures have difficulty identifying and acquiring suitable portfolio companies on attractive terms, there could be a delay between the time we receive net proceeds from the sale of shares in our Private Offering and the time we invest the net proceeds. We may also from time to time hold cash or liquid investments pending deployment into portfolio companies, which cash holdings may at times be significant, particularly at times when we are receiving significant offering proceeds and/or times when there are few attractive business opportunities. Such cash may be held in an account that may be invested in money market accounts or other similar temporary investments, each of which are subject to the Management Fee.

In the event we are unable to find suitable portfolio companies, such cash or liquid investments may be maintained for longer periods. This could cause a substantial delay in the time it takes for a shareholder’s investment in us to realize its full potential return. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into portfolio companies will generate significant interest, and shareholders should understand that such low interest payments on the temporarily invested cash may adversely affect an investment in our Shares. If we fail to timely deploy the net proceeds of sales of shares or do not deploy sufficient capital in connection with our use of leverage, our results of operations and financial condition may be adversely affected and/or we may become required to register under the Investment Company Act.

Distributions

The Company does not expect to make distributions on a regular basis. The amount of any distributions the Company may pay in the future is uncertain.

In the event that we do make a distribution in the future, cash distributions to holders of our Shares will automatically be reinvested under the distribution reinvestment plan (the “DRIP”) in additional whole and fractional Shares attributable to the class of Shares that a shareholder owns unless such holders elect to receive distributions in cash. Shareholders may terminate their participation in the DRIP with prior written notice to us. Under the DRIP, shareholders’ distributions will be reinvested in Shares of the same class owned by the shareholder for a purchase price equal to the most recently available NAV per share. Shareholders will not pay a sales load when purchasing shares under the DRIP; however, the Distribution Fee and the Servicing Fee, if applicable, will apply.

Any cash distribution by the Company to a shareholder that is not reinvested under the DRIP will reduce such shareholder’s basis in the Shares. When a shareholder sells Shares in the Company, the amount, if any, by which the amount realized exceeds the basis in such Shares is gain subject to tax. As a result of distributions throughout the term of a shareholder’s investment, a shareholder may be required to pay tax even if selling its investment in the Shares for an amount less than it paid.

Share Repurchases

The following is a summary of the Company’s current expectations with respect to repurchases of its Shares, which are not expected to commence until after December 31, 2023 and remain subject to modification prior to such time.

Share Repurchase Plan

We do not currently intend to list our Shares for trading on any securities exchange or any other trading market. There is currently no secondary market for our Shares and we do not expect any secondary market to develop for our Shares. While a shareholder should view its investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a quarterly basis, shareholders may request that we repurchase all or any portion of their Shares. Due to the illiquid nature of our Joint Ventures and related portfolio company holdings, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter.

The Company does not expect to make repurchases of its Shares under the share repurchase plan until after December 31, 2023.

We may repurchase fewer Shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. In addition, the aggregate NAV of total repurchases of Class S Shares, Class D Shares, Class U Shares, Class I Shares, Class R-S Shares, Class R-D Shares, Class R-U Shares, Class R-I Shares or Class F Shares will be limited to no more than 5.0% of our aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to shareholders as of the end of the immediately preceding calendar quarter).

In the event that we determine to repurchase some but not all of the Shares submitted for repurchase during any quarter, Shares submitted for repurchase during such quarter will be repurchased on a pro rata basis after we have repurchased all Shares for which repurchase has been requested due to death, divorce, dissolution, bankruptcy, insolvency or adjudicated incompetence of the shareholder. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.

If the transaction price for the applicable quarter is not made available by the tenth business day prior to the Repurchase Date of the applicable quarter (or is changed after such date), we may elect to extend the repurchase offer to a later date or not to accept repurchase requests for such quarter. Shareholders who wish to have their Shares repurchased the following quarter would then be required to resubmit their repurchase requests. The transaction price for each quarter will be available on our website at www.kkr.com/kpec.

There may be quarters in which we do not repurchase Shares, and it is possible that we will not repurchase Shares at all for an extended period. If our Board determines, on the recommendation of the Repurchase Committee, that we should not repurchase Shares, shareholders may not be able to sell their Shares, as it is unlikely that a secondary market for the Shares will develop or, if a secondary market does develop, shareholders may be able to sell their Shares only at substantial discounts to the applicable NAV per Share. If we do repurchase Shares, we may be required to borrow cash or to sell assets to purchase Shares that are submitted for repurchase, which may increase risks for remaining shareholders and increase expenses as a percentage of assets. The Company is designed primarily for long-term investors and an investment in the Company’s Shares should be considered illiquid.

We anticipate selling assets primarily from our Liquidity Portfolio to fund repurchases of Shares. However, we may borrow to finance the repurchase of Shares pursuant to any repurchase. There can be no assurance that we will be able to obtain such financing for repurchases of Shares if we attempt to do so. Moreover, if we do not have adequate liquidity to fund repurchases, we may not repurchase any Shares. Although repurchases of Shares generally would be beneficial to shareholders seeking repurchase by providing them with some ability to sell their Shares, the acquisition of Shares by the Company will decrease the total assets of the Company. Repurchases are, therefore, likely to reduce our liquidity, which may result in untimely sales of portfolio company holdings and/or may limit our ability to participate in new acquisition opportunities. To the extent we maintain a cash position to satisfy our repurchases, we would not be fully deploying our capital to acquisition opportunities, which may reduce our returns. Furthermore, to the extent we borrow to finance the making of our Share repurchases, interest paid on such borrowings will reduce NAV per Share. Consummating a Share repurchase may require us to sell certain of our assets, and realize gains or losses, at a time when the Manager would otherwise consider it disadvantageous to do so. In addition, it is possible that the Company will need to dispose of assets in order to fund Share repurchases, and that to the extent the applicable price per Share of such Share repurchase does not accurately reflect any embedded tax liability, shareholders that do not have their Shares repurchased may bear a greater portion of the relevant tax than their pro rata share.

Under our share repurchase plan, we will not repurchase Shares if (1) such purchases would impair our status as a holding company; (2) we would not be able to sell our assets in a manner that is orderly and consistent with our objectives in order to purchase Shares under the share repurchase plan; or (3) there is, in the Board’s judgment, on the recommendation of the Repurchase Committee, any (a) legal action or proceeding instituted or threatened challenging the share repurchase plan or otherwise materially adversely affecting the Company, (b) declaration of a banking moratorium by Federal or state authorities or any suspension of payment by banks in the United States or New York State, which is material to the Company, (c) limitation imposed by Federal or state authorities on the extension of credit by lending institutions, (d) commencement or escalation of war, armed hostilities, acts of terrorism, natural disasters, public health crises or other international or national calamity directly or indirectly involving the United States that in the sole determination of the Board is material to the Company, (e) a material decrease in the estimated NAV of the Company from the estimated NAV of the Company as of the commencement of the Share repurchase offer or (f) other events or conditions that would have a material adverse effect on the Company or its shareholders if Shares were repurchased. Further, our Board may make exceptions to, modify or suspend our share repurchase plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our shareholders. Material modifications, including any amendment to the 5.0% quarterly limitations on repurchases, to and suspensions of the share repurchase plan will be promptly disclosed to shareholders in a Form 8-K filed by us with the SEC. Material modifications will also be disclosed on our website. In addition, we may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if we become aware of undisclosed material information that we believe should be publicly disclosed before Shares are repurchased. Once the share repurchase plan is suspended, our share repurchase plan requires that we consider the recommencement of the plan at least quarterly. Continued suspension of our share repurchase plan would only be permitted under the plan if our Board determines that the continued suspension of the share repurchase plan is in our best interest and the best interest of our shareholders. Our Board must affirmatively authorize the recommencement of the plan before shareholder requests will be considered again. Our Board cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.

We will assume all fees and expenses related to a repurchase of Shares. A shareholder that has less than all of its Shares repurchased must maintain a minimum account balance after the repurchase is effected, the amount of which will be established by us from time to time and is currently $1,000. If a shareholder requests the repurchase of a number of Shares that would cause the aggregate NAV of the shareholder’s holdings to fall below the required minimum, we reserve the right to reduce the amount to be repurchased from the shareholder so that the required minimum balance is maintained. In the alternative, we may also repurchase all of such a shareholder’s Shares in the Company. We or the Manager may waive the minimum account balance from time to time.

Our NAV per Share may change materially from the last day of the prior quarter to the date of repurchase, and it also may change materially shortly after a quarterly share repurchase is completed. The method by which we calculate our NAV is discussed in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value.” Additional risks are discussed in “Item 1A.—Risk

Factors—Risks Related to an Investment in Our Shares—A shareholder’s ability to have its Shares repurchased by us is limited” and “Item 1A.—Risk Factors—Risks Related to an Investment in Our Shares—Valuations of our portfolio companies are estimates of fair value and may not necessarily correspond to realizable value.”

Class E Shares will not be subject to our share repurchase plan, including with respect to any repurchase limits. We have adopted a separate arrangement to repurchase Class E Shares. See “Item 10. Recent Sales of Unregistered Securities—Repurchase Arrangement for Class E Shares held by KKR.”

Sources of Funds for Repurchases

We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, borrowings, offering proceeds and the sale of our assets, and we have no limits on the amounts we may fund from such sources.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase Shares presented for repurchase during periods when we do not have sufficient proceeds from operating cash flows or the sale of Shares in this continuous offering to fund all repurchase requests. If we determine to obtain a line of credit, we would expect that it would afford us borrowing availability to fund repurchases.

Tender Offer for Excess Shares

To the extent that in any quarter the number of shares requested to be repurchased under our share repurchase plan is in excess of the applicable quarterly limit, following the settlement of the plan repurchases, the Board (on the recommendation of the Manager and the Repurchase Committee (see “Item 5. Directors and Executive Officers—Committees—Repurchase Committee”)) may determine to conduct a tender offer for additional Class S Shares, Class D Shares, Class U Shares, Class I Shares, Class R-S Shares, Class R-D Shares, Class R-U Shares, Class R-I Shares and Class F Shares (collectively, “Excess Shares”) at a price approved by the Board, which would be at or about a 10% discount to the most recent NAV available prior to the commencement of the tender offer. For any such tender offer, the number of Excess Shares, if any, that the Manager and Repurchase Committee determine to recommend that the Company offer to purchase will depend on several factors, including the amount of subscriptions received by the Company, the Company’s financial condition and liquidity at such time, the presence of adverse macroeconomic conditions and whether conducting a tender offer for Excess Shares would impose an undue burden on shareholders who do not tender. We do not expect to offer to repurchase Excess Shares, if at all, until after December 31, 2024. Regardless of the recommendation of the Manager, the Board may, or may determine not to, on the recommendation of the Repurchase Committee, cause us to conduct such a tender offer for any given quarter. Any such tender offer would be open to all shareholders regardless of repurchase requests. In addition, it is anticipated that the conditions of any tender offer would include similar criteria to those set forth above for repurchases under our share repurchase plan and that are outside of the control of the Company. There may be quarters in which we do not make a tender offer, and it is possible that we will not conduct any tender offers at all for an extended period, or at all.

Any tender offer would be made and shareholders would be notified in accordance with the requirements of the Exchange Act, either by publication or mailing or both. The tender offer documents will contain information prescribed by applicable laws and the rules and regulations promulgated thereunder.

We do not presently intend to conduct tender offers for Class E Shares. We have adopted a separate arrangement to repurchase Class E Shares. See “Item 10. Recent Sales of Unregistered Securities—Repurchase Arrangement for Class E Shares held by KKR.”

Additional Forms of Liquidity

In addition to the quarterly repurchases under our share repurchase plan and potential tender offers for Excess Shares, the Manager and Repurchase Committee may consider whether to recommend to the Board other potential avenues for providing shareholders with potential liquidity. These could include additional repurchases during a quarter at other times than the regular repurchase offers, including through a tender offer, and may be at a price at or below the applicable NAV per share of the classes we offer to repurchase. The amount and terms of any such repurchases will be at the discretion of our Board, on the recommendation of the Repurchase Committee, and disclosed to shareholders, and may be based on, among other things, the subscriptions received by the Company. There is no assurance that any such additional liquidity will be offered.

Early Repurchase Fee

Under our share repurchase plan and in accordance with our LLC Agreement, requests for repurchase will be subject to an early repurchase fee (the “Early Repurchase Fee”) of 5.0% of the NAV of the Investor Shares repurchased from a shareholder if Investor Shares are repurchased within 24 months of the original issue date of such Shares.

Any Early Repurchase Fee will inure to the benefit of the Company. The Manager may, from time to time, waive the Early Repurchase Fee in the case of repurchases resulting from death, qualifying disability or divorce.

All questions as to the applicability of the Early Repurchase Fee, including the specific facts pertaining thereto, and the validity, form and eligibility (including time of receipt of required documents) of a waiver from the Early Repurchase Fee will be determined by the Manager, in its sole discretion, and its determination will be final and binding.

Mandatory Repurchases

We may repurchase, on 10 days’ prior written notice, all or any portion of the Shares of a shareholder without consent or other action by the shareholder or other person if we determine that:

•

the Shares have been transferred in violation of the LLC Agreement, or have vested in any person by operation of law as a result of the death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the shareholder;

•	any transferee does not meet any investor eligibility requirements established by the Company from time to time;

•

ownership of Shares by a shareholder or other person is likely to cause the Company to be in violation of, or require registration of the Shares under, or subject the Company to additional registration or regulation under, the securities, commodities, or other laws of the U.S. or any other jurisdiction in the world, including without limitation the Investment Company Act;

•

continued ownership of the Shares by a shareholder may be harmful or injurious to the business or reputation of the Company, the Manager, KKR, or any of their affiliates, or may subject the Company or any shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•

with respect to a shareholder subject to special laws or regulations, the shareholder is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

•	it would be in the interest of the Company, as determined by the Board, on the recommendation of the Repurchase Committee, for the Company to repurchase the Shares; or

•	all or any portion of the assets of the Company may be characterized as plan assets for purposes of ERISA, Section 4975 of the Code or any applicable similar law.

Shares will be repurchased at the NAV per Share of the applicable class of Shares or at a percentage of such NAV per Share, as applicable, as of the last business day of the quarter prior to such mandatory repurchase. Shareholders whose Shares are repurchased by the Company will not be entitled to a return of any amount of sales load that was charged in connection with the shareholder’s purchase of such Shares. To the extent the Company requires the mandatory repurchase of any Shares of any shareholder, such repurchase will not be subject to the repurchase limits under the share repurchase plan or the Early Repurchase Fee, unless otherwise determined by the Company in its sole discretion.

Employees

We do not currently have any employees, but we expect to hire employees to support the Company’s operations. Services necessary for our business are provided by individuals who are employees of KKR pursuant to the terms of the Management Agreement. See “Item 1. Business—Management Agreement.”

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of any listing on a securities exchange, (ii) in which we have total annual gross revenue of at least $1.235 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Shares less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for shareholders and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Private Offering of Shares

We plan to conduct a private offering of our Shares to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of Shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act) in reliance on exemptions from the registration requirements of the Securities Act, including under Regulation D and Regulation S (the “Private Offering”).

We currently intend to offer eight classes of Investor Shares: Class S Shares, Class D Shares, Class U Shares, Class I Shares, Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares. We may offer additional classes of Investor Shares in the future.

Shares will be offered at an initial purchase price of $25 per Share for each class of Investor Shares in the Initial Offering and thereafter on a monthly basis at NAV per Share (measured as of the end of the immediately preceding month). Class S Shares and Class R-S Shares will be subject to a maximum sales load of up to 3.0% of the offering price and may be subject to a dealer manager fee of 0.5% of the offering price. Certain participating broker-dealers may offer Class S Shares and Class R-S Shares subject to a dealer manager fee of up to 1.5%, provided that the sum of the sales load and dealer manager fee will not exceed 3.5% of the offering price. Holders of Class S Shares, Class D Shares, Class U Shares, Class I Shares, Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares have equal rights and privileges with each other, except that Class D Shares, Class U Shares, Class I Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares do not incur a sales load or dealer manager fees and we do not pay any Servicing Fee or Distribution Fee with respect to Class I Shares or Class R-I Shares and the amount of the Servicing Fee and the Distribution Fee vary amongst the other share classes. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Company Expenses” for information on the Servicing Fee and the Distribution Fee. Class D Shares, Class U Shares, Class I Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares are each not subject to a sales load; however, shareholders could be required to pay brokerage commissions on purchases and sales of Class D Shares, Class U Shares, Class I Shares, Class R-D Shares, Class R-U Shares or Class R-I Shares to their selling agents. Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares are also subject to a lower Management Fee. See “Item 1. General Development of Business—Management Agreement—Compensation of the Manager” for additional information regarding the Management Fee. Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares are available for purchase only during the 12-month period following the Initial Offering. Shareholders should consult with their selling agents about the sales load and any additional fees or charges their selling agents might impose on each class of Shares.

The Company may issue additional Class E Shares to KKR and certain of its subsidiaries in one or more private placements. Class E Shares will not be offered to other investors. Class E Shares will not be subject to the Early Repurchase Fee or the repurchase limits of our share repurchase plan. The Company has adopted a separate arrangement to repurchase Class E Shares. See “Item 10. Recent Sales of Unregistered Securities—Repurchase Arrangement of Class E Shares held by KKR.”

In addition, the Manager may elect to receive all or a portion of the Management Fee in Class F Shares, KKR may elect to receive the Performance Participation Allocation in cash or Class F Shares and the Company may also issue additional Class F Shares to the Company’s employees, officers and directors, KKR and certain of its subsidiaries and employees in one or more private placements. The Company may also issue additional Class F Shares to the Company’s employees, officers and directors, KKR and certain of its subsidiaries and employees officers and directors in one or more private placements. Class F Shares are not being offered to other investors. Class F Shares are subject to the terms and limits of our share repurchase plan but will not be subject to the Early Repurchase Fee. See “Item 1. Business—Share Repurchases.”

We may modify the timing of subscription dates, valuation dates and deadlines for subscribing may be modified from time to time by the Company. See “Item 1A. Risk Factors—Prospective shareholders will not know the NAV per Share of their investment until after the investment has been accepted.”

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website at www.kkr.com/kpec will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this

Registration Statement. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website at www.kkr.com/kpec.

Certain U.S. Federal Income Tax Considerations

This summary discusses certain material U.S. federal income tax considerations for shareholders relating to the ownership and disposition of our Shares, acquired pursuant to the Private Offering. This summary is based on provisions of the Code, on the regulations promulgated thereunder (“Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This summary is necessarily general and may not apply to all categories of investors, some of whom may be subject to special rules, including, without limitation, persons that own (directly, indirectly or constructively, applying certain attribution rules) 10% or more of our Shares, dealers in securities or currencies, financial institutions or financial services entities, mutual funds, life insurance companies, persons that hold Shares as part of a straddle, hedge, constructive sale or conversion transaction with other investments, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons who have elected mark-to-market accounting, persons who hold Shares through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes, persons for whom Shares are not a capital asset, persons who are liable for the alternative minimum tax, and certain U.S. expatriates or former long-term residents of the United States. Tax-exempt organizations (including tax-exempt accounts) are addressed separately below. The actual tax consequences of the ownership and disposition of Shares will vary depending on each shareholder’s individual circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of one or more Shares acquired pursuant to the Private Offering that is for U.S. federal tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of one or more Shares acquired pursuant to the Private Offering, other than a U.S. Holder or an entity classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.

If a partnership holds Shares, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Shares should consult their own tax advisers.

Prospective shareholders should consult their own tax adviser concerning the U.S. federal, state and local income tax consequences particular to their ownership and disposition of Shares, as well as any tax consequences under the laws of any other taxing jurisdiction.

Flow-Through Status of the Company and the Operating Subsidiary

Each of the Company and the Operating Subsidiary is expected to be classified as a flow-through entity for U.S. federal tax purposes. An entity that is treated as a partnership or other flow-through entity for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner or owner is generally required to take into account its allocable share of items of income, gain, loss, deduction, or credit of the entity in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

An entity that would otherwise be classified as a partnership, such as the Company, for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. An exception, referred to as the “Qualifying Income Exception,” exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

We intend to manage the affairs of the Company and the Operating Subsidiary so that the Company will meet the Qualifying Income Exception in each taxable year. However, the portion of the Company’s and the Operating Subsidiary’s income that is qualifying income may change from time to time, and there can be no assurance that at least 90% of the Company’s and the Operating Subsidiary’s gross income in any year will constitute qualifying income. Simpson Thacher & Bartlett LLP will provide an opinion that for U.S. federal income tax purposes (i) the Company will be treated as a partnership and not as an association taxable as a corporation and (ii) the Company will not be as a “publicly traded partnership” taxable as a corporation within the meaning of Section 7704 of the Code.

No ruling has been or will be sought from the Internal Revenue Service (the “IRS”), and the IRS has made no determination as to the Company’s or the Operating Subsidiary’s status for U.S. federal income tax purposes or whether the Company’s or the Operating Subsidiary’s operations generate “qualifying income” under Section 7704 of the Code.

If the Company were to be recharacterized as a corporation for federal income tax purposes or were required to register under the Investment Company Act, the Company would be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation in return for stock in such corporation, and then distributed the stock to shareholders in liquidation. This deemed contribution and liquidation could result in the recognition of gain (but not loss) to U.S. Holders. If, at the time of such deemed contribution, the Company were to have liabilities in excess of the tax basis of its assets, U.S. Holders generally would recognize gain in respect of such excess liabilities upon the deemed transfer. Thereafter, the Company would be treated as a corporation for U.S. federal income tax purposes.

In addition, if the Company were treated as a corporation in any taxable year, the Company’s items of income, gain, loss, deduction, or credit would be reflected only on the Company’s tax return rather than being passed through to shareholders, and the Company would be subject to U.S. corporate income tax. Distributions made to U.S. Holders would be treated as taxable dividend income to the extent of the Company’s current or accumulated earnings and profits. Any distribution in excess of current and accumulated earnings and profits would first be treated as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in its Shares. Thereafter, to the extent such distribution were to exceed a U.S. Holder’s adjusted tax basis in its Shares, the distribution would be treated as gain from the sale or exchange of such Shares. The amount of a distribution treated as a dividend could be eligible for reduced rates of taxation, provided certain conditions are met.

Based on the foregoing consequences, the treatment of the Company as a corporation could materially reduce a holder’s after-tax return and therefore could result in a substantial reduction of the value of our Shares. If the Operating Subsidiary were to be treated as a corporation for U.S. federal income tax purposes, consequences similar to those described above would apply.

The remainder of this summary assumes that the Company and the Operating Subsidiary will be treated as flow-through entities for U.S. federal tax purposes. The Company expects that a substantial portion of the items of income, gain, deduction, loss, or credit realized by the Company will be realized in the first instance by the Company and allocated to the shareholders by the Company. Unless otherwise specified, references in this section to realization of the Company’s items of income, gain, loss, deduction, or credit include a realization of such items by the Operating Subsidiary and the allocation of such items to the Company.

Consequences to U.S. Holders

Ownership of Shares

Income and Loss. U.S. Holders will be required to take into account, as described below, their allocable share of the Company’s items of income, gain, loss, deduction, and credit for each of the Company’s taxable years ending with or within such shareholder’s taxable year. Each item generally will have the same character and source as though a shareholder had realized the item directly. Shareholders must report such items without regard to whether any distribution has been or will be received from the Company. In the event the Company elects to make a distribution, based upon each shareholder’s particular tax situation and depending upon whether they elect to reinvest such distributions pursuant to the DRIP, their tax liability might exceed such cash distributions made to such shareholders, in which case any tax liabilities arising from the ownership of Shares would need to be satisfied from such shareholder’s own funds.

With respect to U.S. Holders who are individuals, certain dividends paid by a corporation (including certain qualified foreign corporations) to the Company and that are allocable to such U.S. Holders may qualify for reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a foreign corporation is treated as a qualified corporation with respect to its shares that are readily tradable on an established securities market in the United States. Among other exceptions, U.S. Holders who are individuals will not be eligible for reduced rates of taxation on any dividends if the payer is a passive foreign investment company (“PFIC”) for the taxable year in which such dividends are paid or for the preceding taxable year. Dividends received by non-corporate U.S. Holders may be subject to an additional Medicare tax on unearned income of 3.8% (see “—Medicare Tax” below). U.S. Holders that are corporations may be entitled to a “dividends received deduction” in respect of dividends paid by U.S. corporations in which the Company (through the Operating Subsidiary) owns stock. Prospective shareholders should consult their own tax adviser regarding the application of the foregoing rules in light of their particular circumstances.

For U.S. federal income tax purposes, a shareholder’s allocable share of the Company’s items of income, gain, loss, deduction, or credit will be governed by our LLC Agreement if such allocations have “substantial economic effect” or are determined to be in accordance with such shareholder’s interest in the Company. Similarly, if the Operating Subsidiary is treated as a partnership for U.S. federal income tax purposes, the Company’s allocable share of items of income, gain, loss, deduction, or credit of the Operating Subsidiary will be governed by the limited liability company agreement of the Operating Subsidiary if such allocations have “substantial economic effect” or are determined to be in accordance with the Company’s interest in the Operating Subsidiary. The Company believes that, for U.S. federal income tax purposes, such allocations should be given effect, and the Company intends to prepare and file tax returns based on such allocations. If the IRS were to successfully challenge the allocations made pursuant to either our LLC Agreement or the limited liability company agreement of the Operating Subsidiary, then the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in such agreements.

Basis. In general, shareholders will have an initial tax basis in their Shares equal to the sum of (i) the amount of cash paid for Shares and (ii) their share of the Company’s liabilities, if any. That basis will be increased by such shareholder’s share of the Company’s income and by increases in their share of the Company’s liabilities, if any. That basis will be decreased, but not below zero, by distributions received from the Company, by their share of the Company’s losses, and by any decrease in their share of the Company’s liabilities. Under applicable U.S. federal income tax rules, a partner in a partnership has a single, or “unitary,” tax basis their partnership interest. As a result, any amount paid to acquire additional Shares (including, if applicable, through the DRIP) will be averaged with the adjusted tax basis of Shares owned by such shareholder prior to the acquisition of such additional Shares.

For purposes of the foregoing rules, the rules discussed immediately below, and the rules applicable to a sale or exchange of Shares, the Company’s liabilities generally will include the Company’s share of any liabilities of the Operating Subsidiary.

Limits on Deductions for Losses and Expenses. A shareholder’s deduction of their allocable share of the Company’s losses will be limited to their tax basis in Shares and, if such shareholder is an individual or a corporate holder that is subject to the “at risk” rules, to the amount for which such shareholder is considered to be “at risk” with respect to the Company’s activities, if that is less than their tax basis. In general, a shareholder will be at risk to the extent of their tax basis in our Shares, reduced by (i) the portion of that basis attributable to their share of the Company’s liabilities for which they will not be personally liable (excluding certain qualified non-recourse financing) and (ii) any amount of money borrowed to acquire or hold Shares, if the lender of those borrowed funds owns an interest in the Company, is related to the shareholder, or can look only to such shareholder’s Shares for repayment. A shareholder’s at-risk amount generally will increase by their allocable share of the Company’s income and gain and decrease by cash distributions received from the Company and their allocable share of losses and deductions. Shareholders must recapture losses deducted in previous years to the extent that distributions cause their at-risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that their tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of Shares, any gain recognized can be offset by losses that were previously suspended by the at risk limitation, but may not be offset by losses suspended by the basis limitation. Any excess loss above the gain previously suspended by the at-risk or basis limitations may no longer be used. An additional limitation may apply to the deduction of certain “excess business losses” by non-corporate U.S. Holders for taxable years beginning before January 1, 2027. You should consult their own tax adviser regarding the limitations on the deductibility of losses under the Code.

Individuals and certain estates and trusts are not permitted to claim miscellaneous itemized deductions for taxable years beginning before January 1, 2026. Such miscellaneous itemized deductions may include the operating expenses of the Company, including the Company’s allocable share of the Management Fee.

Limitations on Deductibility of Organizational Expenses and Syndication Fees. In general, neither the Company nor any U.S. Holder may deduct organizational or syndication expenses. Similar rules apply to organizational or syndication expenses incurred by the Operating Subsidiary. Syndication fees (which would include any sales or placement fees or commissions) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions. If the Company or the Operating Subsidiary incur debt, it is possible that such indebtedness could give rise to UBTI to the extent such indebtedness is used or deemed to be used to acquire investments. In addition, a shareholder’s pro rata share of the Company’s interest expense, if any, is likely to be treated as “investment interest” expense. For a non-corporate U.S. Holder, the deductibility of “investment interest” expense generally is limited to the amount of such holder’s “net investment income.” Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. A shareholder’s share of the Company’s dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if such individual elects to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for their share of the Company’s interest expense. Under Section 163(j) of the Code, additional limitations may apply to a corporate U.S. Holder’s share of the Company’s interest expense, if any.

Treatment of Distributions

Distributions of cash by the Company generally will not be taxable to shareholders to the extent of their adjusted tax basis (described above) in their Shares. Any cash distributions in excess of a shareholder’s adjusted tax basis generally will be considered to be gain from the sale or exchange of Shares (described below). Such gain generally will be treated as capital gain and will be long-term capital gain if the holding period for such

Shares exceeds one year. A reduction in a shareholder’s allocable share of liabilities, and certain distributions of marketable securities by the Company, if any, will be treated similar to cash distributions for U.S. federal income tax purposes.

Sale or Exchange/Redemption of Shares

Shareholders will recognize gain or loss on the redemption, sale or taxable exchange of Shares equal to the difference, if any, between the amount realized and their tax basis in the Shares sold or exchanged. The amount realized will be measured by the sum of the cash or the fair market value of other property received plus the shareholder’s share of the Company’s liabilities, if any.

Gain or loss recognized upon the sale or exchange of Shares generally will be taxable as capital gain or loss and will be long-term capital gain or loss if the Shares were held for more than one year as of the date of such sale or exchange. Assuming the Company or, following the finalization of proposed Treasury Regulations discussed below in “—Passive Foreign Investment Companies,” a shareholder has not elected to treat its share of the Company’s purchase of any PFIC as a “qualified electing fund,” gain attributable to such purchase of a PFIC would be taxable in the manner described below in “—Passive Foreign Investment Companies.” In addition, certain gain attributable to our purchase of a “controlled foreign corporation” (“CFC”) may be characterized as ordinary income, and certain gain attributable to “unrealized receivables” or “inventory items” could be characterized as ordinary income rather than capital gain. For example, if the Company were to hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.” The deductibility of capital losses is subject to limitations.

Each U.S. Holder who acquires Shares at different times (including, if applicable, through the DRIP) and intends to sell all or a portion of the Shares within a year of the most recent purchase should consult its own tax adviser regarding the application of certain “split holding period” rules to such sale and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Medicare Tax

U.S. Holders that are individuals, estates, or trusts may be required to pay a 3.8% Medicare tax on the lesser of (i) the excess of such U.S. Holders’ “modified adjusted gross income” (or “adjusted gross income” in the case of estates and trusts) over certain thresholds and (ii) such U.S. Holders’ “net investment income” (or “undistributed net investment income” in the case of estates and trusts). Net investment income generally includes your allocable share of the Company’s income, as well as gain realized from a sale of Shares. Special rules relating to the 3.8% Medicare tax may apply to dividends and gain, if any, derived by such U.S. Holders with respect to the Company’s interest in a PFIC or CFC. See “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations” below. Prospective shareholders should consult their own tax adviser regarding the implications of the 3.8% Medicare tax for their ownership and disposition of Shares.

Foreign Tax Credit Limitations

A U.S. Holder generally will be entitled to a foreign tax credit with respect to their allocable share of creditable foreign taxes paid on the Company’s income and gains. Complex rules may, depending on such shareholder’s particular circumstances, limit the availability or use of foreign tax credits. In particular, a U.S. Holder will generally not be entitled to an indirect foreign tax credit with respect to non-U.S. taxes paid by an entity in which the Company invests that is treated as a foreign corporation for U.S. federal income tax purposes. Gain from the sale of the Company’s investments may be treated as U.S.-source gain. Consequently, shareholders may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gain unless the credit can be applied (subject to applicable limitations) against U.S. tax due on other income treated as derived from foreign sources. Certain losses that the Company incurs may be treated as foreign-source losses, which could reduce the amount of foreign tax credits otherwise available.

Deduction for Qualified Business Income

For taxable years beginning before January 1, 2026, U.S. taxpayers who have domestic “qualified business income” from a partnership generally are entitled to deduct the lesser of such qualified business income or 20% of taxable income. A U.S. Holder’s allocable share of the Company’s income is not expected to be treated as qualified business income or as qualified publicly traded partnership income.

Foreign Currency Gain or Loss

The Company’s functional currency is the U.S. dollar, and the Company’s income or loss is calculated in U.S. dollars. It is possible that the Company will recognize “foreign currency” gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss. Prospective shareholders should consult their own tax adviser regarding the tax treatment of foreign currency gain or loss.

Passive Foreign Investment Companies

U.S. Holders may be subject to special rules applicable to indirect investments in foreign corporations, including an investment through the Company in a PFIC. A PFIC is defined as any foreign corporation with respect to which (after applying certain look-through rules) either (i) 75% or more of its gross income for a taxable year is “passive income” or (ii) 50% or more of its assets in any taxable year produce or are held for the production of “passive income.” There are no minimum stock ownership requirements for PFICs. If shareholders hold an interest in a foreign corporation for any taxable year during which the corporation is classified as a PFIC with respect to such shareholder, then the corporation will continue to be classified as a PFIC with respect to such shareholder for any subsequent taxable year during which such shareholder continue to hold an interest in the corporation, even if the corporation’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception applies.

Subject to certain elections described below, any gain on the disposition of stock of a PFIC owned by you indirectly through the Company, as well as income realized on certain “excess distributions” by such PFIC, would be treated as though realized ratably over the shorter of a shareholder’s holding period of Shares or the Company’s holding period for the PFIC. Such gain or income generally would be taxable as ordinary income, and dividends paid by the PFIC would not be eligible for the preferential tax rates for dividends paid to non-corporate U.S. Holders. In addition, an interest charge would apply, based on the tax deemed deferred from prior years. To the extent reasonably practicable and administratively feasible, we may structure acquisitions of foreign corporations to avoid holding a PFIC. However, no assurances can be given that we will be able to structure acquisitions to avoid holding any portfolio company through an entity treated as a PFIC.

If the Company or shareholders were to elect to treat their share of the Company’s interest in a PFIC as a “qualified electing fund” (“QEF Election”), for the first year they were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, shareholders would be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC, even if not distributed to the Company or to such shareholder. The Company expects to make a QEF Election with respect to its interest in any PFIC. Recently proposed Treasury Regulations would require that U.S. Holders, rather than the Company or the Operating Subsidiary, make the QEF Election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF Election made by the Company or the Operating Subsidiary prior to that date would continue for any U.S. Holder that owns an interest in a PFIC through the Company or the Operating Subsidiary on the date the proposed regulations are finalized. A QEF Election must be made by shareholders on an entity-by-entity basis. To make a QEF Election, shareholders must, among other things, (i) obtain a PFIC annual information statement and (ii) prepare and submit IRS Form 8621 with your annual income tax return. To the extent reasonably practicable, we intend to timely provide you with information related to the PFIC status of each entity we are able to identify as a PFIC, including information necessary to make a QEF Election with respect to each such entity in the event the proposed Treasury Regulations are finalized. Any such election should be made for the first year the Company holds an interest in such entity or for the first year in which you hold Shares, if later.

Once shareholders have made a QEF Election for an entity, such election applies to any additional shares of interest in such entity acquired directly or indirectly, including through additional Shares acquired after the QEF Election is made (such as shares acquired under the DRIP, if applicable). If shareholders were to make a QEF Election after the first year that you were treated as holding an interest in a PFIC, the adverse tax consequences relating to PFIC stock would continue to apply with respect to the pre-QEF Election period, unless such shareholders were to make a “purging election.” The purging election would create a deemed sale of such previously held share of the Company’s interests in a PFIC. The gain recognized by the purging election would be subject to the special tax and interest charge rules, which treat the gain as an excess distribution, as described above. As a result of the purging election, shareholders would have a new basis and holding period in their share of the Company’s interests in the PFIC. U.S. Holders should consult their own tax advisers as to the manner in which such direct inclusions could affect their allocable share of the Company’s income and their tax basis in the Shares and the advisability of making a QEF Election or a purging election.

Treasury Regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax (as described above under “—Medicare Tax”) to U.S. persons owning an interest in a PFIC. Under the special rules, a non-corporate U.S. Holder that has made a QEF Election with respect to the Company’s interest in a PFIC, is permitted to make a special election to treat their share of the ordinary earnings and net capital gains of the PFIC as net investment income for purposes of the 3.8% Medicare tax. If shareholders do not make the special election, then they may be required to calculate their basis in their Shares for purposes of the 3.8% Medicare tax in a manner that differs from the calculation of their basis in the Shares for U.S. federal income tax purposes generally. Prospective shareholders should consult their own tax adviser regarding the implications of the special election, as well as the other implications of the 3.8% Medicare tax and the Treasury Regulations under Section 1411 of the Code for their ownership and disposition of Shares.

In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF Election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis. Pursuant to such an election, shareholders would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. We do not expect that any of our existing or future portfolio company holdings will qualify as PFICs that are publicly traded, and therefore we do not expect that a mark-to-market election will be available for any such entity. Prospective shareholders should consult their own tax adviser regarding the availability of the mark-to-market election with respect to any PFIC in which they are treated as owning an interest through the Company.

Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the imposition of penalties on such U.S. person and in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. Prospective shareholders should consult their own tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making a QEF Election, a special election under the Treasury Regulations under Section 1411 of the Code, or a mark-to-market election, as applicable, with respect to any PFIC in which they are treated as owning an interest through the Company.

Controlled Foreign Corporations

A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a “U.S. Shareholder” with respect to a non-U.S.

entity means a U.S. person (including a U.S. partnership) that owns (directly, indirectly, or constructively) 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or 10% or more of the total value of shares of all classes of stock of the non-U.S. entity.

Because we are a U.S. partnership and we will own an interest in a controlled foreign corporation as a U.S. Shareholder of a CFC, a U.S. Holder who meets the ownership tests described above may be required to include in income its allocable share of the CFC’s “Subpart F” income. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents, and certain other generally passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such CFC’s current earnings and profits. Such inclusions will be treated as ordinary income (whether or not attributable to net capital gains). Thus, a U.S. Holder may be required to report as ordinary income its allocable share of the CFC’s Subpart F income without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of any earnings attributable to net capital gains of the CFC. Under Treasury Regulations, only U.S. Holders that are U.S. shareholders would be required to include in income their allocable shares of a CFC’s Subpart F income. In addition, such U.S. Holders that are U.S. shareholders would be subject to current U.S. tax on the “global intangible low-taxes income” or “GILTI” of the CFC, regardless of cash distributions from the CFC.

A shareholder’s tax basis in its Shares will be increased to reflect any required Subpart F income or GILTI inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Subpart F income will not be eligible for the reduced rate of tax applicable to certain dividends paid by qualified foreign corporations to individual U.S. persons. See above under “—Consequences to U.S. Holders—Ownership of Shares—Income and Loss.” Amounts included as Subpart F income or GILTI with respect to direct and indirect investments generally will not be taxable again when actually distributed by the CFC.

Whether or not any CFC has Subpart F income, any gain allocated to shareholders from our disposition of an equity interest in a CFC will be treated as dividend income (regardless of U.S. Shareholder status) to the extent of their allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a CFC will not pass through to U.S. Holders.

As described above under “—Passive Foreign Investment Companies,” Treasury Regulations under Section 1411 of the Code contain special rules for applying the 3.8% Medicare tax to U.S. persons owning an interest in a PFIC. Similar rules apply to U.S. shareholders of a CFC. Prospective shareholders should consult their own tax adviser regarding the implications of these special rules.

If a non-U.S. entity held by the Company is classified as both a CFC and a PFIC, then shareholders will be required to include amounts in income with respect to such non-U.S. entity either under the CFC rules described under this subheading, or under the PFIC rules described under “—Passive Foreign Investment Companies,” but not both. The interaction of these rules is complex, and prospective shareholders should consult their own tax adviser in this regard.

Based on our organizational structure, the Company currently believes that one or more of our existing portfolio companies are or in the future are likely to be classified as CFCs. Moreover, we may in the future acquire certain portfolio companies or intermediate holding companies through one or more holding entities treated as corporations for U.S. federal income tax purposes, and such future holding entities or other companies in which we acquire an interest may be treated as CFCs. A U.S. Holder that is categorized as a U.S. Shareholder based on the ownership tests described above may be required to include in income its allocable share of any CFC’s “Subpart F” income. The application of the CFC rules to U.S. Holders is uncertain in certain respects. Prospective shareholders should consult their own tax adviser regarding the implications of the CFC rules for their ownership and disposition of Shares.

Investment Structure

The Company may structure certain acquisitions through entities classified as corporations for U.S. federal income tax purposes. Such acquisitions will be structured as determined in the sole discretion of the Manager, generally to ensure that the Company is classified as a partnership and not a publicly traded partnership taxable as a corporation (as discussed above under “—Flow-Through Status of the Company and the Operating Subsidiary”), to avoid generating UBTI, and to provide simplified tax reporting for shareholders. Such structures may impose incremental tax on dispositions of, and dispositions from, holdings. Because shareholders will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such structure will benefit all shareholders to the same extent, including any structures or acquisitions utilizing leverage. Any such structure may result in additional indirect tax liabilities for certain shareholders. As discussed above under “—Passive Foreign Investment Companies” and “—Controlled Foreign Corporations,” if any such entity were a non-U.S. corporation, it might be considered a PFIC or CFC. If any such entity were a U.S. corporation, it would be subject to U.S. federal net income tax on its income, including any gain recognized on the disposition of its holdings. In addition, if a holding held through an entity classified as a corporation for U.S. federal income tax purposes were to involve U.S. real property, gain recognized on the disposition of the holding by a corporation generally would be subject to corporate-level tax, whether the corporation were a U.S. or a non-U.S. corporation.

U.S. Withholding Taxes

Although each U.S. Holder is required to provide us with an IRS Form W-9, we nevertheless may be unable to accurately or timely determine the tax status of shareholders for purposes of determining whether U.S. withholding applies to payments made by the Company to some or all shareholders. In such a case, payments made by the Company to U.S. Holders might be subject to U.S. “backup” withholding at the applicable rate or other U.S. withholding taxes. Shareholders would be able to treat as a credit their allocable share of any U.S. withholding taxes paid in the taxable year in which such withholding taxes were paid and, as a result, might be entitled to a refund of such taxes from the IRS. In the event shareholders redeem, transfer or otherwise dispose of some or all of their Shares, special rules might apply for purposes of determining whether such shareholders or the transferees of such Shares were subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Shares or entitled to refunds of any such taxes withheld. Prospective shareholders should consult their own tax adviser regarding the treatment of U.S. withholding taxes.

U.S. Taxation of Tax-Exempt U.S. Holders of Our Shares

The Company will use commercially reasonable efforts to structure the activities of the Company and Operating Subsidiary to avoid generating unrelated business taxable income (“UBTI”) attributable to debt-financed property. Income recognized by a U.S. tax-exempt organization (including a tax-exempt account) is exempt from U.S. federal income tax except to the extent of the organization’s UBTI. UBTI is defined generally as any gross income derived by a tax-exempt organization (including a tax-exempt account) from an unrelated trade or business that it regularly carries on, less the deductions directly connected with that trade or business. In addition, income arising from a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that holds operating assets or is otherwise engaged in a trade or business generally will constitute UBTI. Notwithstanding the foregoing, UBTI generally does not include any dividend income, interest income, certain other categories of passive income, or capital gains realized by a tax-exempt organization (including a tax-exempt account), so long as such income is not “debt financed,” as discussed below. The Company believes that the Company should not be regarded as engaged in a trade or business, and anticipates that any operating assets held by the Company will be held through entities that are treated as corporations for U.S. federal income tax purposes.

The exclusion from UBTI does not apply to income from “debt-financed property,” which is treated as UBTI to the extent of the percentage of such income that the average acquisition indebtedness with respect to the property bears to the average tax basis of the property for the taxable year. If an entity treated as a flow-through for U.S. federal income tax purposes, such as the Company or the Operating Subsidiary, incurs acquisition indebtedness, a tax-exempt partner in such flow-through entity (including one holding through a flow-through structure) will be deemed to have acquisition indebtedness equal to its allocable portion of such acquisition indebtedness. If any such indebtedness were used by the Company or by the Operating Subsidiary (or deemed to be used) to acquire property, such property generally would constitute debt-financed property, and any income from or gain from the disposition of such debt-financed property allocated to a tax-exempt organization (including a tax-exempt account) generally would constitute UBTI to such tax-exempt organization, subject to certain exceptions in cases where debt is paid off. In addition, even if such indebtedness were not used (or deemed to be used) either by the Company or by the Operating Subsidiary to acquire property but were instead used to fund distributions to shareholders, if a tax-exempt organization (including a tax-exempt account) subject to taxation in the United States were to use such proceeds to make an investment outside the Company, the IRS might assert that such investment constitutes debt-financed property to such shareholder with the consequences noted above. Neither the Company nor the Operating Subsidiary is prohibited from incurring indebtedness, and no assurance can be provided that neither the Company nor the Operating Subsidiary will generate UBTI attributable to debt-financed property in the future. Tax-exempt U.S. Holders should consult their own tax advisers regarding the tax consequences of a purchase of our Shares.

Consequences to Non-U.S. Holders

The Company will use commercially reasonable efforts to structure the activities of the Company and the Operating Subsidiary, respectively, to avoid the realization by the Company and the Operating Subsidiary, respectively, of income treated as effectively connected with a U.S. trade or business, other than effectively connected income attributable to the sale of a “United States real property interest” (including an interest in a “United States real property holding corporation”), each as defined in the Code. Specifically, the Company intends to make all acquisitions of portfolio companies that are not treated as corporations for U.S. federal income tax purposes indirectly through entities that are treated as corporations for U.S. federal income tax purposes, and as a result does not expect that any such investment will generate income treated as effectively connected with a U.S. trade or business (other than effectively connected income attributable to the sale of a U.S. real property interest). If, as anticipated, the Company is not treated as engaged in a U.S. trade or business or as deriving income which is treated as effectively connected with a U.S. trade or business, and provided that a Non-U.S. Holder is not itself engaged in a U.S. trade or business, then such Non-U.S. Holder generally will not be subject to U.S. tax return filing requirements solely as a result of owning Shares and generally will not be subject to U.S. federal income tax on its allocable share of the Company’s interest and dividends from non-U.S. sources or gain from the sale or other disposition of securities or real property located outside of the United States.

However, there can be no assurance that the law will not change or that the IRS will not deem the Company to be engaged in a U.S. trade or business. If, contrary to our expectations, the Company is treated as engaged in a U.S. trade or business, then a Non-U.S. Holder generally would be required to file a U.S. federal income tax return, even if no effectively connected income were allocable to it. If the Company were to have income treated as effectively connected with a U.S. trade or business, then a Non-U.S. Holder would be required to report that income and would be subject to U.S. federal income tax at the regular graduated rates. In addition, the Company might be required to withhold U.S. federal income tax on such Non-U.S. Holder’s distributive share of such income at the highest rate of income tax applicable to such Non-U.S. Holder based on the status of such Non-U.S. Holder. A corporate Non-U.S. Holder might also be subject to branch profits tax at a rate of 30%, or at a lower treaty rate, if applicable. If, contrary to expectation, the Company were engaged in a U.S. trade or business, then gain or loss from the sale of Shares by a Non-U.S. Holder would be treated as effectively connected with such trade or business to the extent that such Non-U.S. Holder would have had effectively connected gain or loss had the Company sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to a 10% U.S. federal withholding tax. Furthermore, these rules may apply to a subscription of our interests if existing non-U.S.

shareholders are considered to receive a corresponding cash distribution by the Company. The Manager will use commercially reasonable efforts to minimize the application of any associated withholding.

Further, it is possible that the Company will recognize gain from the sale of a United States real property interest. Regardless of whether the Company’s activities constitute a trade or business giving rise to U.S. “effectively connected” income, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), Non-U.S. Holders (other than certain qualified foreign pension funds and entities wholly owned by qualified foreign pension funds) are taxed on the gain derived from the dispositions of U.S. real property interests (including gain allocated to a Non-U.S. Holder upon a sale of such property interests by the Company). A U.S. real property interest includes an interest in a U.S. real property holding corporation. Under FIRPTA, Non-U.S. Holders treat gain or loss from dispositions of U.S. real property interests as if the gain or loss were “effectively connected” with a U.S. trade or business and, therefore, are required to pay U.S. taxes at regular U.S. rates on such gain or loss. As a result, Non-U.S. Holders that that receive income allocations from the sale of a U.S. real property interest may be required to file a U.S. federal income tax return and may be subject to U.S. federal income tax at regular U.S. rates on a sale, exchange, or other disposition of such U.S. real property interest. Generally with respect to gain attributable to the Company’s sale of a U.S. real property interest that is allocated to a Non-U.S. Holder, the Company will be required to withhold at the highest rate of income tax applicable to each Non-U.S. Holder based on the status of such Non-U.S. Holder. Also, such gain may be subject to a 30% branch profits tax (as discussed above).

Upon a sale of a Non-U.S. Holder’s Shares, if (i) 50% or more of the Company’s gross assets consist of U.S. real property interests and (ii) 90% or more of the Company’s gross assets consist of U.S. real property interests and cash or cash equivalents, a purchaser will be required to withhold tax pursuant to Section 1445 of the Code on the full amount of the purchase price. Regardless of whether the Company satisfies these requirements, gain attributable to the Company’s U.S. real property interests may be subject to U.S. federal income tax.

In general, even if the Company is not engaged in a U.S. trade or business, and assuming shareholders are not otherwise engaged in a U.S. trade or business, Non-U.S. Holders will nonetheless be subject to a withholding tax of 30% on the gross amount of certain U.S.-source income which is not effectively connected with a U.S. trade or business. Income subjected to such a flat tax rate is income of a fixed or determinable annual or periodic nature, including dividends and certain interest income. Such withholding tax may be reduced or eliminated with respect to certain types of income under an applicable income tax treaty between the United States and a shareholder’s country of residence or under the “portfolio interest” rules or other provisions of the Code, provided that such shareholder provides proper certification as to their eligibility for such treatment. Notwithstanding the foregoing, and although each Non-U.S. Holder is required to provide us with an IRS Form W-8, we nevertheless may be unable to accurately or timely determine the tax status of shareholders for purposes of establishing whether reduced rates of withholding apply to some or all shareholders. In such a case, a shareholder’s allocable share of distributions of U.S.-source dividend and interest income will be subject to U.S. withholding tax at a rate of 30%. Further, if such shareholder would not be subject to U.S. tax based on their tax status or otherwise were eligible for a reduced rate of U.S. withholding, such shareholder might need to take additional steps to receive a credit or refund of any excess withholding tax paid on their account, which could include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations applicable to claiming treaty benefits, if a shareholder resides in a treaty jurisdiction which does not treat the Company as a pass-through entity, such shareholder might not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on their account. In the event a shareholder elects to redeem, sell or exchange some or all of its Shares, special rules may apply for purposes of determining whether such shareholder or the transferee of such Shares are subject to U.S. withholding taxes in respect of income allocable to, or distributions made on account of, such Shares or entitled to refunds of any such taxes withheld. See “—Sale or Exchange/Redemption of Shares.” Prospective shareholders should consult their own tax adviser regarding the treatment of U.S. withholding taxes.

Special rules may apply to any Non-U.S. Holder (i) that has an office or fixed place of business in the United States; (ii) that is an individual present in the United States for 183 days or more in a taxable year, calculated taking into account a portion of the days such individual was present in the United States in the preceding two years; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding a partnership interest in the Company in connection with its U.S. business, (c) a PFIC, (d) a CFC, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Prospective shareholders should consult their own tax adviser regarding the application of these special rules.

Taxes in Other Jurisdictions

In addition to U.S. federal income tax consequences, a purchase of the Shares of the Company could subject shareholders to U.S. state and local taxes in the U.S. state or locality in which they are a resident for tax purposes. Shareholders could also be subject to tax return filing obligations and income, franchise, or other taxes, including withholding taxes, in non-U.S. jurisdictions in which the Company operates. We will attempt, to the extent reasonably practicable, to structure our operations and acquisitions so as to avoid income tax filing obligations by U.S. Holders in non-U.S. jurisdictions. However, there may be circumstances in which we are unable to do so. Income or gain from assets held by the Company may be subject to withholding or other taxes in jurisdictions outside the United States, except to the extent an income tax treaty applies. If shareholders wish to claim the benefit of an applicable income tax treaty, they might be required to submit information to tax authorities in such jurisdictions. Prospective shareholders should consult their own tax adviser regarding the U.S. state, local, and non-U.S. tax consequences of a purchase of in the Company.

Administrative Matters

Information Returns and Audit Procedures

We have agreed to use commercially reasonable efforts to furnish shareholders, within 75 days after the close of each calendar year, U.S. tax information (including IRS Schedule K-1) which describes on a U.S. dollar basis such shareholder’s share of the Company’s income, gain, loss and deduction for the preceding taxable year. However, providing this U.S. tax information to shareholders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, shareholders will need to apply for an extension of time to file their tax returns. In preparing this U.S. tax information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine a shareholder’s share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to their income or loss.

The Company may be audited by the IRS. Adjustments resulting from an IRS audit could require shareholders to adjust a prior year’s tax liability and result in an audit of their own tax return. Any audit of a shareholder’s tax return could result in adjustments not related to the Company’s tax returns, as well as those related to the Company’s tax returns. If the IRS makes an audit adjustment to our income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from the Company instead of shareholders. We may be permitted to elect to have the Manager and shareholders take such audit adjustment into account in accordance with their interests during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties, or interest as a result of an audit adjustment, then cash available for distribution to shareholders might be substantially reduced. As a result, current shareholders might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if current shareholders did not own Shares during the taxable year under audit.

Pursuant to the partnership audit rules, a “partnership representative” designated by the Company will have the sole authority to act on behalf of the Company in connection with any administrative or judicial review of The Company’s items of income, gain, loss, deduction, or credit. In particular, our partnership representative will have the sole authority to bind both our former and current shareholders and to make certain elections on behalf of the Company pursuant to the partnership audit rules.

Prospective shareholders should consult their own tax adviser regarding the implications of the partnership audit rules for a purchase of Shares.

Tax Shelter Regulations and Related Reporting Requirements

If the Company were to engage in a “reportable transaction,” we (and possibly shareholders) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or “transaction of interest,” or that it produces certain kinds of losses exceeding certain thresholds. Any purchase of Shares of the Company may be considered a “reportable transaction” if, for example, the Company were to recognize certain significant losses in the future. In certain circumstances, a shareholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Certain of these rules are unclear, and the scope of reportable transactions can change retroactively. Therefore, it is possible that the rules may apply to transactions other than significant loss transactions.

Moreover, if the Company were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, shareholders might be subject to significant accuracy-related penalties with a broad scope, for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and in the case of a listed transaction, an extended statute of limitations. The Company does not intend to participate in any reportable transaction with a significant purpose to avoid or evade tax, nor does it intend to participate in any listed transactions. However, no assurance can be provided that the IRS will not assert that it has participated in such a transaction.

Prospective shareholders should consult their own tax adviser concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the disposition of Shares.

Taxable Year

The Company uses the calendar year as its taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Withholding and Backup Withholding

For each calendar year, the Company will report to you and to the IRS the amount of distributions that we pay, and the amount of tax (if any) that we withhold on these distributions. The proper application to the Company of the rules for withholding under Sections 1441 through 1446 of the Code (applicable to certain dividends, interest, and amounts treated as effectively connected with a U.S. trade or business, among other items) is unclear.

Under the backup withholding rules, shareholders may be subject to backup withholding tax with respect to distributions paid unless: (i) they are an exempt recipient and demonstrate this fact when required; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax, and otherwise comply with the applicable requirements of the backup withholding tax rules. A U.S. Holder that is exempt should certify such status on a properly completed IRS Form W-9. A Non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a shareholder will be allowed as a credit against their U.S. federal income tax liability and may entitle such shareholder to a refund from the IRS, provided they supply the required information to the IRS in a timely manner.

If shareholders do not timely provide the Company, or the applicable nominee, broker, clearing agent, or other intermediary, with IRS Form W-9 or IRS Form W-8, as applicable, or such form is not properly completed, then the Company may become subject to U.S. backup withholding taxes in excess of what would have been imposed had the Company or the applicable intermediary received properly completed forms from all shareholders. For administrative reasons, and in order to maintain the fungibility of Shares, such excess U.S. backup withholding taxes, and if necessary similar items, may be treated by the Company as an expense that will be borne indirectly by all shareholders on a pro rata basis (e.g., since it may be impractical for us to allocate any such excess withholding tax cost to the shareholders that failed to timely provide the proper U.S. tax forms).

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act of 2010 (“FATCA”) impose a 30% withholding tax on “withholdable payments” made to a “foreign financial institution” or a “non-financial foreign entity,” unless such financial institution or entity satisfies certain information reporting or other requirements. Withholdable payments include certain U.S.-source income, such as interest, dividends, and other passive income. Proposed Treasury Regulations eliminate the requirement to withhold tax under FATCA on gross proceeds from the sale or disposition of property that can produce U.S.-source interest or dividends. The IRS has announced that taxpayers are permitted to rely on the proposed regulations until final Treasury Regulations are issued. We intend to comply with FATCA, so as to ensure that the 30% withholding tax does not apply to any withholdable payments received by the Company, the Operating Subsidiary, or our assets. Nonetheless, the 30% withholding tax may also apply to such shareholder’s allocable share of distributions attributable to withholdable payments, unless they properly certify their FATCA status on IRS Form W-8 or IRS Form W-9 (as applicable) and satisfy any additional requirements under FATCA.

In compliance with FATCA, information regarding certain shareholders’ ownership of Shares may be reported to the IRS or to a non-U.S. governmental authority. FATCA remains subject to modification by an applicable intergovernmental agreement between the United States and another country for cooperation to facilitate the implementation of FATCA, or by future Treasury Regulations or guidance. Prospective shareholders should consult their own tax adviser regarding the consequences under FATCA of a purchase of Shares.

Information Reporting with Respect to Foreign Financial Assets

Under Treasury Regulations, certain U.S. persons that own “specified foreign financial assets” with an aggregate fair market value exceeding either $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year generally are required to file an information report with respect to such assets with their tax returns. Significant penalties may apply to persons who fail to comply with these rules. Specified foreign financial assets include not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person, and any interest in a foreign entity. The failure to report information required under the current regulations could result in substantial penalties and in the extension of the statute of limitations with respect to federal income tax returns filed by such shareholder. Prospective shareholders should consult their own tax adviser regarding the possible implications of these Treasury Regulations for a purchase of Shares.

New Legislation or Administrative or Judicial Action

The U.S. federal income tax treatment of shareholders depends, in some instances, on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Shareholders should be aware that the U.S. federal income tax rules, particularly those applicable to partnerships, are constantly under review (including currently) by the Congressional tax writing committees and other persons involved in the legislative process, the IRS, the U.S. Treasury Department and the courts, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations, any of which could adversely affect the value of Shares and be effective on a retroactive basis. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for the Company to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of the Company’s income, reduce the net amount of distributions available to shareholders, or otherwise affect the tax considerations of owning Shares. Such changes could also affect or cause the Company to change the way it conducts its activities and adversely affect the value of Shares.

The Company’s organizational documents and agreements permit the Manager to modify the LLC Agreement from time to time, without the consent of shareholders, to elect to treat the Company as a corporation for U.S. federal tax purposes, or to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all shareholders.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE COMPANY AND SHAREHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, AND IN REVIEWING THIS REGISTRATION STATEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH SHAREHOLDER SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF ANY PURCHASE OF SHARES.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase and holding of any class of our Shares by any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) which is subject to Title I of ERISA, (ii) “plan” described in Section 4975 of the Code which is subject to Section 4975 of the Code (including, without limitation, an IRA and a “Keogh” plan), (iii) plan, fund, account or other arrangement that is subject to provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) being referred to herein as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan that is a Benefit Plan Investor (as defined below) and prohibit certain transactions involving the assets of a Benefit Plan Investor and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Benefit Plan Investor or the management or disposition of the assets of a Benefit Plan Investor, or who renders investment advice for a fee or other compensation to a Benefit Plan Investor, is generally considered to be a fiduciary of the Benefit Plan Investor.

In considering an investment in any class of our Shares of a portion of the assets of any Plan, a fiduciary should consider, among other things, whether an investment in the Shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the Shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Benefit Plan Investor that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of a Benefit Plan Investor that proposes to purchase or hold any Shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between a Benefit Plan Investor and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any “plan assets” of a Benefit Plan Investor. Depending on the satisfaction of certain conditions which may include the identity of the fiduciary of the Benefit Plan Investor making the decision to acquire or hold Shares on behalf of a Benefit Plan Investor, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving Shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such Shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Benefit Plan Investors considering acquiring and/or holding Shares in reliance on these or any other exemption should carefully review the exemption in consultation with its own legal advisors to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which the Company or all or a portion of the Company’s assets could themselves be treated as subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code. ERISA and the United States Department of Labor (“DOL”) regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) concerns the definition of what constitutes the assets of a Benefit Plan Investor for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Asset Regulations, generally when a Benefit Plan Investor acquires an “equity interest” in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors within the meaning of the Plan Asset Regulations (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Asset Regulations. The Plan Asset Regulations defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by Benefit Plan Investors, excluding equity interests held by persons (other than Benefit Plan Investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” (“Benefit Plan Investors”) is generally defined to include “employee benefit plans” as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, plans as defined in Section 4975 of the Code to which Section 4975 of the Code applies (including, for example, “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors and which does not satisfy another exception under ERISA). The Company intends to operate its business in a manner permitting it to maintain an exclusion from registration under the Investment Company Act.

Under the Plan Asset Regulations, a “publicly-offered security” is defined as a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the Benefit Plan Investor as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Companies

The definition of an “operating company” in the Plan Asset Regulations includes, among other things, a “venture capital operating company” (a “VCOC”). Generally, in order to qualify as a VCOC, an entity must demonstrate on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors), are invested in operating companies (other than VCOCs) (i.e., operating entities that (x) are primarily engaged directly, or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital, or (y) qualify as “real estate operating companies,” as defined in the Plan Asset Regulations) in which such entity has direct contractual management rights. In addition, to qualify as a VCOC, an entity must, in the ordinary course of its business, actually exercise such management rights with respect to at least one of the operating companies in which it invests. Similarly, the term “operating company” in the Plan Asset Regulations includes an entity that qualifies as a “real estate operating company” (“REOC”). An entity should qualify as a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate. The “initial valuation date” is the date on which the entity first makes an investment that is not a short-term investment of funds pending long-term commitment. The Plan Asset Regulations do not provide specific guidance regarding what rights will qualify as management rights, and the DOL has consistently taken the position that such determination can only be made in light of the surrounding facts and circumstances of each particular case, substantially limiting the degree to which it can be determined with certainty whether particular rights will satisfy this requirement.

To the extent any class of our Shares does not meet the “publicly-offered” exception, the Company will use commercially reasonable efforts to satisfy another exception to the Plan Asset Regulations, including by qualifying as an “operating company” or limiting investment by, or prohibiting investment from, Benefit Plan Investors in one or more classes of our Shares. However, no assurance can be given that this will be the case.

If the assets of the Company were deemed to be “plan assets” within the meaning of the Plan Asset Regulations (e.g., if the Company fails to qualify as a VCOC or a REOC as of its initial valuation date, or during any subsequent annual valuation period, and no other exception under ERISA applies), this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to acquisitions made by the Company, and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Manager and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the shareholders that are Benefit Plan Investors any profit realized on the transaction and (ii) reimburse such Benefit Plan Investors for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. In addition, with respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. In addition, if the Company’s assets are deemed to be “plan assets” under the Plan Asset Regulations, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of a Benefit Plan Investor may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the Benefit Plan Investor. In such case, a fiduciary of a Benefit Plan Investor who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any shareholder which is a Benefit Plan Investor, the fiduciary of any such Benefit Plan Investor would not be protected from liability resulting from our decisions.

We may require any person proposing to acquire Shares to furnish such information as may be necessary to determine compliance with an exception under ERISA or the Plan Asset Regulations, including whether such person is a Benefit Plan Investor. In addition we have the power to (a) exclude any shareholder or potential shareholder from purchasing any class of our Shares and (b) prohibit any redemption of Shares if our Manager determines that there is a substantial likelihood that such shareholder’s purchase, ownership or redemption of Shares would result in (i) the Company’s assets to be characterized as plan assets, for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA, Section 4975 of the Code or any provisions of any Similar Laws or (ii) the Company, the Manager or any affiliates thereof to be considered a fiduciary of any shareholder for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Similar Laws and all Shares shall be subject to such terms and conditions.

While governmental plans, certain church plans and non-U.S. plans may not be subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, such Plans may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans, in consultation with their legal advisors, should consider the impact of their respective laws and regulations on an investment in the Company and the considerations discussed above, if applicable.

Independent Fiduciaries with Financial Expertise

This Registration Statement does not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. KKR, the Manager and their respective affiliates have a financial interest in investors’ investment in Shares on account of the fees and other compensation they expect to receive (as the case may be) from the Company and their other relationships with the Company as contemplated in this Registration Statement. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of KKR, the Manager, and their respective affiliates; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary

(under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in the Shares, who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Shares and any related transactions.

Reporting of Indirect Compensation

Under ERISA’s general reporting and disclosure rules, certain Benefit Plan Investors subject to Title I of ERISA are required to file annual reports (Form 5500) with the DOL regarding their assets, liabilities and expenses. To facilitate compliance with these requirements it is noted that the descriptions contained in this Registration Statement of fees and compensation, including the Management Fee and the Performance Participation Allocation are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 may be available.

Representation

By acceptance of any class of our Shares, each shareholder will be deemed to have represented and warranted that either (i) no portion of the assets used by such shareholder to acquire or hold the Shares constitutes assets of any Plan or (ii) the purchase and holding of the Shares by such shareholder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The sale of Shares to a Plan is in no respect a representation by the Company or any other person associated with our Private Offering that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan. The preceding discussion is only a summary of certain ERISA implications of an investment in the Shares and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.

Each Plan investor is advised to contact its own legal and financial advisors and other fiduciaries unrelated to KKR, the Manager or any of their respective affiliates about whether an investment in our Shares, or any decision to continue to hold, transfer or provide any consent with respect to any such Shares, may be appropriate for the Plan’s circumstances.

ITEM 1A.	RISK FACTORS

A purchase of the Company’s shares involves a high degree of risk and is suitable only for sophisticated individuals and institutions for whom a purchase of the Company’s shares does not represent a complete investment program and who fully understand and are capable of bearing the risks of owning the Company’s shares. There can be no assurance that the business objectives of the Company will be achieved, that any acquisitions targeted pursuant to the Company’s business objectives will be made by the Company or that a shareholder will receive a return of its capital. In addition, there will be occasions when the Manager and its affiliates will encounter potential conflicts of interest in connection with the Company, as described below under “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest.” The following discussion enumerates certain risk factors that should be carefully evaluated before making a purchase of the Company’s Shares. This summary does not purport to be a complete discussion of all of the risks and other factors and considerations which relate to or might arise from investing in the Company or from the Company’s portfolio companies.

Risks Related to Our Business

Difficult market and economic conditions can adversely affect our business in many ways.

Our activities could be materially affected by market, economic and political conditions globally and in the jurisdictions and sectors in which we acquire portfolio companies, including economic outlook, factors affecting interest rates, the availability of credit, currency exchange rates and trade barriers. These factors are outside the Manager’s control and could adversely affect the liquidity and value of our holdings and reduce our ability to make attractive new acquisitions. Difficult market conditions could adversely affect us by reducing the value or performance of our portfolio companies or by reducing our ability to obtain appropriate financing, each of which could negatively impact the returns to our shareholders. The impact of these conditions may, and likely would, also exacerbate many of the other risks discussed in this Registration Statement.

The current regulatory environment in the United States may be impacted by future legislative developments. The full extent of President Biden’s legislative agenda is not fully known as of the date of this Registration Statement, but it may include certain regulatory measures for the U.S. financial services industry, an increase in tax rates and other changes to tax policies. Furthermore, the U.S. Congress in the future may adopt a more progressive platform, which may adversely affect the private equity industry and our Company. Any significant changes in, among other things, economic policy (including with respect to interest rates and foreign trade), the regulation of the asset management industry, tax law, immigration policy, environmental protection and/or climate change policies or regulations and/or government entitlement programs could have a material adverse impact on our business and our portfolio companies. More generally, legislative acts, rulemaking, adjudicatory or other activities including in particular by the U.S. Congress, the U.S. Securities and Exchange Commission, the U.S. Federal Reserve Board, the Financial Industry Regulatory Authority, Inc. or other governmental, quasi-governmental or self-regulatory bodies, agencies and regulatory organizations could make it more difficult (or less attractive) for us to achieve our business objectives or for some or all of our portfolio companies to engage in their respective businesses.

Populist and anti-globalization movements, particularly in Western Europe and the United States, could result in material changes in economic, trade and immigration policies, all of which could lead to significant disruption of global markets and could have materially adverse consequences on our business, including in particular on portfolio companies whose operations are directly or indirectly dependent on international trade (see also “ —Risks Related to Our Portfolio Companies and Industry—We may be impacted by changes in trade policies.” below).

Global and regional economic conditions have a substantial impact on the value of portfolio companies. See “—Public health crises, such as COVID-19, may continue to occur from time to time, which could directly and indirectly adversely impact us and our portfolio companies.” For example, global equity and credit markets are expected to have a substantial effect on our financial condition and results of operations. Tightening liquidity conditions in equity and credit capital markets will affect the availability and cost of capital for our Company and our portfolio companies, and the increased cost of credit or degradation in debt financing terms may adversely impact our Manager’s ability to identify and execute acquisitions on attractive terms. See “—We will have significant liquidity requirements, and adverse market and economic conditions may adversely affect our sources of liquidity, which could adversely affect our business operations in the future.”

We will have significant liquidity requirements, and adverse market and economic conditions may adversely affect our sources of liquidity, which could adversely affect our business operations in the future.

We expect that our primary liquidity needs will consist of cash required to meet various obligations, including, without limitation, to:

•	repurchase our Shares in connection with any repurchases or redemptions of Shares or other securities issued by us;

•	grow our businesses, including acquiring portfolio companies and otherwise supporting our portfolio companies;

•

service debt obligations including the payment of obligations at maturity, on interest payment dates or upon redemption, as well as any contingent liabilities, including from litigation, that may give rise to future cash payments;

•	fund cash operating expenses and contingencies, including for litigation matters; and

•	pay any cash distributions in accordance with our distribution policy for our Shares, if any.

These liquidity requirements may be significant. Our commitments to our portfolio companies may require significant cash outlays over time, and there can be no assurance that we will be able to generate sufficient cash flows from sales of Shares to investors.

In the event that our liquidity requirements were to exceed available liquid assets for the reasons specified above or for any other reasons, we may increase our indebtedness or be forced to sell assets. For further discussion of our liquidity needs, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Financial Condition, Liquidity and Capital Resources.”

Uncertainty caused by bank closures and other developments in the global financial system may have a material adverse effect on our and our portfolio companies’ operations and overall performance.

In early 2023, bank closures in the U.S. and Europe caused uncertainty for financial services companies—especially in the banking sector, and U.S. middle market banks in particular—and fear of instability in the global financial system generally. Many financial institutions experienced volatile stock prices and significant losses in their equity value, and there is concern that depositors have withdrawn, or could withdraw in the future, significant sums from their accounts at these institutions (each, a “Distress Event”). As a result, U.S. governmental agencies (including the U.S. Federal Deposit Insurance Corporation (the “FDIC”) and the U.S. Federal Reserve Bank) intervened directly and indirectly to protect the uninsured depositors of banks that have recently closed or who have experienced a significant Distress Event. Simultaneously, as a result of depositary outflows and other existential issues, the Swiss Financial Market Supervisory Authority intervened in the collapse of Credit Suisse, one of the global systemically important banks, brokering its partial sale to UBS. There is a risk that other financial institutions could undergo Distress Events as a result of contagion disconnected from market fundamentals or for other reasons, and it is unclear what steps regulators would take, if any, in the event of further bank closures or continuing (or increasing) market distress.

Banks and other financial institutions, including those that could undergo Distress Events could provide credit facilities and/or other forms of financing to the Company or its portfolio companies. There can be no assurance that such financial institutions will honor their obligations as creditors or that another financial institution would be willing and able to provide replacement financing or similar capabilities and on similar terms.

If a financial institution closes, whether as a result of a Distress Event or otherwise, there is no guarantee that its uninsured depositors, which could include the Company and/or its portfolio companies, will be made whole or, even if made whole, that such deposits will become available for withdrawal in short order. Pursuant to statute, U.S. bank accounts are insured by the FDIC in an amount up to $250,000. While the U.S. government has considered raising that limit, there can be no guarantee that such limit will be increased. As a consequence, for example, if a Distress Event occurs, the Company or its portfolio companies could be delayed or prevented from accessing a portion or all of their bank accounts or making required payments under their debt or other contractual obligations. Shareholders could be impacted in their ability to honor subscriptions and/or receive distributions for related reasons.

Distress Events could have a potentially adverse effect on the ability of the Manager to manage the Company and its assets, and on the ability of the Manager, the Company and any portfolio company to maintain operations, which in each case could result in significant losses and in unconsummated acquisitions and dispositions. Such losses could include: a loss of funds; an obligation to pay fees and expenses in the event the Company is not able to close a transaction (whether due to the inability to draw capital on a credit line provided by a financial institution experiencing a Distress Event, the inability of the Company to access subscriptions or otherwise); the inability of the Company to acquire or dispose of assets, or acquire or dispose of such assets at prices that the Manager believes reflect the fair value of such assets; and the inability of portfolio companies to make payroll, fulfill obligations or maintain operations. If a Distress Event leads to a loss of access to a financial institution’s services, it is also possible that the Company or a portfolio company will incur additional expenses or delays in putting in place alternative arrangements or that such alternative arrangements will be less favorable than those formerly in place (with respect to economic terms, service levels, access to capital, or otherwise). Although the Manager expects to exercise contractual remedies under agreements with financial institutions in the event of a Distress Event, there can be no assurance that such remedies will be successful or avoid losses or delays. The Company and its portfolio companies are subject to similar risks if any financial institution utilized by shareholders in the Company or by suppliers, vendors, service providers or other counterparties of the Company or a portfolio company becomes subject to a Distress Event, which could have a material adverse effect on the Company.

Many financial institutions require, as a condition to using their services (including lending services), that the Manager and/or the Company maintain all or a set amount or percentage of their respective accounts or assets with the financial institution, which heightens the risks associated with a Distress Event with respect to such financial institutions. Although the Manager seeks to do business with financial institutions that it believes are creditworthy and capable of fulfilling their respective obligations to the Company, the Manager is under no obligation to use a minimum number of financial institutions with respect to the Company or to maintain account balances at or below the relevant insured amounts.

Uncertainty caused by recent bank failures—and general concern regarding the financial health and outlook for other financial institutions—could have an overall negative effect on banking systems and financial markets generally. The recent developments could also have other implications for broader economic and monetary policy, including interest rate policy. For the foregoing reasons, there can be no assurances that conditions in the banking sector and in global financial markets will not worsen and/or adversely affect the Company or one or more of its portfolio companies or its overall performance.

Extensive regulation of our business affects our activities and creates the potential for significant liabilities and penalties, which could materially and adversely affect our business.

In some instances, the acquisition of a portfolio company could involve substantive continuing involvement by, or an ongoing commitment to, a government, quasi-government, industry, self-regulatory or other relevant regulatory authority, body or agency (“Regulatory Agencies”). The nature of these obligations exposes the owners of the relevant portfolio company to a higher level of regulatory control than typically imposed on other businesses.

Regulatory Agencies might impose conditions on the construction, operations, and activities of a portfolio company as a condition to granting their approval or to satisfy regulatory requirements, including requirements that such portfolio companies remain managed by the Manager, the Company or their affiliates, which could limit our ability to dispose of portfolio companies at opportune times.

Regulatory Agencies often have considerable discretion to change or increase regulation of the operations of a portfolio company or to otherwise implement laws, regulations, or policies affecting its operations (including, in each case, with retroactive effect), separate from any contractual rights that the Regulatory Agencies’ counterparties have. Accordingly, additional or unanticipated regulatory approvals, including, without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, could be required to acquire a portfolio company, and additional approvals could become applicable in the future due to, among other reasons, a change in applicable laws and regulations or a change in the relevant portfolio company’s activities. There can be no assurance that a portfolio company will be able to: (i) obtain all required regulatory approvals that it does not yet have or that it could require in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility owned by a portfolio company, the completion of a previously announced acquisition or sale to a third party, or could prevent operation of a facility owned by a portfolio company, the completion of a previously announced acquisition or sale to a third party, or could otherwise result in additional costs and material and adverse consequences to a portfolio company and our business.

Regulatory Agencies could be influenced by political considerations and could make decisions that adversely affect a portfolio company’s business. There can be no assurance that the relevant government will not legislate, impose regulations, or change applicable laws, or act contrary to the law in a way that would materially and adversely affect the business of a portfolio company. The profitability of certain types of acquisitions might be materially dependent on government subsidies being maintained. Reductions or eliminations of such subsidies would likely have a material adverse impact on relevant acquisitions by us. See “—We may acquire portfolio companies involved in heavily regulated industries.”

Misconduct of employees of the Manager or by third-party service providers could cause significant losses to us.

Misconduct of employees of the Manager or its affiliates could include binding us to transactions that exceed authorized limits or present unacceptable risks and unauthorized acquisition activities or concealing unsuccessful acquisition activities (which, in either case, could result in unknown and unmanaged risks or losses). Employee misconduct could also involve illegal or otherwise inappropriate acts that are not directly related to us or any portfolio companies but nonetheless have a material adverse impact (including reputational damage) on us, the Manager or our or its affiliates. Losses could also result from actions by third-party service providers, including, without limitation, misappropriating assets or a failure of a custodian that holds our assets. In addition, employees of the Manager or its affiliates as well as third-party service providers might improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting our business prospects or future marketing activities. No assurances can be given that the due diligence performed by the Manager will identify or prevent any such misconduct.

Complex regulations may limit our ability to raise capital, increase the costs of our capital raising activities and may subject us to penalties.

We may rely on exemptions or exclusions in the United States from various requirements of the Securities Act, the Exchange Act, the Investment Company Act and ERISA in conducting our business. These exemptions and exclusions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions or exclusions were to become unavailable to us, we could become subject to additional restrictive and costly registration requirements, regulatory action or third-party claims and our business could be materially and adversely affected. For example, in offering and selling our Shares to investors, we intend to rely on private placement exemptions from registration under the Securities Act, including Rule 506 of Regulation D. However, Rule 506 becomes unavailable to issuers (including the Company) if the issuer or any of its “covered persons” (certain officers and directors and also certain third parties including, among others, promoters, placement agents and beneficial owners of 20% of outstanding voting securities of the issuer) has been the subject of a “disqualifying event,” which includes a variety of criminal, regulatory and civil matters (so-called “bad actor” disqualification). If we or any of the covered persons associated with the Company are subject to a disqualifying event, we could lose the ability to raise capital in a Rule 506 private offering for a significant period of time, which could significantly impair our ability to raise new funds, and, therefore, could materially and adversely affect our business, results of operations and financial condition. In addition, if certain of our employees or any potential significant investor has been the subject of a disqualifying event, we could be required to reassign or terminate such an employee or we could be required to refuse the investment of such an investor, which could impair our relationships with investors, harm our reputation or make it more difficult to raise new funds. See “—Risks Related to Our Structure—We would not be able to operate our business according to our business plan if we are required to register as an investment company under the Investment Company Act.”

Operational risks, including those relating to third parties who provide services to us, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on our financial, accounting and other data processing systems and on the systems of third parties who provide services to us, including the Manager. If any of these systems do not operate properly, are disabled or not appropriately updated, we could suffer financial loss, a disruption of our businesses, regulatory intervention, fines, sanctions or reputational damage. In addition, we operate in businesses that are highly dependent on information systems and technology. Our and our third-party service providers’ information systems and technology may not be able to accommodate our growth, may be subject to security risks, and the cost of maintaining such systems and technology may increase from our current level. Such a failure to accommodate growth, or an increase in costs related to such information systems and technology, could have a material adverse effect on our business. We are also dependent on an increasingly concentrated group of third-party vendors that we do not control for providing many of the aforementioned services. A disaster, disruption, error or inability to operate or provide any of these services by us or our vendors or third parties with whom we conduct business, including a disruption involving electronic communications or other services used by us, our vendors or third parties with whom we conduct business, including the Manager, could have a material adverse impact on our ability to operate our business without interruption. Our business continuation or disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all. Furthermore, most of the Manager’s administrative personnel and our information system and technology infrastructure are located in New York City. Any disruption in the operation of the Manager’s New York City office could have a significant impact on our business, and such risk of disruption or inaccessibility could be heightened during a public health crisis or pandemic.

Federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our portfolio companies create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm.

We are subject to a number of laws and regulations governing payments and contributions to political persons or other third parties, including restrictions imposed by the Foreign Corrupt Practices Act (“FCPA”), as well as trade sanctions and trade control laws administered by the Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce and the U.S. Department of State. The FCPA is intended to prohibit bribery of foreign governments and their officials and political parties, and requires public companies in the United States to keep books and records that accurately and fairly reflect those companies’ transactions. OFAC, the U.S. Department of Commerce and the U.S. Department of State administer and enforce various trade control laws and regulations, including economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. These laws and regulations implicate a number of aspects of our business, including servicing existing investors, finding new investors and sourcing the acquisition of new portfolio companies, as well as activities by our portfolio companies or other controlled holdings. Some of these regulations provide that penalties can be imposed on us for the conduct of a portfolio company, even if we have not ourselves violated any regulation.

Similar laws in non-U.S. jurisdictions, such as European Union (“EU”) sanctions and blocking statutes, the U.K. Bribery Act, as well as other applicable anti-bribery, anti-corruption, anti-money laundering, or sanction or other export control, or related laws in the United States and abroad, may also impose stricter or more onerous requirements than the FCPA, OFAC, the U.S. Department of Commerce, the U.S. Department of State or U.S. Department of Treasury, and implementing them may disrupt our business or cause us to incur significantly more costs to comply with those laws. Different laws may also contain conflicting provisions, making compliance with all laws more difficult. For example, the EU has adopted measures, such as Council Regulation (EC) No. 2271/96, that could restrict certain persons and entities subject to EU jurisdiction from complying with extra-territorial sanctions imposed by other jurisdictions, such as the United States. If we fail to comply with these laws and regulations, we could be exposed to claims for damages, civil or criminal financial penalties, reputational harm, incarceration of our employees, restrictions on our operations and other liabilities, which could materially and adversely affect our business, results of operations and financial condition. In addition, we may be subject to successor liability for FCPA violations or other acts of bribery, or violations of applicable sanctions, other export control or foreign direct investment laws committed by portfolio companies which we acquire.

Under these laws, governments have the authority to impose a variety of actions, including requirements for the advance screening or notification of certain transactions, blocking or imposing conditions on certain transactions, limiting the size of foreign equity investments or control by foreign investors, and restricting the employment of foreigners as key personnel. These actions could limit our ability to find suitable portfolio companies, cause delays in consummating transactions, result in the abandonment of transactions, and impose burdensome operational requirements on our portfolio companies. These laws could also negatively impact our ability to attract investors and syndication activities by causing us to exclude or limit certain investors in us or co-investors for our transactions. Moreover, these laws may make it difficult for us to identify suitable buyers for our portfolio companies that we want to exit and could constrain the universe of exit opportunities generally. Complying with these laws imposes potentially significant costs and complex additional burdens, and any failure by us or our portfolio companies to comply with them could expose us to significant penalties, sanctions, loss of future portfolio company opportunities, additional regulatory scrutiny, and reputational harm.

We anticipate being subject to increasing focus by our investors, regulators and other stakeholders on ESG matters.

Our investors, regulators and other stakeholders are increasingly focused on ESG matters. For example, certain investors may consider our and our Manager’s record of responsible investing, as well as our approach to responsible investing, in determining whether to invest in our Shares. Certain investors have also demonstrated increased ESG-related activism, which may constrain our capital deployment opportunities and engagement with existing portfolio companies. Similarly, certain investors, particularly institutional investors, may use third-party benchmarks or scores to measure our ESG practices, and to decide whether to invest in our Shares or engage with us regarding our practices. If our ESG scores or practices do not meet the standards set by such investors, they may choose not to invest in our Shares, and we may face reputational challenges. There can be no assurance that we will be able to accomplish any ESG goals or commitments that we may announce in the future, as statements regarding such goals and commitments reflect our plans and aspirations at the time of announcement and do not guarantee achievement of such plans and aspirations within the timeline we announce or at all.

Different stakeholder groups have divergent views on ESG matters, which increases the risk that any action or lack thereof with respect to ESG matters will be perceived negatively by at least some stakeholders and adversely impact our reputation and business. Anti-ESG sentiment has gained some momentum across the United States, with several states having enacted or proposed “anti-ESG” policies or legislation, or issued related legal opinions. If we do not successfully manage ESG-related expectations across these varied stakeholder interests, it could erode stakeholder trust, impact our reputation, and constrain our acquisition and capital raising opportunities.

In 2022, the SEC proposed extensive rules aimed at enhancing and standardizing climate-related disclosures in an effort to foster greater consistency, comparability and reliability of climate-related information among public issuers. The proposal, if adopted, would require domestic registrants and foreign private issuers to include prescribed climate-related information in their registration statements and annual reports substantially beyond what is currently required, including data regarding greenhouse gas emissions and information regarding climate-related risks and opportunities and related financial impacts, governance and strategy.

Globally, a lack of harmonization in relation to ESG legal and regulatory reform across the jurisdictions in which we may operate may affect our future implementation of, and compliance with, rapidly developing ESG standards and requirements.

Generally, we expect investor demands and the prevailing legal environment to require us to devote additional resources to ESG matters in our review of prospective acquisitions. Additionally, collecting, measuring, and reporting ESG information and metrics can be costly, difficult and time consuming, are subject to evolving reporting standards and can present numerous operational, reputational, financial, legal and other risks.

Compliance with ESG-related rules and efforts to meet investor expectations on ESG matters may place strain on our Manager’s personnel, systems and resources, and we may incur significant compliance costs. Additionally, failure to comply with such rules or meet investor expectations may adversely affect our business and reputation, and negatively impact our ability to raise capital and the NAV of our Shares.

Public health crises, such as COVID-19, may continue to occur from time to time, which could directly and indirectly adversely impact us and our portfolio companies.

A pandemic, epidemic or other public health crisis may occur from time to time, which could adversely impact the Company, KKR, our Joint Ventures and our portfolio companies. Many countries have experienced outbreaks of infectious illnesses in recent decades, including swine flu, avian influenza, SARS and COVID-19. The COVID-19 pandemic resulted and may in the future continue to result in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, border closures and other travel restrictions, causing social unrest and commercial disruption on a global scale.

The COVID-19 pandemic had a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross-border commercial activity and market sentiment were increasingly impacted by the pandemic and government and other measures seeking to contain its spread and the COVID-19 pandemic may in the future cause additional severe disruptions. In addition to these adverse consequences for certain portfolio companies we acquire, the operations of the Company, KKR and our Joint Ventures in many jurisdictions have been, and could continue to be, adversely impacted, including through quarantine measures, business closures and suspensions, travel restrictions and health issues impacting KKR personnel and KKR service providers based around the world in relation to COVID-19 and other health crises. Disruptions to commercial activity relating to the imposition of quarantines, social distancing measures or travel restrictions (or more generally, a failure of containment efforts) could adversely impact the Company and our Joint Ventures, including by delaying or causing supply chain disruptions or by causing staffing shortages. Any of the foregoing events could materially and adversely affect our ability to source, manage and divest our acquisitions and our ability to fulfill our business strategy. Similar consequences could arise with respect to other comparable infectious diseases.

The COVID-19 pandemic has contributed to, and could along with other health crises continue to contribute to, volatility in financial markets, including changes in interest rates. It has also had a material and negative impact on certain economic fundamentals and consumer confidence, increased the risk of default of particular portfolio companies, reduced the availability of debt financing to the Company and our Joint Ventures and potential purchasers of their portfolio companies, negatively impacted market values, caused credit spreads to widen and reduced liquidity, all of which have had and could have, in the event of a continued outbreak, an adverse effect on the Company and our Joint Ventures. No assurance can be given as to the long-term effect of these events on the value of our and our Joint Ventures’ portfolio companies. The impact of a public health crisis, such as COVID-19 (or any future pandemic, epidemic or other outbreak of a contagious disease), is difficult to predict, which presents material uncertainty and risk with respect to the performance of the Company and our Joint Ventures. The impact of COVID-19 may also exacerbate the other risks discussed in this Registration Statement.

Conflicts between KKR or its affiliates and the Company regarding syndication of portfolio companies and warehousing may not be resolved in favor of the Company.

KKR, KKR Vehicles, or affiliates or related parties of the foregoing or other parties (including, for the avoidance of doubt, any bank warehouse, which may be structured as a securitization, a total return swap, junior and/or “first loss” notes, the price of which will be linked to the value of the underlying assets, or otherwise, which in each case may be guaranteed financed or partially financed by any of the foregoing) could acquire an asset as principal and subsequently sell some or all of it to the Company, KKR Vehicles or co-investors in an affiliate or related party transaction. Similarly, the Company may acquire a portfolio company and subsequently syndicate, or sell some or all of it, to KKR, KKR Vehicles, co-investors, or affiliates or related parties of the foregoing or other third parties, notwithstanding the availability of capital from the shareholders and other investors thereof or applicable credit facilities. While it intends to transfer warehoused assets at cost, the Manager may cause these transfers to be made at cost, or cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, notwithstanding that the fair value of any such portfolio company may have declined below or increased above cost from the date of acquisition to the time of such transfer. The Manager may also determine another methodology for pricing these transfers, including fair value at the time of transfer. It may be possible that the Company acquires transferred portfolio companies at above fair value, and/or separately sells them at below fair value. The Company and any Controlled Portfolio Company (as defined below) of the Company shall not consummate any sale of a portfolio company to, or acquisition of a portfolio company from KKR, any KKR Vehicle, any of their respective Affiliates or any Controlled Portfolio Company unless such transaction (A) is on terms no less favorable to the Company than could have been obtained on an arm’s length basis from an unrelated third party and (B) has been approved in advance by (x) the Executive Committee and (y) Special Approval. Also, the Manager may charge fees on these transfers to either or both of the parties. The Manager or its affiliates will be permitted to retain any portion of a portfolio company initially acquired by them with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so. As part of structuring such syndication and warehousing arrangements, the Manager may require the Company and KKR Vehicles to enter into conditional purchase agreements, where the Company and/or KKR Vehicles agree to acquire future warehoused assets: (i) prior to their original acquisition; and (ii) prior to the Company and KKR Vehicles having the requisite available capital to acquire such assets, in each case with such sale being conditional upon the Company and/or KKR Vehicles (as the case may be) having sufficient available capital in order to acquire the relevant warehoused assets. Conflicts of interest are expected to arise in connection with these potential warehousing arrangements and any related affiliate transactions, including with respect to timing allocations of portfolio companies to such warehousing, structuring, pricing and other terms of the transactions related thereto. For example, KKR will have a conflict of interest if KKR were to receive fees, including an incentive allocation, from a KKR Vehicle acquiring from or transferring to the Company all or a portion of a portfolio company.

These conflicts related to syndication of portfolio companies and warehousing will not necessarily be resolved in favor of the Company, and shareholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts. By subscribing for Shares, shareholders will be deemed to approve the syndication of portfolio companies and warehousing to the extent the terms of such transactions are (A) on terms no less favorable to the Company than could have been obtained on an arm’s length basis from an unrelated third party and (B) have been approved in advance by (x) the Executive Committee and (y) Special Approval.

Risks Related to Our Portfolio Companies and Industry Focus

Our acquisitions and holdings may be subject to a number of inherent risks.

Our results are highly dependent on our ability to generate attractive risk-adjusted returns and achieve medium-to-long-term capital appreciation through Joint Ventures diversified by sector, industry and geography. Our acquisitions and holdings may involve a number of significant risks, including the following:

•

our portfolio companies may have limited financial resources and may be unable to meet their obligations, which may be accompanied by a deterioration in the value of their equity securities or any collateral or guarantees provided with respect to their debt;

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our portfolio companies may be more likely to depend on the management talents and efforts of a small group of persons and, as a result, the death, disability, resignation or termination of one or more of those persons could have a material adverse impact on their business and prospects;

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our portfolio companies may be businesses or divisions acquired from larger operating entities that may require a rebuilding or replacement of financial reporting, information technology, operational and other functions;

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our portfolio companies may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•

instances of bribery, fraud and other deceptive practices committed by senior management of portfolio companies in which our portfolio companies or we hold interests may undermine our due diligence efforts with respect to such companies, and if such bribery, fraud or other deceptive practices are discovered, negatively affect the valuation of our holdings as well as contribute to overall market volatility that can negatively impact the Company;

•

our portfolio companies generally have capital structures established on the basis of financial projections based primarily on management’s judgments and assumptions, and general economic conditions and other factors may cause actual performance to fall short of these financial projections, which could cause a substantial decrease in the value of our equity holdings in the portfolio company;

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our executive officers, directors and employees may be named as defendants in litigation involving a portfolio company, and we may indemnify such executive officers, directors or employees for liability relating to such litigation;

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our portfolio companies may operate in a variety of industries that are subject to extensive domestic and foreign regulation (including companies that supply services to governmental agencies), such as the financial services industry, telecommunications industry, the defense and government services industry, the healthcare industry, oil and gas industry, the waste management industry and the food industry, which may involve greater risk due to rapidly changing market and governmental conditions in those sectors;

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our transactions may involve complex tax structuring that could be challenged or disregarded, which may result in losing treaty benefits or would otherwise adversely impact our portfolio companies; and

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significant failures of our portfolio companies to comply with laws and regulations applicable to them could affect our ability to acquire other companies in certain industries in the future and could harm our reputation.

We may acquire interests in portfolio companies through arrangements with third parties, including a minority interest, to the extent consistent with maintaining our exclusion from the Investment Company Act.

We may acquire portfolio companies through arrangements with operating partners, including through partnerships, Joint Ventures or other entities. Operating partners, if used, generally would be expected to provide various services to portfolio entities through which such acquisitions are made, including acquisition-related services (such as sourcing, evaluating, structuring, due diligence and execution with respect to actual or potential portfolio company opportunities) and management-related services with respect to such portfolio companies (including day-to-day management and oversight). The operating partners with respect to a particular portfolio company could also provide the same or similar services with respect to one or more other portfolio companies and/or one or more KKR Vehicles in addition, potentially, to third parties unaffiliated with us, KKR Vehicles or KKR. We expect to make acquisitions alongside third parties, including third-party fund managers, which third parties might have larger or controlling ownership interests in, or governance rights in respect of, such portfolio companies. Although KKR will attempt to acquire the necessary governance rights to exercise enough influence to implement KKR’s value creation strategies, in some cases certain major decisions will require the consent of other investors, thereby lessening KKR’s control and therefore its ability to protect our position. It may also be more difficult for us to sell our interest in any Joint Venture, partnership or entity with other owners than to sell our interest in other types of portfolio companies (and any such portfolio company may be subject to a buy-sell right). We may grant operating partners and other third parties approval rights with respect to major decisions concerning the management and disposition of portfolio companies, which would increase the risk of deadlocks or unanticipated exits from a portfolio company. A deadlock could delay the execution of the business plan for the portfolio company or require us to engage in a buy-sell of the venture with the operating partner and other third party or conduct the forced sale of such portfolio company or require alternative dispute resolution in order to resolve such deadlock. As a result of these risks, we may be unable to fully realize our expected return on any such portfolio company. In addition, there may be instances in which we make an investment in publicly traded securities without the intent to control or influence the securities and other assets in which it invests, and in such cases, we will be significantly reliant on the existing management, board of directors and other shareholders of such companies, which will include representation of other financial investors with whom we are not affiliated and whose interests may conflict with our interests.

In addition, it is possible that, from time to time, we or an affiliate of ours, including KKR, could enter into exclusivity, non-competition or other arrangements with one or more Joint Venture partners, operating partners or other third parties (each, an “Exclusive JV Partner”) with respect to potential portfolio companies in a particular geographic region or with respect to a specific industry or portfolio company type pursuant to which we or such affiliate, including KKR, could agree, among other things, not to acquire portfolio companies in such region or with respect to such industry or portfolio company type outside of its arrangement with such Exclusive JV Partner. Accordingly, there could be circumstances in which KKR could source a potential portfolio company or be presented with an opportunity by a third party, and, as a result of such arrangements with an Exclusive JV Partner, we could be precluded from pursuing such acquisition.

Such acquisitions will involve risks in connection with such third-party involvement, including the possibility that a third party could have financial difficulties resulting in a negative impact on such portfolio companies. Furthermore, a third-party co-investor or manager or operator might have economic or business interests or goals that are inconsistent with ours or could be in a position to take (or block) action in a manner contrary to our portfolio objectives. We might also in certain circumstances be liable for the actions of such third parties. While we can seek to obtain indemnities to mitigate such risk, such efforts might not be successful. Acquisitions made with such third parties in Joint Ventures or other entities could involve arrangements whereby we would bear a disproportionate share of the expenses of our Joint Venture and/or portfolio entity, as the case may be, including any overhead expenses, management fees or other fees payable to our Joint Venture partner (or the management team of our Joint Venture portfolio entity), employee compensation, diligence expenses or other related expenses in connection with backing our Joint Venture or the build out of our Joint Venture portfolio entity.

In the event that we have a non-controlling interest in any such portfolio company, there can be no assurance that minority rights will be available to us or that such rights will provide sufficient protection of our interests. In addition, our business strategies in certain portfolio companies could, but are not expected to, depend on its ability to enter into satisfactory relationships with Joint Venture or operating partners. There can be no assurance that our future relationship with any such partner or operator would continue (whether on currently applicable terms or otherwise) or that any relationship with other such persons would be able to be established in the future as desired with respect to any sector or geographic market and on terms favorable to us.

We may enter into Joint Ventures with third parties to acquire portfolio companies, which could result in shared decision-making authority and conflicts of interest.

We may enter into Joint Ventures with third parties to acquire portfolio companies. We may also make enter into in partnerships or other co-ownership arrangements or participations. Such business activities may involve risks not otherwise present with other methods of investing in portfolio companies, including, for instance, the following risks and conflicts of interest:

•	our Joint Venture partner could become insolvent or bankrupt;

•	fraud or other misconduct by our Joint Venture partner;

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we may share decision-making authority with our Joint Venture partner regarding certain major decisions affecting the ownership of our Joint Venture and our Joint Venture property, such as the sale of the property or the making of additional capital contributions for the benefit of the property, which may prevent us from taking actions that are opposed by our Joint Venture partner;

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under certain Joint Venture arrangements, neither party may have the power to control the venture and, under certain circumstances, an impasse could result regarding cash distributions, reserves, or a proposed sale or refinancing of the portfolio company, and this impasse could have an adverse impact on our Joint Venture, which could adversely impact the operations and profitability of our Joint Venture and/or the amount and timing of distributions we receive from such Joint Venture;

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our Joint Venture partner may at any time have economic or business interests or goals that are or that become in conflict with our business interests or goals, including, for instance, the operation of portfolio companies;

•	our Joint Venture partner may be structured differently than us for tax purposes and this could create conflicts of interest;

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we may rely upon our Joint Venture partner to manage the day-to-day operations of our Joint Venture and underlying portfolio companies, as well as to prepare financial information for our Joint Venture and any failure to perform these obligations may have a negative impact on our performance and results of operations;

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our Joint Venture partner may experience a change of control, which could result in new management of our Joint Venture partner with less experience or conflicting interests to us and be disruptive to our business;

•	such Joint Venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or business objectives;

•	the terms of our Joint Ventures could restrict our ability to sell or transfer its interest to a third party when it desires on advantageous terms, which could result in reduced liquidity;

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we or our Joint Venture partner may have the right to trigger a buy-sell arrangement, which could cause us to sell our interest, or acquire our partner’s interest, at a time when we otherwise would not have initiated such a transaction; and

•	our Joint Venture partner may not have sufficient personnel or appropriate levels of expertise to adequately support our initiatives.

In addition, disputes between us and our Joint Venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and efforts on our business. Any of the above might subject us to liabilities and thus reduce our ability to make attractive new acquisitions. We may at times enter into arrangements that provide for unfunded commitments and, even when not contractually obligated to do so, may be incentivized to fund future commitments related to our portfolio companies.

We may acquire portfolio companies involved in heavily regulated industries.

Certain industries are heavily regulated. To the extent that we acquire portfolio companies in industries that are subject to greater amounts of regulation than other industries generally, such portfolio companies would pose additional risks relative to other portfolio companies. Changes in applicable law or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures. If a portfolio company fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. Portfolio companies also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such issuer. Governments have considerable discretion in implementing regulations that could impact a portfolio company’s business, and governments could be influenced by political considerations and could make decisions that adversely affect a portfolio company’s business. Additionally, certain Portfolio companies might have a unionized workforce or employees who are covered by a collective bargaining agreement, which could subject any such issuer’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a portfolio company’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any such portfolio company’s collective bargaining agreements, it could be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities could be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such portfolio company’s facilities could have a material adverse effect on its business, results of operations and financial condition. Any such problems additionally could bring scrutiny and attention to us, which could adversely affect our ability to implement our business objectives.

We may acquire portfolio companies subject to commodity price risk and energy industry market dislocation.

We may acquire portfolio companies that are subject to commodity price risk. The operation and cash flows of any portfolio company could depend, in some cases to a significant extent, upon prevailing market prices of commodities, including, for example, commodities such as oil, gas, coal, electricity, steel or concrete. Commodity prices fluctuate depending on a variety of factors beyond the control of the Company or the Manager, including, without limitation, weather conditions, foreign and domestic supply and demand, force majeure events, pandemics such as COVID-19, changes in laws, governmental regulations, price and availability of alternative commodities, international political conditions and overall economic conditions. Events in the energy markets have historically caused significant dislocations and illiquidity in the equity and debt markets for energy companies and related commodities. To the extent that such events continue (or even worsen), this could have an increasingly adverse impact on certain portfolio companies and could continue to lead to the further weakening of the U.S. and global economies. There can be no assurance as to the duration of any dislocation in commodity markets.

We may acquire portfolio companies that may be exposed to interest rate risk, meaning that changes in prevailing market interest rates could negatively affect the value of such portfolio companies.

Factors that can affect market interest rates include, without limitation, inflation, deflation, slow or stagnant economic growth or recession, unemployment, money supply, governmental monetary policies, international disorders and instability in domestic and foreign financial markets. There could be significant unexpected movements in interest rates, which movements could have adverse effects on portfolio companies and the economy as a whole. In light of the foregoing, and more generally, we expect that we will periodically experience imbalances in the interest rate sensitivities of our assets and liabilities and the relationships of various interest rates to each other, which could adversely affect our performance. We are permitted to (but are not required to) seek to hedge interest rate risk of our portfolio companies.

Factors that could affect market interest rates include, without limitation, inflation, slow or stagnant economic growth or recession, unemployment, governmental monetary and fiscal policies, international instability in U.S. and non-U.S. financial markets. We could periodically experience imbalances in the interest rate sensitivities of its assets and liabilities and the relationships of various interest rates to each other. In a changing interest rate environment, the Manager could not be able to manage this risk effectively. If the Manager is unable to manage interest rate risk effectively, our performance could be adversely affected.

Due to ongoing developments surrounding the regulation of OTC derivatives, our ability to hedge interest rate risk could be limited.

As indicated herein, our portfolio companies may often have significant levels of debt. As such, movements in the level of interest rates can affect the returns from our portfolio companies more significantly than other holdings in some instances. The structure and nature of the debt encumbering an acquired portfolio company can therefore be an important element to consider in assessing its interest rate risk. In particular, the type of facilities, maturity profile, rates being paid, fixed versus variable components and covenants in place (including the manner in which they affect returns to equity holders) are crucial factors in assessing any interest rate risk. Due to the nature of our holdings in portfolio companies, the impact of interest rate fluctuations could be greater for our portfolio companies than for the economy as a whole in the country in which the interest rate fluctuations occur.

If a portfolio company is unable to increase its revenue in times of higher inflation, its profitability might be adversely affected.

Our portfolio companies could in some cases have long-term rights to income linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangements. Typically, as inflation rises, a portfolio company will earn more revenue but also will incur higher expenses; as inflation declines, a portfolio company might be unable to reduce expenses in line with any resulting reduction in revenue.

We may acquire portfolio companies involved in the health care sector, which is subject to risks of changes in government policies, regulatory approval and continual regulatory review.

We may acquire portfolio companies in the health care sector. Acquiring early-stage health care companies involves substantial risks, including, but not limited to, the following: limited operating histories and limited experience instituting compliance policies; rapidly changing technologies and the obsolescence of products; change in government policies and governmental investigations; potential litigation alleging negligence, products liability torts, breaches of warranty, intellectual property infringement and other legal theories; extensive and evolving government regulation; disappointing results from preclinical testing; indications of safety concerns; insufficient clinical trial data to support the safety or efficacy of the product candidate; difficulty in obtaining all necessary regulatory approvals in each proposed jurisdiction; inability to manufacture sufficient quantities of the product candidate for development or commercialization in a timely or cost-effective manner; and the fact that, even after regulatory approval has been obtained, the product and its manufacturer are subject to continual regulatory review, and any discovery of previously unknown problems with the product or the manufacturer could result in restrictions or recalls. Many of these companies will operate at a loss, or with substantial variations in operating results from period to period. In addition, many of these companies will need substantial additional capital to support additional research and development activities. Such companies may face intense competition in the health care industry from companies with greater financial resources, more extensive research and development capabilities and a larger number of qualified managerial and technical personnel. In addition, our portfolio companies or the significant customers or counterparties of such portfolio companies may only have one product under development and portfolio companies that focus on advancing a single asset through one or more clinical trials or regulatory approvals are somewhat binary in nature. If a company is dependent on that one product, the consequences of such failure could be devastating to the prospects of such company, which in turn could negatively affect our performance. Each of these risks could have a material adverse effect on our portfolio companies.

We may acquire portfolio companies in the renewable energy industry, which is subject to risks of a rapidly evolving market.

We may acquire renewable energy businesses and businesses which use renewable energy assets. The market for renewable energy businesses and businesses which use renewable energy assets continues to evolve rapidly. Diverse factors, including the cost-effectiveness, performance and reliability of renewable energy technology, changes in weather and climate and availability of government subsidies and incentives, as well as the potential for unforeseeable disruptive technology and innovations, present potential challenges to portfolio companies with renewable assets. Renewable resources (e.g., wind, solar, hydro, geothermal, etc.) are inherently variable. Variability may arise from site specific factors, daily and seasonal trends, long-term impact of climatic factors, or other changes to the surrounding environment. Variations in renewable resource levels impact the amount of electricity generated, and therefore cash flow generated, by renewable energy portfolio companies. Renewable power generation sources currently benefit from various incentives in the form of feed-in-tariffs, rebates, tax credits, Renewable Portfolio Standard regulations and other incentives. The reduction, elimination or expiration of government subsidies and economic incentives could adversely affect the cash flows and value of a particular portfolio company, the flow of potential future portfolio company opportunities and the value of any platform in the sector. In addition, the development and operation of renewable assets may at times be subject to public opposition. For example, with respect to the development and operation of wind projects, public concerns and objections often center around the noise generated by wind turbines and the impact such turbines have on wildlife. While public opposition is usually of greatest concern during the development stage of renewable assets, continued opposition could have an impact on ongoing operations.

We may acquire portfolio companies experiencing or expected to experience financial difficulties, or that otherwise may become distressed, which may ultimately cause such portfolio companies to become subject to bankruptcy proceedings.

We may acquire portfolio companies that are experiencing or are expected to experience financial difficulties. These financial difficulties might never be overcome and ultimately might cause such portfolio company to become subject to bankruptcy proceedings. Such portfolio companies could, in certain circumstances, subject us to certain additional potential liabilities that exceed the value of our original investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor could have its claims subordinated or disallowed or could be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to us and our payments to the shareholders could be reclaimed if any such payment is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, acquisitions in companies undergoing restructuring can be adversely affected by local statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims.

A portfolio company could become involved in a reorganization, bankruptcy or other proceeding. In any such event, we could lose our entire holdings, could be required to accept cash or securities or assets with a value less than our original holdings and/or could be required to accept payment over an extended period of time.

A portfolio company that becomes distressed or any distressed asset received by us in a restructuring would require active monitoring and could, at times, require participation in business strategy or reorganization proceedings by the Manager. Involvement by the Manager in a company’s reorganization proceedings could result in the imposition of restrictions limiting our ability to liquidate our position therein. Bankruptcy proceedings involve a number of significant risks. Many of the events within a bankruptcy litigation are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions which could be contrary to our interests, particularly in those jurisdictions which give a comparatively high priority to preserving the debtor company as a going concern, or to protecting the interests of either creditors with higher ranking claims in bankruptcy or of other stakeholders, such as employees.

Generally, the duration of such processes can only be roughly estimated and could involve substantial legal, professional and administrative costs to the company and to us and could be subject to unpredictable and lengthy delays, particularly in jurisdictions which do not have specialized insolvency courts or judges and/or could have a higher risk of political interference in insolvency proceedings, all of which could have adverse consequences for us. During such processes, a company’s competitive position could erode, key management could depart, the company may not be able to invest adequately and key contracts and licenses could be terminated, potentially leading to considerable impairment of that company’s business, a risk which is increased by the fact that certain jurisdictions in which we are permitted to make acquisitions permit the exercise of contractual termination provisions linked solely to the insolvency of the debtor company. In some cases, a company may not be able to reorganize and could be required to liquidate assets.

We will indemnify the Manager and its affiliates, and the members, partners, shareholders, directors, officers, employees and, if specifically agreed by the Manager, agents of each of them, for claims arising from membership of such creditors’ committees. The Manager will seek to balance the advantages and disadvantages of such representation when deciding whether and how to exercise its rights with respect to such companies, but the exercise of such rights could produce adverse consequences in particular situations.

We may acquire emerging and less established companies that are heavily dependent on new technologies, where success is less certain.

We may acquire portfolio companies that are in a conceptual or early stage of development. These companies are often characterized by short operating histories, new technologies and products, quickly evolving markets and management teams that sometimes have limited experience working together, all of which enhance the difficulty of evaluating these acquisition opportunities. The management of such companies will need to implement and maintain successful sales and marketing and finance capabilities and other operational strategies in order to become and remain successful. The loss of key management personnel could be detrimental to the prospects of such companies. Other substantial operational risks to which such companies are subject include uncertain market acceptance of the company’s products or services, a high degree of regulatory risk for new or untried and/or untested business models, products and services, high levels of competition among similarly situated companies, lower capitalizations and fewer financial resources and the potential for rapid organizational or strategic change. Emerging technology companies are subject to risk based on the characterization of the industry, including the possibility that rapid technological developments may render such companies’ technology obsolete, uneconomical or uncompetitive prior to the company achieving profitability. Certain of these companies will need substantial additional capital to support expansion or to achieve or maintain a competitive position. Such companies also have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. In addition, emerging growth companies are more susceptible to macroeconomic effects and industry downturns. Such companies also face intense competition, including from companies with greater financial resources, more extensive marketing and service capabilities and a larger number of qualified personnel.

Moreover, certain of our portfolio companies are expected to have significantly fewer products, services or clients than more established companies, and competition to such companies can develop from other new and existing companies, products and services. If a company is dependent on a limited number of products or services or the business of a limited number of clients, a significant risk exists that a proposed service or product cannot be developed successfully with the resources available to the company. There is no assurance that the development efforts of any company will be successful, or, if successful, will be completed within the budget or time period originally estimated. The consequences of failure of such products or services or the loss of such clients could be devastating to the prospects of such company, which in turn could negatively affect our performance.

We may acquire companies that are heavily dependent on patents, trademarks and other intellectual property.

Many companies depend heavily on intellectual property rights, including patents, copyrights, trademarks, trade secret protection, non-disclosure agreements, service marks and proprietary information, products or processes. The ability to effectively enforce patent, copyright, trademark and other intellectual property laws will affect the value of many of these companies. Patent disputes are frequent and can preclude commercialization of products, and patent litigation is costly and could subject a portfolio company to significant liabilities to third parties. Competitors of portfolio companies or other third parties may allege that portfolio companies, or their customers, consultants or other third parties retained or indemnified by them, infringe on their intellectual property rights, which could be costly or time-consuming to defend, and could lead to the termination of the marketing, sale or research and development of a portfolio company’s particular product or one of its significant customers or counterparties. In addition, the patent position of products in many countries is highly uncertain and involves complex legal, scientific and factual questions. Furthermore, if a portfolio company or one of its significant customers or counterparties infringes on third-party patents or other proprietary rights, it could be prevented from using certain technologies or intellectual property, or forced to acquire licenses in order to obtain access to such technologies or intellectual property at a high cost. In such a case, the portfolio company might not be able to obtain all licenses required for the success of its business, which could have a material adverse effect on its value. Moreover, if the patents and other proprietary rights of a portfolio company are infringed by third parties, then it may not be able to take full advantage of existing demand for its products. The products of pharmaceutical companies are often protected for a certain period by various patents or regulatory forms of exclusivity, and the loss of market exclusivity following the expiration of such a period can open the products to competition from generic substitutes that are typically priced significantly lower than the original products, which can have an adverse effect on the value of the product and the company. In particular, generic substitutes have high market shares in the United States, and accordingly the adverse effects of the launch of generic products are particularly significant in the United States.

A portfolio company may, from time to time, receive notices from others claiming we (or an affiliate thereof) or such portfolio company has infringed their intellectual property rights. The number of these claims may grow because of constant change in the technology industry, increased user-generated content, the extensive patent coverage of existing technologies, and the rapid rate of issuance of new patents. Additionally, portfolio companies may use “open source” software in their products, or may use such software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses. Licensing authors or third parties may allege that a portfolio company has not complied with the conditions of one or more of these licenses. To resolve these and other intellectual property infringement claims, we and/or our portfolio companies may enter into royalty and licensing agreements on terms that are less favorable than currently available, stop selling or redesign affected products, or pay damages to satisfy indemnification commitments with customers. These outcomes may cause operating margins to decline. In addition to money damages, in some jurisdictions plaintiffs can seek injunctive relief that may limit or prevent importing, marketing and selling products that have infringing technologies. In some countries, such as Germany, an injunction can be issued before the parties have fully litigated the validity of the underlying patents.

We may acquire portfolio companies involved in the technology industry, which is subject to risks of technological disruption and rapidly changing market conditions.

We are permitted to acquire portfolio companies involved in the technology industry. Technology companies confront various specific challenges, including rapidly changing market conditions and/or participants, new competing products, changing consumer preferences, short product life cycles, services and/or improvements in existing products or services. Any portfolio company that we acquire in the technology sector will compete in this volatile environment. Moreover, increasingly, companies that are not primarily involved in the technology industry are subject to disruption through accelerating changes in technology used in more traditional industries. There is no assurance that products or services sold by such portfolio companies will not be rendered obsolete or adversely affected by competing products and services, or by companies providing or adopting disruptive technologies, or that the portfolio companies will not be adversely affected by other challenges. Moreover, as technological innovation continues to advance rapidly, it could impact one or more of our strategies. Given the pace of innovation in recent years, the impact on a particular portfolio company may not have been foreseeable at the time we acquired the portfolio company. Furthermore, the Manager could base portfolio company decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses. Additionally, consumer tastes and preferences can change very quickly, which may result in a company’s market share decreasing rapidly if consumer focus shifts to its competitors. In addition, many of these companies may trade at very high multiples to current earnings with their stock prices reflecting significant future growth which may or may not occur. Moreover, uncertainty in current, pending and/or proposed domestic and foreign government regulations, policies and legislation may impact the development and marketability of Internet- and technology-based companies. In the event that the technology sector as a whole declines, or that portfolio companies are unable to utilize or to adopt technology successfully and competitively, returns to the shareholders from any portfolio companies, whether primarily involved in the technology industry or otherwise, could decrease.

Source code is often critical to portfolio companies in the technology sector. If an unauthorized disclosure of a significant portion of source code occurs, a portfolio company could potentially lose future trade secret protection for that source code. This could make it easier for third parties to compete with such portfolio company products by copying functionality, which could adversely affect revenue and operating margins. Unauthorized disclosure of source code could also increase security risks (e.g., viruses, worms, and other malicious software programs that may attack portfolio company products and services). Costs for remediating the unauthorized disclosure of source code and other cybersecurity breaches, may include, among other things, increased protection costs, reputational damage and loss of market share, liability for stolen assets or information and repairing system damage that may have been caused. Remediation costs may also include incentives offered to portfolio company customers or other business partners in an effort to maintain the business relationships after a security breach.

We may acquire portfolio companies in the technology sector, which may expose us to increased competitive risks and downward pressure on pricing.

Competitors of us and the KKR Vehicles that we will make acquisitions in/alongside and their portfolio companies range in size from diversified global companies with significant research and development resources to small, specialized firms whose narrower product lines may increase their ability to deploy technical, marketing and/or financial resources. Barriers to entry in the software and technology industries are low and new products and services can be distributed and adopted broadly and quickly at relatively low cost. Moreover, competition in the technology sector or the adoption of highly efficient new technologies can result in significant downward pressure on pricing. Many of the areas in which we and our portfolio companies are expected to participate evolve rapidly with changing and disruptive technologies, shifting user needs, and frequent introductions of new products and services.

We may acquire portfolio companies involved in the media industry, which is subject to risks of adverse government regulation.

We are permitted to acquire portfolio companies involved in the media business. The media business is subject to risks of adverse government regulation. Such regulation and legislation are subject to the political process and have been in flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated, and there can be no assurance that the business of our portfolio companies will not be adversely affected by future legislation, new regulation or deregulation. In addition, competitive pressures within the media-related industries are intense, and the value of such portfolio companies can be subject to significant price volatility. Because the media-related industries are also subject to rapid and significant changes in technology, portfolio companies in these industries could face competition from technologies being developed or to be developed in the future by other entities which could render such companies’ products and services obsolete.

We may acquire “middle market” portfolio companies, which involves certain risks that are not encountered in large-sized acquisitions.

Acquisitions of middle market companies, while often presenting greater opportunities for growth, can also entail larger risks than are customarily associated with acquisitions of larger, more established companies. Medium-sized companies could have more limited product lines, markets and financial resources, and could be dependent on a smaller management group. As a result, such companies are expected to be more vulnerable to general economic trends and to specific changes in markets and technology. In addition, future growth may be dependent on obtaining additional financing, which may not be available on acceptable terms when required. Further, there is ordinarily a more limited marketplace for the sale of interests in smaller, private companies, which could make realizations of gains more difficult by requiring sales to other private investors. In addition, the relative illiquidity of private equity holdings generally, and the somewhat greater illiquidity of private holdings in small- and medium-sized companies, could make it difficult for the Company to react quickly to negative economic or political developments.

We may acquire portfolio companies that are based outside of the United States, which may expose us to additional risks not typically associated with acquiring companies that are based in the United States.

We may acquire portfolio companies that are based outside of more developed economies, such as those of Western Europe and the United States. Acquiring such portfolio companies may involve risks relating to: (a) differences arising from less developed economies; (b) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation, which could result in lower quality information being available and less developed corporate laws regarding fiduciary duties and the protection of investors, less developed bankruptcy laws and difficulty in enforcing contractual obligations; (c) certain economic and political risks, including potential economic, political or social instability, exchange control regulations, restrictions on foreign investment and repatriation of capital (possibly requiring government approval), expropriation or confiscatory taxation and higher rates of inflation and reliance on a more limited number of commodity inputs, service providers and/or distribution mechanisms; (d) potentially material and unpredictable governmental influence on the national and local economies; (e) fewer or less attractive financing and structuring alternatives and exit strategies; and (f) the possible imposition of local taxes on income and gains recognized with respect to acquisitions. While the Manager intends, where deemed appropriate, to manage the Company in a manner that will minimize exposure to the foregoing risks, there can be no assurance that adverse developments with respect to such risks will not adversely affect any portfolio companies based in such countries.

The risks described above are usually greater in the case of portfolio companies in countries viewed as “emerging markets.” These markets tend to be very inefficient and illiquid as well as subject to political and other factors to a heightened degree relative to non-emerging markets. Many emerging markets are developing both economically and politically and in some cases have relatively unstable governments and economies based on only a few commodities or industries. Many emerging market countries do not have firmly established product markets and companies in these markets might lack depth of management and can be very vulnerable to political or economic developments such as nationalization of key industries. Additional risks associated with acquiring portfolio companies in emerging markets include: (a) greater risk of expropriation, confiscatory taxation, nationalization, social and political instability (including the risk of changes of government following elections or otherwise) and economic instability; (b) the relatively small current size of some of the markets for holdings in emerging markets issuers and the current relatively low volume of trading, resulting in lack of liquidity and in price volatility; (c) increased risk of national policies, which restrict our acquisition opportunities, including restrictions on acquiring companies or industries deemed sensitive to relevant national interests; (d) the absence of developed legal structures governing private or foreign investment and private property; (e) the potential for higher rates of inflation or hyper-inflation; (f) increased currency risk and risk of the imposition, extension or continuation of foreign exchange controls including managed adjustments in relative currency values; (g) increased interest rate risk and credit risk; (h) lower levels of democratic accountability; (i) greater differences in accounting standards and auditing practices, which result in increased risk of unreliable financial information; and (j) different corporate governance frameworks. The emerging markets risks described above also increase counterparty risks for portfolio companies in those markets. Further, due to jurisdictional limitations, matters of comity and other factors, the SEC, the U.S. Department of Justice and other U.S. and non-U.S. authorities will be limited in their ability to pursue enforcement or other actions against companies in such emerging market jurisdictions that engage in fraud or other wrongdoings. For example, in the Peoples Republic of China, there are significant legal and other obstacles to obtaining information needed for investigations or litigation. Similar limitations also apply to pursuit of actions against individuals in certain other emerging markets, including officers, directors and individual gatekeepers who could have engaged in fraud or other wrongdoing. In addition, local authorities in certain other emerging markets are often constrained in their ability to assist foreign authorities and foreign investors more generally.

Many emerging market economies have been subject to frequent and occasionally drastic intervention by the government. In the past, certain measures, including interest rate increases and certain economic reforms, could have had the effect of slowing down economic growth in such countries. Governmental intervention could materially adversely affect the opportunities currently available in such emerging market, the value of our portfolio companies and our ability to execute successful exits of our portfolio companies. In addition, the political, administrative and judiciary institutions in the emerging markets are not as mature as their peers in developed markets. As a result, these institutions might not sustain their independence against political pressure or corruption by individuals in positions of power. The combination of high government involvement in the economy and developing institutions could adversely affect our performance in a variety of ways. For example, political influence could prevent ministries and regulatory agencies from enacting laws and regulations that would facilitate the flow of much-needed capital into an emerging market country’s infrastructure, which, if constrained, could adversely affect the growth of such country’s economy. Such outcomes could consequently impair our ability to achieve our business objectives.

We are permitted to acquire portfolio companies in Eastern European countries. Certain of these countries have historically been subject to political transition, civil unrest and armed conflict. Developments of this sort in the future could have materially adverse effects on the economies of the countries involved, the EU and the global economy as a whole, and consequently could also have material adverse effects on us and our results of operations.

In addition, many Middle Eastern countries have histories of dictatorships, political and military unrest and financial troubles, and their markets should be considered extremely volatile even when compared to those of other emerging market countries. Attacks by terrorist groups and organizations in the region, including the Islamic State of Iraq and Syria, has resulted in large scale destruction and the movement of refugee populations within the region and into Europe. The civil war in Yemen has resulted in escalating tensions and conflict among certain states in the region, increasing the possibility of a broader, regional military conflict. Ongoing tensions exist between Israel and other states in the region as well as within Israel and the Palestinian territories. Moreover, the governments of certain countries, notably Turkey and Saudi Arabia, have taken certain actions and instituted certain reforms intended, at least in part, to consolidate domestic political power. While these actions and reforms might be effective, they could also result in political or civil backlash and further instability. All of these eventualities could have a destabilizing and potentially materially adverse effect on the acquisition activities of the Company.

Commencing in 2021, Russian President Vladimir Putin ordered the Russian military to begin massing thousands of military personnel and equipment near its border with Ukraine and in Crimea, representing the largest mobilization since the illegal annexation of Crimea in 2014. On February 24, 2022, President Putin commenced a full-scale invasion of Russia’s pre-positioned forces into Ukraine and, as of the date of this Registration Statement, the countries remain in active armed conflict. In response to these actions, the United States and several European and other nations announced a broad array of new or expanded sanctions and export controls against Russia and Russia-occupied areas of Ukraine. As the situation continues to rapidly evolve, additional measures have been and are widely expected to be imposed. The ongoing conflict and the resulting measures in response could be expected to have a negative impact on the economy and business activity globally, and therefore could adversely affect the performance of our portfolio companies. Furthermore, the conflict between the two nations and any involvement of the United States and other NATO countries could preclude prediction as to their ultimate adverse impact on global economic and market conditions, and, as a result, presents material uncertainty and risk with respect to us and the performance of our portfolio companies and operations, and the ability of the Company to achieve our business objectives. Similar risks will exist to the extent that any portfolio companies, service providers, vendors or certain other parties have material operations or assets in Russia or Ukraine. See also “—Risks Related to Our Business—Federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our portfolio companies create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm.”

We are permitted to make acquisitions in countries where generally accepted accounting standards and practices differ significantly from those practiced in the United States. As a result, the financial information presented in the financial statements of entities operating outside of the United States could represent the financial position or results of operations in a manner that is inconsistent with how such information would be presented if such financial statements were prepared in accordance with accounting standards generally accepted in the United States. Accordingly, evaluation of potential acquisitions and the ability to perform due diligence could be adversely affected.

We may be impacted by changes in trade policies.

Political leaders in the United States and certain European nations have been elected on protectionist platforms, fueling doubts about the future of global free trade. The U.S. government may alter its approach to international trade policy and in some cases renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries, and has in the past made proposals and taken actions related thereto. In addition, the U.S. government has in the past imposed tariffs on certain foreign goods, including steel and aluminum and has indicated a willingness to impose tariffs on imports of other products. Some foreign governments, including China, have instituted retaliatory tariffs on certain U.S. goods and have indicated a willingness to impose additional tariffs on U.S. products. Other countries, including Mexico, have threatened retaliatory tariffs on certain U.S. products. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of the Company and its portfolio companies. In particular, the United States and China have agreed to a partial trade deal with respect to their ongoing trade dispute; however, certain issues remain unresolved, which is expected to be an ongoing source of instability, potentially resulting in significant currency fluctuations and/or have other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). While this dispute has already had negative economic consequences on the U.S. markets, to the extent that this trade dispute escalates into a “trade war” between the United States and China, there could be additional significant impacts on the industries in which our portfolio companies participate and other adverse impacts on our portfolio companies. In addition, trade disputes may develop between other countries, which may have similar or more pronounced risks and consequences for us or our portfolio companies.

Fluctuations in currency values could adversely affect the U.S. dollar value of portfolio companies, interest, dividends and other revenue streams received by us, gains and losses realized on the sale of portfolio companies and the amount of distributions, if any, to be made by us.

A material number of our acquisitions and the income received by us with respect to such acquisitions might be denominated in various non-U.S. currencies. However, our books will be maintained, and subscriptions to and redemptions and distributions from the Company will be made, in U.S. dollars.

Certain currencies have experienced substantial devaluations compared to the U.S. dollar and further devaluations could occur in the future. Certain countries have implemented or could implement strict controls on foreign exchange, which could result in artificially pegged exchange rates that distort the results of, and returns on, holdings in such countries. To the extent that the U.S. dollar appreciates relative to these currencies, the U.S. dollar value of these assets is likely to be adversely affected. In addition, if the currency in which we receive dividends, interest or other types of payments (such as liquidating payments) declines in value against the U.S. dollar before such payments are distributed, the dollar value of these payments would be adversely affected if not sufficiently hedged. Further, our ability and the ability of our portfolio companies to convert freely between the U.S. dollar and the local currencies could be restricted or limited and, in a number of instances, exchange rates and currency conversion are controlled directly or indirectly by governments or related entities. Currencies of some countries in which we are permitted to invest are often subject to government intervention, restrictions on repatriation and similar restrictions, which exacerbates the risk of unexpected fluctuations and/or could cause the Company and/or its portfolio companies to incur significant costs or experience substantial delays in, or be prohibited from, converting currencies.

In addition, we will incur costs in converting investment proceeds from one currency to another. Where practicable, we might enter into hedging transactions designed to reduce such currency risks. Furthermore, our portfolio companies could in many cases be subject to risks relating to changes in currency values, as described above. If a portfolio company suffers adverse consequences as a result of such changes, we likely would also be adversely affected as a result. Due to ongoing developments surrounding the regulation of OTC derivatives, our ability to hedge currency risk could be limited.

Among the factors that could affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for acquisition and capital appreciation and political and economic developments. The Manager could try to hedge these risks by investing directly in foreign currencies, buying and selling forward foreign currency exchange contracts and buying and selling options on foreign currencies, but there can be no assurance such strategies will be effective.

We may acquire businesses whose functional currency is the Euro. In the past, the stability of the financial markets has been subject to significant fluctuations, including periods where there has been speculation as to the possibility of a default by a sovereign state in Europe in respect of its debt obligations (and as to the consequences of such a default or the action that will be taken by European central banking authorities to prevent, or to mitigate the impact of such a default), and the value of publicly traded securities throughout the world has become more volatile. Certain EU countries with high levels of sovereign debt have had difficulty refinancing their debt, and concern that the Euro common currency might be devalued, or that sovereign default risk could become more widespread, has led to significant volatility in the exchange rate between the Euro, U.S. dollar, and other currencies. These factors could have an adverse effect on the liquidity and value of our portfolio companies and on returns to shareholders.

We may make a limited number of acquisitions, or acquisitions that are concentrated in certain portfolio companies or geographic regions, which could negatively affect our performance to the extent those concentrated holdings perform poorly.

We are permitted to make a relatively limited number of acquisitions, and, as a consequence, our aggregate return could be substantially adversely affected by the unfavorable performance of even a single acquisition.

Furthermore, although we could make an acquisition with the intent to syndicate a portion of the capital invested, there is a risk that any such planned syndication may not be completed, which could result in the Company holding a larger percentage of its NAV in a single acquisition than desired and could negatively affect our performance returns. It is also possible that our acquisitions will be concentrated in a limited number of sectors and geographies.

Other than as set forth in “Item 1. Business—Acquisition Strategies,” there are no requirements as to the degree of diversification of our acquisitions, either by size, geographic region, asset type or sector. Although we intend to have certain diversification limitations, to the extent our acquisitions are concentrated in a particular market, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular market. If we are unable to sell, assign or otherwise syndicate out positions in portfolio companies that we hold that are greater than our target positions, we will be forced to hold our excess interest in such acquisitions for an indeterminate period of time. This could result in our acquisitions being over-concentrated in certain assets or companies. During periods of difficult market conditions or economic slowdown in certain regions and in countries, the adverse effect on us could be exacerbated by the geographic concentration of our acquisitions. We may seek to make several acquisitions in certain regions or sectors within a short period of time. To the extent that our acquisitions are concentrated in a particular company, investment or geographic region, our acquisitions will become more susceptible to fluctuations in value resulting from adverse economic or business conditions with respect thereto. Although we are permitted to acquire portfolio companies on a broad basis, our diversification by geographical region is limited. In determining the primary location of a portfolio company, the Manager may consider the location of the assets associated with the portfolio company, the type of transaction, the structure of the portfolio company (which for all purposes includes security, property and/or other assets we acquire), the source and currency of the revenue generated by the portfolio company, and any other factors that the Manager determines in good faith are applicable under the circumstances. For the Company to achieve attractive returns, it might be the case that one or a few of its acquisitions need to perform very well. There are no assurances that this will be the case. In addition, we are expected to form Joint Ventures with one or more KKR Vehicles. To the extent that a shareholder is also an investor in any such KKR Vehicles that form Joint Ventures with us for a particular acquisition, such shareholder’s exposure to and risk of loss with respect to such acquisition will be further concentrated.

We may acquire portfolio companies based in Asia, which may be dependent upon international trade.

We may acquire portfolio companies based in Asia. The economies of many Asian countries are heavily dependent upon international trade and, accordingly, could be materially and adversely affected by protective trade barriers, exchange controls, managed adjustments in relative currency values and the economic conditions in the countries with which they trade. A slowdown in the economies of the United States and Europe is also likely to adversely affect economic growth in certain Asian countries which, to varying degrees, depend on exports to those economies. In addition, the economies of certain Asian countries are vulnerable to weaknesses in world prices for their commodity exports or fluctuations of worldwide commodity prices. Certain Asian countries have from time to time experienced high rates of inflation and have extensive external debt.

In addition, the securities markets of most Asian countries are generally smaller and less liquid than the major securities markets in the United States. Downturns in the Asian economies are likely to seriously affect the securities markets in such economies, including potentially markets on which we may elect to take portfolio companies public, which could impede or prevent us from successfully exiting from our portfolio companies. A high proportion of the shares of many companies in Asia are held by a limited number of persons. A limited number of issuers in most, if not all, securities markets in Asia represents a disproportionately large percentage of market capitalization and trading value. Such limited liquidity of securities markets could affect our ability to acquire or dispose of securities at the price and time it wishes to do so. Furthermore, there could be a lower level of monitoring and regulation of the markets and the activities of investors in such markets, and enforcement of existing regulations could be extremely limited. Consequently, should we acquire portfolio companies through the public markets in Asia, the prices at which we acquire portfolio companies could be affected by other market participants’ anticipation of our acquisitions, by trading by persons with material non-public information and by securities transactions by brokers in anticipation of transactions by us in particular securities.

Private equity in Asia is in its early stages, and in this respect it should be considered riskier than other more established asset classes. Additionally, given the sector’s short history in the region, it would be difficult for an investor to assess the potential future performance, regulations, taxation and risks associated with expanding acquisitions in the Asian private equity market. With the development of this sector, new regulations could be promulgated by the Asian governments which could have a negative impact on us and our portfolio companies.

Risk management activities may adversely affect our return.

To manage our exposure to market risks, we expect to employ hedging strategies or certain forms of derivative instruments to limit our exposure to changes in the relative values of holdings that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The scope of risk management activities undertaken by us is selective and varies based on the level and volatility of interest rates, prevailing foreign currency exchange rates, the types of interests that are held and other changing market conditions. We do not seek to hedge our exposure in all currencies or all holdings, which means that our exposure to certain market risks are not limited. Where applicable, we use hedging transactions and other derivative instruments to reduce the effects of a decline in the value of a position, but they do not eliminate the possibility of fluctuations in the value of the position or prevent losses if the value of the position declines. However, such activities can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of the position. Such transactions may also limit the opportunity for gain if the value of a position increases. Moreover, it may not be possible to limit the exposure to a market development that is so generally anticipated that a hedging or other derivative transaction cannot be entered into at an acceptable price.

The success of any hedging or other derivative transactions that we enter into generally will depend on our ability to correctly predict market changes. As a result, while we may enter into such transactions in order to reduce our exposure to market risks, unanticipated market changes may result in poorer overall performance than if the hedging or other derivative transaction had not been executed. In addition, the degree of correlation between price movements of the instruments used in connection with hedging activities and price movements in a position being hedged may vary. Moreover, for a variety of reasons, we may not seek or be successful in establishing a perfect correlation between the instruments used in hedging or other derivative transactions and the positions being hedged. An imperfect correlation could prevent us from achieving the intended result and could give rise to a loss. In addition, it may not be possible to fully or perfectly limit our exposure against all changes in the value of our holdings, because the value of such holdings is likely to fluctuate as a result of a number of factors, some of which will be beyond our control or ability to hedge. Moreover, such transactions have special risks associated with them, including the possible bankruptcy or insolvency of, or default by the counterparty to the transaction and the illiquidity of the instrument acquired by the Company relating thereto. Portfolio companies can also enter into hedging transactions in order to hedge risks applicable to them. Such transactions are subject to similar risks to those described above. The Company could be exposed to such risks by reason of its holding of the relevant portfolio company, and there can be no assurance that any hedging strategies will be effective in protecting against currency exchange rate fluctuations or other risks. Additionally, if we enter into certain hedging transactions or otherwise invest in certain derivative instruments, failure to obtain and maintain an exemption from being regulated as a commodity pool operator could subject us to additional regulation and compliance requirements which could materially adversely affect our business and financial condition.

While hedging arrangements may reduce certain risks, such arrangements themselves may entail certain other risks. These arrangements may require the posting of cash collateral, including at a time when we have insufficient cash or illiquid assets such that the posting of the cash is either impossible or requires the sale of assets at prices that do not reflect their underlying value. Moreover, these hedging arrangements may generate significant transaction costs, including potential tax costs, that reduce the returns generated by us. Various regulators have proposed or adopted regulations governing futures and swaps, which may limit our trading activities and our ability to implement effective hedging strategies or increase the costs of compliance. See “—Risks Related to Our Business—Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties, which could materially and adversely affect our business.” Although the Company might benefit from the use of hedging transactions, changes in currency exchange rates or other factors could result in a poorer overall performance for the Company compared to what the Company’s performance would have been if it had not entered into hedging transactions.

We or our portfolio companies may need to incur financial leverage to be able to achieve our or their business objectives, resulting in additional risks.

The Company’s ability to own and control portfolio companies in many cases will depend on the availability and terms of any borrowings that are required or desirable with respect to such portfolio companies. A decrease in the availability of financing (or an increase in the interest cost) for leveraged transactions, whether due to adverse changes in economic or financial market conditions or a decreased appetite for risk by lenders, would impair the Company’s ability to consummate these transactions and would adversely affect the Company’s returns.

The Company’s assets are expected to include portfolio companies whose capital structures have significant leverage and in assets subject to significant leverage (in addition to such leverage as might be generated by the Company’s acquisitions). Such portfolio companies are inherently more sensitive to declines in revenues and to increases in expenses and interest rates. A leveraged entity or asset often will be subject to restrictive covenants imposed by lenders (or lenders other than the Company, as appropriate) restricting its activity or could be limited in making strategic acquisitions or obtaining additional financing. In addition, leveraged entities or assets are often subject to restrictions on making interest payments and other distributions, which are often linked to matters including cover ratios and the level of infrastructure project performance. If an event occurs that prohibits a portfolio company from making distributions for a particular period, this could affect the levels and timing of the Company’s returns. Although the Manager will seek to use leverage in a prudent manner, the leveraged capital structure of the Company’s portfolio companies or other leverage affecting its assets will increase their exposure to adverse economic factors such as future downturns in the economy or deterioration in the condition of any such portfolio company or its industry. Specifically, an increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness would also make it more expensive to finance acquisitions. For example, the U.S. Federal Reserve increased interest rates throughout 2022 and may continue to do so in 2023. During periods of rising or higher interest rates, certain portfolio companies with floating interest rate loans may become unable to meet their debt service obligations if their benchmark interest rates were to rise materially, or if these portfolio companies’ lenders or debt holders generally are unwilling to extend or refinance their loans or debt securities on similarly attractive terms. Any of these events could result in defaults, foreclosures or bankruptcies, which would likely reduce the value of our portfolio companies and could result in decreased net income. An increase in interest rates and other changes in the financial markets could also negatively impact the values of certain of our holdings and the ability of our portfolio companies to access the capital markets on attractive terms, which could adversely affect acquisition and realization opportunities, lead to lower yields and potentially decrease our net income. Conversely, low interest rates related to monetary stimulus, economic stagnation or deflation may negatively impact expected returns as the demand for relatively higher return assets increases and the supply decreases.

Additionally, the Company will typically purchase equity in portfolio companies. The equity securities received by the Company in relation thereto will typically be the most junior or some of the most junior securities in what will typically be a complex capital structure, and thus subject to a material risk of loss in the case of the portfolio company’s financial difficulty, or if an event of default occurs under the terms of the relevant financing and a lender decides to enforce its creditor rights. Events of default could in some cases be triggered by events not related directly to the borrower itself.

The Company’s subsidiaries and affiliates may borrow on a secured or unsecured basis and guarantee obligations, in each case on a joint, several, joint and several or cross-collateralized basis with, or for the benefit of, any portfolio company, co-investment vehicles and KKR Vehicles, at any time and for any proper purpose relating to the activities of the Company, including, without limitation, to acquire portfolio companies and refinance its existing portfolio companies and to increase deployment capacity or pay fees and expenses. The Company may, in the sole discretion of the Manager, also incur debt to facilitate repurchase requests. Such use of leverage generally magnifies the Company’s opportunities for gain and its risk of loss from a particular portfolio company. The cost and availability of leverage is highly dependent on the state of the broader credit markets (and such credit markets may be impacted by regulatory restrictions and guidelines), which state is difficult to accurately forecast, and at times it may be difficult to obtain or maintain the desired degree of leverage. The Company expects to incur leverage at the Company level and at the portfolio company level, including in connection with certain transactions, and such leverage may fluctuate depending on market conditions. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the portfolio companies purchased or carried. Gains realized with borrowed funds may cause the Company’s returns to be higher than would be the case without borrowings. If, however, portfolio company performance fails to cover the cost of borrowings, the Company’s returns could also decrease faster than if there had been no borrowings. Further, such leverage will increase the exposure of a portfolio company to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the portfolio company. If the Company defaults on secured indebtedness, the lender may foreclose and the Company could lose its entire investment in the security for such loan. In connection with one or more credit facilities entered into by the Company, distributions to shareholders may be subordinated to payments required in connection with any indebtedness contemplated thereby. Further, to the extent income received from portfolio companies is used to make interest and principal payments on such borrowings, shareholders may be allocated income, and therefore tax liability, in excess of cash received by them in distributions. The presence of leverage substantially increases the risk profile of the Company and its portfolio companies.

The Company’s use of borrowings to create leverage will subject the Company to additional risks. For example, depending on the type of facility, a decrease in the market value of the Company’s portfolio companies would increase the effective amount of leverage and could result in the possibility of a “margin call,” pursuant to which the Company must either deposit additional funds or securities with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in the value of the Company’s assets, the Company might not be able to liquidate assets quickly enough to pay off its debt.

The Company will enter into a line of credit, and may enter into one or more other lines of credit or other credit facility(ies) on a joint, several, joint and several or cross-collateralized basis with KKR Vehicles, which may result in the Company being required to contribute amounts in excess of its pro rata share of a borrowing to make up for any shortfall if such KKR Vehicles are unable to repay their pro rata share of such indebtedness. In such case, it is expected that the Company and the KKR Vehicles would enter into a back-to-back or other similar reimbursement agreement. In addition, it is anticipated that any such credit facility will contain a number of common covenants that, among other things, might restrict the ability of the Company to: (i) acquire or dispose of assets or businesses; (ii) incur additional portfolio company level indebtedness; (iii) make capital expenditures; (iv) make cash distributions; (v) create liens on assets; (vi) enter into leases or acquisitions; (vii) engage in mergers or consolidations; (viii) process subscriptions; (ix) consent to transfers of interests in the Company or repurchase Shares; (x) make amendments to the governing documents of the Company; or (xi) engage in certain transactions with affiliates, and otherwise restrict corporate activities of the Company (including its ability to acquire additional acquisitions, businesses or assets, certain changes of control and asset sale transactions) without the consent of the lenders. Also, such a credit facility would likely require the Company to maintain specified financial ratios and comply with tests, including minimum interest coverage ratios, maximum leverage ratios, minimum net worth and minimum equity capitalization requirements. With respect to any asset-backed facility entered into by the Company (or an affiliate thereof), a decrease in the market value of the Company’s portfolio companies would increase the effective amount of leverage and could result in the possibility of a violation of certain financial covenants or financial ratios pursuant to which the Company must either repay the borrowed funds to the lender or suffer foreclosure or forced liquidation of the pledged assets. The Company may incur indebtedness under such credit facility that bears interest at a variable rate. Economic conditions could result in higher interest rates, which could increase debt service requirements on variable rate debt and could reduce the amount of cash available for various Company purposes.

The extent to which the Company uses leverage may have the following consequences to the shareholders, including, but not limited to: (i) greater fluctuations in the net assets of the Company, (ii) use of cash flow for debt service rather than distributions, or other purposes and (iii) in certain circumstances the Company may be required to prematurely dispose of portfolio companies to service its debt obligations. So long as the Company is able to realize a higher net return on its portfolio companies than the then-current cost of any leverage together with other related expenses, the effect of the leverage will be to cause holders of Shares to realize higher current net investment income than if the Company were not so leveraged. On the other hand, the Company’s use of leverage will result in increased operating costs. Thus, to the extent that the then-current cost of any leverage, together with other related expenses, approaches the net return on the Company’s portfolio companies, the benefit of leverage to holders of Shares will be reduced, and if the then-current cost of any leverage together with related expenses were to exceed the net return on the Company’s portfolio companies, the Company’s leveraged capital structure would result in a lower rate of return to holders of Shares than if the Company were not so leveraged. There can also be no assurance that the Company will have sufficient cash flow to meet its debt service obligations. As a result, the Company’s exposure to losses may be increased due to the illiquidity of its assets generally.

The Company’s ability to achieve attractive rates of return will depend in part on its and its portfolio companies’ ability to access sufficient sources of indebtedness at attractive rates. A decrease in the availability of financing or an increase in either interest rates or risk spreads demanded by leverage providers, whether due to adverse changes in economic or financial market conditions or a decreased appetite for risk by lenders, could make it more expensive to finance the Company’s portfolio companies on acquisition and throughout the term of the Company’s ownership of such portfolio company holdings and could make it more difficult for the Company to compete for new portfolio companies with other potential buyers who have a lower cost of capital. A portion of the indebtedness used to finance portfolio companies on acquisition and throughout the term of the Company’s ownership of such portfolio company holdings might include high-yield debt securities issued in the capital markets. Availability of capital from the high-yield debt markets is subject to significant volatility, and there could be times when the Company might not be able to access those markets at attractive rates, or at all, when completing an acquisition or as is otherwise required during the term of the Company’s holding. In addition, the leveraged lending guidelines published by the European Central Bank (or similar guidelines or restrictions published or enacted by the European Central Bank, or a similar institution outside of the EU, in the future) could limit the willingness or ability of banks or other financing sources to provide financing sought by the Company or its portfolio companies, and could result in an inability of the Company or its portfolio companies to establish their desired financing or capital structures.

It should be noted that the use of leverage may create UBTI, possibly in substantial amounts, that is subject to U.S. federal income tax. Tax-exempt investors should refer to “Item 1. Business—Certain U.S. Federal Income Tax Considerations” for more information.

Risks Related to Our Structure

We will depend on the Manager and KKR to achieve our business objectives.

KKR, through its ownership of all of the Company’s outstanding Class G Shares, holds, directly and indirectly, all of the voting power of the Company. As the sole holder of the Company’s Class G Shares, KKR is able to control the appointment and removal of all members of the Board, including the Company’s independent directors, and, accordingly, exercises substantial influence over the Company and its portfolio companies.

In addition, the success of the Company will depend on the ability of the Manager and its affiliates to identify and consummate suitable portfolio companies and to dispose of portfolio companies of the Company at a profit. The Company will rely on the skill and expertise of the Manager and the KKR private equity team, and others providing advice and services with respect to the Company. There can be no assurance that these key business professionals or other persons will continue to be associated with or available to the Manager or its affiliates throughout the life of the Company. The loss or reduction of the services of one or more of such persons could have an adverse impact on the Company.

The Company’s Management Agreement will require the Company to make significant payments to the Manager if the Company terminates the Management Agreement through the payment of the Termination Fee. The Management Agreement will provide that the Manager may terminate the Management Agreement only if the Company defaults in the performance or observance of any material term, condition or covenant contained in the Management Agreement and the default continues unremedied for a period of thirty (30) days after written notice of the breach is given to the Company. We anticipate that the Management Agreement may be terminated upon the affirmative vote of all of our independent directors. In the event of termination, we must provide the Manager 90 days’ written notice. Upon termination, the Manager will be paid a Termination Fee. The Manager may terminate the Management Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case the Company shall not be required to pay the Termination Fee. We anticipate that the Management Agreement will not be able to be terminated for any other reason, including if the Manager or KKR experience a change of control or due solely to the poor performance or under-performance of the Company’s operations or portfolio companies, and the Management Agreement continues in perpetuity, until terminated in accordance with its terms. Because the Manager is an affiliate of KKR and KKR has a significant influence on the affairs of the Company, the Company may be unwilling to terminate the Management Agreement, even in the case of a default. If the Manager’s performance does not meet the expectations of shareholders, and the Company is unable or unwilling to terminate the Management Agreement, the Company is not entitled to terminate the agreement and the Company’s NAV per Share could decline. In addition, if our Management Agreement is terminated, we expect that the Management Agreement will obligate us to forfeit our controlling interest in any Joint Venture, which would likely require us to register as an investment company under the Investment Company Act and adversely affect an investment in our Shares. The Management Agreement will require us to repurchase any KKR Shares if the Management Agreement is terminated, which could require us to liquidate portfolio companies at unfavorable times or prices, which may adversely affect an investment in our Shares.

Furthermore, although the KKR private equity team members and other investment professionals intend to devote sufficient time to the Company so that it can carry out its proposed activities, all of the KKR private equity team’s members (including key personnel such as certain of our executive officers) are also responsible for the broader KKR Private Equity platform and, as a result, not all of their business time will be devoted to the Company as they will be responsible for the day-to-day activities and investments of certain KKR Vehicles (including, without limitation, private equity funds, vehicles and/or accounts) as further described in “Item 7. Certain Relationships and Related Transactions, and Director Independence—Other KKR Activities” below. In addition, KKR may from time to time establish new KKR Vehicles that focus on investments that fall within and outside of the Company’s strategy and objective and KKR investment professionals (including certain of the Company’s team members) will spend time and attention on such KKR Vehicles.

Finally, although the Manager expects to have access to the appropriate resources, relationships, and expertise of KKR (subject to information-sharing policies and procedures with respect to KKR’s credit and private equity business and KKR’s broker-dealer affiliate), there can be no assurance that such resources, relationships, and expertise will be available for every transaction. In addition, investment professionals and committee members can be replaced or added over time or required to recuse themselves or otherwise be restricted from participating in any acquisition-related decision by the relevant committee because, for example, they have acquired confidential information relating to an investment through their involvement with a KKR Vehicle and applicable securities laws or regulations, contractual confidentiality obligations or other applicable legal or regulatory considerations restrict their ability to participate on behalf of the Company in the management of the relevant portfolio company. Modifications to KKR’s management, operating and investment procedures, which can be modified at any time, can also result in changes to the investment professionals and other resources that the Manager has access to with respect to the management of the Company and its portfolio companies.

In the event that the Company’s Management Agreement is terminated, the Company will be required to repurchase any KKR Shares.

If either the Company or the Manager terminates the Management Agreement, the Management Agreement will require us to repurchase any KKR Shares within 30 days of the effective date of the termination at a price per share equal to NAV per share as of the last month of the prior calendar quarter. Such repurchase could require us to liquidate portfolio companies at unfavorable times or prices or borrow to finance such repurchase on unfavorable terms, in each case which may adversely affect other shareholders’ investments in our Shares.

Our ability to achieve our business objective depends on the ability of the Manager to identify, acquire and support our portfolio companies.

The success of the Company will depend on the ability of the Manager and its affiliates to identify and select appropriate portfolio companies, as well as the Company’s ability to acquire these portfolio companies. The private equity sector in which the Company will own and control portfolio companies has become highly competitive. The Company will be competing for portfolio companies with other institutional investors as well as private equity, hedge and investment funds. These investors could make competing offers for portfolio company opportunities identified by the Manager and its affiliates, some of whom may have, among other things, greater resources, longer operating histories, more established relationships, greater expertise, better reputations, lower costs of capital and better access to funding, different regulatory barriers, different risk tolerances or lower return thresholds than we do. As a result, such competition could mean that the prices and terms on which purchases of portfolio companies are made could be less beneficial to the Company than would otherwise have been the case, or that we may lose acquisition opportunities. No assurance is given that the Company’s business objectives will be achieved or that it will be able to successfully implement its business strategy. Also, there can be no assurance that the Company will be able to exit from its portfolio companies at attractive valuations. The Company likely will incur significant fees and expenses identifying, investigating, and attempting to acquire potential portfolio companies that the Company ultimately does not acquire, including fees and expenses relating to due diligence, transportation and travel, including in extended competitive bidding processes.

Before making a recommendation, the Manager will typically conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each portfolio company. Due diligence might entail evaluation of important and complex business, financial, tax, accounting, ESG and legal issues and assessment of cybersecurity and information technology systems. In particular, the nature and scope of our Manager’s ESG diligence, if any, will vary based on the opportunity, but may include a review of, among other things, air and water pollution, land contamination, diversity, human rights, employee health and safety, accounting standards, bribery and corruption. Selecting and evaluating material ESG factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by our Manager or a third-party ESG consultant (if any) will reflect the beliefs, values, internal policies or preferred practices of any particular investor or align with the beliefs or values or preferred practices of other managers or with market trends. The materiality of ESG risks and impacts on an individual potential investment or portfolio as a whole are dependent on many factors, including the relevant industry, jurisdiction, asset class and investment style.

Outside consultants, legal advisors, accountants, investment banks and other third parties might be involved in the due diligence process to varying degrees depending on the type of portfolio company. Such involvement of third-party advisors or consultants can present a number of risks primarily relating to the Manager’s reduced control of the functions that are outsourced. In addition, if the Manager and/or KKR are unable to timely engage third-party providers, their ability to evaluate and acquire more complex targets could be adversely affected.

When conducting due diligence and making an assessment regarding a potential acquisition, the Manager and its affiliates will rely on the resources available to them, including information provided by the target and, in some circumstances, third-party investigations. The due diligence investigation that the Manager and its affiliates carry out with respect to a potential acquisition might not reveal or highlight all relevant facts that are necessary or helpful in evaluating such acquisition. Certain considerations covered by our Manager’s diligence, such as ESG, are continuously evolving, including from an assessment, regulatory and compliance standpoint, and our Manager may not accurately or fully anticipate such evolution. In addition, instances of fraud and other deceptive practices committed by the management teams of targets could undermine the Manager’s due diligence efforts with respect to such companies. Moreover, such an investigation will not necessarily result in the portfolio company being successful. Conduct occurring at portfolio companies, even activities that occurred prior to the Company’s ownership, could have an adverse impact on the Company.

While the Manager generally intends to seek attractive returns for the Company primarily through owning and controlling portfolio companies for the long term as described herein, the Manager may pursue additional business strategies and may modify or depart from its initial business strategy, process and techniques as it determines appropriate. The Manager may adjust the business strategy and guidelines at any time in light of changing market conditions or other considerations. The Manager may pursue portfolio companies outside of the sectors or regions in which KKR has previously owned and controlled portfolio companies. The Company could have short-term acquisitions, and the returns from these acquisitions are likely to be lower than the returns from typical portfolio companies. Any projections/estimates regarding the number, size or type of portfolio companies that the Company may own and control (or similar estimates) are estimates based only on the Manager’s intent as of the date of such statements and are subject to change due to market conditions and/or other factors (e.g., the Manager may determine to pursue on behalf of the Company one or more portfolio company opportunities that are larger or smaller than any target range described in this Registration Statement or in different geographies or sectors than described in this Registration Statement).

Except for the general business guidelines provided in this Registration Statement, there is no information as to the nature and terms of any portfolio companies that a prospective shareholder of the Company can evaluate when determining whether to purchase Shares of the Company. Shareholders will not have an opportunity to evaluate for themselves or to approve any portfolio companies. Shareholders will therefore be relying on the ability of the Manager to select portfolio companies to be acquired by the Company. Because acquisition and ownership of such portfolio companies are expected to occur over a substantial period of time, the Company faces the risks of changes in interest rates and adverse changes in the financial markets. Even if the portfolio companies of the Company are successful, returns may not be realized by shareholders for a period of several years.

We will rely on the ability of the management teams of our portfolio companies to implement any agreed-upon business plans but cannot assure they will be able to do so in accordance with the Company’s expectations.

The day-to-day operations of each portfolio company that the Company owns and operates will be the responsibility of such portfolio company’s management team, which, in each case, could likely include representatives of investors with whom the Company is not affiliated and whose interests conflict with the interests of the Company. Although the Manager will be responsible for monitoring the performance of each portfolio company, the Company will rely significantly on the management teams and boards of directors of portfolio companies acquired by the Company, including to effectively implement any agreed-upon business plans. There can be no assurance that the existing management team of any portfolio company or any successor thereto will be able to operate such portfolio company in accordance with the Company’s expectations. Misconduct by management (or other employees, consultants or sub-contractors) of a portfolio company could cause significant losses in respect of the relevant holding. Our employees, consultants or sub-contractors and those of our portfolio companies may also become subject to allegations of sexual harassment, racial and gender discrimination or other similar misconduct, which, regardless of the ultimate outcome, may result in adverse publicity that could significantly harm our and such portfolio company’s brand and reputation. Furthermore, our business often requires that we deal with confidential matters of great significance to our business partners. If our employees, consultants or sub-contractors were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position and current and future business relationships, as well as face potentially significant litigation or investigation. It is not always possible to detect or deter such misconduct, and the precautions we take may not be effective in all cases. If any of our employees, consultants or sub-contractors or the employees of our portfolio companies were to engage in misconduct or were to be accused of such misconduct, our business and our reputation could be materially and adversely affected.

There are various conflicts of interest in our relationship with KKR, including with our Manager and in the allocation of management resources to KKR Vehicles and us, which could result in decisions that are not in the best interests of our shareholders.

As of the date hereof, KKR owned all of our outstanding Class G Shares, providing it with special rights and privileges not available to other shareholders. In addition, our Manager is a wholly-owned subsidiary of KKR, and certain of our executive officers are employees of KKR or one or more of its subsidiaries. As a result, KKR has the power to significantly influence our business and affairs and can exercise significant influence over the Company, including removing directors (including independent directors), electing directors and filling any vacancies on the Board.

As further described under “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest” below, conflicts of interest will at times arise in allocating time, services, or resources among the business activities of the Company, KKR Vehicles, KKR-affiliated investment entities (including proprietary investment entities) and the executives of KKR. The Manager will devote such time as shall be necessary to conduct the business affairs of the Company in an appropriate manner. However, KKR, the Manager and their affiliates will continue to devote the resources necessary to manage KKR Vehicles and KKR-affiliated investment entities (including proprietary investment entities), and to manage the investment activities of the executives of KKR. KKR, the Manager and their affiliates are not precluded from conducting activities unrelated to the Company or KKR Vehicles. We believe that these other activities will not materially interfere with KKR’s or the Manager’s responsibilities to the Company. There is no guarantee that the policies and procedures adopted by us, the terms and conditions of the Management Agreement or the policies and procedures adopted by our Manager, KKR and their affiliates, will enable us to identify, adequately address or mitigate these conflicts of interest.

We will pay our Manager the Management Fee regardless of the performance of our portfolio companies. Our Manager’s entitlement to the Management Fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking portfolio companies that provide attractive risk-adjusted returns for us. Because such Management Fee is also based in part on our outstanding equity, our Manager may also be incentivized to advance strategies that increase our equity, and there may be circumstances where increasing our equity will not optimize the returns for our shareholders. Consequently, we are required to pay our Manager the Management Fee in a particular period despite experiencing a net loss or a decline in the value of our holdings during that period.

KKR has the ability to earn the Performance Participation Allocation, which may create an incentive for our Manager to seek portfolio companies with higher yield potential, which are generally riskier or more speculative, or sell a portfolio company prematurely for a gain, in an effort to increase our short-term performance and thereby increase the Performance Participation Allocation to which it is entitled. In addition, we are required to reimburse our Manager and its affiliates for certain expenses incurred by them on our behalf, as set forth in our Management Agreement. Accordingly, to the extent that our Manager retains other parties to provide services to us, expenses allocable to us will increase. If our interests and those of our Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could adversely affect our results of operations and financial condition.

We would not be able to operate our business according to our business plan if we are required to register as an investment company under the Investment Company Act.

The Company is not, and does not intend to become, regulated as an investment company under the Investment Company Act, and if the Company were deemed to be an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for the Company to operate as contemplated.

The Company intends to operate its business in a manner such that neither of the two relevant definitions of “investment company” under the Investment Company Act are applicable to it. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities, and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). Excluded from the term “investment securities,” among other instruments, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of “investment company” set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company intends to conduct its operations so that neither definition of an investment company applies to our business. With respect to Section 3(a)(1)(C) of the Investment Company Act, the Company’s most significant asset will be its interests in its wholly owned subsidiary, the Operating Subsidiary. The Operating Subsidiary is not an investment company because its assets will almost exclusively consist of general partner interests in the Company’s Joint Ventures, and such general partner interests are not “investment securities.” Because the Operating Subsidiary is not and will not become an investment company, the Company’s interests in the Operating Subsidiary are also not “investment securities.” In addition to its interests in the Operating Subsidiary, the Company expects to maintain up to 20% of its total assets in the Liquidity Portfolio in order to provide us with income, to facilitate capital deployment and provide a potential source of liquidity. The Liquidity Portfolio may consist of cash and cash equivalents, U.S. Treasury securities, U.S. government agency securities, municipal securities, other sovereign debt, investment grade credit and other investments including high-yield credit, asset-backed securities, mortgage-backed securities, collateralized loan obligations, leveraged loans and/or debt of companies or assets (which may include securities or loans of KKR portfolio companies). Other than cash items or U.S. government securities, the investments that will constitute the Liquidity Portfolio may be considered investment securities held by the Company. The Company intends to conduct its business such that these investment securities will not exceed 40% of the total value of the Company’s assets, exclusive of cash items and U.S. government securities. Accordingly, the Company will conduct its operations such that it will not be considered an investment company under Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A) of the Investment Company Act, the Company is not an investment company because it does not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through its Joint Ventures, the Company is primarily engaged in the businesses of its Joint Ventures, namely, the business of owning and controlling portfolio companies.

The Company has not requested that the SEC approve its determination that it does not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities, and the SEC has not done so. If the SEC were to disagree with the Company’s determination, the Company would need to adjust its business strategy and its assets to continue to satisfy the 40% test. Any such adjustment in the Company’s strategy or assets could have a material adverse effect on the value of the Shares.

In order to ensure that the Company is not deemed to be an investment company, it may be required to materially restrict or limit the scope of its operations or plans. The Company will be limited in the types of acquisitions that it may make, and may need to modify its organizational structure or dispose of assets of which it would not otherwise dispose. A change in the value of the Company’s assets could cause the Company to fall within the definition of “investment company” inadvertently, and negatively affect the Company’s ability to maintain an exclusion from regulation under the Investment Company Act. To avoid being required to register as an investment company under the Investment Company Act, the Company may be unable to sell assets it would otherwise want to sell and may need to sell assets it would otherwise wish to retain. In addition, the Company may have to acquire additional assets that it might not otherwise have acquired, or may have to forgo opportunities to acquire interests in portfolio companies that it would otherwise want to acquire and that would be important to its business strategy.

The Investment Company Act provides certain protections to investors and imposes certain restrictions on companies that are required to be regulated as investment companies. Among other things, such rules limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities and impose certain governance requirements. If the Company were required to register as an investment company under the Investment Company Act, it would be impractical for the Company to operate as contemplated. Agreements and arrangements between and among the Company and the Manager would be impaired, the type and amount of acquisitions that the Company would be able to make as a principal would be limited and its business, financial condition and results of operations would be materially adversely affected. Accordingly, the Company would be required to take extraordinary steps to address the situation, such as the amendment or termination of the Management Agreement, the restructuring of the Company and its Joint Ventures, the amendment of the Company’s LLC Agreement or the termination and liquidation of the Company, any of which could materially adversely affect the value of the Shares.

The Company expects that the Manager will terminate the Management Agreement if the Company becomes required to register as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. The Company expects that termination of the Management Agreement will obligate the Company to forfeit its controlling interest in any Joint Venture, which would likely require the Company to register as an investment company under the Investment Company Act and adversely affect an investment in the Company’s Shares.

If the Company were required to register as an investment company but failed to do so, the Company would be prohibited from engaging in its business, and civil actions could be brought against the Company, the Manager and their affiliates. In addition, the Company’s contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the Company and liquidate its business.

If we are required to register as an investment company under the Investment Company Act, we would likely be treated as a publicly traded partnership that is subject to corporate income taxes.

If the Company were deemed to be an investment company under the Investment Company Act, it would likely be subject to taxation as a corporation for U.S. federal income tax purposes, and such treatment could materially adversely affect the value of our Shares.

Our LLC Agreement will contain provisions that reduce or eliminate duties (including fiduciary duties) of our Board and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for shareholders to successfully challenge a resolution of a conflict of interest in accordance with the LLC Agreement.

The LLC Agreement will contain provisions that require holders of Shares to waive or consent to conduct by our Board or the Manager that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, the LLC Agreement will provide that when directors or the employees of the Manager are acting in their individual capacities, as opposed to in their capacity as members of our Board or employees of our Manager, respectively, they may act without any fiduciary obligations to holders of our Shares, whatsoever. When the Board is permitted to or required to make a decision in its “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” then the Board will be entitled to consider only such interests and factors as it desires, including the interests of KKR and its affiliates and will not be subject to any different standards imposed by the LLC Agreement, the LLC Act or under any other law, rule or regulation or in equity. These standards reduce the obligations to which the Board would otherwise be held.

The above modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and holders of our Shares will only have recourse and be able to seek remedies against directors if the directors breach their obligations pursuant to the LLC Agreement. Unless a director breaches her or his obligations pursuant to the LLC Agreement, we and holders of our Shares will not have any recourse against such director even if such director were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in the LLC Agreement, the LLC Agreement will provide that members of the Board will not be liable to our shareholders, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission or for any breach of contract (including a breach of the LLC Agreement) or any breach of duties (including breach of fiduciary duties) whether arising under the LLC Agreement, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that (A) in respect of the matter in question, such member of the Board acted in bad faith or engaged in fraud or willful misconduct or (B) the action or omission by such member of the Board was not made during the course of performing, or pursuant to, the Board’s duties. These provisions are detrimental to the holders of our Shares because they restrict the remedies available to shareholders for actions that without such limitations might constitute breaches of duty including fiduciary duties.

Whenever a potential conflict of interest exists between us and KKR, the Manager or any of their respective affiliates, the Board may resolve such conflict of interest. If the Board determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company), then it will be presumed that in making this determination, the Board acted in good faith. A holder of our Shares seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the situation with a typical Delaware corporation, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

Also, if the Board obtains the approval of our Audit Committee, the resolution will be deemed to be approved by all shareholders of the Company and deemed not to be a breach by the Board of the LLC Agreement or any duties it may owe to the Company or holders of our Shares. This is different from the situation with a typical Delaware corporation, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. If you purchase, receive or otherwise hold Shares, you will be treated as having consented to the provisions set forth in the LLC Agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. As a result, shareholders will, as a practical matter, not be able to successfully challenge an informed decision by the Audit Committee.

We have also agreed to indemnify and hold harmless the Indemnified Parties (as defined herein), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Party, or for any breach of contract (including breach of the LLC Agreement) or any breach of duties (including breach of fiduciary duties) whether arising under the LLC Agreement, at law, in equity or otherwise. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnified Party’s action or omission constitutes fraud, willful misconduct, or bad faith or the Indemnified Party’s actions or omissions were not made during the course of performing or pursuant to the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company or an affiliate thereof.

The Board may cause the Company to repurchase Shares from time to time or assign this right to KKR or its affiliates. The Board may use its own discretion, free of fiduciary duty restrictions, in determining whether to cause the Company to exercise this right. As a result, a shareholder may have its Shares repurchased at an undesirable time or price. For additional information, see the LLC Agreement included as an exhibit to this Registration Statement.

Any claims, suits, actions or proceedings concerning the matters described above or any other matter arising out of or relating in any way to the LLC Agreement may only be brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

Our LLC Agreement will include a jury trial waiver that could limit the ability of shareholders of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LLC Agreement, or the business or affairs of the Company.

The LLC Agreement will contain a provision pursuant to which shareholders of the Company waive their respective rights to a trial by jury in any action or proceeding arising out of or relating to the LLC Agreement, or the business or affairs of the Company. This jury trial waiver does not apply to any claim or cause of action arising out of or relating to the U.S. federal securities laws. Any person who becomes a shareholder of the Company as a result of a transfer or assignment of Shares would become subject to the terms of the LLC Agreement, including the waiver of jury trial provisions.

If the Company opposed a jury trial demand based on the jury trial waiver, the appropriate court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law, including in respect of U.S. federal securities laws claims.

This waiver of jury trial provision may limit the ability of a shareholder of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LLC Agreement, or the business or affairs of the Company, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the waiver of jury trial provision contained in the LLC Agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action, which could harm our business, operating results and financial condition.

Our LLC Agreement will designate the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware and any appellate court thereof, as applicable, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

As permitted by the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”), our LLC Agreement will provide that each shareholder submits, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware and any appellate court thereof, in any action or proceeding arising out of or relating to our LLC Agreement or the business of the Company (including any claim arising under the internal affairs doctrine). This provision of our LLC Agreement does not provide exclusive jurisdiction to the Court of Chancery of the State of Delaware or any other state court in the State of Delaware where such court does not have jurisdiction, such as actions or proceedings brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Also, this provision of our LLC Agreement does not apply to actions or proceedings that do not arise out of or are unrelated to our LLC Agreement or the business of the Company (including any claim under the internal affairs doctrine).

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our LLC Agreement will provide that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

In connection with the submission to such courts in an appropriate action or proceeding, our LLC Agreement will provide that each shareholder waives any objection to venue in such courts and defense of inconvenient forum to the maintenance of such action or proceeding in such courts, in each case, to the fullest extent permitted by applicable law. Shareholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provisions in our LLC Agreement. Furthermore, the validity of our forum selection provision could be challenged and a court could rule that such provision is inapplicable or unenforceable. If a court were to find our forum selection provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the forum provisions in our LLC Agreement. Moreover, this choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that the shareholder finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or shareholders, which may discourage lawsuits with respect to such claims.

KKR, the Manager, their respective affiliates, our directors, officers and certain service providers will be entitled to exculpation and indemnification resulting in limited right of action for shareholders.

The LLC Agreement will include exculpation and indemnification provisions that will limit the circumstances under which the Manager and KKR, their respective affiliates, our directors and officers and others can be held liable to the Company. Additionally, certain service providers to the Company, the Manager, their respective affiliates, agents and other persons, including, without limitation, KKR investment professionals and their respective affiliates, and placement agents and finders, will be entitled to exculpation and indemnification (in certain cases, on terms more favorable to them than those available to indemnitees, generally). The assets of the Company will be available to satisfy these indemnification obligations. Such indemnification obligations could materially impact the returns to shareholders. Such obligations will survive the dissolution of the Company. See “Item 11. Description of Registrant’s Securities to be Registered—Exculpation and Indemnification.” KKR and its affiliates will carry liability insurance (including “D&O” insurance) that is similar to that which other asset managers with similar businesses hold, and in amounts that are customary for the types of businesses that KKR and its affiliates operates. However, there is no guarantee that such insurance will be available to satisfy losses for which the Company is required to provide indemnification, and potential insurance claims will not delay the availability of the advances provided to indemnified persons under the LLC Agreement. Moreover, the state-law fiduciary duties of the directors, the Manager and its affiliates and KKR and its affiliates are modified pursuant to the terms of the LLC Agreement, and to the extent permitted by law. As a result, the shareholders will have a more limited right of action in certain cases than they would in the absence of such limitations.

We will have certain reporting obligations not applicable to private companies. We will need to make significant capital expenditures to be in compliance with certain regulations not applicable to private companies. Failure to comply with such regulations may have an adverse effect on our business.

We will be subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance with such regulations may adversely affect us.

We will be subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management will be required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act by the time we file our second annual report on Form 10-K. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until there is a public market for our Shares, which is not expected to occur.

We could be subject to review and approval by CFIUS or other regulatory agencies resulting in limitations or restrictions on our acquisitions and joint ventures.

Certain acquisitions by the Company that involve the acquisition of a business connected with or related to national security or that has a nexus to critical or sensitive sectors could be subject to review and approval by CFIUS and/or non-U.S. national security/investment clearance regulators depending on the beneficial ownership and control of interests in the Company. In the event that CFIUS or another regulator reviews one or more of the Company’s proposed or existing portfolio companies, there can be no assurances that the Company will be able to maintain, or proceed with, such acquisitions on terms acceptable to the Company. CFIUS or another regulator could impose limitations on or prohibit one or more of the Company’s acquisitions of portfolio companies. Such limitations or restrictions could prevent the Company from maintaining or pursuing acquisitions, which could adversely affect the Company’s performance with respect to such acquisitions (if consummated) and thus the Company’s performance as a whole. These risks may also limit the attractiveness of, delay or prevent us from pursuing certain acquisitions that we believe would otherwise be attractive to the Company and our shareholders.

In addition, certain of the shareholders of the Company will be non-U.S. shareholders, and in the aggregate, may comprise a substantial portion of the Company’s shareholders, which would increase both the risk that acquisitions could be subject to review by CFIUS, and the risk that limitations or restrictions will be imposed by CFIUS or other non-U.S. regulators on the Company’s portfolio companies. In the event that restrictions are imposed on any acquisition by the Company due to the non-U.S. status of a shareholder or group of shareholders or other related CFIUS or national security considerations, the Manager could choose to restrict such shareholder’s or such group of shareholders’ ability to invest in or receive information with respect to any such portfolio company. However, there can be no assurance that any restrictions implemented on any such shareholder or any such group of shareholders will allow the Company to maintain, or proceed with, any acquisition.

We could become subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction provisions of Section 4975 of the Code, and we could be subject to potential controlled group liability.

Plan Assets. We will use commercially reasonable efforts to conduct our affairs so that our assets should not be deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor” within the meaning of ERISA.

If, notwithstanding our commercially reasonable efforts, the assets of the Company were deemed to constitute “plan assets” of any shareholder that is a “benefit plan investor,” this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to acquisitions made by the Company and (ii) the possibility that certain transactions in which the Company might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Manager and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the benefit plan investor any profit realized on the transaction and (ii) reimburse the benefit plan investor for any losses suffered by the benefit plan investor as a result of the acquisition. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. In addition, with respect to a benefit plan investor that is an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status. Prospective investors should carefully review the matters discussed under “Certain ERISA Considerations” and should consult with their own advisors as to the consequences of making an investment in the Company.

Controlled group liability. Under ERISA, upon the termination of a tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation (the “PBGC”) may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.

A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that the Company holds in one or more of its portfolio companies, the Company itself cannot be considered part of an ERISA controlled group unless the Company is considered to be a “trade or business.”

While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements.

If the Company were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the portfolio companies by the Company and/or its affiliates and other co-investors in a portfolio company and their respective ownership interests in the portfolio company, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the portfolio entity could result in liability being incurred by the Company, with a resulting need for additional investments in the Company, the appropriation of Company assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain Company assets. Moreover, regardless of whether or not the Company were determined to be a trade or business for purposes of ERISA, a court might hold that one of the Company’s portfolio companies could become jointly and severally liable for another portfolio company’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant structures and ownership interests as noted above.

Failure to comply with Data Protection and Privacy Laws could lead to significant fines, sanctions and penalties.

The adoption, interpretation and application of consumer, data protection and/or privacy laws, regulations and standards (“Privacy Laws”) in the United States, Europe and elsewhere vary among jurisdictions, and are often uncertain and in flux. Compliance with Privacy Laws could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of personal data and current and planned business activities of the Manager, the Company, and/or any portfolio companies, and as such could increase costs and require the dedication of additional time and resources to ensure compliance for such entities. A failure to comply with such Privacy Laws by any such entity or their service providers could result in fines, sanctions or other penalties, which could materially and adversely affect the results of operations and overall business, as well as have a negative impact on reputation and Company performance. As Privacy Laws are implemented, interpreted and applied, compliance costs for the Company and/or its portfolio companies are likely to increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place.

Many U.S. states and foreign countries and governmental bodies, including the EU member states, have enacted and continued to enact Privacy Laws. For example, the EU’s General Data Protection Regulation (“GDPR”) became effective on May 25, 2018, and has resulted and will continue to result in significantly greater compliance burdens and costs for companies with customers, users, or operations in the EU and European Economic Area (“EEA”). The GDPR has direct effect in the EEA and has extraterritorial effect where non-EEA persons such as the Manager, the Company or their respective service providers process personal data in relation to the offering of goods and services to individuals in the EEA or the monitoring of the behavior of individuals in the EEA. The GDPR and its implementing legislation imposes several stringent requirements for controllers and processors of personal data and could make it more difficult and/or more costly for us to use and share personal data. The GDPR also imposes potentially significant penalties for non-compliance, which may result in monetary penalties of up to €20.0 million or 4.0% of a company’s worldwide annual revenue of the previous fiscal year, whichever is higher. Further, Brexit has created uncertainty with regard to the regulation of data protection in the U.K. As of the beginning of 2021 (when the transitional period following Brexit expired), data processors and controllers are required to comply with the GDPR as well as the U.K. equivalent, which exposes us to two parallel data protection regimes in Europe, each of which potentially authorizes similar fines and other potentially divergent enforcement actions for certain violations. Additionally, recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal information from the EEA and the U.K. to the United States and other jurisdictions, which could lead to additional costs, complaints, and/or regulatory investigations or fines, and/or if we are otherwise unable to transfer personal data between and among countries and regions in which we operate, it could affect the manner in which we provide our services or the geographical location or segregation of our relevant systems and operations, and could adversely affect our financial results.

Furthermore, in the United States several state legislatures have passed comprehensive Privacy Laws, which have gone into effect or will soon go into effect, including the California Consumer Privacy Act, which was further expanded by the California Privacy Rights and Enforcement Act of 2020, or CPRA, which took effect in most material respects on January 1, 2023 (with application to data collected beginning on January 1, 2022), as well as forthcoming laws in Colorado, Connecticut, Utah and Virginia. In addition, the U.S. Federal Trade

Commission and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination, and security of data. Such standards require us to publish statements that describe how we handle personal data and choices individuals may have about the way we handle their personal data. Further, laws in all 50 U.S. states, the District of Columbia, and several U.S. territories can require businesses to provide notice to consumers whose personal data has been disclosed as a result of a data breach. Each of these broadly impacts businesses that handle various types of personal data, potentially including the Manager and its affiliates.

Portfolio companies are subject to Privacy Laws in the jurisdictions in which they operate. Compliance with current and future Privacy Laws could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of personal data and some of our current and planned business activities and as such could increase costs for the Company and/or portfolio companies. Although the Company, the Manager and KKR intend to make reasonable efforts to comply with all Privacy Laws, we may not be successful in complying with the rapidly evolving privacy, data protection, and security requirements discussed above. Further, there can be no assurance that we will not be subject to regulatory or individual legal action, including fines, in the event of a security incident or other claim that a consumer’s privacy rights have been violated. Any actual or perceived failure to comply with our posted privacy policies, Privacy Laws, or any other legal obligations, such as contractual obligations, relating to privacy, data protection, security, breach notification or consumer protection, could result in regulatory scrutiny and increased exposure to the risk of litigation or the imposition of consent orders, resolution agreements, requirements to take particular actions with respect to training, policies or other activities, and civil and criminal penalties, including fines and damages, which could have an adverse effect on our business, reputation, results of operations or financial condition. In addition, we could be required to fundamentally change our business activities and practices or modify our solutions and services, which could have an adverse effect on our business, results of operations or financial condition. Any of the foregoing could result in additional cost and liability to us, damage our reputation, inhibit sales, and adversely affect our business, results of operations or financial condition.

Cybersecurity risks could result in the loss of data, interruptions in our business and damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.

In the ordinary course of our business, we may collect, process, and store proprietary, confidential, and sensitive information, including personal information, intellectual property, trade secrets, and proprietary business information owned or controlled by ourselves or other parties. It is critical that we do so in a secure manner to maintain the confidentiality, integrity, and availability of such information. We face several risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification, and the risk of our being unable to adequately monitor, audit and modify our controls over our critical information. This risk extends to the third-party service providers who work with us in connection with certain elements of our operations.

We cannot assure you that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems, or those of our third-party vendors and other contractors and consultants, or other cyber incidents that could have a material adverse effect upon our reputation, business, operations, or financial condition. The techniques used by cyber criminals change frequently, may not be recognized until launched, and can originate from a wide variety of sources, including outside groups such as external service providers, organized crime affiliates, terrorist organizations, hostile foreign governments or agencies, or cybersecurity researchers.

IT systems and related software applications, including those owned or controlled by third parties, are integral to our business. The Company, its portfolio companies, the Manager, their affiliates and their service providers are subject to risks associated with a breach in cybersecurity, including business disruption and information security risks. A business disruption or outage could be caused by various events including pandemics, natural catastrophes, systems outages or a cybersecurity attack. Cybersecurity is a generic term used to describe the technology, processes and practices designed to protect networks, systems, computers, programs and data from both intentional cyber-attacks and hacking by other computer users, as well as unintentional damage or interruption that, in either case, can result in damage and disruption to hardware and software systems, loss or corruption of data and/or misappropriation of confidential information. Cybersecurity attacks are increasing in frequency and severity and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, disrupted denial of service attacks, ransomware attacks, and other electronic security breaches that could lead to disruptions in critical systems, unauthorized or unintended release of confidential or otherwise protected information, including, without limitation, personal information and information regarding the shareholders and the Company’s business activities, and corruption of data. In particular, ransomware attacks are evolving and typically carried out via a form of malicious software designed to encrypt the files on and/or block access to the information system until the demanded ransom is paid, resulting in significant business disruption, financial losses (including potentially ransom payments and/or costs and expenses associated with engaging decryption specialists), reputational costs, and loss of data. Portfolio companies of entities such as the Company, broker-dealers, investment advisers, investment companies and service providers to such entities are especially vulnerable to ransomware attacks because they are seen as attractive targets that are more willing to pay the demanded ransom. Private fund managers who disclose information about their senior management executives in routine public filings, which is the case with respect to KKR, could also be targeted. The damage or interruptions to information technology systems might cause losses to the Company or the shareholders, including, without limitation, by interfering with the processing and completion of transactions, affecting the Company’s ability to conduct valuations or impeding or sabotaging trading, or by damaging the Company’s portfolio companies through direct economic losses or indirect losses from reputational harm or related litigation or regulatory action. The costs to us to eliminate or alleviate security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and the efforts to address these problems could result in interruptions, delays, cessation of service and loss of existing or potential customers. The Company could also incur substantial costs as the result of a cybersecurity breach, including those associated with forensic analysis of the origin and scope of the breach, increased and upgraded cybersecurity, identity theft, unauthorized use of proprietary information, notifications to regulators and affected individuals, litigation, regulatory fines/penalties, adverse investor reaction, the dissemination of confidential and proprietary information and reputational damage. Any such breach could expose the Company and the Manager to civil liability as well as regulatory inquiry and/or action. The SEC’s Office of Compliance Inspections and Examinations has issued risk alerts regarding cybersecurity and the prevention of ransomware attacks, which remain one of its key examination priorities. Shareholders could also be exposed to losses resulting from unauthorized use or dissemination of their personal information. If a security breach or other incident were to result in the unauthorized access to or unauthorized processing of personal, sensitive or other regulated information, it may be necessary to notify individuals, governmental authorities, supervisory bodies and other parties pursuant to Privacy Laws. Affected users (including customers or third parties) or government authorities could initiate legal or regulatory actions against us in connection with any security breaches or improper disclosures of data, which could cause us to incur significant expense and liability or result in orders or consent decrees forcing us to modify our business practices. KKR does not control the cybersecurity systems put in place by third-party service providers, which could have limited indemnification obligations to KKR, the Company or any portfolio company of the Company, each of which could be negatively impacted as a result.

The Company, its portfolio companies, the Manager and their affiliates rely extensively on computer programs and systems (and likely will rely on new systems and technology in the future) for various purposes, including trading, clearing and settling transactions, evaluating certain holdings, monitoring the Company’s portfolio companies and net capital and generating risk management and other reports that are critical to oversight of the Company’s or its portfolio companies’ activities. Certain of the Company’s, its portfolio companies’ and the Manager’s operations will be dependent upon systems operated by third parties, including prime-broker(s), administrators, market counterparties and their sub-custodians and other service providers. The Company’s and its portfolio companies’ service providers also depend on information technology systems and, notwithstanding the diligence that the Company or its portfolio companies perform on their service providers, the Company or its portfolio companies might not be in a position to verify the risks or reliability of such information technology systems. The failure, corruption, disruption or breach of one or more systems (including as a result of the occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in the Manager’s disaster recovery systems, or a support failure from external providers) or the inability of such systems to satisfy a shareholder’s needs, including the execution of relevant transactions, could have a negative effect on the Manager’s ability to conduct business and thus, the Company, particularly if those events affect the Manager’s computer-based data processing, transmission, storage and retrieval systems or destroy the Manager’s data, which may result in liability and reputational damage. If a significant number of the Manager’s personnel were to be unavailable in the event of a disaster or other event, the Manager’s ability to effectively conduct the Company’s business could be severely compromised. The Company’s controls and procedures, business continuity systems and data security systems could prove to be inadequate. These problems could arise in the Company’s internally developed systems and the systems of third-party service providers.

Information and technology systems of the Manager, KKR and their affiliates (in addition to those of the Company’s portfolio companies) could be vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Although the Manager and its affiliates have implemented various measures to manage risks relating to these types of events, and portfolio companies are also expected to implement similar measures, if these systems are compromised, become inoperable for extended periods of time or cease to function properly, the Manager, the Company’s portfolio companies and their affiliates might have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the operations of the Manager, the Company’s portfolio companies and their affiliates and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to the shareholders (and the beneficial owners of the shareholders). Such a failure could harm the reputation of the Manager, the Company’s portfolio companies and their affiliates and could subject the Manager, the Company’s portfolio companies and their affiliates to legal claims, and otherwise affect their business, financial performance and reputation.

Risks Related to an Investment in Our Shares

There is no market for the Shares and shareholders will bear the risks of owning Shares for an extended period of time due to limited repurchases.

The Shares have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction and cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or an exemption from registration is available. It is not contemplated that the Shares will ever be registered under the Securities Act or other securities laws. There is no public market for the Shares and none is expected to develop. Accordingly, there are no quoted prices for the Shares. In addition, there are substantial restrictions upon the repurchase of Shares under the LLC Agreement and applicable securities laws. Consequently, shareholders must be prepared to bear the risks of owning Shares for an extended period of time (see “Item 1. Business—Share Repurchases”).

We may amend the LLC Agreement without shareholder approval and shareholders will not be entitled to vote for the election of directors or have any right to influence or control the Company’s operations.

The LLC Agreement can be amended from time to time generally by us in cooperation with KKR, without the consent of the shareholders as set forth in the LLC Agreement, except that certain amendments require approval by the Board and/or shareholders holding a majority of the outstanding Class G Shares. The LLC Agreement sets forth certain other procedures for its amendment, including provisions allowing us to amend the LLC Agreement without the consent of the shareholders in certain circumstances. In addition, lenders to the Company will, under the terms of financing arrangements put in place with them, require us to seek lender approval of certain amendments to the LLC Agreement prior to the Board adopting any such amendment. The Company will file a Form 8-K with the SEC disclosing any amendments made to its LLC Agreement.

The voting power of the Company’s Shares is vested exclusively in the holders of the Class G Shares. KKR owns and is expected to continue to own all of the Company’s outstanding Class G Shares and will have the sole ability to elect directors of the Company. Shareholders will have no opportunity to control the day-to-day operations, including acquisition and disposition decisions, of the Company. Shareholders must rely entirely on the Board, the Manager, KKR and their affiliates to conduct and manage the affairs of the Company and its portfolio companies.

We do not expect to make distributions on a regular basis.

The Company does not expect to make distributions on a regular basis. Distributions to shareholders will be made only if, as and when declared by the Manager. Shareholders may or may not receive distributions. In addition, some of our distributions may include a return of capital. The Company cannot make assurances as to when or whether cash distributions will be made to shareholders, the amount of any such distribution, or the availability of cash for any such distribution, since the ability to make distributions will be dependent upon the cash flow, capital raising, financial condition and other factors relating to the Company’s portfolio companies. Such factors include the ability to generate sufficient cash from operations to pay expenses, service debt and to satisfy other liabilities as they come due. Furthermore, the Manager, in its sole discretion, may use or set aside cash for working capital purposes, or for the funding of present or future reserves or contingent liabilities, taxes, the Company’s operating activities, or the actual or anticipated Management Fee. If the Manager determines that all or any portion of net capital event proceeds are not necessary for ongoing expenses (including debt payments and fees), anticipated acquisitions, capital expenditures and reserves, such amounts may be used to satisfy repurchase requests at the Manager’s discretion. Accordingly, the payment of cash distributions is subject to the discretion of the Manager. Neither the Manager nor any of its respective affiliates is obligated to support or guarantee any level of distributions. In addition, because the Manager does not charge a Management Fee on and KKR does not receive a Performance Participation Allocation for KKR Shares, the per Share amount of distributions on the KKR Shares could be higher compared to the Investor Shares.

Valuations of our portfolio companies are estimates of fair value and may not necessarily correspond to realizable value.

Within the parameters of the Company’s valuation policies and procedures, the valuation methodologies used to value the Company’s portfolio companies will involve subjective judgments and projections and that ultimately may not materialize. Ultimate realization of the value of a portfolio company depends to a great extent on economic, market and other conditions beyond the Company’s control and the control of the Manager. Rapidly changing market conditions or material events may not be immediately reflected in the Company’s NAV.

Among the Company’s important features are the provisions relating to the purchase and repurchase of Shares. The valuation of Shares upon purchase, the amount payable to investors upon repurchase and certain other valuations are generally based upon the Company’s NAV per Share as of the end of the immediately preceding month. Because the price you will pay for Shares in the Private Offering, and the price at which your shares may be repurchased under the share repurchase plan by the Company, are based on NAV per Share, you may pay more than realizable value or receive less than realizable value for your investment. The Company will rely on the Manager and its affiliates for valuation of the Company’s assets and liabilities.

The values of the Company’s portfolio companies are established in accordance with the Company’s valuation policies and procedures approved by the Board. The valuation policies and procedures can be modified by the Board. The Company will primarily own and control certain portfolio companies that will not have readily assessable market values. The Manager will determine the estimated values of the Company’s portfolio companies and the Company will use the estimated values provided as well as inputs from other sources in computing the Company’s monthly NAV per Share.

The monthly valuations performed by the Manager may vary from similar valuations performed by any independent third parties for similar types of portfolio companies. The valuation of illiquid portfolio company holdings is inherently subjective and subject to increased risk that the information utilized to value such portfolio companies or to create the pricing models may be inaccurate or subject to other error. In addition, valuations rely on a variety of assumptions, including assumptions about projected cash flows for the remaining holding periods for the portfolio companies, market conditions at the time of such valuation and/or any anticipated disposition of the portfolio companies, legal and contractual restrictions on transfers that may limit liquidity, and any transaction costs related to, and the timing and manner of, any anticipated disposition of the portfolio companies, all of which may materially differ from the assumptions and circumstances on which the valuations are based. The value of the Company’s portfolio companies may also be affected by any changes in accounting standards, policies or practices as well as general economic, political, regulatory and market conditions, global equity market conditions, changes in credit markets and interest rates, foreign exchange rates, commodity prices, natural or man-made disasters or catastrophes and the actual operations of portfolio companies, which are not predictable and can have a material impact on the reliability and accuracy of such valuations. As such, the carrying value of a portfolio company may not reflect the price at which the portfolio company could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. Accordingly, such values may not accurately reflect the actual market values of the portfolio companies, and, thus, shareholders will likely make decisions as to whether to purchase or submit for repurchase Shares without complete and accurate valuation information.

Determining the impact of these factors on the valuation of portfolio companies involves a significant degree of judgment. Because valuations, and in particular valuations of portfolio companies for which market quotations are not readily available, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, the Manager’s fair value determinations may differ materially from the values that would have resulted if a ready market had existed.

During periods of market uncertainty and volatility, accurate valuations may be even more difficult to obtain. This is particularly true during periods of low transaction volume because there are fewer market transactions that can be considered in the context of a valuation. Changes in credit markets can also impact valuations and may have offsetting results when using discounted cash flow analysis for portfolio companies that do not have readily observable market prices. For example, if applicable interest rates rise, then the assumed cost of capital for portfolio companies would be expected to increase under the discounted cash flow analysis, and this effect would negatively impact their valuations if not offset by other factors. Rising U.S. interest rates may also negatively impact certain foreign currencies that depend on foreign capital flows.

In addition, shareholders would be adversely affected by a higher Management Fee and by higher Performance Participation Allocations if the Company’s NAV is overstated. Due to a wide variety of market factors and the nature of certain portfolio companies to be held by the Company, there is no guarantee that the value determined by the Company will represent the value that will be realized by the Company on a realization of the value of a portfolio company or that would, in fact, be realized upon an immediate disposition of the portfolio companies. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—Fees.”

Further, in connection with each subscription or repurchase of Shares, a shareholder will receive an amount of Shares or cash, respectively, at a price that reflects the Company’s most recent calculated NAV (which generally will be the Company’s NAV as determined as of the last day of the immediately preceding calendar month). There is no requirement, and it is not anticipated, that a new valuation will be made in connection with any such purchase and related issuance of Shares and, as a result, the price paid for Shares may not accurately reflect the current NAV at the time of issuance.

Any discrepancy between the NAV of the Company used in connection with the repurchase or issuance and the actual NAV of the Company as of the date of such repurchase or issuance may have an adverse effect on the shareholder from whom shares are repurchased, the shareholder to whom Shares are issued or the Company as a whole, as applicable. Any such discrepancy may also lead the Company to dispose of more portfolio companies than necessary, and potentially at less advantageous prices. For example, in the event the Company were to liquidate certain of its holdings in order to satisfy repurchase requests based on a determination of NAV of the Company used in connection with the repurchase that in retrospect turns out to be higher than the actual NAV of the Company as of the repurchase date, a repurchasing shareholder requesting to repurchase a certain percentage of its Shares may receive a greater amount of repurchase proceeds than the repurchase proceeds it should have received in respect of such repurchase, thereby adversely affecting remaining shareholders and the ability of the Company to employ the excess amounts paid out for the portfolio companies of the Company or other cash needs. If the Company were to borrow amounts to satisfy such repurchase request, the amounts borrowed might be higher than the amounts the Company would have borrowed had the correct NAV been used to calculate repurchase proceeds, and such higher borrowing may have an adverse effect on the remaining shareholders. In addition, if a new purchase of Shares by a new shareholder is made based on such erroneously high NAV, the number of Shares issued to such new shareholder will be lower than the number of Shares it should have received.

Monthly NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The methods we use to calculate our monthly NAV, which is the basis for the offering price for our shares offered and the investment value published in customer account statements for our shareholders, is not prescribed by the rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating monthly NAV, and our monthly NAV is not audited by our independent registered public accounting firm. We calculate and publish the NAV of our shares monthly solely for purposes of establishing the price at which we sell and repurchase our shares, and for publishing the value of each shareholder’s investment in us on such shareholder’s customer account statement, and our monthly NAV should not be viewed as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our monthly NAV may differ from those used by other companies now or in the future. Errors may occur in calculating our monthly NAV, which could impact the price at which we sell and repurchase our shares.

Prospective shareholders will not know the NAV per Share of their investment until after the investment has been accepted.

Prospective shareholders will not know the NAV per Share of their investment until after their subscription has been accepted. Prospective shareholders will be required to subscribe for a dollar amount, and the number of Shares that such shareholder receives will subsequently be determined based on our NAV per Share as of the end of the month immediately before such prospective shareholder’s subscription is accepted by the Company (e.g., a subscription for Shares accepted by the Company on September 1 of a calendar year will be based upon our NAV as of August 31 of that year, which NAV will generally not be available until after September 1 of that year). Prospective shareholders will learn of such NAV and the corresponding number of Shares represented by their subscription after we publish the NAV per Share.

We are a new company and have a limited operating history.

The Company and the Manager have limited operating history upon which prospective shareholders can evaluate their performance. Further, shareholders should draw no conclusions from the prior experience of the members of the KKR private equity team, whether or not they have been with KKR and involved in the Company or KKR funds, or the performance of any investments of KKR or its affiliates or of funds, vehicles or accounts sponsored or managed by any of them, and should not expect to achieve similar returns. The past performance of KKR’s investment funds, vehicles and accounts is not predictive of the Company’s performance, in particular because the structure, terms and objectives of certain of such funds, vehicles and accounts differ from the business objectives of the Company. The Company’s acquisitions may differ from previous investments (including previous private equity investments) made by KKR in a number of respects. Also, some of the KKR investment personnel involved in the investments of KKR’s investment funds, vehicles and accounts may not be involved in the business activities of the Company. KKR has not previously sponsored or managed an operating company that owns and operates portfolio companies for the long term pursuing the same primary business objective and strategy as the Company. Moreover, the Company is subject to all of the business risks and uncertainties associated with any new company, including the risk that it will not achieve its business objectives and that the value of Shares could decline substantially.

The Manager cannot provide assurance that it will be able to choose, make, and realize returns in any particular portfolio company. There can be no assurance that the Company will be able to generate returns for the shareholders or that the returns will be commensurate with the risks of owning and controlling the type of portfolio companies described herein. There can be no assurance that any shareholder will receive any distribution from the Company or liquid assets with respect to the repurchase of its Shares. Accordingly, a purchase of the Company’s Shares should only be considered by persons who can afford a loss of their entire investment.

Due to the nature of our holdings in portfolio companies, shareholders will have limited liquidity and may not receive a full return of their invested capital if they elect to have their shares repurchased by the Company.

A purchase of our Shares requires a long-term commitment, with no certainty of return and should be viewed as an illiquid investment. Portfolio companies are generally less liquid and involve longer hold periods than traditional monthly NAV equity holdings, and, in the case of the Company, certain portfolio companies may be held for the long-term. Returns on acquisitions of portfolio companies can be difficult or impossible to realize. Since there is no established market for our Shares, and none is expected to develop, a shareholder of the Company will be unable to realize its investment readily and may encounter difficulty ascertaining the market value of its Shares. Shares in the Company will be subject to restrictions on resales under applicable securities laws. Repurchase of Shares by us will likely be the only way for a shareholder to dispose of its Shares. It is uncertain as to when profits, if any, will be realized by a shareholder and if such shareholder will realize profits from the Company prior to the Company repurchasing its Shares. Losses on unsuccessful acquisitions of portfolio companies may be realized before gains on successful acquisitions of portfolio companies are realized. Furthermore, the expenses of operating the Company (including any fees payable to the Manager (or an affiliate thereof)) may exceed its income, thereby requiring that the difference be paid from the Company’s assets. As noted above, it is also uncertain when liquid assets will be available to meet a shareholder’s repurchase request. Whether the Company has sufficient liquidity to meet a shareholder’s request for repurchase will be determined by the Manager. The Company will not be obligated to liquidate any asset in order to meet repurchase requests and because of the illiquid nature of holdings in portfolio companies, the Company may not have sufficient cash flow to meet repurchase requests at any given time. See “—There is no public trading market for Shares of the Company; therefore, a shareholder’s ability to dispose of its Shares will likely be limited to repurchase by us. If a shareholder sells its Shares to us, the shareholder may receive less than the price it paid” and “—A shareholder’s ability to have its Shares repurchased by us is limited.” If the Manager determines there is insufficient liquidity to meet repurchase requests under the share repurchase plan, such requests will be delayed until the Manager determines there is sufficient liquidity; such delay may be significant. The Company intends to primarily own portfolio companies for the long term, which will be structured through Joint Ventures. The number of potential purchasers and sellers is expected to be limited. This factor could have the effect of limiting the availability of portfolio companies for purchase by the Company and will also limit the ability of the Company to sell portfolio companies at their fair value in response to changes in the economy or financial markets. Illiquidity could also result from legal or contractual restrictions on their resale.

The realizable value of a highly illiquid portfolio company at any given time could be less than its intrinsic value. In addition, certain types of portfolio companies owned by the Company are likely to require a substantial length of time to liquidate. Moreover, although the equity markets are not the only means by which we exit our portfolio company holdings, the strength and liquidity of the United States and relevant global equity markets generally, and the initial public offering market specifically, affect the valuation of, and our ability to successfully exit, our equity positions in our portfolio companies in a timely manner. We may also realize portfolio company exits through strategic sales. When financing is not available or becomes too costly, it may be more difficult to find a buyer that can successfully raise sufficient capital to purchase our portfolio company interests. In addition, volatile debt and equity markets may also make the exit of our portfolio companies more difficult to execute. As a result, the Company could be unable to realize its business objectives by sale or other disposition at attractive prices or could otherwise be unable to complete any exit strategy.

A purchase of the Company’s Shares is suitable only for sophisticated investors and an investor must have the financial ability to understand and the willingness to accept the extent of its exposure to the risks and lack of liquidity inherent in a purchase of the Company’s Shares. Shareholders should consult their professional advisors to assist them in making their own legal, tax, regulatory, accounting and financial evaluation of the merits and risks of a purchase of the Company’s Shares in light of their own circumstances and financial condition.

Certain of the Company’s holdings may be securities that are or become publicly traded and are therefore subject to the risks inherent in holding public securities. Such holdings will involve economic, political, interest rate, and other risks, any of which could result in an adverse change in the market price. In addition, in some cases the Company will be prohibited by contract or other limitations from selling such securities for a period of time so that the Company is unable to take advantage of favorable market prices.

There is no public trading market for Shares of the Company; therefore, a shareholder’s ability to dispose of its Shares will likely be limited to repurchase by us. If a shareholder sells its Shares to us, the shareholder may receive less than the price it paid.

There is no current public trading market for Shares of the Company, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for a shareholder to dispose of its Shares. We expect to continue to repurchase Shares at a price equal to the transaction price of the class of Shares being repurchased on the date of repurchase (which will generally be equal to our NAV per Share, as of the last month of the prior calendar quarter) and not based on the price at which a shareholder initially purchased its Shares. As a result, a shareholder may receive less than the price it paid for its Shares when the shareholder sells them to us pursuant to our share repurchase plan. See “Item 1. Business—Share Repurchases.” Repurchase requests under our share repurchase plan will be subject to the Early Repurchase Fee if the Shares are repurchased within 24 months of the original issue date of such Shares.

The Company may conduct tender offers for any Excess Shares at a price based on the NAV or about a 10% discount to NAV per Share for each applicable class following the settlement of a quarterly share repurchase offer pursuant to our share repurchase plan. There is no guarantee that such Excess Shares will be repurchased and create actual additional liquidity to such shareholder.

A shareholder’s ability to have its Shares repurchased by us is limited.

The Company is designed primarily for long-term investors and an investment in the Shares should be considered illiquid. The Shares are not currently listed for trading on any securities exchange. There is no public market for the Shares and none is expected to develop. The Shares therefore are not readily marketable and shareholders must be prepared to hold Shares for an indefinite period of time. Shareholders may not be able to sell their Shares at all or at a favorable price.

We may choose to repurchase fewer Shares than have been requested to be repurchased in our discretion at any time and the amount of Shares we may repurchase is subject to caps. Further, the Board may make exceptions to, modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our shareholders.

In recognition that a secondary market for the Shares likely will not develop, we have adopted a share repurchase plan, whereby on a quarterly basis, shareholders may request that we repurchase all or any portion of their Shares. However, we do not expect to make repurchases of our Shares under the share repurchase plan until after December 31, 2023. We may choose to repurchase fewer Shares than have been requested in any particular quarter to be repurchased under our share repurchase plan, or none at all, in our discretion at any time. We may repurchase fewer Shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that acquiring or continuing to hold portfolio companies is a better use of our capital than repurchasing our Shares. In addition, the aggregate NAV of total repurchases is limited, in any calendar quarter, to Shares whose aggregate value is no more than 5.0% of our aggregate NAV (measured using the average aggregate NAV attributable to shareholders as of the end of the immediately preceding calendar quarter). If the Company offers to repurchase Excess Shares at a discount to NAV, shareholders who elect to tender their Shares for repurchase at a discount may receive less than the full value of their Shares.

Further, our Board may make exceptions to, modify or suspend our share repurchase plan if, in its reasonable judgment, it deems such action to be in our best interest and the best interest of our shareholders. The Board cannot terminate our share repurchase plan absent a liquidity event which results in our shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law. If the full amount of all Shares of the Company requested to be repurchased in any given month is not repurchased, funds will be allocated pro rata based on the total number of Shares of the Company being repurchased without regard to class and subject to the volume limitation. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the share repurchase plan, as applicable.

The vast majority of our assets will consist of portfolio companies that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of liquid cash to immediately satisfy repurchase requests. Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that acquiring or continuing to hold portfolio companies rather than repurchasing our Shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer Shares than have been requested to be repurchased pursuant to our share repurchase plan, or none at all, and we may determine not to purchase any Excess Shares pursuant to a tender offer. Upon suspension of our share repurchase plan, our share repurchase plan requires our Board to consider at least quarterly whether the continued suspension of the plan is in the best interest of the Company and our shareholders; however, we are not required to authorize the recommencement of the share repurchase plan within any specified period of time.

As a result, a shareholder’s ability to have its Shares repurchased by us may be limited and at times the shareholder may not be able to liquidate its investment. See “Item 1. Business—Share Repurchases—Share Repurchase Plan.”

Economic events that may cause our shareholders to request that we repurchase their shares may materially and adversely affect our cash flows, our results of operations and financial condition.

Economic events could cause our shareholders to seek to sell their shares to us pursuant to our share repurchase plan at a price based on the NAV per Share for each applicable class or any tender offer for Excess Shares at a price based on the NAV or about a 10% discount to NAV per Share for each applicable class, at a time when such events are adversely affecting the performance of our assets. Even if we decide to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected. In addition, if we determine to liquidate certain of our holdings to satisfy repurchase requests, we may not be able to meet future repurchase requests, take advantage of new acquisition opportunities or realize the return on such holdings that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition could be materially adversely affected.

The Company may require a shareholder to have its Shares repurchased at any time in its sole discretion.

The Company may require a shareholder to surrender and have all or any portion of its Shares repurchased at any time, on 10 days’ prior written notice, if the Company determines that it would be in the interest of the Company, as determined by the Board, on the recommendation of the Repurchase Committee, for the Company to repurchase the Shares. To the extent the Company requires the mandatory repurchase of any Shares of any shareholder, such repurchase will not be subject to the repurchase limits under the Company’s share repurchase plan or the Early Repurchase Fee, unless otherwise determined by the Company in its sole discretion. See “Item 1. Business—Share Repurchases—Mandatory Repurchases.”

Holders of Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares may have their shares automatically converted to Class S Shares, Class D Shares, Class U Shares and Class I Shares, respectively.

The Company expects that holders of Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares will generally purchase Class R-S Shares, Class R-D Shares, Class R-U Shares or Class R-I Shares in connection with select intermediaries that have negotiated selling agreements with the Dealer Manager. Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares are available for purchase only during the 12-month period following the Initial Offering. Under the terms of the LLC Agreement, if an intermediary fails to arrange for purchases and subscriptions by clients of such intermediary amounting to at least $100 million during the 12-month period following the Initial Offering, holders of Class R-S Shares, Class R-D Shares, Class R-U Shares or Class R-I Shares that were purchased through that intermediary will automatically be converted into Class S Shares, Class D Shares, Class U Shares and Class I Shares, respectively. Accordingly, after such a conversion, holders of such converted Shares will bear the Management Fee charged on Class S Shares, Class D Shares, Class U Shares or Class I Shares, which is higher than the Management Fee charged on Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares.

Payment of the Management Fee or Performance Participation Allocation in Shares will dilute a shareholder’s interest in the Company.

At the Manager’s election, the Company will pay the Manager all or a portion of its Management Fee in Class F Shares in lieu of paying the Manager an equivalent amount of such Management Fee in cash, which will dilute the interests of Investor Shares issued by the Company. In addition, the Company may pay KKR all or a portion of its Performance Participation Allocation in Class F Shares in lieu of paying KKR an equivalent amount of such Performance Participation Allocation in cash, which will similarly dilute the interests of Investor Shares issued by the Company.

Risks Related to Our Liquidity Portfolio

We may hold corporate bonds.

Corporate bonds include a wide variety of debt obligations of varying maturities issued by U.S. and foreign corporations (including banks) and other business entities. Bonds are fixed or variable rate debt obligations, including bills, notes, debentures and similar instruments and securities. We may hold U.S. dollar-denominated corporate bonds and may also hold bonds denominated in foreign currencies.

We may hold corporate bonds that are below investment grade quality. Corporate bonds rated below investment grade quality (that is, rated below “BBB-” by Standard & Poor’s Corporation (“S&P”) or Fitch Ratings, Inc. (“Fitch”), below “Baa3” by Moody’s Investors Service, Inc. (“Moody’s”) or comparably rated by another nationally recognized statistical rating organization (“NRSRO”)) are commonly referred to as “high yield” securities or “junk bonds.” Issuers of securities rated BB+/Ba1 are regarded as having current capacity to make principal and interest payments but are subject to business, financial or economic conditions which could adversely affect such payment capacity. Corporate bonds rated BBB- or Baa3 or above are considered “investment grade” securities. Corporate bonds rated Baa are considered medium grade obligations that lack outstanding investment characteristics and have speculative characteristics, while corporate bonds rated BBB are regarded as having adequate capacity to pay principal and interest. Corporate bonds rated below investment grade quality are obligations of issuers that are considered predominately speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Corporate bonds rated below investment grade tend to be less marketable than higher-quality securities because the market for them is less broad. The market for corporate bonds unrated by any NRSRO is even narrower. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and we may have greater difficulty selling these securities. We will be more dependent on the Manager’s research and analysis when investing in these securities.

The ratings of Moody’s, S&P and Fitch generally represent their opinions as to the quality of the bonds they rate. These ratings are relative and subjective, are not absolute standards of quality, are subject to change and do not evaluate the market risk and liquidity of the securities. Consequently, bonds with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield.

We may hold bonds across broad segments of the bond market. If we hold a significant portion of our assets in one segment, we will be more susceptible to economic, business, political, regulatory and other developments generally affecting issuers in such segment of the corporate bond market.

We may invest in loans.

We may invest in loans and other similar forms of debt. Such forms of indebtedness are different from traditional debt securities in that debt securities are part of a large issue of securities to the public and loans and similar debt instruments may not be securities, but could represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. We could, from time to time, participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, we assume the credit risk associated with the corporate borrower and could assume the credit risk associated with an interposed bank or other financial intermediary. Members of a syndicate in which we participate can have different and sometimes superior rights to ours. Where we invest as a sub-participant in syndicated debt, it could be subject to certain risks as a result of having no direct contractual relationship with the underlying borrower. As a result, we will generally be dependent on the lender to enforce its rights and obligations under the loan arrangements in the event of a default by the underlying borrower and will generally not have any direct rights against the underlying borrower, any direct rights in the collateral, if any, securing such borrowing, or any right to deal directly with such borrower. The lender will, in general, retain the right to determine whether remedies provided for in the underlying loan arrangement will be exercised, or waived. In the event that we enter into such an arrangement, there can be no assurance that our ability to realize upon a participation will not be interrupted or impaired in the event of the bankruptcy or insolvency of any of the borrower or the lender or that in such circumstances, we will benefit from any set-off between the lender and the borrower. Successful claims by third parties arising from these and other risks could be borne by us.

In addition, we may invest in bank loans and participations. These obligations are subject to unique risks, including: (i) the possible invalidation of a loan as a “fraudulent conveyance” under relevant creditors’ rights laws; (ii) so-called “lender liability” claims by the issuer of the obligations; (iii) environmental liabilities that may arise with respect to collateral securing the obligations; (iv) adverse consequences resulting from participating in such instruments with other institutions with lower credit quality; and (v) limitations on our ability to enforce its rights directly with respect to participations. In analyzing each bank loan or participation, we compare the relative significance of the risks against the expected benefits. Successful claims by third parties can adversely impact us and our business and results of operations.

There could be less readily available and reliable information about most bank loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act. As a result, we will rely primarily on our own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we will be particularly dependent on our analytical abilities in assessing each potential investment.

In general, the secondary trading market for bank loans is not fully developed. No active trading market may exist for certain senior secured loans, which could make it difficult to value them. Illiquidity and adverse market conditions could mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them could be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

In the past, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed, “lender liability”). Generally, lender liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to a borrower or has assumed a degree of control over the borrower resulting in a creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of certain of our business, we could be subject to allegations of lender liability.

We may invest in convertible securities.

We may invest in convertible securities, such as bonds, debentures, notes, preferred stocks or other securities that may be converted into, or exchanged for, a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by us is called for redemption, it will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on our ability to achieve our investment objective.

We may be subject to the risk of commercial mortgage-backed securities (“CMBS”).

CMBS are, generally, securities backed by obligations (including certificates of participation in obligations) that are principally secured by mortgages on real property or interests therein having a multifamily or commercial use, such as regional malls, other retail space, office buildings, industrial or warehouse properties, hotels, nursing homes and senior living centers. CMBS are subject to particular risks, including lack of standardized terms, shorter maturities than residential mortgage loans and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Special risks are presented by certain property types. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related mortgage loan. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate asset rather than upon the liquidation value of the underlying real estate. Furthermore, the net operating income from and value of any commercial property is subject to various risks, including changes in general or local economic conditions and/or specific industry segments; the solvency of the related tenants; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies; acts of God; terrorist threats and attacks; and social unrest, civil disturbances, epidemics and other public crises. Consequently, adverse changes in economic conditions and circumstances are more likely to have an adverse impact on mortgage-related securities secured by loans on commercial properties than on those secured by loans on residential properties. In addition, commercial lending generally is viewed as exposing the lender to a greater risk of loss than one- to four- family residential lending. Commercial lending, for example, typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four- family mortgage loans.

The exercise of remedies and successful realization of liquidation proceeds relating to CMBS is also highly dependent on the performance of the servicer or special servicer. In many cases, overall control over the special servicing of related underlying mortgage loans will be held by a “directing certificate holder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series. We may not have the right to appoint the directing certificate holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate holder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests. There may be a limited number of special servicers available, particularly those that do not have conflicts of interest.

The Manager will value our potential CMBS based on loss-adjusted yields, taking into account estimated future losses on the mortgage loans included in the securitization’s pool of loans, and the estimated impact of these losses on expected future cash flows. The Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that the Manager overestimates the pool level losses relative to the price the Company pays for a particular CMBS, we may experience losses with respect to such CMBS. Credit markets, including the CMBS market, have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of our assets and impair our ability to sell such CMBS if we were required to liquidate all or a portion of our CMBS quickly. Additionally, certain securities, such as horizontal or other risk retention holdings in CMBS, may have certain holding period and other restrictions that would limit our ability to sell such CMBS.

We may be subject to residential mortgage-backed securities (“RMBS”) risk.

RMBS are, generally, securities that represent interest in a pools of residential mortgage loans secured by one to four family residential mortgage loans. Our potential holdings of RMBS are subject to the risks of defaults, foreclosure timeline extension, fraud, home price depreciation and unfavorable modification of loan principal amount, interest rate and amortization of principal accompanying the underlying residential mortgage loans. To the extent that assets underlying such holdings of RMBS are concentrated geographically, by property type or in certain other respects, we may be subject to certain of the foregoing risks to a greater extent. In the event of defaults on the residential mortgage loans that underlie our potential holdings of RMBS and the exhaustion of any underlying or any additional credit support, we may not realize our anticipated return on our holdings and we may incur a loss on these holdings.

We may also acquire non-agency RMBS, which are backed by residential property but, in contrast to agency RMBS, their principal and interest are not guaranteed by federally chartered entities such as the Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. In addition, we may hold government mortgage pass-through securities, which represent participation interests in pools of residential mortgage loans purchased from individual lenders by a federal agency or originated by private lenders and guaranteed by a federal agency, including those issued or guaranteed by Ginnie Mae, Fannie Mae and Freddie Mac. Ginnie Mae certificates are direct obligations of the U.S. government and, as such, are backed by the “full faith and credit” of the United States. Fannie Mae is a federally chartered, privately owned corporation and Freddie Mac is a corporate instrumentality of the United States. Fannie Mae and Freddie Mac certificates are not backed by the full faith and credit of the United States but the issuing agency or instrumentality has the right to borrow, to meet its obligations, from an existing line of credit with the Treasury. The Treasury has no legal obligation to provide such line of credit and may choose not to do so.

Our holdings of pass-through certificates, securitization vehicles or other special purpose entities (collectively, “asset-backed securities”) may involve risks that differ from or are greater than risks associated with other types of instruments.

Asset-backed securities may be more sensitive to changes in prevailing interest rates than other securities. In addition, prepayment on the underlying assets may have the effect of shortening the weighted average maturity of the portfolio assets of such entities and may lower their return. The asset-backed securities we may hold are also subject to risks associated with their structure and the nature of the underlying assets and the servicing of those assets; for this reason, many of the other risks described herein are relevant to the asset-backed securities to which we may have exposure. There is risk that the underlying debt securities will default and that recovery on repossessed collateral might be unavailable or inadequate to support payments on the underlying investments. Payment of interest and repayment of principal on asset-backed securities, as well as the return associated with an equity investment in an asset-backed security, is largely dependent upon the cash flows generated by the underlying loans or other assets backing the securities. The risks and returns for holders like us in asset-backed securities depend on the tranche in which the holder has an interest. The debt tranche(s) are entitled to receive payment before the equity if the cash flow generated by the underlying assets is insufficient to allow the vehicle to make payments on all of the tranches. The debt tranche(s), therefore, may receive higher credit ratings (if rated) and the equity tranche may be considered more speculative. Many asset-backed securities we may hold may be difficult to value and may be deemed illiquid. Asset-backed securities may have the effect of magnifying our exposure to changes in the value of the underlying assets and may also result in increased volatility in our NAV. This means we may have the potential for greater gains, as well as the potential for greater losses, than if we owned the underlying asset directly. The value of an investment in our Shares may be more volatile and other risks tend to be compounded if and to the extent that we are exposed to asset-backed securities. In the event that the market for asset-backed securities experiences high volatility and a lack of liquidity, the value of many asset-backed securities may decline. Any mishandling of related documentation by a servicer may also affect the rights of the security holders in and to the underlying collateral.

Collateralized bond obligations, collateralized loan obligations and other collateralized debt obligations are subject to additional risk.

We may hold collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other collateralized debt obligations (“CDOs”) and other similarly structured securities. CBOs, CLOs and CDOs are types of asset-backed securities. A CBO is a trust which is often backed by a diversified pool of high risk, below investment grade fixed income securities. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate commercial real estate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses. The risks of holding a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument we hold. CBOs, CLOs and other CDOs may carry additional risks including, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the possibility that the quality of the collateral may decline in value or default; (iii) the possibility that holdings of CBOs, CLOs and other CDOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of acquisition and may produce disputes with the issuer or unexpected results.

Risks Related to Taxation

The Company’s ability to make distributions depends on it receiving sufficient cash distributions from its underlying Operating Subsidiary, and we cannot assure our shareholders that our Company will be able to make cash distributions to them in amounts that are sufficient to fund their tax liabilities.

In general, a shareholder must include in income its allocable share of our Company’s items of income (including any deemed distributions from any subsidiary which may be treated as a “personal holding company”), gain, loss and deduction for each of our Company’s fiscal years ending with or within such shareholder’s tax year. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations.” However, the cash distributed to a shareholder may not be sufficient to pay the full amount of such shareholder’s tax liability in respect of its investment in our Company, because each shareholder’s tax liability depends on such shareholder’s particular tax situation and the tax treatment of the underlying activities or assets of the Company, including any taxes payable by subsidiary entities. If the Company is unable to or decides not to distribute cash in amounts that are sufficient to fund a shareholder’s tax liabilities, each shareholder will still be required to pay income taxes on its share of the Company’s taxable income and will need to fund such liability from other sources.

If the Company or the Operating Subsidiary were to be treated as a corporation for U.S. federal income tax purposes, the value of our Shares might be adversely affected.

The value of our Shares to shareholders will depend in part on the treatment of the Company and the Operating Subsidiary as flow-through entities for U.S. federal income tax purposes. However, in order for the Company to be treated as a partnership for U.S. federal income tax purposes, under present law, 90% or more of the Company’s gross income for every taxable year must consist of “qualifying income,” as defined in Section 7704 of the Code, and the Company must not be required to register, if it were a U.S. corporation, as an investment company under the Investment Company Act and related rules. Although the Company intends to operate in a manner such that it will not need to be registered as an investment company if it were a corporation and so that it will meet the 90% test described above in each taxable year, the Company may not meet these requirements, or current law may change so as to cause, in either event, the Company to be treated as a corporation for U.S. federal income tax purposes. If the Company (or the Operating Subsidiary) were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the shareholders and the Company, as described in greater detail in “Item 1. Business—Certain U.S. Federal Income Tax Considerations—Flow-Through Status of the Company and the Operating Subsidiary.”

Changes in tax laws related to partnerships and the “qualifying income” exception under the “publicly traded partnership” provisions may have a material adverse effect on the Company’s qualification as a partnership for U.S. federal income tax purposes.

The Company intends to operate in a manner to enable it to be taxable as a partnership for U.S. federal income tax purposes, and intends to rely on the “qualifying income” exception to treatment as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. The tax rules governing partnerships, publicly traded partnerships, and the “qualifying income exception” are complex and subject to change. Given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, the lack of direct guidance with respect to the application of tax laws to the activities we are undertaking and the possibility of future changes in its circumstances, it is possible that we will not so qualify for any particular year. If the Company (or the Operating Subsidiary) were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the shareholders and the Company, as described in greater detail in “Item 1. Business—Certain U.S. Federal Income Tax Considerations—Flow-Through Status of the Company and the Operating Subsidiary.”

The Company structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. The tax characterization of the Company structure is also subject to potential legislative, judicial, or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. federal income tax treatment of shareholders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Shareholders should be aware that the U.S. federal income tax rules, particularly those applicable to partnerships, are constantly under review by the Congressional tax-writing committees and other persons involved in the legislative process, the IRS, the Treasury Department and the courts, frequently resulting in changes which could adversely affect the value of the Shares or cause the Company to change the way it conducts its activities. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible for the Company to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, change the character or treatment of portions of the Company’s income, reduce the net amount of distributions available to shareholders, or otherwise affect the tax considerations of owning Shares. If the Company (or the Operating Subsidiary) were treated as a corporation for U.S. federal income tax purposes, adverse U.S. federal income tax consequences could result for the shareholders and the Company, as described in greater detail in “Item 1. Business—Certain U.S. Federal Income Tax Considerations—Flow-Through Status of the Company and the Operating Subsidiary.”

To meet U.S. federal income tax and other objectives, the Company and the Operating Subsidiary may invest through U.S. and non-U.S. subsidiaries that are treated as corporations for U.S. federal income tax purposes, and such subsidiaries may be subject to corporate income tax or be classified as PFICs or CFCs.

The Company may structure certain acquisitions through entities classified as corporations for U.S. federal income tax purposes. Such acquisitions will be structured as determined in the sole discretion of the Manager, generally to ensure that the Company is classified as a partnership and not a publicly traded partnership taxable as a corporation, to avoid generating UBTI, and to provide simplified tax reporting for shareholders. No assurances can be provided that the Company’s structures will achieve their intended results. To meet these objectives, the Company and the Operating Subsidiary may invest through U.S. and non-U.S. subsidiaries that are treated as corporations for U.S. federal income tax purposes, and such subsidiaries may be subject to corporate income tax. Consequently, items of income, gain, loss, deduction, or credit realized in the first instance by the portfolio companies will not flow, for U.S. federal income tax purposes, directly to the Operating Subsidiary, the Company, or shareholders, and any such income or gain may be subject to a corporate income tax, in the United States or other jurisdictions, at the level of such subsidiary. Any such additional taxes may adversely affect the Company’s ability to maximize its cash flow and returns to investors.

In addition, if any such entity were a non-U.S. corporation, it might be considered a PFIC or CFC, which may result in additional income tax reporting or payment obligations. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations—Passive Foreign Investment Companies” and “Item 1. Business—Certain U.S. Federal Income Tax Considerations—Controlled Foreign Corporations.” Because shareholders will be located in numerous taxing jurisdictions and subject to different tax rules, no assurance can be given that any such structure will benefit all shareholders to the same extent, including any structures or acquisitions utilizing leverage. Any such structure may result in additional indirect tax liabilities for certain shareholders.

Tax-exempt organizations may face certain adverse U.S. tax consequences from owning Shares if the Company generates “unrelated business taxable income.”

The Company anticipates that any operating assets held by the Company will be held through entities that are treated as corporations for U.S. federal income tax purposes to avoid generating income connected with the conduct of a trade or business (which income generally would constitute (“UBTI”) to the extent allocated to a tax-exempt organization, including a tax-exempt account). However, neither the Company nor the Operating Subsidiary is prohibited from incurring indebtedness, and no assurance can be provided that the Company will not generate UBTI. In particular, UBTI includes income attributable to debt-financed property, and the Company is not prohibited from financing the acquisition of property with debt. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations—U.S. Taxation of Tax-Exempt U.S. Holders of Our Shares.”

If the Company were engaged in a U.S. trade or business, non-U.S. persons would face certain adverse U.S. tax consequences from owning Shares.

The Company will use commercially reasonable efforts to structure the activities of the Company and the Operating Subsidiary to avoid generating income treated as effectively connected with a U.S. trade or business, other than with respect to entities classified as United States real property holding corporations (“USRPHCs”). If notwithstanding such intention, the Company were deemed to be engaged in a U.S. trade or business, beneficial owners of one or more Shares acquired pursuant to the Private Offering, other than (x) beneficial owners of one or more Shares acquired pursuant to the Private Offering that is for U.S. federal tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable regulations promulgated under the Code to be treated as a U.S. person or (y) entities classified as partnerships or other fiscally transparent entities for U.S. federal tax purposes (“Non-U.S. Holders”) generally would be required to file U.S. federal income tax returns and could be subject to U.S. federal withholding tax at the highest marginal U.S. federal income tax rates applicable to ordinary income. In addition, gain or loss from the sale of Shares by a Non-U.S. Holder would be treated as effectively connected with such trade or business (including to the extent of USRPHCs held by the Company) to the extent that such Non-U.S. Holder would have had effectively connected gain or loss the Company sold all of its assets at their fair market value as of the date of such sale. In such case, any such effectively connected gain generally would be taxable at the regular graduated U.S. federal income tax rates, and the amount realized from such sale generally would be subject to U.S. federal withholding tax.

The Company’s delivery of required tax information for a taxable year may be subject to delay, which could require a shareholder who is a U.S. taxpayer to request an extension of the due date for such shareholder’s income tax return.

The Company intends to provide U.S. tax information (including IRS Schedule K-1 information needed to determine a shareholder’s allocable share of our partnership’s income, gain, losses, and deductions) 75 days after the close of each calendar year. However, providing this U.S. tax information to shareholders will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, a shareholder will need to apply for an extension of time to file such shareholder’s tax returns.

The U.S. Internal Revenue Service (“IRS”) may not agree with certain assumptions and conventions that the Company uses in order to comply with applicable U.S. federal income tax laws or that the Company uses to report income, gain, loss, deduction, and credit to shareholders.

The Company will apply certain assumptions and conventions in order to comply with applicable tax laws and to report income, gain, deduction, loss, and credit to shareholders in a manner that reflects such shareholders’ beneficial ownership of the Company, taking into account variation in ownership interests during each taxable year. However, these assumptions and conventions may not be in compliance with all aspects of the applicable tax requirements. A successful IRS challenge to such assumptions or conventions could adversely affect the amount of tax benefits available to shareholders and could require that items of income, gain, deduction, loss, or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects our shareholders. See “Item 1. Business—Certain U.S. Federal Income Tax Considerations.”

If the IRS makes an audit adjustment to the Company’s income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from us, in which case cash available for distribution to shareholders might be substantially reduced.

If the IRS makes an audit adjustment to the Company’s income tax returns, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from the Company instead of shareholders. We may be permitted to elect to have shareholders take such audit adjustment into account in accordance with their interests in the Company during the taxable year under audit. However, there can be no assurance that we will choose to make such election or that it will be available in all circumstances. If we do not make the election, and we pay taxes, penalties, or interest as a result of an audit adjustment, then cash available for distribution to shareholders might be substantially reduced. As a result, current shareholders might bear some or all of the cost of the tax liability resulting from such audit adjustment, even if the current shareholders did not own Shares during the taxable year under audit.

Under the Hiring Incentives to Restore Employment Act of 2010 (“FATCA”), certain payments made or received by the Company may be subject to a 30% federal withholding tax, unless certain requirements are met.

Under FATCA, a 30% withholding tax may apply to certain distributions made by the Company to a shareholder, unless certain requirements are met, as described in greater detail “Certain U.S. Federal Income Tax Considerations.” To ensure compliance with FATCA, information regarding certain shareholders’ ownership of Shares may be reported to the IRS or to a non-U.S. governmental authority. Shareholders should consult their own tax advisers regarding the consequences under FATCA of an investment in Shares.

ITEM 2.	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company was formed as a Delaware limited liability company on December 6, 2022. The Company has a limited operating history and was formed as the flagship conglomerate to own and control a portfolio of Joint Ventures and portfolio companies globally. As of the date of this Registration Statement, we have not commenced commercial activities.

Basis of Presentation

Our financial statements will be prepared in accordance with U.S. generally accepted accounting principles, which requires the use of estimates, assumptions and the exercise of subjective judgment as to future uncertainties. Our financial statements will be prepared using the accounting and reporting guidance in Accounting Standards Codification (“ASC”) 946, Financial Services—Investment Companies (“ASC 946”).

Revenues

We plan to generate revenues primarily from our long-term ownership and operation of Joint Ventures and portfolio companies and investments in our Liquidity Portfolio, which may consist of dividend income, interest income, and net realized gains or losses and net change in unrealized appreciation or depreciation.

Expenses

Management Fee

For a discussion of the management fee payable to the Manager, see “Item 1. General Development of Business—Management Agreement—Compensation of the Manager.”

Performance Participation Allocation

KKR is allocated the Performance Participation Allocation equal to 15.0% of the Total Return attributable to Investor Shares subject to a 5.0% annual Hurdle Amount and a High Water Mark, with a 100% Catch-Up (each as defined below). Such allocation will be measured and allocated or paid annually and accrued monthly (subject to pro-rating for partial periods) payable either in cash or in Class F Shares. Specifically, KKR is allocated a Performance Participation Allocation in an amount equal to:

•

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to KKR equals 15.0% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to KKR pursuant to this clause (any such amount, the “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 15.0% of such remaining Excess Profits.

KKR will also be allocated a Performance Participation Allocation with respect to all Investor Shares that are repurchased in connection with repurchases of shares in an amount calculated as described above with the relevant period being the portion of the Reference Period for which such share was outstanding, and proceeds for any such share repurchases will be reduced by the amount of any such Performance Participation Allocation.

KKR may elect to receive the Performance Participation Allocation in cash and/or Class F Shares. If the Performance Participation Allocation is paid in Class F Shares, such Shares may be repurchased at KKR’s request and will be subject to the repurchase limitations of our share repurchase plan. To align its economic interests with those of shareholders, KKR has an internal policy that delays the timing for when it will receive cash proceeds in respect of the Performance Participation Allocation. Pursuant to this internal policy, KKR intends (i) to initially elect to receive the Performance Participation Allocation in Class F Shares and (ii) to only request for repurchase such Class F Shares in our share repurchase plan at such times and in such amounts so that, on an inception-to-date basis, KKR does not receive cumulative cash proceeds from any repurchased Class F Shares greater than 15.0% of the sum of (x) gross realized gains (net of realized losses), interest income, and certain other cash distributions from all assets; plus (y) gross unrealized gains (net of unrealized losses) from indefinite life assets (as determined by KKR) generated by the Company’s assets on an inception-to-date basis. KKR has the right to modify or revoke this internal policy at any time, but will give shareholders at least one calendar quarter’s notice prior to making significant changes to this internal policy.

“Total Return” for any period since the end of the prior Reference Period shall equal the sum of:

(i)	all distributions accrued or paid (without duplication) on Investor Shares outstanding at the end of such period since the beginning of the then-current Reference Period; plus

(ii)

the change in aggregate NAV of such Investor Shares since the beginning of the Reference Period before giving effect to (x) changes resulting solely from the proceeds of issuances of the Investor Shares, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable Distribution Fee and Servicing Fee expenses (including any payments made to the Company for payment of such expenses).

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Investor Shares issued during the then-current Reference Period, (ii) treat any withholding tax on distributions paid by or received by the Company as part of the distributions accrued or paid on Investor Shares, (iii) exclude the proceeds from the initial issuance of such Shares and (iv) exclude any taxes (whether paid, payable, accrued or otherwise) of any intermediate entity through which the Company indirectly invests in a portfolio company, as determined in the good faith judgment of the Manager.

“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5.0% annualized internal rate of return on the NAV of the Investor Shares outstanding at the beginning of the then-current Reference Period and all Investor Shares issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares but excluding applicable expenses for the Distribution Fee and the Servicing Fee.

The ending NAV of Investor Shares used in calculating the internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable expenses for the Servicing Fee. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Investor Shares repurchased during such period, which shares will be subject to the Performance Participation Allocation upon repurchase as described above.

Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

KKR will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Company.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Investor Shares repurchased during the applicable Reference Period, which Shares will be subject to the Performance Participation Allocation upon repurchase as described above. For the avoidance of doubt, with respect to Shares repurchased during the applicable Reference Period, the Loss Carryforward Amount shall not include amounts that would have been attributable to such repurchased Shares had such Shares not been repurchased during the applicable Reference Period. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”

“Reference Period” means the applicable calendar year.

Distribution Fee and Servicing Fee

The Company will pay the dealer-manager ongoing distribution and servicing fees (a) of 0.85% of NAV per annum for Class S Shares, Class U Shares, Class R-S Shares and Class R-U Shares only (consisting of a 0.6% distribution fee (the “Distribution Fee”) and a 0.25% shareholder servicing fee (the “Servicing Fee”)), accrued and payable monthly and (b) of 0.25% for Class D Shares and Class R-D Shares only (all of which constitutes payment for shareholder services, with no payment for distribution services) in each case as accrued, and payable monthly. None of Class I Shares, Class R-I Shares or the KKR Shares will incur the Distribution Fee or the Servicing Fee. The dealer-manager generally expects to reallow the Distribution Fee and Servicing Fee to participating broker dealers or other intermediaries. The Company may also pay for certain sub-transfer agency, platform, sub-accounting and administrative services outside of the Distribution Fee and Servicing Fee.

Administration

For further information regarding the reimbursement of the costs and expenses incurred by the Manager, as applicable, in performing certain administrative obligations see “Item 1. Business—General Development of Business—Management Agreement—Compensation of the Manager—Our Administrator” above and “—Company Expenses” below.

Organizational and Offering Expenses

The Company will reimburse the Manager or its affiliates for organization and offering costs incurred prior to the commencement of operations of the Company subject to the Expense Limitation and Reimbursement Agreement discussed below (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company), to the extent necessary so that, for any fiscal year, the Company’s annualized “Specified Expenses” (defined below) do not exceed 0.60% of the Company’s net assets as of the end of each calendar month.

Expense Limitation and Reimbursement Agreement

Pursuant to an Expense Limitation and Reimbursement Agreement, through and including June 30, 2024, the Manager has agreed to forgo an amount of its monthly Management Fee and/or pay, absorb or reimburse certain expenses of the Company, to the extent necessary so that, for any fiscal year, the Company’s annualized “Specified Expenses” (defined below) do not exceed 0.60% of the Company’s net assets as of the end of each calendar month. The Company has agreed to carry forward the amount of any foregone Management Fee and expenses paid, absorbed or reimbursed by the Manager, when and if requested by the Manager, within three years from the end of the month in which the Manager waived or reimbursed such fees or expenses, but only if and to the extent that Specified Expenses plus any recoupment do not exceed 0.60% of the Company’s net assets at the end of each calendar month. The Manager may recapture a Specified Expense in the same year it is incurred. This arrangement cannot be terminated prior to June 30, 2024 without the Board’s consent. “Specified Expenses” is defined to include all expenses incurred in the business of the Company, including organizational and offering costs, with the exception of (i) the Management Fee, (ii) the Performance Participation Allocation, (iii) the Servicing Fee, (iv) the Distribution Fee, (v) portfolio company or Joint Venture level expenses, (vi) brokerage costs or other acquisition-related out-of-pocket expenses, including with respect to unconsummated transactions, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Company), (viii) taxes, (ix) ordinary corporate operating expenses (including costs and expenses related to hiring, retaining and compensating employees and officers), (x) certain insurance costs and (xi) extraordinary expenses (as determined in the sole discretion of the Manager).

The Company has agreed that its obligations under the Expense Limitation and Reimbursement Agreement shall survive termination of the Expense Limitation and Reimbursement Agreement. Further, upon dissolution, liquidation, sale of substantially all of the assets of the Company or termination of the Management Agreement, including termination of the Management Agreement by the Company, the Company has agreed first to reimburse the Manager any amounts previously reimbursed by the Manager to the Company under the Expense Limitation and Reimbursement Agreement in excess of the total Management Fee that would have otherwise been due to the Manager by the Company.

Company Expenses

The Company will bear all expenses of its operations, including, without limitation, expenses incurred by the Company, as well as all fees, costs and expenses fairly allocable to the Company, including: (a) fees, costs and expenses of outside counsel, accountants, auditors, appraisers, valuation experts, consultants, administrators, custodians, depositories, trustees and other similar outside advisors and service providers with respect to the Company and its portfolio companies (including allocable compensation and expenses of Senior Advisors, Executive Advisors and Industry Advisors and allocable fees and expenses of KKR Capstone related to the Company’s activities, and including the cost of any valuation of, or fairness opinion relating to, any portfolio company or other asset or liability, or potential transaction, of the Company); (b) fees, costs and expenses, including allocable compensation and overhead of Applicable Employees or other KKR personnel, incurred in association with the administration of the Company and its assets; (c) fees, costs and expenses of identifying, investigating (and conducting diligence with respect to), evaluating, structuring, consummating, holding, monitoring or selling potential and actual portfolio companies, including (i) brokerage commissions, clearing and settlement charges, investment banking fees, bank charges, placement, syndication and solicitation fees, arranger fees, sales commissions and other investment, execution, closing and administrative fees, costs and expenses; (ii) any travel-related costs and expenses incurred in connection therewith (including costs and expenses of accommodations and meals, costs and expenses related to attending trade association meetings, conferences or similar meetings for the purposes of evaluating actual or potential business opportunities, including with respect to travel on non-commercial aircraft, costs of travel at a comparable business class commercial airline rate), including any such expenses incurred in connection with attendance at meetings of the portfolio management committees; (iii) expenses associated with portfolio and risk management, including hedging transactions, currency hedging and other similar arrangements for hedging purposes; (iv) fees, costs and expenses incurred in the organization, operation, administration, restructuring or winding-up, dissolution, liquidation and termination of any entities through which the Company acquires assets; (v) fees, costs and expenses of outside counsel, accountants, auditors, consultants (including KKR Capstone) and other similar outside advisors and service providers incurred in connection with designing, implementing and monitoring participation by portfolio companies in compliance and operational “best practices” programs and initiatives; and (vi) fees, costs and expenses (including allocable compensation and overhead of Applicable Employees or other KKR personnel engaged in the foregoing activities) incurred in connection with assessing and reporting the social and environmental impact and environmental, social and governance performance of portfolio companies and potential portfolio companies (including fees, costs and expenses payable to BSR (formerly, “Business for Social Responsibility”) and/or any similar third-party service provider) and of outside counsel, accountants, auditors, consultants and other similar outside advisors and service providers incurred in connection with designing, implementing and monitoring any impact assessment program; (d) any taxes, fees or other governmental charges levied against the Company or on its income or assets or in connection with its business or operations, including the business or operations of any entities through which the Company invests, and preparation expenses in connection with such governmental charges or to otherwise comply with applicable tax reporting obligations or any legal implementation of such regimes, but excluding any amounts to the extent that the Company has been reimbursed therefor; (e) fees, costs and expenses incurred in connection with any audit, examination, investigation or other proceeding by any taxing authority or incurred in connection with any governmental inquiry, investigation or proceeding, in each case, involving or otherwise applicable to the Company, including the amount of any judgments, settlements, remediation or fines paid in connection therewith, excluding, any fine or penalty paid by KKR or any of its affiliates to a governmental body of competent jurisdiction on the basis of a finding that KKR or its affiliate has breached a fiduciary duty to the Company or the shareholders (for the avoidance of doubt, the foregoing does not include any fine or penalty related to activities taken by KKR or its affiliates on behalf of the Company); (f) fees, costs and expenses of the Board and any third-party advisory committees (including, without limitation, (1) travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with meetings of the Board (including such fees, costs and expenses incurred with respect to non-independent directors) and (2) the fees, costs and expenses of any legal counsel or other advisors retained by, or at the direction or for the benefit of, the Board); (g) fees, costs and expenses of holding any annual or other information meeting of the shareholders (including (1) meal, event, entertainment and other similar fees, costs and expenses and (2) travel and accommodation costs of KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors and Capstone Executives attending such annual or other information meetings (including with respect to travel on non-commercial aircraft, costs of travel at a comparable business class commercial airline rate)); (h) the portion fairly allocable to the Company of fees, costs and expenses (including allocable compensation and expenses of KKR personnel who are attorneys, accountants and tax advisors or professionals) incurred in connection with legal, regulatory and tax services provided on behalf of the Company, its portfolio companies and compliance with U.S. federal, state or local law or other non-U.S. law or other law and regulation relating to the Company’s activities (including expenses relating to the preparation and filing of reports and notices to be filed with the U.S. Commodity Futures Trading Commission, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which the Company engages in activities and/or any other regulatory filings, notices or disclosures of the KKR Advisors and/or their respective affiliates relating to the Company and its activities); (i) fees, costs and expenses associated with the Company’s administration, the administration of assets, financial planning and treasury activities, the preparation and delivery of all of the Company’s financial statements, tax returns and Schedule K-1s (including any successors thereto), reporting on impact and ESG-related matters, subscriptions, distribution notices, other reports and notices and other required or requested information (including the cost of any third-party administrator that provides accounting and administrative services to the Company), fees, costs and expenses incurred to audit such reports, provide access to such reports or information (including through a website or other portal) and any other operational, secretarial or postage expenses relating thereto or arising in connection with the distribution thereof (and including, in each case, technology development and support with respect to such activities, other administrative support therefor and allocable compensation and overhead of KKR personnel engaged in the aforementioned activities and KKR personnel providing oversight of any third-party administrator engaged in the aforementioned activities); (j) principal, interest on and fees, costs and expenses relating to or arising out of all borrowings made by the Company, including fees, costs and expenses incurred in connection with the negotiation and establishment of the relevant credit facility, credit support or other relevant arrangements with respect to such borrowings or related to securing the same by mortgage, pledge or other encumbrance, if applicable; (k) fees, costs and expenses related to the offering of Shares (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and redemptions, and travel expenses relating to the ongoing offering of Shares) or a transfer of Shares or repurchase (but only to the extent not paid or otherwise borne by the transferring shareholder and/or the assignee of the transferring shareholder, as applicable); (l) fees, costs and expenses incurred in connection with any amendments, restatements or other modifications to, and compliance with the private placement memorandum, this Registration Statement, the LLC Agreement, any other constituent or related documents of the Company, including the solicitation of any consent, waiver or similar acknowledgment from the shareholders or preparation of other materials in connection with compliance (or monitoring compliance) with such documents; (m) fees, costs and expenses related to procuring, developing, implementing or maintaining information technology, data subscription and license-based services, research publications, materials, equipment and services, computer software or hardware and electronic equipment used in connection with providing services to the Company (including in connection with reporting and valuations), in connection with identifying, investigating (and conducting diligence with respect to) or evaluating, structuring, consummating (including license fees and maintenance costs for workflow technology that facilitates) the closing of acquisitions by, among other things, managing allocations (as between the Company or other relevant persons, conflicts of interest and compliance with law, all in accordance with policies and procedures established by KKR and its affiliates), holding, monitoring or selling potential and actual portfolio companies, or in connection with obtaining or performing research related to potential or actual acquisitions, industries, sectors, geographies or other relevant market, economic, geopolitical or similar data or trends, including risk analysis software; (n) premiums and fees for insurance for the benefit of, or allocated to, the Company (including directors’ and officers’ liability, errors and omissions or other similar insurance policies, and any other insurance for coverage of liabilities incurred in connection with the activities of, or on behalf of, the Company, including an allocable portion of the premiums and fees for one or more “umbrella” policies that cover the Company, KKR and its affiliates) and costs of ERISA fidelity bonds; (o) expenses of any actual or potential litigation or other dispute related to the Company or any actual or potential acquisition (including expenses incurred in connection with the investigation, prosecution or defense of litigation and the appointment of any agents for service of process on behalf of the Company) and other extraordinary expenses related to the Company or such acquisitions (including fees, costs and expenses classified as extraordinary expenses under generally accepted accounting principles in the United States) and the amount of any judgments, fines, remediation or settlements paid in connection therewith, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Company, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law; (p) fees, costs and expenses incurred in connection with the dissolution and winding up of the Company; (q) all other costs and expenses of the Company and its affiliates in connection with the business or operation of the Company and its portfolio companies; and (r) Broken Deal Expenses (as defined in the LLC Agreement) (excluding such expenses that have been netted against Other Fees) (collectively, “Company Expenses”). For the avoidance of doubt, Company Expenses may include any of the fees, costs, expenses and other liabilities described above incurred in connection with services provided, or other activities engaged in, by KKR and its affiliates, in addition to third parties. In determining the amount of Company Expenses that may be fairly allocable to the Company and to any KKR Vehicles that may participate in joint ventures with the Company, the Manager and its affiliates will take into account such factors as they deem appropriate, including, for example, committed or available capital of the Company and KKR Vehicles, the amount of capital historically held or remaining in a particular holding or similar holdings, the aggregate net asset value of the Company and KKR Vehicles and the percentage of similar acquisitions in which the Company or KKR Vehicles have historically participated. The Company will reimburse the Manager or its affiliates for expenses described above that are incurred prior to the commencement of operations of the Company, including allocable compensation and overhead of KKR personnel involved in the formation and establishment of the Company and its subsidiaries.

The Company will bear any extraordinary expenses it may incur, including any litigation expenses.

Hedging Activities

The Company may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management. The Manager may review the Company’s hedging policy from time to time depending on movements and projected movements of relevant currencies and interest rates and the availability of cost-effective hedging instruments for the Company at the relevant time.

With respect to any potential financings, general increases in interest rates over time may cause the interest expense associated with our borrowings to increase and the value of our debt acquisitions to decline. We may seek to stabilize our financing costs as well as any potential decline in our assets by entering into derivatives, swaps or other financial products in an attempt to hedge our interest rate risk. In the event we pursue any projects or acquisitions outside of the U.S., we may have foreign currency risks related to our revenue and operating expenses denominated in currencies other than the U.S. dollar. We may in the future enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations.

Liquidity and Capital Resources

We have not yet commenced commercial activities. KKR has made an initial capital contribution of $1,000 in cash, in exchange for 40 Class G Shares. The Company may issue Class E Shares to KKR in connection with the Company’s acquisition of additional assets in the future. KKR currently holds all of the Company’s outstanding Class G Shares. As of July 31, 2023, KKR was our only shareholder.

We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) any financing arrangements we may enter into in the future and (iii) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) acquisition of portfolio companies, (ii) the cost of operations (including the Management Fee and Performance Participation Allocation), (iii) debt service of any borrowings, and (iv) periodic repurchases, including under any share repurchases or tender offers for Excess Shares (as described herein).

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3.	PROPERTIES

Our corporate headquarters are located at 30 Hudson Yards, New York, NY 10001, and are provided by the Manager. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities. KKR has made an initial capital contribution of $1,000 in cash, in exchange for 40 Class G Shares to facilitate the acquisition of the Company’s initial assets. KKR currently holds all of the outstanding Class G Shares issued by the Company. As of July 31, 2023, KKR was our only shareholder.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The Company’s Board has overall responsibility for the management and supervision of the business operations of the Company. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Company, the Executive Committee or any committee of the Board or the Manager. Our Board consists of six members, three of whom are independent directors, as such term is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Company intends to subsequently identify and appoint an additional independent director to the Board, at which time the Company also intends to appoint to the Board Christopher J. Harrington, Co-Chief Executive Officer of the Company.

Board of Directors and Executive Officers

Information regarding the Board and executive officers are set forth below:

Name	Year of Birth	Position	Position Held Since
Non-Independent Directors:
Peter M. Stavros	1974	Co-Chairman	2023
Nathaniel H. Taylor	1976	Co-Chairman	2023
Alisa A. Wood	1979	Director	2022

Independent Directors:
Susan C. Schnabel	1961	Director	2023
Ronald D. Schmitz	1953	Director	2023
Kelly M. Williams	1964	Director	2023
Executive Officers
Christopher J. Harrington	1981	Co-Chief Executive Officer	2023
Alisa A. Wood	1979	Co-Chief Executive Officer	2022
Racim Allouani	1981	Chief Operating Officer	2022

Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is c/o 30 Hudson Yards, New York, New York 10001.

Each officer holds office at the pleasure of the Board until his or her successor is duly appointed and qualified.

Biographical Information

Directors

Our directors have been divided into two groups—independent directors and non-independent directors.

Non-Independent Directors

Peter M. Stavros, Co-Chairman of K-PEC’s Board, joined KKR in 2005 and currently is a Partner and Co-Head of Global Private Equity at KKR. This includes oversight across Europe, Asia and the Americas and covers traditional large and mid-cap private equity, impact, core and growth equity. Prior to this role, Mr. Stavros served as Co-Head of KKR’s Americas Private Equity platform and as co-chair of KKR’s global Inclusion and Diversity Council. He is a member of several investment and management committees at KKR. Prior to becoming Co-Head of Americas Private Equity, Mr. Stavros led the Industrials investment team. Prior to joining KKR, Mr. Stavros was with GTCR Golder Rauner from 2002 to 2005, where he was involved in the execution of numerous investments in the health care sector. Mr. Stavros previously served on the board of Ingersoll Rand Inc. (NYSE: IR), a manufacturer of air, fluid, energy, specialty vehicle and medical technologies, including as Chairman, from July 2013 until November 2021. He holds a B.S. in Chemistry, magna cum laude, from Duke University and an M.B.A. with high distinction, Baker Scholar, from Harvard Business School.

Nathaniel H. Taylor, Co-Chairman of K-PEC’s Board, joined KKR in 2005 and currently is a Partner and Co-Head of Global Private Equity at KKR. This includes oversight across Europe, Asia and the Americas and covers traditional large and mid-cap private equity, impact, core and growth equity. Prior to this role, Mr. Taylor served as Co-Head of KKR’s Americas Private Equity platform. He is a member of several investment and management committees at KKR. He has been involved with many investments at KKR, with a particular emphasis on the consumer and technology sectors. Mr. Taylor also helped establish KKR’s operations in India. Prior to joining KKR, Mr. Taylor worked at Bain Capital, where he was involved with investments in the consumer retail, health care and technology sectors. Mr. Taylor served as a director on the board of U.S. Foods

Holding Corp. (NYSE: USFD), an American food service distributor, from May 2020 until May 2023 and, prior to that, from 2011 until 2017. Mr. Taylor also previously served on the board of National Vision Holdings, Inc. (NASDAQ: EYE), an optical retail company, including as Chairman, from February 2014 until September 2020. He also previously served on the board of Academy Sports & Outdoors, Inc. (NASDAQ: ASO), an American sporting goods store chain, from June 2020 until June 2022. Mr. Taylor holds a B.A., magna cum laude, from Dartmouth College and an M.B.A., Arjay Miller Scholar, from Stanford University Graduate School of Business.

Alisa A. Wood, Co-Chief Executive Officer of K-PEC and a member of its Board, joined KKR in 2003 and currently serves as a Partner at KKR. She leads KKR’s Global Private Markets and Real Assets Product Strategies Group, looking after key product areas including private equity, infrastructure, energy real assets, impact, growth equity and customized solutions. She is also Co-CEO of KKR’s democratized private equity business. Ms. Wood is a member of a number of KKR’s management and leadership committees. She has been actively involved in KKR’s global capital and business formation efforts, including the creation of new strategies, new products and strategic initiatives across the KKR platform. She also previously sat on KKR’s Inclusion and Diversity Advisory Committee for a number of years. Prior to joining KKR, Ms. Wood was with Deutsche Bank’s Private Equity Group. She holds a B.A. from Columbia College and an M.B.A. from Columbia Graduate School of Business.

Independent Directors

Susan C. Schnabel, member of K-PEC’s Board, is the Co-Founder and Co-Managing Partner of aPriori Capital Partners L.P. (“aPriori Capital”), an independent leveraged buyout fund advisor created in connection with the spin-off of DLJ Merchant Banking Partners from Credit Suisse in 2014. Prior to forming aPriori Capital, Ms. Schnabel worked at Credit Suisse as a Managing Director in the Asset Management Division and was Co-Head of DLJ Merchant Banking from 1998 to 2014. Prior to that, Ms. Schnabel served as Chief Financial Officer of PetSmart, Inc. (formerly NASDAQ: PETM), a retail chain engaged in the sale of pet animal products and services. Ms. Schnabel serves as a member of the Board of Directors of ViewRay, Inc. (NASDAQ: VRAY), a healthcare services company, since March 2022, and on the Board of Directors of Altice USA, Inc. (NYSE: ATUS), an American cable television and mobile telephony services provider, since June 2021, and as the Chair of the Audit Committee of Kayne Anderson BDC, LLC (SEC filer) a closed-end, non-diversified management investment company that qualifies as a business development company, since October 2020. She previously served as a member of the Board of Directors of each of Versum Materials, Inc. (formerly NYSE: VSM), a leading electronic materials company, from September 2016 until it was acquired by Merck KGaA, Darmstadt, Germany in October 2019. Ms. Schnabel received her B.S. in Chemical Engineering from Cornell University and her M.B.A. from Harvard Business School.

Ronald D. Schmitz, member of K-PEC’s Board, was most recently the Chief Investment Officer of the Virginia Retirement System (“VRS”) from 2011 to 2022. During his tenure at VRS, Mr. Schmitz initiated and implemented a change in asset allocation policy that significantly increased exposure to private market investments, including buyout strategies. Prior to joining VRS, he served as Chief Investment Officer of the Oregon State Treasury from 2002 to 2011. From 1998 to 2002, Mr. Schmitz served as Chief Investment Officer of the Illinois State Board of Investment. Earlier in his career, he served as Director of Investments at BlueCross and BlueShield Association, as Senior Consultant at Stratford Advisory Group, and held various positions in accounting, treasury and investments for Fortune 500 companies including Sears, Kraft Foods and Sara Lee. Mr. Schmitz received his B.B. in Finance from Western Illinois University and his M.B.A. from Kellogg Graduate School of Management at Northwestern University.

Kelly M. Williams, member of K-PEC’s Board, is the CEO of the Williams Legacy Foundation. Ms. Williams was a senior advisor of GCM Grosvenor Private Markets from 2015 to 2019. Prior to her position as senior advisor, Ms. Williams was President of GCM Grosvenor Private Markets, a member of its Management Committee and a member of its Investment Committee. Prior to joining GCM Grosvenor, Ms. Williams was a

Managing Director, the Group Head and the chair of the compensation committee of the Customized Fund Investment Group of Credit Suisse Group AG from 2000 through 2014, after Credit Suisse acquired Donaldson, Lufkin and Jenrette, where Ms. Williams was director of the Customized Fund Investment Group. She was with the Prudential Insurance Company of America from 1993 to 2000, where she was an Executive Director and a founder of the Customized Fund Investment Group in 1999. Prior to joining Prudential, Ms. Williams was an attorney at Milbank, Tweed, Hadley & McCloy LLP, where she specialized in global project finance. Ms. Williams currently also serves as the Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee and Compensation Committee of The Greenbrier Companies, Inc. (NYSE: GBX). She graduated magna cum laude from Union College in 1986 with a B.A. in Political Science and Mathematics and received her J.D. from New York University School of Law in 1989.

Executive Officers and Special Advisors to the Executive Committee

Christopher J. Harrington, Co-Chief Executive Officer of K-PEC, joined KKR in 2008 and leads the financial services industry team within the Americas Private Equity platform. He is also a member of the Investment Committee and the Portfolio Management Committee for Americas Private Equity. Prior to joining KKR, Mr. Harrington was with Merrill Lynch & Co. in New York, where he was involved in a variety of acquisitions, divestitures, and other corporate advisory transactions. Mr. Harrington previously served as a director on the board of Mr. Cooper Group Inc. (NASDAQ: COOP), a non-bank servicer of residential mortgage loans, from June 2017 until August 2021. He also served as a director on the board of Focus Financial Partners Inc. (NASDAQ: FOCS), a partnership of independent, fiduciary wealth management firms, from July 2017 until June 2021. He holds an A.B., magna cum laude, from Harvard College and a J.D., magna cum laude, from Harvard Law School.

Alisa A. Wood, Co-Chief Executive Officer of K-PEC and a member of its Board. See “—Non-Independent Directors” above for Ms. Wood’s biography.

Racim Allouani, Chief Operating Officer of K-PEC, joined KKR in 2015 and currently serves as KKR’s Managing Director, Global Macro, Balance Sheet and Risk. Mr. Allouani oversees Portfolio Construction, Risk Management and Quantitative Analysis across KKR Private and Public Markets. Prior to joining KKR, he spent five years at the hedge fund of Lombard Odier as a senior quantitative portfolio analyst and risk manager, covering equities and credit long/short strategies. Prior to that, he was at a fund of hedge funds, Arden Asset Management, in the portfolio optimization group. Mr. Allouani held previous positions at Deutsche Bank in equity research and Bank West LB in fixed income research. Mr. Allouani earned an M.A. in International Economics from Sciences Po Paris, an M.Sc. in Financial Engineering from Cornell University, as well as an M.Sc and Bachelor’s degree in Applied Mathematics and Computer Science from Ecole Nationale des Ponts Et Chaussees.

Peter M. Stavros, a special advisor to K-PEC’s Executive Committee and Co-Chairman of the Board. See “—Non-Independent Directors” above for Mr. Stavros’s biography.

Nathaniel H. Taylor, a special advisor to K-PEC’s Executive Committee and Co-Chairman of the Board. See “—Non-Independent Directors” above for Mr. Taylor’s biography.

Leadership Structure and Oversight Responsibilities

The Board has overall responsibility for the management and supervision of the business operations of the Company. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Company, the Executive Committee or any committee of the Board or the Manager. Pursuant to the Management Agreement, the Manager will manage the Company on a day-to-day basis. The Board is composed of six members, half of whom are independent directors. As described below, the Board has established an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board and the Manager in fulfilling their oversight responsibilities.

Board Committees

The Board has an Audit Committee and may form additional committees in the future.

Audit Committee

The Audit Committee is composed of Susan C. Schnabel, Ronald D. Schmitz and Kelly M. Williams, all of whom are independent directors. Ms. Schnabel serves as Chair of the Audit Committee. The Audit Committee members meet the current independence and experience requirements of Rule 10A-3 under the Exchange Act.

In accordance with its written charter to be adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (c) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation; (d) pre-approves all audit and non-audit services provided to us by such independent registered public accounting firm; and (e) acts as a liaison between our independent registered public accounting firm and the Board.

Management Committees

The Company has an Executive Committee and a Repurchase Committee.

Executive Committee

Our Executive Committee will review acquisition recommendations made by the Manager to the Company, approve each Joint Venture formed by the Company and the related portfolio companies, manage the Company’s ownership and control of portfolio companies and monitor existing Joint Ventures and the related portfolio companies.

Our Executive Committee will meet on an as-needed basis. Its members consist of Christopher J. Harrington, Alisa A. Wood and Racim Allouani. In addition, each of Peter M. Stavros and Nathaniel H. Taylor serves as a special advisor to the Executive Committee.

Repurchase Committee

The Company has a Repurchase Committee, which is composed of Alisa A. Wood, Christopher J. Harrington and Racim Allouani. The responsibilities of the Repurchase Committee will include recommending to the Board (a) whether to accept the recommendation from the Manager with respect to quarterly share repurchases, (b) tender offers for Excess Shares and (c) any other matters related to share repurchases.

ITEM 6.	EXECUTIVE COMPENSATION

(a)	Compensation of Executive Officers

We do not currently have any employees, but expect to hire certain employees. Our Executive Committee and corporate senior management team will be comprised of Company employees as well as employees of KKR that will be assigned or seconded to the Company. Services necessary for our business will generally be provided by individuals who are employees of the Manager, or its affiliates, pursuant to the terms of the Management Agreement, as applicable. Our day-to-day business operations will be managed by the Manager. Most of the services necessary for the sourcing and administration of our portfolio are provided by investment professionals employed by the Manager or its affiliates.

None of Alisa A. Wood, Christopher J. Harrington and Racim Allouani will receive direct compensation from us. We will reimburse the Manager and/or their affiliates for Company Expenses incurred on our behalf, which can include the compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the Manager and/or their affiliates in performing administrative and/or accounting services for the Company or any portfolio company (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to the Company). Certain executive officers and non-independent directors, through their financial interests in the Company, are entitled to a portion of the profits earned by the Company, which includes any fees, including compensation discussed herein, payable to the Company under the terms of the Management Agreement, as applicable, less expenses incurred by the Manager in performing its services under the Management Agreement, as applicable. See “Item 1. Business—Management Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

(b)	Compensation of Directors

No compensation is paid to our directors who are not independent directors. We expect to pay each independent director: (i) $150,000 (payable in $100,000 in cash and $50,000 in Class F Shares) per year (prorated for any partial year) and (ii) an additional fee of $10,000 per year for the Chair of the Audit Committee. We are also authorized to pay the reasonable out-of-pocket expenses of each independent director incurred by such director in connection with the fulfillment of his or her duties as an independent director.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons, Promoters and Certain Control Persons

Management Agreement

The Company and the Manager intend to enter into the Management Agreement pursuant to which the Manager is entitled to receive the Management Fee. See “Item 1. Business—Compensation of the Manager—Management Fee” for additional information.

The Management Fee is payable monthly in arrears in an amount equal to (i) 1.25% per annum of the month-end NAV attributable to Class S Shares, Class D Shares, Class U Shares and Class I Shares, (ii) 1.0% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares (provided that such shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), and 1.25% per annum of the month-end NAV attributable to such shares thereafter, each before giving effect to any accruals for the Management Fee, the Distribution Fee, the Servicing Fee, the Performance Participation Allocation, share repurchases for that month, any distributions and without taking into account any taxes (whether paid, payable, accrued or otherwise) of any intermediate entity through which the Company indirectly invests in a portfolio company, as determined in the good faith judgment of the Manager.

The Management Fee may be paid, at the Manager’s election, in cash or Class F Shares. To the extent that the Manager elects to receive any portion of its Management Fee or KKR elects to receive any portion of the Performance Participation Allocation in Class F Shares, the Company may repurchase such Class F Shares from the Manager or KKR, as applicable, at a later date. Any such Class F Shares repurchased from the Manager or KKR will be subject to the terms and repurchase limits of our share repurchase plan. See “Item 1. Business—Share Repurchases—Share Repurchase Plan.”

Additionally, pursuant to an Expense Limitation and Reimbursement Agreement, through and including June 30, 2024, the Manager has agreed to forgo an amount of its monthly Management Fee and/or pay, absorb or reimburse certain expenses of the Company through and including June 30, 2024, to the extent necessary so that, for any fiscal year, the Company’s annual Specified Expenses do not exceed 0.60% of the Company’s net assets as of the end of each calendar month. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Expense Limitation and Reimbursement Agreement.”

Management Fee Offset

KKR or its affiliates (and in the case of directors’ fees, KKR executives) are expected to be paid transaction fees and monitoring fees in connection with the acquisition, ownership, control and exit of portfolio companies, and KKR or its affiliates are expected to be entitled to receive “break-up” or similar fees in connection with unconsummated transactions (“Other Fees”). Any such fees that are accrued or paid with respect to warehoused assets before the Balance Sheet contributes the warehoused assets to the Company will not be credited to the Company (and as such, will not be Other Fees). Any such fees that are accrued or paid with respect to a warehoused asset after the Balance Sheet contributes the warehoused asset will be credited to the Company (and as such, will be Other Fees) when the contribution in kind to the Company for cash and/or Class E Shares is complete and in proportion to the value or cost of the warehoused asset contributed to the Company.

The Management Fee payable in any monthly period shall be reduced by an amount equal to any Other Fees allocable to Investor Shares incurred by the Company, an Operating Subsidiary, a subsidiary or a prospective portfolio company during the immediately preceding monthly period, as reduced by any Broken Deal Expenses previously incurred (but only to the extent such Broken Deal Expenses have not already been netted against Other Fees or reimbursed by third parties or the Company). To the extent that the amount of Broken Deal Expenses allocable to Investor Shares incurred during a period exceeds the amount of Other Fees allocable to Investor Shares received during such period, the Manager may, in its sole discretion, apply such excess amount of Broken Deal Expenses against Other Fees (as described in the preceding sentence) in subsequent periods or seek direct reimbursement of such amounts from the Company as a Company Expense. In the event that the amount of fee reduction referred to in the preceding sentences exceeds the Management Fee for such monthly period, such excess shall be carried forward to reduce the Management Fee payable in following monthly periods. To the extent such excess fee reduction remains unapplied upon the Company’s final distribution of assets, the Manager or an affiliate thereof shall retain such unapplied amount. For the avoidance of doubt, KKR Capstone fees, service costs, asset leasing fees, loan servicing fees and regulated broker dealer fees do not constitute Other Fees.

If the Company and more than one KKR Vehicle (or a person whose investment was offered, sold, placed, underwritten, syndicated, solicited or otherwise arranged by a regulated broker-dealer) has an ownership interest in any portfolio company paying transaction or monitoring fees, or if more than one KKR Vehicle (or a person whose investment was offered, sold, placed, underwritten, syndicated, solicited or otherwise arranged by a regulated broker-dealer) would have participated in an unconsummated acquisition of a portfolio company generating Other Fees, then only such portion of the Other Fees that is fairly allocable to the Company based on the nature of the transaction giving rise to such Other Fees will be included in the Management Fee offset described above.

KKR and its affiliates are also expected to receive customary fees at market rates for providing capital markets services to or in respect of portfolio companies managed and controlled by the Company, including in connection with securities, financing, derivative, hedging or M&A transactions, and such fees will not be credited against the Management Fee in the manner contemplated above. In addition, KKR and its affiliates are also expected to receive customary fees at market rates for providing operational consulting services to or in respect of actual or potential portfolio companies managed and controlled by the Company, and such fees will not be credited against the Management Fee in the manner contemplated above. Likewise, directors’ fees paid to KKR Capstone or Capstone Executives will not be credited against the Management Fee in the manner contemplated above. Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors and other consultants of KKR, none of which are affiliates of KKR, are also expected to receive consulting fees, directors’ fees, sourcing fees or other fees, as applicable, at market rates, and such fees will continue to be charged and will not be credited against the Management Fee in the manner contemplated above even if any of them were to become a subsidiary or an affiliate of KKR.

KKR and its affiliates are also expected to receive amounts from portfolio companies managed and controlled by the Company or from entities through which the Company manages and operates a portfolio company for local administration or management services related to such portfolio company that (i) are determined by the Manager, acting in good faith, to be reasonably necessary in order to achieve beneficial legal, tax or regulatory treatment with respect to the relevant portfolio company and (ii) would otherwise be payable to a third party for such services. KKR and its affiliates may in addition receive fees or other payments from portfolio companies managed and controlled by the Company or from entities through which the Company manages and controls portfolio companies for loan administration services, loan or asset resolution, restructuring and reconstruction and other similar services (including sourcing) provided or performed by asset reconstruction companies, other asset recovery firms, loan administration companies or similar companies affiliated with KKR.

Potential Conflicts of Interest

Overview

Actual, potential or apparent conflicts of interest will arise as a result of the relationships between the Company, KKR & Co. Inc. (the “KKR Public Company”), which is an affiliate of the Company, and its subsidiaries (collectively, the “KKR Group”) (including, for the purposes of this “Potential Conflicts of Interest” section, KKR, the Manager, KCM, KKR Capstone, KKR Credit and any affiliates of the foregoing that provide general partner and/or advisory services to KKR Vehicles (as defined below)) and investment funds, investment vehicles and accounts, including proprietary vehicles and accounts, managed, sponsored, advised by and/or for the benefit of certain members of the KKR Group, on the one hand, and the Company, on the other. The KKR Group is a global investment management firm and, as such, the KKR Group, KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors and KKR Advisors have multiple advisory, transactional, financial and other interests that conflict with those of the Company. The KKR Group, KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors and technical consultants (“Technical Consultants”), Capstone Executives could in the future engage in additional activities that result in additional conflicts of interest not addressed below. While the KKR Group has established procedures and policies for addressing conflicts of interest, there is no assurance that conflicts will be resolved in a manner favorable to the Company and any such conflicts and the manner in which they are addressed by the KKR Group could have an adverse effect on the Company.

The Manager may be subject to certain fiduciary and other related duties and obligations under U.S. federal securities laws and other applicable law that cannot be eliminated or modified in the LLC Agreement. Shareholders should note, however, that the LLC Agreement will contain provisions that reduce, eliminate or modify certain other fiduciary and other related duties and obligations to the Company and shareholders that would apply in the absence of such provisions. See “Item 1A. Risk Factors—Risks Related to Our Structure—Our LLC Agreement will contain provisions that reduce or eliminate duties (including fiduciary duties) of our Board and limit remedies available to shareholders for actions that might otherwise constitute a breach of duty. It will be difficult for shareholders to successfully challenge a resolution of a conflict of interest in accordance with the LLC Agreement” and “Item 11. Description of Registrant’s Securities to be Registered—Fiduciary Duties.”

In particular, the LLC Agreement will contain certain provisions that may waive or consent to conduct on the part of the Manager that might not otherwise be permitted in the absence of such waivers or consents, or which could limit the remedies available to shareholders with respect to breaches of such duties and obligations. If any matter arises that the Manager determines in its good faith judgment constitutes an actual conflict of interest, the Manager is permitted to take such actions as it determines in good faith are necessary or appropriate to mitigate the conflict (and upon taking such actions, the Manager will be relieved of any liability, including to the Company and the shareholders, for such conflict and the management thereof to the fullest extent permitted by law and will be deemed to have satisfied its fiduciary and other related duties to the fullest extent permitted by law). Actions that could be taken by the Manager or its affiliates to mitigate a conflict include, by way of example and without limitation, (i) if applicable, handling the conflict as described in this Registration Statement, (ii) obtaining from the Board (or the non-independent members of the Board) advice, waiver or consent as to the conflict, or acting in accordance with standards or procedures approved by the Board to address the conflict, (iii) disposing of the holding or security giving rise to the conflict of interest, (iv) disclosing the conflict to the Board, including non-independent members of the Board, as applicable, or shareholders (including, without limitation, in distribution notices, financial statements, letters to shareholders or other communications), (v) appointing an independent representative to act or provide consent with respect to the matter giving rise to the conflict of interest, (vi) validating the arms-length nature of the transaction by referencing participation by unaffiliated third parties or obtaining consent from the advisory committee (or equivalent governance committee) of a KKR Vehicle that is similarly situated with respect to the conflict as the Company, (vii) in the case of conflicts among clients, creating groups of personnel within KKR separated by information barriers (which can be expected to be temporary and limited purpose in nature), each of which would advise or represent one of the clients that has a conflicting position with other clients, (viii) implementing policies and procedures reasonably designed to mitigate the conflict of interest, or (ix) otherwise handling the conflict as determined appropriate by the Manager in its good faith reasonable discretion.

Certain activities of the KKR Group, KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors, Technical Consultants, Capstone Executives and KKR Vehicles will give rise to conflicts of interest that are relevant to the Company (for example, but without limitation, conflicts of interest relating to allocations of acquisition opportunities and subsequent dispositions). Form ADV Parts 2A and 2B maintained by KKR, copies of which are available upon request and may be furnished to each prospective shareholder prior to its purchase of Shares of the Company, also contains further information regarding conflicts of interest relating to the KKR Group that are relevant to the Company and KKR Vehicles. Investors are encouraged to read Form ADV Parts 2A and 2B maintained by KKR prior to investing.

There can be no assurance that all conflicts of interest will be resolved in a manner that is favorable to the Company. By acquiring Shares, each shareholder will be deemed to have acknowledged, consented specifically to and waived any claim in respect of the existence of actual, apparent, and potential conflicts of interest relating to the KKR Group, to the extent such conflicts of interest are described in this section, elsewhere in this Registration Statement, the LLC Agreement or the Management Agreement, and to the operation of the Company subject to those conflicts and to the actions taken by the KKR Group to address such conflicts.

Fees

The KKR Group generally expects to earn fees and/or other compensation from portfolio companies in which, or holding vehicles and other entities through which, the Company acquires such portfolio companies and will at times also earn fees and/or other compensation directly from the Company and from purchasers, sellers and other parties to transactions in which the Company, directly or indirectly, participates as compensation for services, including advising on valuing, structuring, negotiating, monitoring and arranging financing for transactions. The KKR Group and its affiliates will provide a broad range of financial services to and with respect to the Company’s portfolio companies, holding vehicles and other entities in or through which the Company acquires portfolio companies. The KKR Group will act as underwriter, placement agent, syndication agent, financial advisor or a similar role in connection with the offering, placement or arrangement of securities, debt instruments or other financial products by portfolio companies and other entities (including non-controlled entities) through which the Company acquires portfolio companies, including in respect of portions of the capital structures of such portfolio companies that are not acquired by the Company or as underwriter, placement agent, syndication agent, financial advisor or similar role in connection with the public or private sale of the Company’s acquisitions of such portfolio companies, and the KKR Group generally will be paid customary fees for such services to the extent permitted under the LLC Agreement (see also “—Broker-Dealer Activities” below). In addition, the KKR Group (including lending vehicles) will provide strategic and capital markets advisory services to the Company, holding vehicles, and other entities (including non-controlled entities) in or through which the Company acquires portfolio companies, including in connection with mergers and acquisitions, recapitalizations, refinancings and restructurings, and will alone, or with other counterparties, which might include KKR Vehicles, third party banks or other unaffiliated finance providers, provide acquisition financing, lines of credit, bridge financing, hedging and other corporate lending or financing services and products to such entities and to the Company with respect to such entities. Members of the KKR Group will also provide syndication services to such entities, including in respect of co-investments in transactions participated in by the Company (see “—Co-Investments” below). The Company will directly bear, or indirectly bear through portfolio companies, holding vehicles and other entities in or through which it acquires portfolio companies (including where such costs are shared between such entities and the Company), the foregoing fees paid to the KKR Group.

The KKR Group generally will be paid fees (which might include warrants or other securities in portfolio companies or other entities for which transactions are being undertaken) and other compensation, which could be payable in cash or securities, for the foregoing services, including, but not limited to: (i) arrangement, underwriting, agency, financing, banking, consulting, placement, transaction, monitoring and financial advisory fees and commissions, service costs, interest and other compensation with respect to such activities; (ii) fees and carried interest earned with respect to co-investments put in place by the KKR Group or its affiliates; (iii) fees received by the members of portfolio company boards of directors and interim executives appointed by or on behalf of the KKR Group, the Company and/or KKR Vehicles; and (iv) any other fees specified in the LLC Agreement.

In addition, the KKR Group will enter into participation or other “back-to-back” arrangements with a bank or other third parties that provide the foregoing services and products directly to or with respect to the Company and its portfolio companies, holding vehicles and other entities in or through which the Company acquires portfolio companies. Under these arrangements, the KKR Group will agree to assume or perform some portion of the services or obligations undertaken by such third party, or to otherwise assume a portion of the third party’s financial risk in respect of such services or products, and will receive fees from the third party in connection with such activities. These fees (“Indirect Fees”) could represent a specific percentage of the fees received by such third party directly from the Company or its portfolio companies or holding entities, or such other amount as is negotiated and agreed by the KKR Group and such third party. Under such arrangements, although the KKR Group will not receive fees directly from the Company or its portfolio companies, holding vehicles and other entities in or through which the Company acquires portfolio companies, the KKR Group could be viewed as indirectly receiving such fees from the Company or its portfolio companies or holding entities in consideration for services or products provided indirectly to the foregoing. The KKR Group has an incentive to select third parties that are likely to engage the KKR Group in such arrangements and pay Indirect Fees to the KKR Group. Any such Indirect Fees received by the KKR Group or its affiliates from or with respect to the Company’s portfolio companies will not be shared with the Company or offset against the Management Fee payable.

Monitoring fee agreements entered into by the KKR Group with portfolio companies are typically renewed automatically on an annual basis. A portfolio company’s EBITDA (earnings before income, taxes, depreciation and amortization) is generally taken into account in determining the amount of the monitoring fee. Monitoring fees could also be based on a percentage of EBITDA. On the occurrence of IPOs, sales or other change of control events related to a portfolio company, the KKR Group is typically entitled to all unpaid monitoring fees plus any unreimbursed expenses plus the net present value of future monitoring fees that would otherwise be payable by a portfolio company (the “NPV Payment”). The NPV Payment is based on the net present value of the monitoring fees payable over a future fixed period calculated using discount rates equal to the yield on U.S. Treasury securities of like maturity based on the dates fee payments would have been due.

For portfolio companies of the Company, an NPV Payment will generally only be taken where the KKR Group expects to continue to provide ongoing services and advice to the portfolio company after there has been an initial public offering, sale or other change of control event. As such, an NPV Payment generally will only be taken if (i) the Company, KKR Vehicles, co-investors and the KKR Public Company’s proprietary balance sheet (the “Balance Sheet”) entities retain (directly or indirectly) 10% or more of the stock or other equity interests in the portfolio company (or the surviving entity) immediately following the relevant event, and (ii) a KKR or co-investor employee or designee serves or is expected to serve as a member of, or observer at, the board of directors or similar governing body of the portfolio company (or the surviving entity) (or in the absence of such service or expected service, the KKR Group retain the right to appoint or nominate such a director or observer) immediately following the relevant event.

For portfolio companies of the Company, the fixed period of time used in the NPV Payment calculation described above generally will be the lesser of (i) the remaining term of the relevant monitoring agreement (the term for each monitoring agreement generally will be fixed as the end of the last year of the term for the “flagship” KKR fund for the deal) and (ii) three and a half years from the date of termination of the monitoring agreement (the three-and-a-half-year period approximates the average (mean and median) length of time that it took for KKR’s recent mature private equity funds to exit portfolio companies following an initial public offering or strategic sale where the fund continued to own securities, reflecting what KKR believes is a reasonable approximation for the average number of years during which KKR has historically remained actively involved with such companies).

By way of example and solely for illustrative purposes, assume KKR enters into a monitoring agreement with the Company’s first portfolio company on January 1, 2023, under which KKR is entitled to a $1 million annual monitoring fee paid in quarterly installments and that the term of the monitoring agreement extends until June 30, 2034, which is the end of the final year of the term for the “flagship” KKR fund for the deal. The KKR Group controls 80% of the equity in the portfolio company, of which the Company accounts for 10%, KKR Vehicles account for 70%, and co-investors and KKR proprietary Balance Sheet entities account for 20%. The portfolio company holds an all primary initial public offering on December 31, 2027, at which time the monitoring agreement is terminated. The aggregate stake in the portfolio company controlled by the KKR Group immediately after the IPO is greater than 10% and held in the same proportion as the original investment (i.e., of the stake held by the KKR-related entities and co-investors, the Company accounts for 10%, the KKR Vehicles account for 70% and co-investors and KKR proprietary and Balance Sheet entities account for 20%). An employee of the KKR Group serves as a member of the board of directors of the portfolio company immediately following the IPO.

Under the foregoing scenario, the $1 million annual monitoring fee ($5 million of aggregate monitoring fees paid during the first five years of the monitoring agreement) would be allocated among the Company, the KKR Vehicles and co-investors and KKR proprietary Balance Sheet entities according to their respective share of the equity in the portfolio company controlled by the KKR Group. KKR Vehicles would be allocated $700,000 per year, or $3.5 million in aggregate over the five years prior to the IPO, the Company would be allocated $100,000 per year, or $0.5 million in aggregate over the five years prior to the IPO, and co-investors and KKR proprietary Balance Sheet entities would be allocated $200,000 per year, or $1.0 million in aggregate over the five years prior to the IPO. The KKR Group would also be entitled to receive an NPV Payment immediately before the IPO when the monitoring agreement is terminated on December 31, 2027. Since the remaining term of the monitoring agreement at the time of termination (six and a half years) exceeds the KKR Group’s historical average hold period following an IPO or strategic sale where a fund continued to own securities (three and a half years), the future fixed period over which the NPV Payment is calculated would be three and a half years (January 1, 2028 through June 30, 2031). Based on the U.S. Treasury yield curve as of April 6, 2023, the yield for U.S. Treasury securities with a one-year maturity was 4.51%, the yield for U.S. Treasury securities with a two-year maturity was 3.82%, the yield for U.S. Treasury securities with a three-year maturity was 3.59% and the yield for U.S. Treasury securities with a five-year maturity was 3.37%. Using the yield for U.S. Treasury securities with a one-year maturity (presently 4.51%, but likely a different amount at a future date) for discounting the $1 million annual aggregate of four quarterly fees for January 1, 2028 through December 31, 2028 results in a net present value of $956,846. Using the yield for U.S. Treasury securities with a two-year maturity (presently 3.82%) for discounting the $1 million annual aggregate of four quarterly fees for January 1, 2029 through December 31, 2029, results in a net present value of $927,765. Using the yield for U.S. Treasury securities with a three-year maturity (presently 3.59%) for discounting the $1 million annual aggregate of four quarterly fees for January 1, 2030 through December 31, 2030 results in a net present value of $899,594. Using the yield for U.S. Treasury securities with a five-year maturity (presently 3.37%) for discounting the $500,000 aggregate of two quarterly fees for January 1, 2031 through June 30, 2031 results in a net present value of $423,640. After adding those numbers, the aggregate NPV Payment to which the KKR Group is entitled would be $3,207,846. This aggregate NPV Payment would then be allocated in the same way as the annual monitoring fees were allocated. The KKR Vehicles would be allocated $2,245,492, the Company would be allocated $320,785 and co-investors and KKR proprietary Balance Sheet entities would be allocated $641,569.

The aggregate amounts allocable to the KKR Vehicles, $5,745,492 in total, would, depending on the terms of the governing documents of such KKR Vehicles, either be offset, in whole or in part, against the management fees payable by such KKR Vehicles to the KKR Group (after repayment of Broken Deal Expenses, if applicable). The Company’s allocable portion of the aggregate annual monitoring fees and the NPV Payment, $820,785 in total, would under the terms of the Company be a 100% offset against the delegate management fees payable by the Company to the KKR Group (after repayment of Broken Deal Expenses, if applicable). The amounts allocable to co-investors and KKR proprietary Balance Sheet entities, $1,641,569 in total, would be fully retained by the KKR Group. The amounts that are retained by the KKR Group in respect of KKR Vehicles (which could be the whole amount or just a portion), co-investors and KKR proprietary Balance Sheet entities would not offset any management fees otherwise payable to the KKR Group, whether by the Company, KKR Vehicles or any other person.

The KKR Group receives transaction fees for the work performed by the KKR Group in structuring acquisitions of portfolio companies. Transaction fees are received in connection with the same portfolio companies in respect of which payments under monitoring fee agreements are received. The KKR Group also receives “break up” or similar fees in connection with unconsummated or terminated portfolio transactions. The amount and timing of such fees are generally specified in the agreements relating to the relevant transaction, and such agreements could condition or limit such payments to the KKR Group. Transaction fees will be allocated among the Company, the KKR Vehicles, co-investors and KKR proprietary Balance Sheet entities in a similar manner as described above for monitoring fees and NPV Payments.

Members of the KKR Group engage in loan servicing and other administrative services provided to borrowers, loan syndicates and similar arrangements. One or more of such members of the KKR Group could provide these services to the Company’s portfolio companies and/or to lenders to such portfolio companies and, if so, will receive fees in connection with such services. Any such loan servicing or administration or similar fees received by the KKR Group from or with respect to the Company’s portfolio companies will not be shared with the Company or offset against the Management Fee payable to the Manager.

Members of the KKR Group and/or their respective employees or agents could also receive service costs, namely amounts that the KKR Group and its affiliates receive from portfolio companies of the Company or from entities through which the Company acquires a portfolio company or other asset for local administration or management services related to such portfolio company or entity or other asset that (i) are determined by the KKR Group to be reasonably necessary in order to achieve beneficial legal, tax or regulatory treatment with respect to the relevant portfolio company and (ii) would otherwise be payable to a third party for such services. Without limiting the foregoing, the Company could own an equity interest alongside KKR Vehicles in one or more dedicated service companies that operate in the jurisdiction of domicile of entities through which the Company acquires portfolio companies. Any such dedicated service companies would employ people that provide local administration or management services directly to entities through which the Company acquires portfolio companies or indirectly by seconding such people to be employees of such entities. It is not expected that any equity value will be ascribed to the Company’s ownership of a dedicated service company. The costs and expenses of any such dedicated service company will be treated as Company Expenses. The amount and timing of the payment of such amounts will be determined by the relevant legal, tax or regulatory treatment that the Company is seeking to achieve, having regard to the circumstances in which such amounts are paid and the jurisdiction of establishment of the relevant portfolio company or intermediary entity. Any such service costs received by the KKR Group with respect to the Company will not be shared with the Company or offset against the Management Fee payable to the Manager or Performance Participation Allocation payable to KKR in respect of the Company. In certain circumstances for commercial or tax efficiencies, the KKR Group will utilize a Singapore holding structure for the Company’s Asian portfolio companies (if any). The Singapore holding structure will engage a member of the KKR Group to provide certain services to it and pay such member of the KKR Group remuneration for the provision of such services. Fees earned by such member of the KKR Group will accrue entirely to the benefit of its equity owners affiliated with the KKR Group, which will not include the Company. Moreover, the remuneration will not be credited against the Management Fee as described in “Item 1. General Development of Business—Management Agreement—Compensation of the Manager” of this Registration Statement.

While fees and other compensation paid to the KKR Group are believed by the KKR Group to be reasonable and generally at market rates for the relevant activities, such compensation is generally determined through negotiations with related parties and not on an arm’s-length basis. These considerations also apply in situations where the KKR Group receives Indirect Fees through third parties pursuant to participation or “back-to-back” arrangements, as described above. In connection with such arrangements, the Manager will make determinations of market rates based on its consideration of a number of factors, which are generally expected to include the Manager’s experience with non-affiliated service providers as well as benchmarking data and other methodologies determined by the Manager to be appropriate under the circumstances. While the Manager and its affiliates will generally seek to obtain benchmarking data regarding the rates charged or quoted by third parties for similar services, it is possible that appropriate comparisons are not available for a number of reasons, including, for example, a lack of a substantial market of providers or users of such services or the confidential and/or bespoke nature of such services. Accordingly, any such market comparison efforts by the Manager could potentially result in inaccurate information regarding market terms for comparable services. Expenses to obtain benchmarking data will be borne by the relevant portfolio company (and indirectly by the KKR funds, investment vehicles and accounts and/or parties participating in the relevant transactions, including the Company) or directly by the Company and/or such KKR Vehicles, investment vehicles and accounts that invest and/or other parties.

Except with respect to Other Fees (which do not include fees of KCM, KKR Capstone, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors or Technical Consultants or other fees paid to the KKR Group for services described herein, such as service costs and loan servicing or administration fees) as provided under the LLC Agreement, none of the fees charged by the KKR Group for any of the foregoing services will be shared with the Company or offset against the Management Fee payable to the Manager. Accordingly, investors will not receive any benefit from such fees. The fee potential inherent in a particular acquisition or transaction could be viewed as an incentive for the KKR Group to seek to refer, allocate or recommend an acquisition of a portfolio company or transaction to the Company (see “—No Assurance of Ability to Participate in Acquisition Opportunities; Relationship with KKR, its affiliates and KKR Vehicles; Allocation of Acquisition Opportunities” below).

KKR Capstone

The Company will directly bear, or indirectly bear through portfolio companies, holding vehicles and other entities in or through which it acquires portfolio companies (including where such costs are shared between such entities and the Company), the cost of any consulting services provided by KKR Capstone, which provides consulting services to the KKR Group, KKR Vehicles and certain portfolio companies, holding companies and other entities in or through which the Company and KKR Vehicles own and control or invest in portfolio companies. The KKR Group could in the future engage Technical Consultants in addition to KKR Capstone, including, but not limited to, for operational consulting, loan servicing, energy industry consulting and operating services and property management services in the real estate sector on terms substantially similar to those described herein with respect to KKR Capstone and the considerations discussed herein with respect to KKR Capstone will apply similarly to such other Technical Consultants. The Company will directly bear, or indirectly bear through portfolio companies, holding vehicles and other entities in or through which it acquires portfolio companies (including where such costs are shared between such entities and the Company), the costs of operating and consulting services provided by such Technical Consultants. In addition, the KKR Group, the Company and/or KKR Vehicles will be responsible, directly or indirectly, for all or a portion of the general and administrative expenses (such as salaries, benefits and other overhead) of any such Technical Consultant (in addition to potential project-based compensation), particularly in cases where a Technical Consultant provides services exclusively to the KKR Group. The KKR Group will be conflicted in allocating such expenses among the Company and/or KKR Vehicles as the method of allocation could increase or decrease, potentially materially, the amount of expenses borne by the Company and/or KKR Vehicle. See also “—Expenses” below. A Technical Consultant, such as a Technical Consultant exclusive to the KKR Group, will also hold itself out to the public as part of the KKR Group, including by use of KKR branding or other indicia that will appear as if the KKR Group controls and/or owns a given Technical Consultant. Notwithstanding the foregoing, so long as the KKR Group does not possess material voting or decision-making rights in respect of, or a sufficient equity interest in, the Technical Consultant such that, in either case, the KKR Group “controls” the Technical Consultant (or its business), no such Technical Consultant shall be treated as an affiliate of the KKR Group and, therefore, any compensation, which will be paid in cash, equity or in other forms, received by such a Technical Consultant will not be shared with the Company or offset against any Management Fee to the Manager.

KKR Capstone provides advisory services to portfolio companies that the KKR Group’s investment executives could not otherwise provide. The KKR Group acquired KKR Capstone effective January 1, 2020 and KKR Capstone is owned and controlled by the KKR Group. Prior to that date, KKR Capstone was neither a subsidiary nor an affiliate of the KKR Group, though KKR Capstone had an exclusive relationship with the KKR Group and KKR Capstone provided services at the direction of the KKR Group. While KKR Capstone was unaffiliated with the KKR Group, it received services and support from the KKR Group which were generally provided on favorable or below market rates. For example, the KKR Group provided loans to KKR Capstone that had below market interest rates and no stated payment schedule, provided administrative services to KKR Capstone at below market rates, entered into arrangements with KKR Capstone that provide for below market rent and allowed KKR Capstone to participate in the KKR Group’s insurance policies and employee benefit plans without passing through the full cost of the coverage to KKR Capstone. These arrangements, plus other favorable services and support provided by the KKR Group to KKR Capstone, will continue during the life of the Company.

Capstone Executives are expected to receive compensation in the form of (i) an annual salary; (ii) a discretionary performance-related bonus; (iii) grants of equity in one or more of the members of the KKR Group (including equity awards from the KKR Public Company, which has listed certain securities on the New York Stock Exchange), (iv) a portion of the carried interest distributions (or performance allocation payments) received by the Manager or the general partners of KKR Vehicles that are part of the KKR Group’s “carry pool”; and/or (v) a profits interest in individual portfolio companies or assets of KKR Vehicles and, potentially, the Company. The fees paid to KKR Capstone by portfolio companies, the Company and KKR Vehicles are designed to cover the costs of KKR Capstone’s business, the majority of which are compensation costs for Capstone Executives. Historically, KKR Capstone fees have only covered the annual salary and bonus paid to Capstone Executives while the other components of the typical compensation package for a Capstone Executive have been borne by the KKR Group. In the future, it could be that the additional components of the typical compensation package borne by the KKR Group (i.e., equity grants in members of the KKR Group, carried interest awards and profits interests) are factored into the fees that KKR Capstone charges to portfolio companies, the Company or KKR Vehicles such that those costs are passed on to portfolio companies, the Company and KKR Vehicles. Capstone Executives could serve on the boards of directors of the Company’s portfolio companies and in such cases will generally receive directors’ fees and other compensation (including in the form of fixed and incentive compensation) in connection therewith from such portfolio companies. They also serve from time to time as interim executives of portfolio companies and receive compensation in connection therewith. Any such compensation, which could be paid in cash or equity, received by Capstone Executives will not be shared with the Company or offset against the Management Fee payable to the Manager.

Other companies provide similar services as KKR Capstone and other Technical Consultants, but they are less customized to the KKR Group’s business and are not exclusive to the KKR Group and its portfolio companies. In addition, KKR Capstone is often involved in due diligence in connection with KKR’s investment sourcing. Fees and compensation received by KKR Capstone will be paid by the Company and not shared with the Company or offset against the Company’s Management Fee (or performance payments) payable by the Company. In addition, it is expected that fees and compensation received by Technical Consultants will be charged and will not be shared with the Company or offset against the Management Fee payable to the Manager, even if any Technical Consultant were to become a member of the KKR Group.

Generally, KKR Capstone has master consulting agreements in place with KKR for due diligence work and other projects on behalf of KKR Vehicles, including, potentially, the Company, and they from time to time enter into engagement letters with portfolio companies, holding companies and other entities for consulting services provided to such entities. KKR Capstone also performs scoping work on behalf of KKR Vehicles, including, potentially, the Company, in order to evaluate the potential for consulting or similar arrangements with existing portfolio companies and related operational changes and improvements. Under those agreements and engagement letters, KKR Capstone is generally entitled to fees, other compensation and expense reimbursement (outside of the United States, expenses could be determined as a fixed percentage of KKR Capstone’s fee for a specific engagement). While such fees and reimbursable expenses and other compensation paid to KKR Capstone is believed by KKR to be reasonable and generally at market rates for the relevant activities, such compensation is not negotiated at arm’s length and from time to time could be in excess of fees, reimbursable expenses or other compensation that would be charged by comparable third parties.

The quantum of fees and reimbursable expenses payable to KKR Capstone borne by the Company will at times depend in part upon which entity in the relevant structure has agreed to pay the relevant costs to KKR Capstone. For example, if the relevant portfolio company has agreed to pay such costs, then generally the equity owners of the portfolio company, including the Company, will indirectly bear their portion of such costs, whereas if a holding vehicle through which the Company (but not all of the equity owners of the portfolio company) invests pays such costs, then the shareholders who invest through the relevant holding vehicle, including the Company, will bear such costs. This will result in the Company and any participating KKR Vehicles bearing a greater portion of the costs of KKR Capstone or Technical Consultants than would be the case if such costs were paid by the relevant portfolio company. If a portfolio company declines to pay for services rendered by KKR Capstone that the Manager believes benefited the Company, then the Company could be charged for such services, which will also result in the Company bearing more of such expenses than if paid by the portfolio company. KKR Capstone and Technical Consultants fees and reimbursable expenses related to due diligence are generally either capitalized as part of the acquisition price of the relevant portfolio company for consummated transactions (but only to the extent not reimbursed by a third party) or treated as Broken Deal Expenses for transactions that are not consummated. KKR could engage KKR Capstone (and other Technical Consultants) on behalf of the Company (and KKR Vehicles, as applicable) for scoping work to evaluate the potential for consulting or similar engagements with the Company’s existing portfolio companies, and the associated fees and reimbursable expenses for such scoping work will be treated as Company Expenses. Similar considerations are expected to apply to the fees and expenses of any other Technical Consultants engaged in respect of the Company, its strategy or portfolio companies.

Portfolio companies of the Company could potentially be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies of KKR Vehicles or the KKR Group (for example, a portfolio company of the Company could retain a portfolio company of a KKR Vehicle to provide services or could acquire an asset from such portfolio company). Generally, transactions between portfolio companies of the Company and portfolio companies of KKR Vehicles (or the KKR Group) would not give rise to a conflict of interest as these transactions are typically negotiated between members of management of the portfolio companies that are independent of the KKR Group and without the participation of the members of the KKR Group. Where the KKR Group determines that there is a conflict, including possibly because members of management are not sufficiently independent of the KKR Group, the KKR Group will take actions to resolve the conflict, in accordance with its established procedures and policies for addressing conflicts, including potentially having other independent parties approve the transaction.

Additionally, certain of these agreements, transactions and arrangements among portfolio companies involve fees, servicing payments, rebates and/or other benefits to the KKR Group (including KKR Capstone). For example, the KKR Group encourages portfolio companies to enter into agreements regarding group procurement and/or vendor discounts. The KKR Group (including KKR Capstone) could also participate in these agreements and potentially realize better pricing or discounts as a result of the participation of the KKR Group or its portfolio companies. Certain of those agreements provide for commissions or similar payments and/or discounts or rebates to be paid to a member of the KKR Group (including KKR Capstone) or a portfolio company and such payments or discounts or rebates could also be made directly to a member of the KKR Group (or to portfolio companies held as investments by KKR Vehicles or the KKR Group). Under these arrangements, a particular member of the KKR Group (including such portfolio companies) could benefit to a greater degree than the other participants, and a member of the KKR Group, including the KKR funds, investment vehicles and accounts (which might or might not include the Company) that have an interest (including indirectly) in the portfolio company will receive a greater relative benefit from the arrangements than the KKR funds, investment vehicles or accounts that do not own an interest therein. Fees and compensation received by KKR Capstone and its executives in relation to the foregoing will not be shared with the Company or offset against the Management Fee payable to the Manager (see “—Expenses” below for a discussion of the allocation of fees and expenses of KKR Capstone). Similar arrangements could be put in place with respect to other Technical Consultants.

Senior Advisors, Executive Advisors and Industry Advisors

The Company will also directly bear, or indirectly bear through portfolio companies, holding vehicles and other entities in or through which it acquires portfolio companies, the costs, if any, of consulting services provided by KKR’s Senior Advisors, Executive Advisors and Industry Advisors. KKR’s Senior Advisors, Executive Advisors and Industry Advisors are typically senior business leaders who provide advisory and consulting services to the KKR Group, KKR Vehicles (including, potentially, the Company) and portfolio companies. They are consultants rather than employees of the KKR Group and are compensated for services provided to the KKR Group, KKR Vehicles (including, if applicable, the Company) and portfolio companies.

A significant portion of the compensation and reimbursement of expenses paid to Senior Advisors, Executive Advisors and Industry Advisors is allocated to KKR Vehicles, including, potentially, the Company.

Senior Advisors, Executive Advisors and Industry Advisors typically receive a financial package comprised of one or more of the following: (i) an annual fee; (ii) a discretionary performance-related bonus; (iii) a portion of the carried interest and/or incentive allocations allocable to the Manager or the general partners of KKR Vehicles that are part of the KKR Group’s “carry pool”; (iv) grants of equity in one or more of the members of the KKR Group (including equity awards from the KKR Public Company); and/or (v) an opportunity to invest in KKR Vehicles, including, potentially, the Company, or in specific transactions (including the Company’s acquisitions of portfolio companies) on a no-fee/no-carry basis. Senior Advisors, Executive Advisors and Industry Advisors are also entitled to reimbursement for certain costs and expenses, including travel, meals, lodging and reasonable and customary entertainment, that are incurred while providing services to the KKR Group, KKR Vehicles and portfolio companies. Fees and expenses received by Senior Advisors, Executive Advisors and Industry Advisors that are borne by the Company and/or its portfolio companies could result in direct or indirect benefits to KKR, KKR Vehicles and/or portfolio companies of KKR Vehicles. Consequently, the KKR Group, KKR Vehicles and/or portfolio companies of KKR Vehicles could receive services without bearing associated costs. Conversely, the Company or its portfolio companies or prospective portfolio companies could also benefit from services where the associated fees and expenses are borne by the KKR Group, KKR Vehicles and/or portfolio companies of KKR Vehicles.

Cash compensation (i.e., annual fees and cash bonuses) and expense reimbursement paid to Senior Advisors, Executive Advisors and Industry Advisors will generally be allocated to the Company to the extent the services of such individuals relate to the Company’s business strategy or otherwise to acquisitions or potential acquisitions of portfolio companies. Allocations of such amounts are generally based on how each such person spends his or her time and the KKR Vehicles and other parties investing in the relevant strategy or investment. Senior Advisors, Executive Advisors, Industry Advisors and KKR Advisors could also serve on the boards of directors of the Company’s portfolio companies and otherwise serve directly as consultants to portfolio companies and receive directors’ fees, consulting fees and other compensation (including in the form of fixed and incentive compensation) in connection therewith from the portfolio companies. Any such compensation, which could be paid in cash or equity, or expense reimbursements received by the Senior Advisors, Executive Advisors, Industry Advisors or KKR Advisors will not be shared with the Company or offset against the Management Fee payable to the Manager (see “—Expenses” below for a discussion of the allocation of fees and expenses of Senior Advisors, Executive Advisors and Industry Advisors).

In addition to Senior Advisors, Executive Advisors, Industry Advisors and KKR Advisors, the KKR Group engages external consultants in connection with the identification of and due diligence with respect to potential portfolio companies, commonly called deal consultants. While there are a variety of forms the engagements can take, they are generally entered into in connection with a specific transaction. Many times, the deal consultant will have sourced the transaction and will be paid a “finder’s fee” as well as fees and expense reimbursement for due diligence work (either by means of a cash payment or through stock or equity grants in the relevant portfolio company). Other times, the deal consultant will be engaged in advance of identifying a specific portfolio company but with a view to finding an appropriate opportunity for the deal consultant to become an operating executive of a portfolio company. In those circumstances, the deal consultant will be paid fees and expense reimbursement for due diligence work (either by means of a cash payment or through stock or equity grants in the relevant portfolio company if the acquisition is consummated) and, if the acquisition is successfully consummated, the deal consultant would become an executive at the portfolio company, typically in the C-suite. Where such deal consultants are engaged in connection with a consummated acquisition of a portfolio company by the Company, the fees paid to such deal consultants and or the costs of any stock or equity grants made to such consultant will be borne by the Company and any participating KKR Vehicles and, where a transaction is not consummated, the fees paid to such deal consultants will be borne by the Company and KKR Vehicles as Broken Deal Expenses. In addition, or as an alternative, to the consultant fees and reimbursement for due diligence work described above, such deal consultants could also receive (i) profits interests and other performance related compensation related to the relevant portfolio company; (ii) an opportunity to participate in any management equity plans of the relevant portfolio company; and/or (iii) an opportunity to invest in the relevant portfolio company on a no-fee/no-carry basis.

The KKR Group has entered into, and expects that in the future it will enter into, in cooperation with the Manager, strategic partnerships or other multi-strategy, multi-fund or multi-asset class arrangements with investors (or their affiliates) that commit capital to a range of the KKR Group’s platform of products, investment ideas and asset classes (including the strategy of the Company). Such arrangements will generally (subject to applicable terms) include the KKR Group’s granting certain preferential terms to such investors, including, for example, blended fee, management fee, carried interest and/or incentive allocation rates that are lower than those applicable to the Company when applied to the entire strategic partnership, altered liquidity rights (including, without limitation, altered rights to cancel remaining undrawn commitments), rights to participate in the investment review and evaluation process, access to senior managers at the Company’s portfolio companies and training by the KKR Group of personnel of the investor (or its affiliates). Where such shareholders participate in the Company through dedicated investment vehicles or accounts as part of such arrangements (or an affiliate of any such investor participates in the Company), such vehicles and accounts (or affiliates, as applicable) will generally (subject to applicable terms) be granted terms, including the Management Fee and the Performance Participation Allocation, and liquidity rights, that are more favorable than those applicable to other shareholders. Where management fees, carried interest and/or incentive allocations are applicable at the level of such vehicles and accounts, such terms will generally (subject to applicable terms) include a waiver of the Management Fee and/or the Performance Participation Allocation on their purchase of the Company’s Shares. In addition, the KKR Group has entered into, and expects that in the future it will enter into, written contractual arrangements with investors (or affiliates thereof) that entitle such investors to economic benefits in respect of the Company and/or KKR Vehicles in consideration of the aggregate capital commitments made to KKR Vehicles by such investors (or their affiliates) in excess of a specified threshold and within a specified time period. Such arrangements will generally entitle such investors to receive preferential terms, including management fee and/or carried interest or incentive allocation rates that are lower than those that would apply to a purchase of the Company’s Shares in the absence of such arrangements, as well as altered liquidity rights (including, without limitation, altered rights to cancel remaining undrawn commitments). The KKR Group has established and expects in the future to establish KKR Vehicles that pursue similar strategies to the Company and could permit such KKR Vehicles and any other investor to co-invest in some or all of the acquisitions of portfolio companies made by the Company (see “—No Assurance of Ability to Participate in Acquisition Opportunities; Relationship with KKR, its Affiliates and KKR Vehicles; Allocation of Acquisition Opportunities” and “—Co-Investments” below). The terms applicable to such KKR Vehicles and co-investors, including management fees or carried interest, could be more favorable than those applicable to the Company (and could also include no management fees and/or carried interest). The foregoing preferential terms are unavailable to shareholders in the Company that have not entered into comparable arrangements with the KKR Group.

The Company may enter into Joint Ventures with third-party managers or other persons with respect to the management of specified portfolio companies or categories of portfolio companies and in connection therewith, such third party managers or other persons may receive management fees and/or performance-based compensation such as a carried interest and/or incentive allocations in vehicles through which such Joint Ventures invest. The Company could also hold certain portfolio companies through investment vehicles managed in whole or in part by third party managers or other persons where the Manager determines this is necessary or appropriate due to regulatory or other comparable reasons. Any compensation of such third party managers or of Joint Ventures partners, which will reduce the Company’s returns from the relevant portfolio companies, will not be shared with the Company or offset against the Management Fee payable to the Manager.

The Management Fee is payable monthly in arrears in an amount equal to (i) 1.25% per annum of the month-end NAV attributable to Class S Shares, Class D Shares, Class U Shares and Class I Shares, (ii) 1.0% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares for a 60-month period following the Initial Offering (provided that such shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), and 1.25% per annum of the month-end NAV attributable to such shares thereafter, each before giving effect to any accruals for the Management Fee, the Distribution Fee, the Servicing Fee, the Performance Participation Allocation, share repurchases for that month, any distributions and without taking into account any taxes (whether paid, payable, accrued or otherwise) of any intermediate entity through which the Company indirectly invests in a portfolio company, as determined in the good faith judgment of the Manager. The Manager may elect to receive the Management Fee in cash or Class F Shares. The Management Fee will be payable to the Manager in consideration for its services. The calculation of the net assets includes certain subjective judgments with respect to estimating, for example, the value of the Company’s portfolio companies, income and liabilities (e.g., exclusion of potentially subjective or contingent liabilities that may arise on or subsequent to the sale of a portfolio company), and therefore, the NAV may not correspond to realizable value upon a sale of those assets. The Manager may benefit from the Company retaining ownership of its assets at times when shareholders may be better served by the sale or disposition of the Company’s assets in order to avoid a reduction in its NAV. If the Company’s NAV is calculated in a way that is not reflective of its actual NAV, then the purchase price of Shares or the price paid for the repurchase of Shares on a given date may not accurately reflect the value of the Company, and such Shares may be worth less than the purchase price or more than the repurchase price.

KKR Capital Markets

The Company expects to engage KKR or affiliates of KKR to facilitate the arranging and servicing of financing to the Company. In particular, KCM will receive fees directly from the Company in connection with arranging any such financing for the Company, including financings involving affiliates of KKR. Such financings arranged by KCM can include the establishment of a credit facility for the Company as well as syndication and warehousing arrangements for the Company. These payments to KCM would not be shared with the Company or shareholders and will benefit KKR directly and indirectly. Any amounts paid to KCM for such services by the Company as well as the expenses, charges and costs of any benchmarking, verification or other analysis related thereto, will be borne by the Company as Company Expenses, will not result in any offset to the Management Fee. Even if debt holders are responsible for such payments, the Company may indirectly bear some of the cost. KKR directly benefits from the engagement of KCM through the payment of fees, and there is therefore an inherent conflict of interest. When required, the prior consent of the Board (or the non-independent members thereof) will be sought in connection with the provision of such services and payment of such fees.

Other Fee Offset

With respect to the timing of any offsets to the Management Fee, offsets will generally be calculated on a cash-basis in the subscription period in which they are paid, with any offsetable fees and expenses earned during a particular month offset at the end of such month, with any additional offsetable fees and expenses in excess of the Management Fee for such period being deducted from the next month’s Management Fee. Because each shareholder’s proportionate share of Shares will change over time, such shareholder’s Management Fee may be reduced by an amount greater or less than the amount by which its fees would have been reduced had the offset been calculated in a different month, potentially materially so. If permitted by applicable law and accounting standards, the Manager may determine to allocate certain offsetable fees and expenses over a longer period so that offsetable fees and expenses attributed to any particular month are not disproportionately benefitting shareholders in one subscription period.

If a warehoused asset pays transaction fees to KKR or its affiliates before the Balance Sheet contributes the warehoused asset to the Company, those transaction fees will be included in the cost basis for the warehoused asset. The cost basis of the warehoused asset determines the number of Class E Shares that the Company issues to the Balance Sheet for its contribution of the warehoused asset. Transaction fees received by KKR or its affiliates before the Balance Sheet contributes the warehoused asset to the Company will not be Other Fees.

Fees Paid by Holders of Certain Investor Shares

Shareholders (or their brokers on their behalf) may elect to purchase Investor Shares and in connection therewith, by virtue of holding Class S Shares, Class D Shares, Class U Shares, Class R-S Shares, Class R-D Shares or Class R-U Shares bear a larger amount of fees than shareholders that are not holders of Class S Shares, Class D Shares, Class U Shares, Class R-S Shares, Class R-D Shares or Class R-U Shares for reporting, administrative and other services provided by such shareholder’s registered investment adviser, adviser representative or other financial intermediary. Some or all of the Servicing Fee payable in respect of a holder of Class S Shares, Class D Shares, Class U Shares, Class R-S Shares, Class R-D Shares or Class R-U Shares’ investment may be allocated to such shareholder’s representative at the registered investment adviser or broker-dealer through which such shareholder was placed. Any amounts allocated in accordance with the foregoing sentence will compensate such registered investment adviser or broker-dealer representative for reporting, administrative and other services provided to a shareholder by such representative. The receipt of the Servicing Fee by a shareholder’s registered investment adviser or broker-dealer representative will result in a conflict of interest.

Loan Servicing and Asset Recovery Activities

The KKR Group will, from time to time, provide loan services to the Company and/or KKR Vehicles that invest in loan participations or to portfolio companies or other issuers in which they invest (including non-controlled issuers) or to lending syndicates in which they participate, and will generally be entitled to servicing fees and expense reimbursements for such activities. Such services are expected to include sourcing of loans, due diligence of loans and general servicing or administration services in respect of loan portfolios. In particular, the KKR Group broker-dealer has established a loan administration business pursuant to which it provides Administrator, collateral agent and other loan administration services to borrowers and other portfolio companies and issuers in which the Company and/or KKR Vehicles could invest, particularly (but not only) where such broker-dealer is the lead or sole arranger in the relevant transaction, and will be entitled to servicing fees and expense reimbursements in respect of these activities.

In addition, the KKR Group has acquired an interest in an “asset reconstruction company” (an “ARC”) in India which sources, services and/or resolves performing or non-performing loans and provides services relating to loan administration, loan or asset resolution, restructuring and reconstruction in India. The Company can invest in security receipts issued by special purpose trusts or similar vehicles (“ARC Portfolio Trusts”) established by the ARC acting as trustee and manager of the relevant ARC Portfolio Trust. Each such ARC Portfolio Trust will acquire nonperforming loans and/or other relevant assets that such ARC Portfolio Trust is permitted to invest in under applicable law. The ARC will typically be entitled to reimbursement of expenses and compensation for services rendered to an ARC Portfolio Trust, which will typically include an annual management fee based on the NAV of the assets held by an ARC Portfolio Trust. Where the ARC provides work out and other similar services to an ARC Portfolio Trust, the ARC could also be entitled to performance fees or other performance-based compensation. Pursuant to applicable regulations in India, the ARC has been required to have a 15% interest in each ARC Portfolio Trust it establishes and services. Accordingly, the ARC will co-invest alongside the Company in all assets participated in by the Company through an ARC Portfolio Trust to the extent of such minimum required interest. All management fees, performance fees and other compensation charged to any ARC Portfolio Trust by the ARC, and any returns received by the ARC on its proprietary interest in any ARC Portfolio Trust, will be retained by the ARC, and the KKR Group, as a shareholder of the ARC, will receive a share of such compensation through its share of distributable profits received from the ARC, none of which will be shared with the Company or offset against the Company’s Management Fee or Performance Participation Allocation payable to the Manager or KKR, as applicable, in respect of the Company. Accordingly, the Company will not receive any benefit from such share of such compensation earned by the KKR Group. The Company alone or together with KKR Vehicles and third-party investors could invest in security receipts issued by ARC Portfolio Trusts, which will use such proceeds to acquire the non-performing loans and/or other relevant assets. In addition, the ARC is permitted to provide services to ARC Portfolio Trusts in which neither the Company nor any KKR Vehicle invest. The ARC is not under any obligation to bring acquisition opportunities sourced by investment managers and other third parties that are not affiliated with the Manager to the Company or any KKR Vehicle.

While fees and other compensation paid to the ARC by any ARC Portfolio Trust in which the Company invests are generally expected by the Manager to be reasonable and generally charged at rates that are at or below market rates for the relevant services, such compensation will not in each case be negotiated on an arm’s-length basis and from time to time could be in excess of fees, commission or other compensation that are charged by other, unaffiliated service providers.

Further, acquisition opportunities sourced by the ARCs could be offered by the ARC to the Company and KKR Vehicles which could give rise to other conflicts of interest that are relevant to the Company (for example, but without limitation, conflicts of interest relating to allocations of acquisition opportunities). The KKR Group could, in the future, acquire interests in other ARCs or comparable service providers in India or elsewhere, in which case, the above considerations are expected also to be applicable to any such service providers.

Platform Investments; Operating Partners

From time to time, the Company or the KKR Group will recruit an existing or newly formed management team to pursue a new “platform” opportunity expected to lead to the formation of a future portfolio company. In other cases, the Company or the KKR Group could form a new portfolio company and recruit an existing or newly formed management team to build the portfolio company through acquisitions and organic growth. Further, in order to augment the KKR private equity team’s capabilities and diligence techniques and, in some instances, operate or service the Company’s acquisitions, the KKR Group could partner with, including through Joint Ventures or by making acquisitions in, high quality operators with significant expertise and the requisite skills to operate or service the Company’s assets.

The structure of each platform portfolio company and the engagement of each operating partner will vary, including in respect of whether a management or operating team’s services are exclusive to the platform and whether members of the management or operating team are employed directly by such platform or indirectly through a separate management company established to manage such platform, and such structures are subject to change throughout a portfolio company’s hold period, for example, in connection with potential restructurings, refinancings and/or dispositions. Members of the management or operating team for a platform investment will at times include former KKR personnel, Executive Advisors, Industry Advisors, Senior Advisors, KKR Advisors and Capstone Executives. The members of the management team might be selected because the Manager believes that they have particular expertise, capability or knowledge with respect to an actual or potential portfolio company or private equity sector or for regulatory reasons or to assist the Manager in building relationships that could be beneficial to the Company and that could create opportunities for future acquisitions of portfolio companies. Although the Manager anticipates exercising influence over any “platform” investments, there could be situations where the Manager will have little influence over such management team with respect to the invested amounts, and there is no assurance that any such investment would benefit the Company, either economically or by achieving access to attractive future acquisition opportunities.

The management or operating team of a platform investment (or one or more members thereof) could also provide the same or similar services with respect to other platform investments of the Company and/or one or more KKR Vehicles (including predecessor funds and successor funds thereto) or provide the same or similar services for assets owned by third parties. KKR Vehicles could invest in platforms in which the Company is also invested. The Company could potentially realize a platform investment (in whole or in part) through sale of the platform or a disposition of assets held through the platform (including any management operating company), including to one or more KKR Vehicles or third parties. The provision of the foregoing services will not require the prior consent of the Board (or the non-independent members thereof) so long as such transactions are effected in accordance with the terms of the LLC Agreement. The services provided by the platform’s management and operating team could potentially be similar to, and overlap with, services provided by the KKR Group or its affiliates to the Company or to KKR Vehicles, and the services could also be provided exclusively to the portfolio company.

As with the Company’s other portfolio companies, in respect of all platform arrangements, the Company will bear the expenses of the management team and/or portfolio company, as the case may be, including, for example, any overhead expenses, management fees or other fees, employee compensation, diligence expenses or other expenses in connection with backing the management team and/or the build out of the platform. Such expenses will be borne directly by the Company as Company Expenses (or Broken Deal Expenses, if applicable) or indirectly as the Company bears the start-up and ongoing expenses of the newly formed platform. The compensation of management of a platform portfolio company will generally include management fees (or other fees, including, for example, origination fees) or interests in the profits of the portfolio company (or other entity in the holdings structure of the platform portfolio company), including profits realized in connection with the disposition of an asset and other performance-based compensation. Where the management or operating team of a platform portfolio company of the Company provides services that benefit KKR Vehicles, those KKR Vehicles will not necessarily bear their allocable share of platform related expenses, including compensation of management. Although it is possible that a platform portfolio company will be controlled by the Company, members of a management team will not be treated as affiliates of the Manager for purposes of this Registration Statement. Accordingly, none of the compensation or expenses described above will be offset against any Management Fee or carried interest distributions payable to the Manager in respect of the Company.

With respect to operating partners, the KKR Group will generally retain, or otherwise enter into a Joint Ventures arrangement with, such operating partner on an ongoing basis through a consulting or Joint Ventures arrangement involving the payment of annual retainer fees. Further, such operating partner will typically receive success fees, performance-based compensation and other compensation for assistance provided by such operators in sourcing and diligencing acquisitions for the Company and KKR Vehicles. Such annual retainer fees, success fees, performance-based compensation and the other costs of retaining such operating partners would ordinarily be borne directly by the Company as fund expenses. To the extent that an operating partner is providing services on an exclusive basis to the KKR Group, or the Company acquires an interest in such operating partner, members of such operating partner will not be treated as affiliates of the Manager for purposes of this Registration Statement. Accordingly, none of the compensation or expenses described above will be offset against any Management Fee or Performance Participation Allocation payable to the Manager or KKR in respect of the Company. Such operating partners (including operating partners in which the Company owns an interest) will generally operate assets on behalf of the Company as well as KKR Vehicles and could also operate assets for third parties.

For example, the KKR Group has entered into a consulting agreement with Water Capital Partners, LLC (“WCP”) who worked with the KKR Group in developing and performing due diligence on previous water and wastewater concession investments that have since been exited and who continue to manage those concessions for the new owner as they did while those investments were owned by a KKR Vehicle. Under the consulting arrangement, WCP receives an annual retainer fee for assisting the KKR Group in sourcing and diligencing potential water, wastewater and waste investment opportunities in the United States. The foregoing annual retainer fee is allocated to and borne by KKR Vehicles that participate in the global impact strategy. The Company will be allocated a portion of the annual retainer fee when it becomes operational. Under the consulting agreement, WCP could also be entitled to receive additional success fees for their pre-closing work related to acquisitions consummated by the Company and KKR Vehicles and WCP could be retained to provide operational and administrative services in respect of such acquisitions, which would require the payment of additional compensation and could include equity-based consideration such as a promote. The foregoing success fees and additional compensation would be borne by the Company and KKR Vehicles. None of the compensation or expenses described above will be offset against the Management Fee or the Performance Participation Allocation payable in respect of the Company.

Expenses

The Company will pay or otherwise bear all legal, accounting, and filing expenses incurred in connection with organizing and establishing the Company and the Manager, and the offering of Shares in the Company up to the amount indicated as a cap in the Expense Limitation and Reimbursement Agreement. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Expense Limitation and Reimbursement Agreement.” In addition, the Company will pay Broken Deal Expenses and all expenses related to the operation of the Company and its acquisition activities, as described in the LLC Agreement.

As discussed in more detail below under “—Co-Investments,” the Company is expected to participate in specific acquisitions together with one or more KKR Vehicles and could also co-invest with the KKR Group (investing for its own account through proprietary entities) and other Co-Investors. In addition, to the extent permitted under the LLC Agreement, the Company and KKR Vehicles are expected to invest in accordance with similar strategies in respect of one or more categories of portfolio companies which the Company seeks to acquire. In particular, but without limitation, the Company is expected from time to time to invest alongside KKR Vehicles. The Manager, KKR and its affiliates will determine, in their discretion, the appropriate allocation of acquisition-related expenses, including Broken Deal Expenses incurred in respect of unconsummated acquisitions and expenses more generally relating to a particular business strategy, among the funds, vehicles and accounts participating or that would have participated in such acquisitions or that otherwise participate in the relevant business strategy, as applicable, which as discussed below, could result in the Company bearing more or less of these expenses than other participants or potential participants in the relevant acquisitions.

Out-of-pocket expenses associated with a completed acquisition made by the Company will from time to time be borne by the relevant portfolio company or a related investment vehicle through which the acquisition is made by the Company and capitalized as part of the acquisition price of the relevant transaction to the extent not reimbursed by a third party. As indicated above, where the relevant portfolio company bears such expenses, then each direct and indirect equity owner of the company will indirectly bear a portion of such expenses. In certain transactions, however, certain expenses, which could include fees and expenses payable to KKR Capstone (or other Technical Consultants), Senior Advisors, Executive Advisors, Industry Advisors and KKR Advisors, as applicable, and transaction and monitoring fees and service costs payable to the KKR Group, among others, will be allocated to and borne by (i) holding companies or other vehicles through which certain, but not all, of the direct and indirect equity owners of the portfolio company invest or (ii) a specific KKR fund, vehicle or account, including the Company and/or KKR Vehicles. Where such expenses are borne by portfolio companies which the Company acquires, this will result in the Company bearing a greater portion of such costs and expenses than would be the case if such costs were paid by the relevant portfolio company.

Expenses related more generally to a business strategy, including Broken Deal Expenses, certain organizational expenses (e.g., those related to the establishment of a multi-investment platform for a strategy), fees and expenses of consultants (including Senior Advisors, and Industry Advisors, Executive Advisors, KKR Capstone and other Technical Consultants) and costs and expenses of research relating to such strategy, will be allocated to the Company and/or any KKR Vehicles (and, if applicable, KKR proprietary entities) participating in the relevant business strategy. The allocation of such expenses among participants in a given strategy will be based upon a number of relevant factors, including, without limitation, the capital committed to the strategy and the amount of capital historically held or remaining in similar holdings. The proportion of such expenses allocated to any relevant fund, vehicle or account could, accordingly, vary from period to period, but as a general result, the most significant portion of such expenses is typically borne by the primary portfolio company for such strategy.

KKR Insurance Costs

The KKR Group expects to maintain one or more insurance policies that cover the Company, KKR Vehicles, and the KKR Group, and as noted in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Company Expenses,” the Company will bear an allocable portion of the premiums and fees for such policies as Company Expenses. The KKR Group believes that employing such insurance policies enables the KKR Group to achieve lower overall premiums and fees for the Company, KKR Vehicles, the KKR Group and its affiliates. Such policies typically carry a per occurrence deductible, which would be expected to be borne by the relevant insured person(s) making a claim under the policy and not by other insured persons. On the other hand, such insurance policies typically have a maximum amount that will be paid to insured person(s) making any claim, and as such, it is possible that the Company will have insufficient coverage to the extent that a claim by a KKR Vehicle, KKR and/or one or more members of the KKR Group is paid for their insurance claims up to such maximum amount. In determining the Company’s allocable portion of any insurance premium or fee, the KKR Group first determines the portion of the aggregate amount of such premium or fee that is allocable to the private markets division of the KKR Group (which includes the Company and the KKR Vehicles that are private equity or real asset funds) and the portion allocable to the public markets division of the KKR Group based on its assessment of the risks associated with their respective underlying businesses. Historically, the KKR Group has allocated 85% of the aggregate premiums or fees to the private markets division and 15% to the public markets division. The KKR Group then further allocates the private markets division’s portion of the aggregate premiums or fees among the KKR Vehicles comprising the private markets division (including the Company) pro rata based upon their relative NAV as of a specified date on or near the date the KKR Group entered into the applicable policy. In addition to the KKR Group policies referenced above, the Company could obtain one or more additional insurance policies that are specific to the Company, its activities and/or its portfolio companies. The costs of any such additional policies would be borne solely by the Company and/or its portfolio companies (in addition to the amounts borne by the Company under the KKR Group policies described above).

Operational and other Company-related expenses (or a portion thereof to the extent operational resources giving rise to such costs are also used by the KKR Group for proprietary purposes) generally will be borne by the KKR Group out-of-pocket and then reimbursed by the Company. In the event of any error by the KKR Group in the calculation of allocable expenses for which reimbursement from the Company is sought (which could result in an under or over reimbursement of expenses), the KKR Group will endeavor to correct such error as soon as reasonably practicable, including by refunding any over reimbursement or netting such amount out of subsequent amounts payable to the KKR Group. Interest will not accrue on any refunds or additional reimbursement payments between the KKR Group and the Company to rectify any such error.

The KKR Group manages certain investment vehicles that are either feeder funds investing in KKR Vehicles or side-by-side vehicles investing alongside KKR Vehicles that are established primarily for the benefit of KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors, Capstone Executives and certain other persons associated with the KKR Group, including, without limitation, certain external consultants, and could potentially participate in acquisitions of portfolio companies by the Company. The KKR Group will generally bear any allocable share of organizational costs and other expenses allocable to these vehicles on their behalf.

In addition to the insurance carried by KKR and its affiliates, the Company will also carry liability insurance, including “D&O” insurance that is similar to that which similar businesses hold, and in amounts that are customary for the types of businesses that the Company will operate. The Company will pay for costs and expenses for its own insurance along with an allocable portion of costs of the KKR insurance policies that benefit the Company and its portfolio companies.

Applicable Employees

The Company will also pay or otherwise bear the costs and expenses associated with administration of the Company and its assets. Such expenses will include allocable compensation and overhead of applicable employees of the KKR Group that are members of the KKR Group’s finance, tax, legal, compliance, technology, public affairs, client partners group, client services and operations teams that spend time on Company-related matters and certain of our officers who devote a significant amount of their time to Company-related matters, such as the Chief Operating Officer (the “Applicable Employees”). The following principles will be applied in determining allocable compensation and overhead of Applicable Employees.

Each Applicable Employee will track his/her time (currently expected to be in half-hour increments) spent engaged in a variety of matters that can be generally categorized as relating to (i) administration of the Company, (ii) administration of the Company’s assets, (iii) administration of KKR Vehicles and their assets and (iv) non-fund related activities. The Company will only bear the compensation and overhead of each Applicable Employee that is allocable to the time spent on matters relating to clauses (i) and (ii) relative to the total time spent on all matters by such Applicable Employee. The KKR Group will bear the portion of compensation and overhead of Applicable Employees that is allocable to non-fund related activities. The following activities are included in the administration of the Company and administration of the Company’s assets: (a) capital activity, which includes processing subscriptions and redemptions and calculating the Management Fee and the Performance Participation Allocation; (b) fund financial reporting, which includes semi-annual, annual and other periodic financial statements, working with the Company’s auditors on the annual audit, preparing transparency reports and fee reporting, managing the Company’s general ledger and equity ledger, and preparation and review of quarter close work papers; (c) tax compliance and reporting as well as advice and work related to tax structuring for the Company, its portfolio companies and intermediate holding entities; (d) legal and compliance activities, including, but not limited to, amendments to this Registration Statement, the LLC Agreement, the Management Agreement and other documentation related to the Company, compliance with applicable law and regulations, and work related to structuring the Company, its portfolio companies and intermediate holding entities; (e) treasury and operations, which includes cash movement and reconciliation and management of credit facilities; (f) custody, which includes managing the custody confirmation process, (g) valuation and (h)

maintaining, updating, implementing and enhancing technology software and equipment to conduct the foregoing activities and other technological support in respect of any of the foregoing activities.

Compensation of each Applicable Employee will include three elements: (a) salary and cash bonus; (b) payroll taxes; and (c) healthcare costs. For salary and cash bonus, each Applicable Employee will be assigned an amount based on the prior year’s average salary and cash bonus paid to Applicable Employees of the same seniority level (e.g., vice president, principal, director) within the same location (e.g., Houston, New York). The average salary and cash bonus for each level and location will be documented on a rate card that is updated annually. As an example, the salary and cash bonus assigned to each vice president on the finance team in New York for 2023 will be the average salary and cash bonus paid to all vice presidents on the finance team in New York for 2022, even though individual vice presidents on the finance team in New York could have actually been paid less (or more) than the average in 2022 or 2023. For payroll taxes, which consist of social security and Medicare taxes, the amount assigned to each Applicable Employee will be formulaic based on the applicable salary and cash bonus assigned to each Applicable Employee according to the rate card. For healthcare costs, which consist of medical and dental benefits, each Applicable Employee will be assigned an amount based on the prior year’s weighted average cost across all Applicable Employees taking into account medical coverage rates (including employee contributions) and actual marital status selections for all Applicable Employees. The weighted average healthcare costs will be documented on a rate card that is updated annually. As an example, the healthcare costs assigned to each vice president on the finance team in New York for 2023 will be the weighted average healthcare costs across all Applicable Employees regardless of level and location for 2022, even though individual vice presidents on the finance team in New York could have actually had healthcare costs less (or more) than the weighted average in 2022 or 2023. Using averages for determining the compensation costs for individual Applicable Employees could cause a greater (or lesser) amount to be reimbursed by the Company than if compensation costs had been determined based on each employee’s individual compensation costs. The allocation of compensation is determined on a look back basis, meaning the amounts allocated to the Company in the current period represent the compensation costs from the prior period and the percentage of time used for the current period’s allocation is based on how time was spent in the prior period.

Overhead includes rent, property taxes and utilities that are allocable to workspaces and shared spaces (including conference rooms, hallways, kitchens and bathrooms) used by Applicable Employees. The first step in the allocation process is to determine the aggregate overhead costs for all space (both work and shared) to be allocated and calculate a cost per square foot by dividing the aggregate overhead costs by the available workspace within each location (e.g., Houston, New York). Each Applicable Employee is assigned an amount of square footage for his/her workspace based on the smallest occupied workspace by an Applicable Employee at each level of seniority (e.g., vice president, principal, director) within each location (e.g., Houston, New York). As an example, the workspace square footage assigned to each vice president on the finance team in New York for 2023 will be the smallest occupied workspace by a vice president on the finance team in New York for 2022, even though individual vice presidents on the finance team in New York could have actually occupied a larger workspace in 2022 or 2023. The total overhead for each Applicable Employee will be calculated by multiplying the amount of square footage assigned to each Applicable Employee by the aggregate per square foot overhead costs. The allocation of overhead is determined on a look back basis, meaning the amounts allocated to the Company in the current year represent the overhead costs from the prior year.

It should be noted that the KKR Group does not obtain pricing information from unaffiliated third-party service providers and accordingly compensation and overhead of Applicable Employees charged to the Company could be in excess of the cost of comparable services provided in an arm’s-length transaction. In addition, the KKR Group could, from time to time, expand the scope of Applicable Employees to apply to additional personnel (or categories of personnel) of the KKR Group devoting time to Company administration matters, as well as in-house attorneys, accountants and tax advisers engaged in the Company’s legal and regulatory compliance. See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operation—Expenses—Company Expenses” for a further description of expenses that will be borne by the Company. In addition, KKR Vehicles will bear expenses incurred with respect to the

Company and its portfolio companies for services performed by employees of the Company and KKR Vehicles will be responsible for compensating the Company accordingly.

The Manager and/or its affiliates are permitted to, in their discretion, consult with or refer to the Board (or the non-independent members thereof), legal counsel, tax advisors, accountants, investment bankers and other similar advisors engaged by the Company, the Manager, the KKR Group or any of their affiliates regarding any determinations with respect to contractual interpretation or ambiguities relating to fees, costs and expenses, and the Manager and/or its affiliates are permitted to rely on such advice. Such determinations, if made in good faith reliance on such consultation, will be binding on all shareholders, the Company and the Manager.

The Company will have its own employees, as well as employees of KKR, that will be assigned or seconded to the Company. We will pay for all expenses related to the services performed for the Company by such persons, including the compensation of our seconded officers, employees and other personnel. Certain employees of KKR are expected to be transferred to be employees of the Company, and the Company will be responsible for all hiring costs of such employees, including make-whole payments and signing bonuses paid to such employees and will reimburse KKR for such costs.

Acquisition and Disposition of Portfolio Companies Alongside KKR Vehicles

The Company will form Joint Ventures by pooling capital with one or more KKR Vehicles that target acquisitions of portfolio companies that are compatible with our business strategy. We expect that a significant portion of our portfolio companies will be owned and controlled by the Company through Joint Ventures alongside one or more KKR Vehicles. Although our Joint Ventures will be managed in a way that reflects the commonality of interests among the KKR Vehicles and the Company, the Company and such KKR Vehicles will generally have different holding periods and/or business or investment objectives (including return profiles). As a result, KKR, including the Manager, may have conflicting goals with respect to the price and timing of disposition opportunities.

The Company benefits from access to KKR’s private equity platform and from the ability to form Joint Ventures with KKR Vehicles for the purpose of acquiring, owning and controlling portfolio companies. Although it is not required to, the Company may choose to dispose of portfolio companies held through a Joint Venture at the same time as one or more KKR Vehicles dispose of portfolio companies held through the same Joint Venture, including to avoid becoming a Joint Venture partner with an unaffiliated entity. As a result, the Company may choose to sell or hold portfolio companies (possibly at disadvantageous times or under disadvantageous conditions) as a result of one or more KKR Vehicles choosing to sell or hold such portfolio companies. Any such dispositions of portfolio companies made in consideration of dispositions by KKR Vehicles may occur at times that do not otherwise align with Company’s long-term holding period. The Company and KKR Vehicles may also dispose of their interests in portfolio companies held through a Joint Venture at different times and on different terms.

KKR’s Investment Advisory and Proprietary Activities

As a global investment management firm, the KKR Group sponsors and advises, and expects, in the future, to sponsor and advise, a broad range of investment funds, vehicles and other accounts that make investments worldwide. These include, but are not limited to, the KKR Vehicles. The KKR Group also makes investments for its own account, including, for example, through investment and co-investment vehicles established for KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors, Capstone Executives and certain other associated persons of KKR Credit, the KKR Group or any KKR affiliates.

The KKR Public Company uses the Balance Sheet as a significant source of capital to further grow and expand its business, increase its participation in existing businesses and further align its interests with those of investors in KKR Vehicles and other stakeholders. The Balance Sheet includes general partner capital commitments to, and limited partnership interests in KKR Vehicles, proprietary investment vehicles and accounts, co-investments in certain portfolio companies and energy and real estate assets acquired in connection with the KKR Public Company’s acquisition of KKR Financial Holdings LLC (“KFN”) in April 2014. The Balance Sheet also holds other assets used in the development of the KKR Public Company’s business, including seed capital for the purpose of developing, evaluating and testing potential investment strategies, products or new strategies (“Seed Investments”) (see “—KKR Stakes and Seed Business” below).

The KKR Public Company has adopted policies and procedures (the “Balance Sheet Guidelines”) to mitigate any potential conflicts of interest between the investment activities of the Balance Sheet on the one hand and the Company and any KKR Vehicle on the other. Under the Balance Sheet Guidelines, the Balance Sheet’s uses are categorized generally into three categories: (1) strategic, (2) opportunistic and (3) operational funding.

Strategic uses principally focus on acquiring or owning assets in the financial services industry to enhance the KKR Public Company’s businesses or earnings. Examples of such uses include strategic acquisitions, such as Pacific Alternative Asset Management Company, LLC (“PAAMCO”), Prisma Capital Partners LP (“Prisma”) and KFN, general partner commitments to KKR Vehicles, warehoused assets for KKR Vehicles and investments through the Stakes and Seed Business (see “—KKR Stakes and Seed Business” below).

Opportunistic uses are investments principally made to generate an investment return. Examples of such investments include co-investments, certain investment activities of KFN and certain Seed Investments, real estate investments, and investments in which the Balance Sheet has received a distribution of securities in kind or the Manager has elected to receive a distribution in kind in lieu of a cash distribution (see “—Fees” below). The KKR Group seeks to address potential conflicts of interest arising from opportunistic investments by offering, where the KKR Group believes it is appropriate, such investments to relevant KKR Vehicles.

Similarly, the KKR Group has established investment vehicles with approximately $13.5 billion of third-party capital and approximately $7 billion of Balance Sheet capital (collectively, the “Core Investment Platform”), targeting core investments in certain private equity and real asset opportunities, which include opportunities that are the same as or similar to opportunities targeted by the Company. However there is no guarantee that the Company will achieve similar results to those that were achieved by KKR Vehicles in the Core Investment Platform. Because more than 30% of the Core Investment Platform is comprised of the KKR Public Company’s proprietary Balance Sheet capital, the KKR Group treats the entire Core Investment Platform as a proprietary entity. The KKR Group has established (and could in the future establish) KKR Vehicles that co-invest alongside the Core Investment Platform, which increase the amount of capital dedicated to the Core Investment Platform’s investment strategy. The Core Investment Platform targets opportunistic “core” investments, which are typically characterized by an expectation of lower returns and risks, longer hold periods, less leverage, and a greater focus on income generation and regular dividends than typical private equity investments, although no single attribute is determinative and attributes of a particular core investment could change over time. The Company will invest alongside the Core Investment Platform in accordance with the Manager’s allocation policies and procedures. The KKR Group could establish KKR Vehicles treated as proprietary investment vehicles similar to the Core Investment Platform in the future.

In addition, the KKR Group has sponsored a special purpose acquisition company (“SPAC”) and may in the future sponsor additional SPACs or other blank check companies in connection with its investment activities, including through completing a de-SPAC transaction between a portfolio company and a SPAC. As the sponsor of a SPAC, the KKR Group may have an incentive to allocate opportunities to a KKR Group-sponsored SPAC. In order to mitigate this conflict of interest, the KKR Group has established allocation policies and procedures which provide that potential opportunities must be offered to the Company (or the relevant KKR Vehicles pursuing the relevant investment strategy) before a KKR Group-sponsored SPAC is permitted to consummate the relevant investment. However, actual or potential conflicts of interest could nevertheless arise in connection with the determination of whether an investment that is offered to the Company or the relevant KKR Vehicles will be consummated by the Company or the relevant KKR Vehicles or instead offered to the SPAC.

With respect to co-investments, KKR proprietary entities from time to time co-invest in investments by KKR Vehicles (including, potentially, the Company) in portfolio companies. Co-investments by KKR proprietary entities result in less availability of discretionary opportunities for third parties. The KKR Group does not generally charge management or administration fees or performance-related compensation for its services to such other KKR proprietary entities for such co-investments, and the KKR Group retains any allocated monitoring fees and transaction fees based on their respective ownership of the relevant investment in a portfolio company. The KKR Group will generally also bear any allocable share of expenses related to such co-investments on behalf of such KKR proprietary entities. In light of the overlap between the strategies of the Company and the Core Investment Platform, the Core Investment Platform could co-invest alongside the Company from time to time in portfolio companies that fall within the Company’s business strategy.

The KKR Group will also from time to time make “core,” “core +” and “opportunistic” investments pursuant to strategies that mirror, or are similar to, in whole or in part, strategies implemented by the KKR Group on behalf of KKR Vehicles and/or the Company.

Lastly, the Balance Sheet’s operational funding uses typically consist of activities to facilitate normal course transactions in support of the KKR Public Company’s businesses. Examples of such activities include capital support for the activities of affiliated broker-dealers and treasury and liquidity management investments. Operational activities could also include provision by the Balance Sheet of credit support to a general partner’s obligation to a KKR fund or KKR Vehicles as well as support of certain transactions by a KKR fund or KKR Vehicles or by their portfolio companies. For example, the Balance Sheet could provide interest-free loans to holding companies or other entities through which the Company invests or to platform vehicles in order to bridge down payments or other transactional or operational needs of a portfolio company pending the receipt by such holding companies of capital contributions from the Company and other equity owners. As an additional example, a proprietary account of the KKR Group has agreed to be liable for certain investment losses and/or for providing liquidity in the events specified in the governing documents of a KKR Vehicle. Operational funding activities are not offered to KKR Vehicles or the Company for investment allocation purposes.

Moreover, from time-to-time, KKR will finance, securitize or employ other structured finance arrangements in respect of certain Balance Sheet assets. For example, the KKR Group has established KKR Financing Partners, in which the Balance Sheet and/or KKR personnel own a majority equity interest, and which are funded in part through financing provided by one or more third parties (“KKR Financing Partners”), and such KKR Financing Partners could hold Shares in the Company. The interest of any KKR Financing Partners in the Company will be entitled to and subject to the same rights and obligations as other shareholders of the Company including voting rights, which the KKR Group will control. The KKR Group will also from time to time employ structured financing arrangements with respect to co-investment interests and investments in KKR Vehicles made by Balance Sheet entities (including, potentially co-investments with the Company). These structured financing arrangements could alter the KKR Group’s returns and risk exposure with respect to the applicable Balance Sheet assets as compared to its returns and risk exposure if the KKR Group held such assets outside of such structured financing arrangements and could create incentives for the KKR Group to take actions in respect of such assets that it otherwise would not in the absence of such arrangements or otherwise alter its alignment with the shareholders of the Company and investors in KKR Vehicles.

In addition, a KKR fund or KKR Vehicle might, subject to applicable requirements in their governing documents, which could include obtaining limited partner or advisory committee consent, determine to sell a particular portfolio company interest to a separate vehicle, which will typically be managed by the KKR Group, with different terms than the KKR fund or KKR Vehicle (e.g., longer duration), and provide limited partners with the option to monetize their investment with the KKR fund or KKR Vehicle at the time of such sale, or to roll all or a portion of their interest in the portfolio company into the new vehicle. Under such circumstances, the KKR Group could invest in or alongside the new vehicle, or hold the entirety of the portfolio company interest sold by the KKR fund or KKR Vehicle through or alongside the new vehicle (i.e., in the event that all limited partners elect to monetize their investment at the time of sale to the new vehicle).

The foregoing proprietary entities, including Seed Investments and KFN as well as KKR Vehicles, have in the past invested and are expected to continue to invest in similar or the same types of securities or other assets in which the Company or KKR Vehicles seek to invest. These proprietary entities, as well as KKR Vehicles, could potentially compete with, and have interests adverse to, the Company or KKR Vehicles. The existence of Seed Investments and KKR proprietary entities, including KFN, and KKR Vehicles investing in the same or similar assets that are sought to be acquired by the Company or KKR Vehicles, could, among other adverse consequences, affect the prices of the portfolio company holdings, securities or other assets in which the Company invests and affect the availability of such assets (see “—No Assurance of Ability to Participate in Acquisition Opportunities; Relationship with KKR, its Affiliates and KKR Vehicles; Allocation of Acquisition Opportunities” and “—Co-Investments” below). In such circumstances, the KKR Group’s interest in maximizing the investment return of its proprietary entities and those of its members creates a conflict of interest in that the KKR Group could be motivated to allocate more attractive opportunities to the proprietary entities under its management, and allocate less attractive opportunities to KKR Vehicles and/or the Company. Similarly, the KKR Group could be motivated to allocate scarce opportunities to the proprietary entities under its management rather than to KKR Vehicles and/or the Company.

Impact of Other Investment Activities

Additionally, the KKR Group has in the past given and is expected to continue to give advice or take action (including entering into short sales or other “opposite way trading” activities) with respect to the investments held by, and transactions of, KKR Vehicles or KKR proprietary entities that are different from, or otherwise inconsistent with, the advice given or timing or nature of any action taken with respect to the portfolio companies held by, and transactions of, the Company. Such different advice and/or inconsistent actions could be due to a variety of reasons, including, without limitation, the differences between the investment objective, program, strategy and tax treatment of certain KKR Vehicles or KKR proprietary entities and the Company or the regulatory status of KKR Vehicles and any related restrictions or obligations imposed on KKR as a fiduciary thereof (including, for example, KKR Vehicles invested in by pension plans and employee benefit plans and constituting “plan assets” under ERISA or KKR Vehicles that are registered as investment companies under the Investment Company Act). Such advice and actions could adversely impact the Company. For example, a KKR Vehicle or KKR proprietary entity could concurrently, or in close proximity in time with such acquisition by the Company, establish a short position in a security acquired by the Company (for example, as collateral) or that otherwise relates to such a security held by the Company, and such short sale could result in a decrease in the price of the security acquired by or otherwise held by the Company or could otherwise benefit the execution quality of the transaction entered into by the KKR Vehicle and/or the KKR proprietary entity. Additionally, the investment programs employed by the KKR Group for KKR Vehicles or KKR proprietary entities could conflict with the transactions and strategies employed by the Manager and/or KKR in managing the Company. Where the Company, KKR proprietary entities, including Seed Investments, and KKR Vehicles hold interests in the same assets, their interests could potentially be in conflict irrespective of whether their assets are at different levels of the capital structure. For example, the timing of entry into or exit from a portfolio company could vary as among these parties for reasons such as differences in strategy, existing portfolio or liquidity needs. As a further example, the Company could (but is not required to) engage in bona fide hedging transactions in connection with its holdings, while KKR proprietary entities and KKR Vehicles could enter into such transactions for speculative purposes or, alternatively, hedge a given risk related to a given asset more or less fully than the Company. KKR proprietary entities and KKR Vehicles could enter into such hedging arrangements in connection with acquisitions alongside the Company and, like other shareholders in the Company, could also enter into hedging arrangements in connection with their acquisitions made through the Company (including with respect to the Manager’s or KKR’s (or each of their affiliate’s) entitlement to receive the Performance Participation Allocation), which arrangements are not employed by the Company itself. These differences in hedging strategy could result in such KKR proprietary entities or KKR Vehicles achieving more or less favorable returns with respect to an asset relative to the returns achieved by the Company or other shareholders in the Company depending upon the timing of the disposition of the relevant asset. Similarly, the form of consideration received in connection with an exit of a portfolio company holding could also vary among these parties if, for example,

KKR proprietary accounts receive and retain an in-kind distribution of securities, for example, through an in-kind distribution by a KKR Vehicle or the Company to its general partner, where such securities are otherwise disposed of by such KKR Vehicle or the Company for cash, in whole or in part.

The above variations in timing or form of consideration could be detrimental to the Company or any such other investing entities. There can be no assurance that the terms of, or the return on, the Company’s portfolio company will be equivalent to, or better than, the terms of, or the returns obtained by, any KKR Vehicles or KKR proprietary entities, including in respect of any category of holdings, nor can there be any assurance that any KKR Vehicle or KKR proprietary entity with similar programs or business strategies, including, without limitation, any Seed Investments, will hold the same positions, obtain the same financing or perform in a substantially similar manner as the Company. The KKR Group’s ability to implement the Company’s strategy effectively could be limited to the extent that contractual obligations entered into in respect of investments made by KKR Vehicles or KKR proprietary entities or regulatory obligations or restrictions imposed on the KKR Group as a result of the regulatory status of the KKR proprietary entities and/or KKR Vehicles (for example, under ERISA or the Investment Company Act) impose restrictions on the ability of the Company (or the KKR Group on its behalf) to invest in securities or interests that the Company would otherwise be interested in pursuing or to otherwise take actions in respect of the Company’s portfolio companies that would otherwise be considered beneficial to the Company. For example, in certain instances in connection with the sale of investments by KKR proprietary entities or KKR Vehicles, the KKR Group could enter into agreements prohibiting KKR proprietary entities and the KKR Vehicles, including the Company, from engaging in activities that are deemed to compete with the disposed of investment for a certain period of time. Such agreements could in turn prevent the Company from acquiring portfolio companies in certain sectors or regions, including investments that otherwise would have been appropriate for the Company.

In addition to investing alongside the Company, KKR Financing Partners and certain KKR Vehicles are expected to invest as shareholders in the Company and will have the right to exercise any vote, consent or waiver required or permitted under the LLC Agreement in the same manner as other shareholders in the Company. The manner in which such vote, consent or waiver is exercised by the relevant KKR Financing Partner or KKR Vehicle will be subject to its governing documents. The governing documents of KKR Financing Partners and KKR Vehicles sometimes provide that all or certain votes, consents or waivers are exercised by the underlying shareholders or other third-party participants (such as the third-party financing providers for KKR Financing Partners) in the KKR Financing Partner or KKR Vehicle. However, such governing documents sometimes provide that any such vote, waiver or consent is permitted to be exercised independently by the KKR Group in its capacity as general partner, manager or a similar role with respect to the KKR Financing Partner or KKR Vehicle, in which case such vote, waiver or consent will be exercised by the KKR Group in accordance with the interests of the KKR Financing Partner or KKR Vehicle, or alternatively might be voted in accordance with prescribed mechanisms (e.g., in the same proportions as other shareholders vote with respect to the relevant item), in each case as required or permitted under the governing documents of the relevant KKR Vehicle. The LLC Agreement of the Company permits any KKR Financing Partner and KKR Vehicle to participate in any vote, waiver or consent of the partners, notwithstanding the ability of the KKR Group to direct such vote, waiver or consent in its capacity as general partner, manager or a similar role with respect to such KKR Financing Partner or KKR Vehicle.

KKR Vehicles (including KKR proprietary Balance Sheet entities) could potentially provide financing to a third-party sponsor or its acquisition vehicle or to another company for the purposes of acquiring a portfolio company or an interest in a portfolio company from the Company. Although not limited to such arrangements, this type of financing could, for example, be provided through pre-arranged “staple” financing packages arranged and offered by the KKR Group to potential bidders for the relevant portfolio company or interest. The KKR Group will face conflicts of interest where any such KKR Vehicle provides such acquisition financing, in particular in respect of its incentives to select a bidder using such financing for the purposes of creating an opportunity for such KKR Vehicle and, potentially, related arranging fees for members of the KKR Group, notwithstanding that the relevant bid is below market or otherwise does not reflect on an overall basis the best available terms. Any such financing arrangements will be subject to the KKR Group’s policies and procedures for addressing conflicts.

The KKR Group could, including in particular through the KKR Group’s “Stakes and Seed Business” as discussed under “—KKR Stakes and Seed Business” below, invest on a proprietary basis in minority or majority interests in companies in which the Company and/or KKR Vehicles have no interest but which are counterparties to, or participants in, agreements, transactions or other arrangements with portfolio companies of the Company (for example, a portfolio company of the Company could retain a company in which the KKR Group has a proprietary interest to provide services, including financial services, license software or develop proprietary technology or could acquire an asset from such company). Agreements, transactions and other arrangements entered into by the Company’s portfolio companies and any such companies will indirectly benefit the KKR Group as an owner of such companies or could adversely impact any of the Company’s portfolio companies with which they do business. The KKR Group’s interest in maximizing its return on such investments will give rise to a conflict of interests, in particular, but not limited to, circumstances where the KKR Group has the ability through its investments to influence the activities of such companies or encourages the Company’s portfolio companies to transact therewith. Transactions between companies in which the KKR Group acquires such proprietary interests, on the one hand, and the Company, on the other, are generally not expected to constitute the types of transactions that will entitle such companies to transaction, monitoring and other fees or compensation that will reduce the Management Fee payable in respect of the Company (see “Item 1. Business—Compensation of the Manager”). For example, insurance brokerage fees or information technology licensing fees payable by any of the Company’s portfolio companies to a KKR affiliate for related services of a KKR affiliate will not reduce the Management Fee but will benefit the KKR affiliate.

Material conflicts of interest that arise between the Company and the shareholders, on the one hand, and the KKR Group (including the KKR proprietary entities and KKR Vehicles), on the other hand, generally will be discussed and resolved on a case-by-case basis by senior management of the KKR Group, including representatives of the Manager (or otherwise managed in accordance with internal policies and procedures reviewed by senior management). Any such discussions and policies will take into consideration the interests of the relevant parties and the circumstances giving rise to the conflict. To implement best practices in the application and monitoring of conflict resolution, the KKR Group has created a global conflicts committee (“Global Conflicts Committee”). The Global Conflicts Committee is responsible for analyzing and addressing new or potential conflicts of interest that arise (or could arise) in the KKR Group’s business, including conflicts relating to specific transactions and circumstances, as well as those implicit in the overall activities of the KKR Group and its various businesses. In addition, KKR Credit has established policies and procedures for mitigating and managing possible conflicts of interest as they relate to businesses overseen by KKR Credit and KKR Vehicles advised by KKR Credit (including the management of the Company) and, in particular, for elevating, evaluating and resolving such conflicts. While the KKR Group will seek to manage any resulting conflicts in an appropriate manner (which could involve referring such conflicts to independent parties or acquiring a third-party fairness opinion or other means of resolving the conflict in lieu of referring such conflict to the Board (or the non-independent members thereof) as set out herein), such transactions or advice could have consequences that are adverse to the interests of the Company, such as, for example, by adversely affecting the availability or price of portfolio companies that the Manager seeks to acquire for the Company or the price at which the Manager seeks to purchase or sell any portfolio companies.

The Manager will have the power to resolve, or consent to the resolution of, conflicts of interest on behalf of, and such resolution will be binding on, the Company. These resolutions could include, (i) if applicable, handling the conflict as described in this Registration Statement, (ii) obtaining from the Board (or the non-independent members of the Board) advice, waiver or consent as to the conflict, or acting in accordance with standards or procedures approved by the Board to address the conflict, (iii) disposing of the asset or security giving rise to the conflict of interest, (iv) disclosing the conflict to the Board, including non-independent members of the Board, as applicable, or shareholders (including, without limitation, in distribution notices, financial statements, letters to shareholders or other communications), (v) appointing an independent representative to act or provide consent with respect to the matter giving rise to the conflict of interest, (vi) validating the arms-length nature of the transaction by referencing participation by unaffiliated third parties or obtaining consent from the limited partner advisory committee (or equivalent governance committee) of a KKR Vehicle that is similarly situated with respect to the conflict as the Company, (vii) in the case of conflicts among clients, creating groups of personnel within KKR separated by information barriers (which can be expected to be temporary and limited purpose in nature), each of which would advise or represent one of the clients that has a conflicting position with other clients, (viii) implementing policies and procedures reasonably designed to mitigate the conflict of interest, or (ix) otherwise handling the conflict as determined appropriate by the Manager in its good faith reasonable discretion. Shareholders should be aware that conflicts will not necessarily be resolved in favor of the Company’s or the shareholder’s interests. In addition, the Board is authorized to give consent on behalf of the Company with respect to certain specific matters, including those which may be required or advisable, as determined in the Manager’s sole discretion, under the Advisers Act or other applicable laws or regulations, which may be, but is not required to be, given by a majority of the non-independent directors of the Company, if any. If the Board, consents to a particular matter and the Manager acts in a manner consistent with, or pursuant to the standards and procedures approved by, the Board, or otherwise as provided in the LLC Agreement, then the Manager and its affiliates will not have any liability to the Company or the shareholders for such actions taken in good faith by them. In addition, KKR may be “dragged along” in engaging in activities that involve conflicts of interest without the Manager’s approval.

In connection with its other activities, the KKR Group could come into possession of information that limits the Company’s ability to engage in potential transactions, including by preventing an advisable exit of a particular portfolio company, which could have an adverse effect on the performance of the Company (see “—Limitations on Information Sharing within KKR; Possession of Material Non-Public Information; Other Limitations on Leveraging Firm-Wide Resources” below). The Company’s activities will be constrained to the extent of its inability to use such information. The KKR Group has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Company, the Manager will consider those relationships, which could result in certain transactions that the Manager will not undertake on behalf of the Company in view of such relationships. The Company will also co-invest with other clients of the KKR Group in particular acquisition opportunities, and the relationship with such clients could influence the decisions made by the Manager with respect to such opportunities (see “—Co-Investments” below).

While the KKR Group believes that it maintains effective policies and procedures to review and mitigate conflicts of interest and believes that its compensation arrangements create an alignment of interest with its fund investors, discretionary compensation paid to and interests in proprietary entities held by investment executives of the KKR Group (including members of the Global Conflicts Committee) and others involved in addressing conflicts of interest relevant to the Company could cause such persons to be deemed to have a conflict when addressing certain issues in part due to their discretionary compensation arrangements and interests in various proprietary investments and investment vehicles.

Personal Private Investment Holdings

Certain investment personnel of the KKR Group maintain personal private investment holdings, which could include holdings in companies that subsequently become targeted for acquisition by the Company (or holdings in companies that compete with the Company acquisition targets) and/or investments in private funds that invest in or own companies that compete with businesses targeted by the Company (e.g., through the acquisition of or purchase of a portfolio company interest of an unaffiliated private fund sponsor). Certain of these investments are maintained with third-party investment managers who sponsor investment vehicles that compete with the KKR Group or that the KKR Group, KKR Credit or certain affiliates of KKR will from time to time recommend to their respective clients. Furthermore, certain of these personal investments will have terms that are more favorable than those routinely offered by the unaffiliated investment manager (for example, reduced fees). These personal investments could give rise to potential or actual conflicts of interest between the

Company and KKR Vehicles on the one hand, and the KKR Group, on the other hand including, in particular, to the extent such investment personnel participate in the management of the Company’s interests in such portfolio companies and the personal interests of such investment personnel are not aligned with those of the Company. In addition, personnel of the KKR Group will at times hold investments in entities that become service providers to the KKR Group or portfolio companies of the Company. To the extent that the relevant personnel of the KKR Group do not have control or other influence over the decisions of the relevant service provider, a conflict of interest could nevertheless arise in connection with engaging the relevant entity as a service provider in light of the indirect benefit accruing through the investment held in the service provider. The KKR Group’s personal securities investment and reporting policies, which require the pre-approval from the KKR Group’s compliance group on any personal private fund or private investments, seek to identify any potential or actual conflicts of interest relating to personal private investments.

Other KKR Activities

Conflicts of interest will arise in allocating time, services or resources among the activities of the Company, KKR Vehicles, the KKR Group, other KKR-affiliated entities and the senior officers of the KKR Group. Although the Manager will devote such time as will be necessary to conduct the business affairs of the Company in an appropriate manner, the Manager, the KKR Group and its affiliates will continue to devote the resources necessary to manage the investment activities of the KKR Group, KKR Vehicles, other KKR-affiliated entities and the executives of KKR and, therefore, conflicts will at times arise in the allocation of time, services and resources. The KKR Group (including the Manager) are not precluded from conducting activities unrelated to the Company. For example, the deal team primarily responsible for making investment decisions on behalf of the Company (including certain of our executive officers) will also work on KKR’s broader private equity platform as well as K-PRIME and, as a result, will only devote a portion of their business time to the Company. Non-investment professionals may not be dedicated solely to the Company and may perform work for KKR Vehicles which is expected to detract from the time such persons devote to the Company. Time spent on these KKR Vehicles diverts attention from the activities of the Company, which could negatively impact the Company and the shareholders. Furthermore, the KKR Group and the KKR Group personnel derive financial benefit from these other activities, including fees and performance-based compensation. The KKR Group personnel outside the KKR private equity team share in the fees and performance-based compensation from the Company; similarly, members of the KKR private equity team and private equity committees share in the fees and performance-based compensation generated by KKR Vehicles. These and other factors create conflicts of interest in the allocation of time by the KKR Group personnel. The Manager’s determination of the amount of time necessary to conduct the Company’s activities will be conclusive, and shareholders rely on the Manager’s judgment in this regard. Additionally, the Company could engage in transactions, including the sale of portfolio companies, to persons or entities who are actual or potential shareholders in the Company or in KKR Vehicles.

The Company will be required to establish business relationships with its counterparties based on the Company’s own credit standing. The KKR Group will not have any obligation to allow its credit to be used in connection with the Company’s establishment of its business relationships, nor is it expected that the Company’s counterparties will rely on the credit of the KKR Group in evaluating the Company’s creditworthiness.

Affiliated Shareholders

Certain shareholders, including current and/or former senior advisors, officers, directors, personnel and/or other key advisors/relationships (including operating partners, executives, founders and entrepreneurs and personnel of KKR, portfolio companies of the Company and KKR Vehicles) and charitable programs, endowment funds and related entities established by or associated with any of the foregoing (including any trusts, family members, family investment vehicles, estate planning vehicles, descendant trusts and other related persons or entities), and other persons related to KKR, may receive preferential terms in connection with their acquisitions alongside the Company. For the avoidance of doubt, in the case of an affiliated shareholder that is a KKR Vehicle with its own underlying investors, such underlying investors are generally subject to carried interest and/or management fees in connection with their investment in such KKR Vehicle. Specific examples of such preferential terms received by certain affiliated shareholders may include, among others, waiver of fees. In addition, by virtue of their affiliation with the Manager, affiliated shareholders will have more information about the Company and its portfolio companies than other shareholders and will have access to information (including, but not limited to, valuation reports) in advance of communication to other shareholders. As a result, such affiliated shareholders will be able to take actions on the basis of such information which, in the absence of such information, other shareholders do not take. Finally, to the extent affiliated shareholders submit repurchase requests in respect of their Shares in the Company, conflicts of interest will arise and the Manager’s affiliation with such shareholders could influence the Board’s determination to exercise its discretion whether to satisfy, reject or limit any such requested repurchase. Additionally, in the case of a shareholder that is a KKR Vehicle with its own underlying investors, such underlying investors may have received preferential or different terms in connection with their investment in such KKR Vehicle (including, but not limited to, liquidity rights) as compared to the other shareholders. See also “Item 1A. Risk Factors—Risks Related to an Investment in Our Shares—Due to the nature of our holdings in portfolio companies, shareholders will have limited liquidity and may not receive a full return of their invested capital if they elect to have their shares repurchased by the Company.” While such affiliated shareholders and/or the Company will seek to adopt policies and procedures to address such conflicts of interest, there can be no assurance that the conflicts of interest described above will be resolved in favor of the Company or other shareholders.

No Assurance of Ability to Participate in Acquisition Opportunities; Relationship with KKR, its Affiliates and KKR Vehicles; Allocation of Acquisition Opportunities

As indicated above, certain KKR Vehicles and KKR proprietary entities, including any Seed Investments, do and will in the future invest in portfolio companies which the Company seeks to acquire. Subject to the LLC Agreement, the KKR Group has sole discretion to determine the manner in which opportunities are allocated between the Company, the KKR Group and KKR Vehicles. Allocation of identified opportunities among the Company, KKR Group and KKR Vehicles presents inherent conflicts of interest where demand exceeds available supply. As a result, the Company’s share of opportunities will be materially affected by competition from KKR Vehicles and from KKR proprietary entities. Shareholders should note that the conflicts inherent in making such allocation decisions will not always be to the advantage of the Company.

The Company expects to make acquisitions alongside K-PRIME, which has similar objectives and strategies as the Company but operates as a distinct entity. KKR Vehicles on the KKR private equity platform will be launched from time to time as business opportunities arise, and KKR will negotiate the terms of those KKR Vehicles with potential investors. The terms of such future KKR Vehicles will include mandatory investment minimums, exceptions to those minimums and the allocation of voting rights with respect to portfolio companies. With respect to the Company, KKR faces a conflict of interest when negotiating these terms because KKR generally expects to seek to maximize the potential size of any such future KKR Vehicle’s aggregate commitments. Accordingly, KKR may agree to high mandatory investment minimums or reduce the exceptions to such minimums in a way that is favorable to the investors in such future KKR Vehicle and limits or restricts the Company’s access to acquisition opportunities alongside such future KKR Vehicle. KKR may also agree to restrictions or limitations on how voting rights with respect to portfolio companies may be allocated which would be disadvantageous to the Company’s ability to form Joint Ventures with such future KKR Vehicle. These terms may be materially less favorable for the Company than terms available as of the date of the Registration Statement and may continue to become more disadvantageous to the Company over time.

In addition, even where the KKR Group determines that a particular opportunity falls within the general parameters of opportunities allocated to the Company, the investment committee are permitted to nonetheless decide to pass on any such opportunity for a variety of reasons. If the investment committee decides to pass on any such opportunity, such opportunity can then be allocated to any KKR Vehicle or the KKR Group.

As a general matter, and subject to the LLC Agreement and the foregoing, the KKR Group will allocate opportunities between the KKR Group, the Company and KKR Vehicles in a manner that is consistent with an allocation methodology established by the KKR Group reasonably designed to help ensure allocations of opportunities are made over time on a fair and equitable basis. In determining allocations of opportunities, the KKR Group will take into account such factors as it deems appropriate, which could include, for example and without limitation: business strategies and focus; target investment size and target returns, available capital, the timing of capital inflows and outflows and anticipated capital commitments and subscriptions; timing of closing and speed of execution; liquidity profile, including during a ramp-up or wind-down period; applicable concentration limits and other investment restrictions and client instructions (including, without limitation, the need to resize positions to avoid breaches of applicable investment restrictions); mandatory minimum investment rights and other contractual obligations applicable to participating funds (as discussed further below), vehicles and accounts and/or to their investors; portfolio diversification; applicable investment periods and proximity to the end of the term of the relevant funds, vehicles and accounts; the management of actual or potential conflicts of interest; limitations on participants imposed by a portfolio company or other counterparty involved in making an opportunity available; whether an opportunity requires specific advisory committee or other consents on behalf of relevant funds, vehicles and accounts; lender covenants; tax efficiencies and potential adverse tax consequences; regulatory restrictions applicable to participating funds, vehicles and accounts and shareholders that could limit the Company’s ability to participate in a proposed investment; policies and restrictions (including internal policies and procedures) applicable to participating funds, vehicles and accounts; the avoidance of odd-lots or cases where a pro rata or other defined allocation methodology would result in a de minimis allocation to one or more participating funds, vehicles and accounts; the potential dilutive effect of a new position; the overall risk profile of a portfolio; the potential return available from a debt investment as compared to an equity investment; the potential effect of the Company’s performance (positive and negative); and any other considerations deemed relevant by the KKR Group.

The outcome of any allocation determination by the KKR Group will at times result in the allocation of all or none of an opportunity to the Company in allocations that are otherwise on a non-pro rata basis and could result in the Company co-investing in an opportunity alongside the KKR Group and/or a KKR Vehicle, in either the same or different parts of the target’s capital structure. Such determinations could also result in the dilution of the Company’s interest in any existing asset by KKR Vehicles, the KKR Group and/or third party co-investors to the extent that an opportunity constituting a follow-on investment in respect of an existing Company asset arises and the Company has insufficient available capital to take up all or any part of what would otherwise be its allocable share of such opportunity (which would generally be based on its participation in the initial investment). Any such dilution will likely be determined on the basis of a valuation in respect of the existing asset determined by the KKR Group. Conversely, to the extent a KKR Vehicle participating in the original investment has insufficient capital or is otherwise unable to participate on a pro rata basis in any related follow-on opportunity, such excess opportunity could be allocated in whole or in part to the Company increasing its concentration in the relevant asset, which would potentially increase the losses incurred by the Company to the extent such follow-on investment as a whole does not perform as anticipated. The fact that carried interest and/or incentive allocation is calculated at different rates among the Company and KKR Vehicles, or is subject to different hurdle rates or other similar terms, creates an incentive for the KKR Group to allocate opportunities disproportionately to vehicles allocating carried interest and/or incentive allocation at a higher rate (or subject to a lower hurdle rate). However, the KKR Group has adopted policies and procedures that seek to ensure that opportunities are allocated in good faith and that such allocations are fair and reasonable under the circumstances and considering such factors as the KKR Group deems relevant.

For the purposes of applying the Manager’s allocation methodology applicable to its private equity platform, the Company does not benefit from any mandatory minimum purchase rights or minimum purchase thresholds. As such the Company will not benefit from any priority acquisition allocation and therefore priority acquisition allocations made by the KKR Group may result in the Company not participating to the same extent in acquisition opportunities in which it would have otherwise participated had the mandatory minimum investment rights or minimum investment thresholds for the KKR Vehicles not existed. Certain KKR Vehicles have a mandatory minimum investment threshold that must be satisfied under its governing documents prior to opportunities being offered more broadly. Typically, there is a specified percentage that is carved-out of the relevant mandatory minimum investment threshold that allows the KKR Group to allocate amounts to such relevant KKR Vehicles that participate in the relevant strategy (such amount plus the mandatory minimum investment threshold is referred to as the “first tier” allocation). The Company will be offered the opportunity to participate in the “first tier” allocations alongside nearly all KKR Vehicles that comprise KKR’s private equity platform up to a capped amount. Certain KKR Vehicles do not allow for KKR Vehicles to participate in the first tier allocation. As such, the Company will not be offered the opportunity to participate in the first tier allocation alongside those KKR Vehicles. In many cases, the aggregate amount of an opportunity exceeds the capacity of the first tier allocation, and the remaining amounts (the “second tier” allocation) may be offered to KKR Vehicles or the Company, in such amounts as determined by the KKR Group in its sole discretion in accordance with KKR’s policies and procedures applicable to such investment. When there is second tier allocation available, the Company will be offered the opportunity to participate in the second tier allocation.

Further, a portfolio company could over time develop characteristics that result in the portfolio company constituting an attractive opportunity for a KKR Vehicle and vice versa. In such cases, the Manager could seek to effect a purchase or sale of a portfolio company (a “cross transaction”) between the Company and one or more KKR Vehicles, subject in each case to applicable procedures and consents as described in “—Cross Transactions” below.

In addition, subject to the LLC Agreement, the Company could co-invest in an opportunity alongside predecessor funds and successor funds of KKR Vehicles with a strategy that overlaps with that of the Company but is otherwise materially different than that of the Company, including co-investments with the “flagship” KKR fund for a strategy. Conflicts of interest could arise due to the differences between the strategy, term, permitted holding period and factors related to the overall holdings of the Company and that of any such KKR Vehicle, including in particular where the size of the Company’s contribution to an acquisition opportunity is smaller than that of a KKR Vehicle (including a “flagship” KKR fund) or where such a KKR Vehicle is considered the “lead” investing entity for the relevant opportunity (see also “—Co-Investments” below).

There can be no assurance that the Company will have an opportunity to participate in certain opportunities that fall within the Company’s business objectives (see also “—Investments in which KKR and/or KKR Vehicles Have a Different Principal Interest” below). The KKR Group is permitted to amend its allocation policies and procedures at any time without the consent of the shareholders or Board.

To the extent that the Manager determines in good faith that an opportunity is most appropriate for the proprietary principal investment activities of the KKR Group due to the strategic nature of the opportunity as it relates to the business of the KKR Group, including Seed Investments, such opportunity (including for the avoidance of doubt, any opportunity that could include the acquisition of portfolio companies that individually are within the primary focus of the Company) will be deemed to not be within the focus of the Company and will be allocated to the Balance Sheet as a “strategic” investment under the Balance Sheet Guidelines.

There may be circumstances (including, as described above, with respect to portfolios of assets that might be suitable for both the Company and KKR Vehicles), including in the case where there is a seller who is seeking to dispose a pool or combination of assets, securities or instruments, where the Company and KKR Vehicles participate in a single or related series of transactions with a particular seller where certain of such assets, securities or instruments are specifically allocated (in whole or in part) to any of the Company and such KKR Vehicles. Similarly, there may be circumstances where the Company and KKR Vehicles are seeking to dispose of a pool or combination of assets, securities or instruments and participate in a single or related transactions with a particular buyer. The allocation of such specific items generally would be determined on a fair and equitable basis as more fully described above. Also, a pool may contain both debt and equity instruments that the KKR Group determines should be allocated to different vehicles. In such situations the KKR Group would typically acquire (or sell) such pool or combination of assets for a single combined purchase price with no prices specified for individual assets, securities or instruments. Accordingly, the KKR Group will have a conflict in establishing the specific prices to be paid for each asset, security or instrument by the Company and the applicable KKR Vehicles. In some cases a counterparty will require an allocation of value in the purchase or sale contract, though the KKR Group could determine such allocation of value is not accurate and should not be relied upon. The KKR Group will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. There can be no assurance that a portfolio company of the Company will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such portfolio company were acquired or sold independently rather than as a component of a portfolio shared with KKR Vehicles. These conflicts related to allocation of portfolios will not necessarily be resolved in favor of the Company.

Seed Investments and certain other KKR proprietary entities targeting portfolio companies which the Company seeks to acquire will generally be allocated opportunities on a comparable basis to the Company and KKR Vehicles that target such opportunities, including, with respect to Seed Investments, in order to maintain the integrity of their strategy and track record. The application of relevant factors and other considerations discussed above in determining allocations of acquisition opportunities between the Company and other opportunistic proprietary accounts could result in a proprietary account taking a non-pro rata (including a greater than pro rata) allocation of any particular opportunity relative to the Company (see “—Co-Investments” below) in either the same or different parts of the target’s capital structure or could result in a KKR proprietary entity taking an allocation of an opportunity that is not then made available to the Company. In determining allocations of opportunities participated in by the Company, KKR Vehicles and KKR proprietary entities (including any Seed Investments), the KKR Group will take into account any internal risk limits and other acquisition guidelines established in good faith, from time to time, by the Manager in respect of the Company in addition to restrictions provided under the LLC Agreement. From time to time, an allocation range with a minimum and maximum amount will be deemed appropriate for the Company, with the amount above the minimum being offered to third parties in order to facilitate a transaction. In the event that the third parties do not participate fully in the offered amount, the Company will be allocated the balance, up to its maximum allocation. Nothing herein or in the LLC Agreement precludes, restricts or in any way limits the activities of the KKR Group, including its ability to buy or sell interests in, or provide financing to, funds or portfolio companies, for its own account or for the account of other investment funds or clients.

The Company’s share of acquisition opportunities will be materially affected by competition from KKR Vehicles and from KKR proprietary entities including any Seed Investments. The Company will not have any priority in respect of any category of opportunities and as stated above under this heading, allocation of acquisition opportunities in accordance with the KKR Group’s allocation methodology could result in the Company being allocated less than a pro rata share of an opportunity or none of such opportunity.

The KKR Group believes that the Balance Sheet’s strategic acquisitions and operational funding activities are appropriate solely for proprietary activities and therefore not within the focus of any KKR Vehicle. As such, strategic acquisitions and operational funding activities are not typically allocated to KKR Vehicles (including the Company).

In addition, certain types of opportunistic acquisitions made by the Balance Sheet involve acquisition opportunities that are not within an investment mandate of the KKR Vehicles or that have been declined by the investment committees of the KKR Vehicles. Further, acquisitions made by the Balance Sheet because they are not within the mandate of the Company or any KKR Vehicle or because they have been declined by the executive committee of the Company or KKR Vehicles would typically be offered for co-investment alongside the Balance Sheet to certain KKR Vehicles that are separately managed accounts whose investment mandates include acquisitions made alongside the Balance Sheet. The amount allocated to any such KKR Vehicle would depend on various factors, including suitability of acquisition, available capital, concentration limits and other acquisition restrictions, the acquisition’s risk profile and to the extent applicable, consent of investor(s) in such KKR Vehicles.

Aggregation of Orders

Sales of securities and other instruments for the account of the Company (particularly marketable securities) can be bunched or aggregated with orders for KKR Vehicles or KKR proprietary vehicles. It is frequently not possible to receive the same price or execution on the entire volume of securities sold, and the various prices will generally, in such circumstances, be averaged, which could be disadvantageous to the Company.

Co-Investments

As indicated above and elsewhere in this Registration Statement, the Company could co-invest together with KKR Vehicles and/or certain opportunistic KKR proprietary Balance Sheet entities in some or all of the Company’s opportunities. The KKR Group will also from time to time offer co-investments to other vehicles in which KKR personnel, Senior Advisors, KKR Advisors, Executive Advisors, Industry Advisors, Capstone Executives and other associated persons of the KKR Group or any KKR affiliates or any of their affiliated entities might invest and third-party co-investors (including shareholders and prospective shareholders) and special purpose vehicles established and administered by the KKR Group to facilitate the investments and related investment decisions and activities of such third party co-investors (collectively, “Co-Investors”). In determining the allocation of co-investments to applicable Co-Investors, the KKR Group considers a multitude of factors, including its own interest in investing in the opportunity.

With respect to the syndication of co-investments to third-party Co-Investors, the KKR Group will take into account various factors it deems appropriate to limit the overall risk of the syndication. While these factors will vary from opportunity to opportunity, the most important are: whether a prospective Co-Investor has expressed an interest in evaluating co-investments; the financial resources of the prospective Co-Investor and its commitment to satisfy certain minimum/maximum investment amounts and its ability to provide the requisite capital and complete a co-investment within the specified timeframe based on the KKR Group’s prior experience with such prospective Co-Investor; the size of the prospective Co-Investor’s commitments to the Company and KKR Vehicles and the importance of such prospective Co-Investor for future business with KKR; the overall strategic benefit to the KKR Group of offering a co-investment to such potential Co-Investor; attributes of the applicable opportunity that could be attractive to a potential Co-Investor based on its business strategies, its ability to contribute to the business or its geographic proximity to the investment; the economic terms on which such prospective Co-Investor will agree to participate; ease of process with respect to arranging a co-investment group; any legal, regulatory or tax considerations to which the proposed investment is expected to give rise; and such other factors that the KKR Group deems relevant under the circumstances. As a result, co-investment opportunities are not allocated pro rata among the shareholders. There can be no assurances that any particular shareholder will be given the opportunity to participate in any co-investment opportunities, even if such shareholder has expressed an interest in evaluating co-investment opportunities, and certain shareholders will potentially receive a disproportionate amount of co-investment opportunities during the Company’s investment period. Consistent with the KKR Group’s practice in connection with some KKR Vehicles, the Manager or its affiliates might establish and administer dedicated special purpose vehicles for specific shareholders in order to facilitate and administer one or more co-investments and related investment decisions and activities by the relevant shareholders as Co-Investors alongside the Company. Any such special purpose vehicles will be established in the Manager’s or its affiliates’ sole discretion, and the Manager and its affiliates have no obligation to offer a similar opportunity to any other shareholder.

In circumstances where the Company participates in an acquisition with one or more Co-Investors, the size of the opportunity otherwise available to the Company may be less than it would otherwise have been. In particular, the Manager has the right to reserve up to 7.5% of the amount of an opportunity that is otherwise allocated to, and could be made by, the Company for sale to other persons (the “Reserved Co-Invest Amount”), including without limitation to the KKR Group, KKR personnel, KKR Vehicles and/or third parties. In addition to allocating the Reserved Co-Invest Amount on an investment-by-investment basis, the KKR Group could establish KKR Vehicles that are entitled to receive an allocation of some or all of the Reserved Co-Invest

Amount with respect to every acquisition by the Company or to a subset of the Company’s acquisitions. For the avoidance of doubt, in addition to and without limiting any Reserved Co-Invest Amount, any person, including the KKR Group and KKR personnel, could participate in a co-investment in an amount that exceeds the Reserved Co-Invest Amount in circumstances where there is a permitted syndication of co-investment opportunities to third-party Co-Investors.

KKR proprietary Balance Sheet entities and Co-Investors established principally for the benefit of KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors, Capstone Executives and other associated persons of the KKR Group or any of its affiliates (which might include executives of KKR fund portfolio companies and external consultants) typically will not be subject to management fees or carried interest allocations, performance fees or other performance-related compensation but are generally allocated Broken Deal Expenses, monitoring and transaction fees based on their respective ownership of the relevant portfolio company (with the KKR Group retaining such allocable amounts). Management fees, carried interest, administration and/or other fees applicable to other Co-Investors will be established by the KKR Group in its sole discretion and, as indicated above under “—Fees” and could be less or more than those applicable to the Company. Certain Co-Investors not comprising Co-Investors established for the benefit of KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors, Capstone Executives and other associated persons of the KKR Group or any of its affiliates will not be subject to or otherwise charged any management fees, Performance Participation Allocation and/or other carried interest or other performance compensation, administration fees or other fees.

Subject to the terms of the LLC Agreement certain Co-Investors co-investing with the Company could invest on different (and more favorable) terms than those applicable to the Company and have interests or requirements that conflict with and adversely impact the Company (for example, with respect to their liquidity requirements, available capital, the timing of acquisitions and dispositions or control rights). Subject to the LLC Agreement, the KKR Group will generally seek to ensure that the Company, any KKR Vehicles, KKR proprietary entities, the KKR Group and Co-Investors participate in any co-investment and any related transactions on comparable economic terms to the extent reasonably practicable and subject to legal, tax and regulatory considerations. Shareholders should note, however, that such participation could not be practicable in all circumstances and will depend on terms negotiated by such co-investors in their sole discretion and that the Company could potentially participate in such acquisitions on different and potentially less favorable economic terms than such parties if the KKR Group deems such participation as being otherwise in the Company’s best interests. This could have an adverse impact on the Company. Without limiting the foregoing, although Co-Investors are not offered the opportunity to purchase securities at a price lower than the price paid by the Company, Co-Investors typically do not bear management fees, performance participation allocations or carried interest, and can be offered the opportunity to participate without bearing other fees or expenses borne by the Company (or to receive a rebate or other offset of such fees and expenses). In addition the Manager is permitted to allow any person (excluding KKR affiliates) to participate in an acquisition alongside the Company (such persons, the “Equity Partners”) if, in the Manager’s opinion, such participation facilitates the consummation of the acquisition or is otherwise beneficial to the acquisition or the Company. Such Equity Partners could invest on terms that are materially different to the Company (including on more favorable terms, including with respect to price) and could exit at different times and on different terms than the Company.

Both the Company and the “flagship” KKR fund participating in an acquisition customarily will provide an equity commitment letter or similar undertaking and related commitments to the seller and/or another relevant counterparty (for example, an applicable regulatory agency) in connection with a potential acquisition covering the entire equity funding obligation for the relevant acquisition, including amounts expected to be funded by KKR Vehicles and other Co-Investors, where applicable. Additionally, both the Company and the relevant “flagship” KKR fund will customarily fund the entire amount of any deposit or similar up-front payment or contribution that is required in connection with a potential acquisition. The KKR Group has adopted policies and procedures governing the allocation of the obligations under such undertakings and the liability with respect to such deposits among the Company, the relevant “flagship” KKR fund, KKR Vehicles and other Co-Investors.

However, KKR Vehicles and other Co-Investors expected to participate in a potential acquisition generally will not be parties to such undertakings or commitments. Therefore, the funding obligation under an equity commitment letter or similar undertaking and any related commitment as well as the risk of loss with respect to any deposit will remain the primary obligation and risk of the Company and the “flagship” KKR fund, and any KKR Vehicles and other Co-Investors participating in the relevant acquisition will be liable only for their respective shares of the funding obligation or deposit as determined under the KKR Group’s policies and procedures as and when, and to the extent that they enter into a joinder or other equity commitment undertaking, which (if entered into) typically will not occur until after signing of the relevant transaction documents.

The Company could provide interim financing to any portfolio company in connection with or subsequent to a portfolio acquisition by the Company in such portfolio company (each, a “Bridge Financing”). Bridge Financings could be syndicated to one or more Co-Investors to the extent such Co-Investors were not in a position to participate in the relevant co-investment opportunity on or prior to the closing of the Company’s participation therein. Generally, investments syndicated to Co-Investors post-closing (including Bridge Financings) are expected to be transferred at cost and without an interest charge or other cost of capital charge payable to the Company. The Company is expected to fund Bridge Financings using cash on hand or drawdowns under the Company’s credit facility (to the extent available). The Company will bear the interest expenses on such borrowed amounts and typically will not be reimbursed for such expenses when interests are transferred to Co-Investors, nor will Co-Investors reimburse the Company or otherwise bear any other costs and expenses incurred by the Company in connection with these borrowings or in connection with establishing the credit facility, including without limitation any upfront fees, undrawn fees or associated legal costs or expenses. If a transaction fee is paid in connection with a deal where there is a Bridge Financing, then the Company will be allocated a portion of the transaction fee based on its aggregate funding at closing of the deal (i.e., both its long-term hold amount and any Bridge Financing amount). The entire amount of the transaction fee allocated to the Company will be treated as Other Fees and be offset against the Management Fee payable by the Company to the KKR Group (after repayment of Broken Deal Expenses, if applicable). KCM will not earn any syndication fees in connection with the placing of any Bridge Financing to the Company or the subsequent syndication of Bridge Financings to Co-Investors. In circumstances where the Company was allocated a transaction fee for a Bridge Financing, such Bridge Financing will be transferred to Co-Investors post-closing at cost (inclusive of the pro rata portion of the transaction fee allocable to the Bridge Financing). The determination as to whether Balance Sheet entities will fund all or any portion of an investment that is expected to be syndicated to Co-Investors will be made by the Balance Sheet Committee (or one or more of its delegates) based on the interests of the Balance Sheet, including the liquidity profile of the Balance Sheet at the time of the syndication, other syndications in process or expected to be in process and the need for bridging in those other syndications, the likelihood of successfully syndicating the investment and the potential for affiliates of the KKR Group to earn syndication fees in connection with placing the investment with Co-Investors (which fees will not be earned by the KKR Group where investments are syndicated by the Company as Bridge Financings) or, conversely, the risk of a failed syndication and retention of the investment (see “—Broker-Dealer Activities” below). As such, the Balance Sheet will have an incentive not to agree to fund the portion of investments allocated to Co-Investors where the post-closing syndication is expected to be challenging or subject to significant risk of failure. If Balance Sheet entities do not fund all or any portion of the amount of an investment allocated to Co-Investors, it is expected that the Company will fund such amounts (subject to the limitations set forth in the LLC Agreement) as Bridge Financings. The Company will therefore bear the risk that Co-Investors do not purchase some or all of such investment and the risk of a more concentrated exposure to the relevant investment than was originally desired.

Where each of the Company, KKR Vehicles and the Balance Sheet fund any portion of an acquisition that is expected to be syndicated to Co-Investors, the post-closing syndication to Co-Investors will be split between the Company, KKR Vehicles and the Balance Sheet based on a ratio agreed between the Company’s Executive Committee, KKR Vehicles and the Balance Sheet prior to closing. If there is insufficient Co-Investor demand and the full amount bridged by the Company, KKR Vehicles and the Balance Sheet in the aggregate is not syndicated, the Company will be left with a more concentrated exposure to the relevant acquisition than was originally desired and a more concentrated exposure than it would have had if the Company’s Bridge Financing were transferred to Co-Investors on a priority basis relative to the Balance Sheet. In addition, where the Balance Sheet and/or the Company and/or a KKR Vehicle fund any portion of a follow-on investment that is expected to be syndicated to Co-Investors and any portion of such follow-on investment is not taken up by the relevant Co-Investors, the Balance Sheet and/or the Company and/or a KKR Vehicle will as a result participate in the follow-on investment on a non-pro rata basis relative to their share of the original acquisition.

In addition to economic interests, the voting, control and governance rights with respect to Joint Ventures or acquisition of portfolio companies in which the Company, KKR Vehicles, KKR proprietary Balance Sheet entities, the KKR Group and/or Co-Investors participate could be structured in a number of ways depending upon various considerations relating to the specific Joint Venture or portfolio company and the entities participating. For example, voting rights could be allocated pro rata to the participants in a Joint Venture in accordance with their respective equity interests or could be allocated on a disproportionate basis to one or more of the participants. In most cases, the Company and the “flagship” KKR fund participating in a Joint Venture will jointly control the Joint Venture, even though the Company may only have a minority economic ownership interest in the relevant Joint Venture. Where the “flagship” KKR fund participating in a Joint Venture alongside the Company has interests or requirements that do not align with those of the Company, including in particular differing liquidity needs or desired ownership horizons, conflicts could arise with respect to the manner in which the voting or governance rights held by the “flagship” KKR fund are exercised, potentially resulting in an adverse impact on the Company.

In addition, certain shareholders could subscribe for Shares on a non-discounted basis, and such investment decisions will potentially be influenced, in whole or in part, by discounted arrangements that such shareholders have received in connection with their co-investments or other investments in KKR Vehicles.

The commitment of Co-Investors to an acquisition made by the Company will in some cases be substantial and involve risks not present in acquisitions where such Co-Investors are not involved. While Co-Investors typically bear their share of fees, costs and expenses related to the discovery, investigation, development, acquisition or consummation, ownership, maintenance, monitoring and hedging of their co-investments for consummated acquisitions, such fees, costs and expenses will be borne solely by KKR Vehicles and the Company until such co-investment closes (or permanently if such acquisition does not close). For example, the Company may engage in bona fide hedging transactions in connection with the acquisition, holding, financing, refinancing or disposition of assets, including foreign currency hedging, swaps and other derivative contracts or instruments. Such hedging activity will generally take place after an agreement to acquire a particular asset has been signed but before the transaction closes. In circumstances where Co-Investors participate in an acquisition after it closes, the Company would bear a disproportionate amount of the costs and risks associated with such hedging activity until such time that the Co-Investors contribute their share of fees, costs and expenses. In addition, the Company, its subsidiaries and affiliates (other than, for the avoidance of doubt, any Co-Investors) will at times provide guarantees or other credit support to portfolio companies or entities through which acquisitions of portfolio companies are made. Where Co-Investors or other third-party shareholders participate in an acquisition, the Company, its subsidiaries and affiliates (other than, for the avoidance of doubt, any Co-Investors) will (where the Manager deems appropriate) guarantee an amount in excess of its proportionate interest in the acquisition, including amounts in respect of the interests of Co-Investors or other third parties, which could remain outstanding on a temporary or ongoing basis over the term of holding the portfolio company. In these circumstances, the Company, its subsidiaries and affiliates (other than, for the avoidance of doubt, any Co-Investors) will bear a disproportionate amount of the liabilities and costs associated with the relevant guarantee or other credit support (see also “Item 1A. Risk Factors—Risks Related to Our Portfolio Companies and Industry Focus—We or our portfolio companies may need to incur financial leverage to be able to achieve our or their business objectives, resulting in additional risks.”).

Ten Eleven Joint Venture Alliance

KKR has entered into a joint venture alliance with Ten Eleven, a growth and venture fund platform focused on digital security acquisitions in the United States, pursuant to which Ten Eleven and KKR share research and acquisition opportunities, and make key customer and partner introductions. Any acquisition opportunity that KKR elects to pursue following an introduction by Ten Eleven will be subject to the sale allocation methodology applicable to other KKR sourced acquisitions. There can be no assurance that the Company will participate in any acquisition presented by Ten Eleven. (see “—No Assurance of Ability to Participate in Acquisition Opportunities; Relationship with KKR, its Affiliates and KKR Vehicles; Allocation of Acquisition Opportunities”). Under the terms of the joint venture alliance, KKR may be required to provide Ten Eleven with co-investment opportunities in digital security acquisitions sourced by KKR and otherwise allocable to the Company. Any co-investment by Ten Eleven could reduce the size of the acquisition opportunity available to the Company (see “—Co-Investments”). In addition to KKR’s joint venture arrangements with Ten Eleven, KKR is also a limited partner investor in the venture fund managed by Ten Eleven and a minority investor in its investment management business. Ten Eleven may compete with, and have interests adverse to, the Company (see “—Competing Interests; Allocation of Resources”).

Investments in Which KKR and/or KKR Vehicles Have a Different Principal Interest

The KKR Group and KKR Vehicles invest in a broad range of asset classes throughout the corporate capital structure. These investments include investments in corporate loans and debt securities, preferred equity securities and common equity securities. Accordingly, the KKR Group and/or KKR Vehicles will from time to time invest in different parts of the capital structure of an entity or other issuer in which the Company invests.

With respect to portfolio companies of the Company, the Company will seek to acquire controlling or other significant influence positions in some of its portfolio companies and will also seek to acquire some portfolio companies in which it does not acquire such positions. The Company could at times have the ability to elect some or all of the members of the board of directors of its portfolio companies and thereby influence and control their policies and operations, including the appointment of management, future issuances of common stock, or other securities, the payments of dividends, if any, on their common stock, the incurrence of debt, amendments to their certificates of incorporation and bylaws, and entering into extraordinary transactions. Certain actions of a portfolio company that the KKR Group is in a position to control or influence by reason of the Company’s interest in such company could be in the interests of the Company but adverse to the interests of a KKR Vehicle that has also invested in the portfolio company or vice versa. For example, the Company could have an interest in pursuing an acquisition that would increase indebtedness, a divestiture of revenue-generating assets, or another transaction that, in the KKR Group’s judgment, could enhance the value of the Company’s assets, but would subject any debt investments including opportunistic credit, mezzanine debt investments and high performing debt strategies made by a KKR Vehicle to additional or increased risk.

In addition, to the extent that the Company is the controlling shareholder of a portfolio company, the KKR Group is likely to have the ability to determine (or significantly influence) the outcome of all matters requiring shareholder approval and to cause or prevent a change of control of such company or a change in the composition of its board of directors and could preclude any unsolicited acquisition of that entity. The interests of a KKR Vehicle that has invested in the portfolio company with respect to the management, investment decisions, or operations of a portfolio company could at times be in direct conflict with those of the Company. As a result, the KKR Group could face actual or apparent conflicts of interest, in particular in exercising powers of control over such portfolio companies.

For example, with respect to the Company’s interests in certain companies, members of the KKR Group and/or KKR Vehicles could invest in debt issued by the same companies. The interests of the Company will not be aligned in all circumstances with the interests of the KKR Group or KKR Vehicles to the extent that they hold debt interests, which could create actual or potential conflicts of interest or the appearance of such conflicts. In that regard, actions could be taken by the KKR Group and/or the KKR Vehicles that are adverse to the Company. The interests of the Company, the KKR Group and/or KKR Vehicles investing in different parts of the capital structure of a portfolio company are particularly likely to conflict in the case of financial distress of the company. For example, if additional financing is necessary as a result of financial or other difficulties of a portfolio company, it will generally not be in the best interests of a KKR Vehicle, as a holder of debt issued by such company, to provide such additional financing and the ability of the Manager or the KKR Group to recommend such additional financing as being in the best interests of the Company might be impaired. In addition, it is possible that, in a bankruptcy proceeding, the Company’s interests could be subordinated or otherwise adversely affected by virtue of the KKR Group’s and/or such KKR Vehicles’ involvement and actions relating to their investment. There can be no assurance that the term of or the return on the Company’s investment will be equivalent to or better than the term of or the returns obtained by the KKR Vehicles participating in the transaction. This could result in a loss or substantial dilution of the Company’s portfolio company, while the KKR Group or a KKR Vehicle recovers all or part of amounts due to it. Similarly, the Manager’s ability to implement the Company’s strategies effectively will be limited to the extent that contractual obligations entered into in respect of the activities of the KKR Group and/or KKR Vehicles impose restrictions on the Company engaging in transactions that the Manager would be interested in otherwise pursuing.

In addition, from time to time, the Company could participate in releveraging and recapitalization transactions involving issuers of the Company’s acquisitions in which the KKR Group and/or KKR Vehicles have invested or will invest. Recapitalization transactions will present conflicts of interest, including determinations of whether existing investors are being cashed out at a price that is higher or lower than market value and whether new investors are paying too high or too low a price for the company or purchasing securities with terms that are more or less favorable than the prevailing market terms.

The Company, its portfolio companies and other entities in or through which the Company acquires portfolio companies will enter into deal-contingent hedging arrangements with respect to prospective Company portfolio companies. Under these arrangements, in exchange for a fixed fee a bank or other counterparty unaffiliated with the KKR Group will agree to assume the market risk associated with a hedging arrangement entered into by or on behalf of the Company or such other entity in or through which a potential portfolio company is proposed to be acquired (e.g., with respect to FX or interest rate risk) in the event that the relevant portfolio company ultimately is not consummated. A member of the KKR Group will in turn enter into agreements with such counterparty pursuant to which such member of the KKR Group agrees to assume some portion of the market risk under the deal-contingent hedging arrangement in consideration for a portion of the fee payable to such counterparty (see also “—Fees” above). In these circumstances, the interests of the KKR Group member receiving this Indirect Fee in a deal-contingent hedging arrangement will not always be aligned with the interests of the Company. For example, if there is a market decline between the time the deal-contingent hedging arrangement is entered into and the closing of the investment, then the member of the KKR Group participating in such hedging arrangement will be facing an unrealized loss (which could be substantial) that could be avoided by consummating the investment since the loss would only by realized if the investment does not close. Conversely, if there is a market increase between the time the deal-contingent hedging arrangement is entered into and the closing of the investment, then the member of the KKR Group participating in such hedging arrangement will be facing an unrealized gain (which could be substantial) that could be realized by not consummating the investment since the gain would only be crystallized if the investment does not close. As a result, the KKR Group will face actual or apparent conflicts of interest in connection with the consummation (or abandonment) of an investment with respect to which a member of the KKR Group has participated in a related deal-contingent hedging arrangement.

Competing Interests; Allocation of Resources

As noted under “—KKR’s Investment Advisory and Proprietary Activities” above, the KKR Group could make investments on behalf of itself and/or KKR Vehicles that are competitive to the Company’s acquisitions (for example, a KKR Vehicle could invest in a portfolio company (in which, for these purposes, the Company will have no interest) that competes with a portfolio company of the Company). In providing advice and recommendations to, or with respect to, such investments and in dealing in such investments on behalf of such KKR Vehicles or the KKR Group, to the extent permitted by law, the KKR Group will not take into consideration the interests of the Company and its portfolio companies and other investments. Accordingly, such advice, recommendations and dealings could result in adverse consequences to the Company or its portfolio companies. Conflicts of interest could also arise with respect to the allocation of the KKR Group’s time and resources between such portfolio companies and other investments. In addition, in providing services in respect of such portfolio companies and other investments, the KKR Group will at times come into possession of information that it is prohibited from acting on (including on behalf of the Company) or disclosing as a result of applicable confidentiality requirements or applicable law, even though such action or disclosure would be in the interests of the Company. To the extent not restricted by confidentiality requirements or applicable law, the KKR Group could apply experience and information gained in providing services to portfolio companies of the Company to provide services to competing portfolio companies and investments of the KKR Group or KKR Vehicles, which could have adverse consequences for the Company or its assets (see also “—Limitations on Information Sharing within KKR; Possession of Material Non-Public Information; Other Limitations on Leveraging Firm-Wide Resources” below).

In addition, the KKR Group will receive various kinds of portfolio company data and information (including from portfolio companies of KKR funds and KKR Vehicles), including information relating to business operations, trends, budgets, customers and other metrics. As a result, the KKR Group will likely be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes, as a result of information learned from a portfolio company and/or entity. In furtherance of the foregoing, the KKR Group will generally seek to enter into information sharing and use arrangements with portfolio companies. The KKR Group believes that access to this information will further the interests of the shareholders by providing opportunities for operational improvements across portfolio companies and for the KKR Group to utilize such information in connection with the Company’s management activities. Subject to appropriate contractual arrangements and the KKR Group’s policies and procedures on the proper handling of private and confidential information, the KKR Group will at times also utilize such information outside of the Company’s activities in a manner that provides a material benefit to the KKR Group in which the Company would not participate. For example, information from a portfolio company owned and controlled by the Company could enable the KKR Group to better understand a particular industry and execute trading and investment strategies in reliance on that understanding for the KKR Group or KKR Vehicles that do not own an interest in such portfolio company, without compensation or benefit to the Company or its portfolio companies. However, the acquisition of certain confidential or material, non-public information could also limit the ability of the Company to buy or sell particular securities. The benefits received by the KKR Group from any such arrangements will not offset management fees or otherwise be shared with investors. As a result of the foregoing, the Manager could have an incentive to pursue acquisitions of companies based on their data and information and/or to utilize such information in a manner that benefits the KKR Group or KKR Vehicles. The KKR Group engages in a broad range of business activities and invests in portfolio companies whose operations could be substantially similar to the portfolio companies of the Company. The performance and operation of such competing businesses could conflict with and adversely affect the performance and operation of the portfolio companies of the Company, and adversely affect the prices and availability of business opportunities or transactions available to such portfolio companies.

It is possible that KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors, KKR Capstone (and other Technical Consultants) personnel and other consultants serve on the boards of portfolio companies and in such capacity receive directors’ fees that are retained in whole or in part by the relevant individuals. KKR personnel, Senior Advisors, Executive Advisors, Industry Advisors, KKR Advisors, KKR Capstone (and other Technical Consultants) personnel and other consultants could also serve as directors or interim executives of, or otherwise be associated with, companies that are competitors of certain portfolio companies of the Company. In such cases, such individuals will generally be subject to fiduciary and other obligations to make decisions that they believe to be in the best interests of the relevant companies. In most cases involving the Company’s portfolio companies, given that the Company would generally be a significant investor in such companies, the interests of the Company and its portfolio companies would generally be expected to be aligned, although this will not always be the case, particularly if portfolio companies are likely to be in financial difficulty. It would also be expected that the interests of a competitor company would often not be aligned with those of the Company or the Company’s portfolio companies. This could result in a conflict between the relevant individual’s obligations to a portfolio company or competitor company and the interests of the Company. Such conflict could be addressed to the detriment of the competitor company and the interests of the Company. In some circumstances, having KKR personnel serve as directors or interim executives of a portfolio company of the Company or another company (including, for these purposes, a portfolio company of the KKR Group or any KKR Vehicle) will restrict the ability of the Company to invest directly in an opportunity that also constitutes an opportunity for such company.

Limitations on Information Sharing within KKR; Possession of Material Non-Public Information; Other Limitations on Leveraging Firm-Wide Resources

The KKR Group has adopted information-sharing policies and procedures that address both (i) the handling of confidential information and (ii) the information barrier that exists between the public and private sides of the KKR Group. The KKR Group’s credit and public equity professionals (i.e., those engaged by KKR Credit) are generally on the public side of the KKR Group, although some members of the KKR Credit team are also on the private side of the KKR Group (i.e., part of the “KKR Private Markets” business). The KKR Group’s private equity, energy and infrastructure and real estate professionals, Senior Advisors, Executive Advisors, Industry Advisors and KKR Advisors are on the private side of the KKR Group, the Manager and the KKR Group’s broker-dealer professionals could be on the private or public side of the KKR Group depending on their roles. The KKR Group has compliance functions to administer the KKR Group’s information-sharing policies and procedures and monitor potential conflicts of interest. Although the Company plans to leverage the KKR Group’s firm-wide resources to help source, conduct due diligence on, structure, syndicate and create value for the Company’s portfolio companies, the KKR Group’s information-sharing policies and procedures referenced above, as well as certain legal, contractual and tax constraints, could significantly limit the Company’s ability to do so. For example, from time to time, the KKR Group’s private equity, or broker-dealer professionals will be in possession of material non-public information with respect to the Company’s portfolio companies or potential portfolio companies (particularly, but not limited to, where the Company acquires or proposes to acquire portfolio companies in which a KKR Vehicle holds equity), and, as a result, such professionals will be restricted by the KKR Group’s information-sharing policies, or by law or contract, from sharing such information with the KKR Group’s professionals responsible for making the Company’s business decisions, even where the disclosure of such information would be in the best interests of the Company or would otherwise influence the decisions taken by such executives with respect to such acquisition or potential acquisition. Accordingly, as a result of such restrictions, the investment activities of the KKR Group’s other businesses could differ from, or be inconsistent with, the interests of and activities that are undertaken for the account of the Company and there can be no assurance that the Company will be able to leverage all of the available resources and industry expertise of the KKR Group’s other businesses fully. Additionally, there could be circumstances in which one or more individuals associated with the KKR Group, including investment executives and committee members otherwise involved in the activities of the Company, will be precluded from providing services to the Company or from being involved in specific acquisition-related activities or decisions because of certain confidential information available to those individuals or to other parts of the KKR Group or because of other applicable legal or regulatory restrictions resulting from their involvement in activities of KKR Vehicles (see “Item 1A. Risk Factors—Risks Related to Our Structure—Our ability to achieve our business objective depends on the ability of the Manager to identify, acquire and support our portfolio companies.”). In such circumstances, applicable legal or regulatory restrictions (or applicable information barrier policies or other related compliance policies) could require such investment executives to recuse themselves from the relevant Company committees or otherwise from participating in acquisition activities or decisions relating to the Company’s acquisitions or alternatively, the KKR Group could determine that such investment executives should so recuse themselves to ensure that they can participate in the acquisition activities and decisions of KKR Vehicles. The Company could be adversely impacted in such circumstances.

While the KKR Group has established information barriers between its public and private sides as described above, the KKR Group does not, separately within each such division, generally establish information barriers between internal deal teams. In addition, information will at times be shared or “wall crossed” between the public and private sides of the KKR Group pursuant to the KKR Group’s information barrier procedures.

The nature of the KKR Group’s business and the business of its affiliates, including, without limitation, participation by KKR personnel in creditors’ committees, steering committees or boards of directors of portfolio companies and potential portfolio companies, results in it receiving material non-public information from time to time with respect to publicly held companies or otherwise becoming an “insider” with respect to such companies. With limited exceptions (as described above), the KKR Group does not establish information barriers between its internal deal teams. Trading by members of the KKR Group on the basis of such information, or improperly disclosing such information, will in some cases be restricted pursuant to applicable law and/or internal policies and procedures adopted by the KKR Group to promote compliance with applicable law. Accordingly, the possession of “inside information” or “insider” status with respect to such an entity by the KKR Group or KKR personnel could, including where an appropriate information barrier does not exist between the relevant investment professionals or has been “crossed” by such professionals, significantly restrict the ability of the Manager to deal in the securities of that entity on behalf of the Company, which could adversely impact the Company, including by preventing the execution of an otherwise advisable purchase or sale transaction in a particular security until such information ceases to be regarded as material non-public information, which could have an adverse effect on the overall performance of such asset. In addition, members of the KKR Group in possession of such information could be prevented from disclosing such information to the KKR Group, even where the disclosure of such information would be in the interests of the Company. The KKR Group will at times also be subject to contractual “stand-still” obligations and/or confidentiality obligations that restrict its ability to trade in certain securities on behalf of the Company.

In certain circumstances, the Company or the Manager could engage an independent agent to dispose of securities of issuers in which the KKR Group would be deemed to have material non-public information on behalf of the Company. Such independent agent could dispose of the relevant securities for a price that could be lower than the Manager’s valuation of such securities which would otherwise take into account the material non-public information known to the KKR Group in respect of the relevant issuer.

Other Affiliate Transactions

To the extent permitted in the LLC Agreement and by applicable law, the KKR Group will engage in transactions with the Company and its affiliates by purchasing investments from or through the KKR Group as principal, or co-investing with the KKR Group and KKR Vehicles in portfolio companies, and will invest in entities in which the KKR Group holds material investments. The Company will also potentially acquire portfolio companies from time to time in transactions where a member of the KKR Group that is a registered broker-dealer is acting as agent, broker, principal, arranger or syndicate manager or member on the other side of the transaction or for other parties in the transaction, only to the extent that the Manager believes in good faith that the terms of such transactions, taken as a whole, are appropriate for the Company and are otherwise in accordance with applicable law. It is possible that the Manager will be required under the LLC Agreement to obtain the consent of the Board (or the non-independent members thereof) to enter into certain of the Company’s potential acquisitions and the failure of the Board (or the non-independent members thereof) to grant any such consent would prevent the Company from consummating such acquisitions and, therefore, could adversely affect the Company.

The Company is expected to borrow money from multiple lenders, including the KKR Group, as provided for by the LLC Agreement. Further, an affiliated broker-dealer of the KKR Group will receive fees directly from the Company in connection with arranging any such financing for the Company. Although the Manager will approve such transactions only on terms, including the consideration to be paid, that are determined by the Manager in good faith to be appropriate for the Company, it is possible that the KKR Group’s interests as a lender could be in conflict with those of the Company and the interests of the shareholders. The Manager is responsible for pursuing the Company’s business objectives, is under common control with the KKR Group and will encounter conflicts where, for example, a decision regarding the acquisition, holding or disposition of a portfolio company is considered attractive or advantageous for the Company yet poses a risk of economic loss of principal to the KKR Group as lender. If such conflicts arise, potential shareholders should be aware that the KKR Group could act to protect its own interests as a lender ahead of the Company’s business interests.

In connection with selling investments by way of a public offering, an affiliated broker-dealer of the KKR Group could act as the managing underwriter or a member of the underwriting syndicate on a firm commitment basis (provided that such affiliated broker-dealer of the KKR Group will not purchase portfolio companies from the Company in that capacity). The KKR Group could also, on behalf of the Company, effect transactions, including transactions in the secondary markets where the KKR Group is also acting as a broker or other advisor on the other side of the same transaction. Notwithstanding that the KKR Group will not always receive commissions from such agency cross transactions as indicated above, it could nonetheless have a potential conflict of interest regarding the Company and the other parties to those transactions to the extent it receives commissions or other compensation from such other parties (see also “—Broker-Dealer Activities” below). The KKR Group will retain any commissions, remuneration or other profits made in such transactions. The Manager will approve any transactions in which an affiliated broker-dealer of the KKR Group acts as an underwriter, as broker for the Company, or as broker or advisor on the other side of a transaction with the Company only where the Manager believes in good faith that such transactions are appropriate for the Company and, by executing a subscription agreement, a shareholder will consent to all such transactions, along with the other transactions involving conflicts of interest described herein, to the fullest extent permitted by law.

In addition, two or more portfolio companies in which the Company and/or KKR Vehicles, KKR proprietary vehicles and/or other persons (collectively, “Other Participants”) hold an interest could merge or otherwise enter into a business or asset combination transaction (such merged or combined companies, businesses or assets, the “Successor Company”). In such transactions, the Company and such Other Participants could have varying or no interests in any of such portfolio companies participating in such merger or combination. Following such merger or combination, the Company and the Other Participants will exchange securities issued by their existing portfolio companies, as applicable, for or otherwise hold or receive securities in the Successor Company. If any of the portfolio companies involved in any such merger or business or asset combination (or their relevant businesses or assets) are under- or over-valued in connection with such merger or combination, the Company and or any of such Other Participants will receive too great or too small an interest in the Successor Company, which could adversely impact the Company and/or such Other Participants and could otherwise be viewed as causing an indirect transfer of value between the Company and such Other Participants. Notwithstanding such transfer of value, such merger or combination transactions generally will not constitute or otherwise be treated by the Company as principal or cross transactions that are subject to the restrictions applicable to such transactions pursuant to the LLC Agreement.

Cross Transactions

The Manager could seek to effect a purchase or sale of a portfolio company between the Company and one or more KKR Vehicles. The Company might seek to sell a portfolio company that evolves to have a lower risk and return profile and longer than expected holding period (or other relevant characteristics) to the Core Investment Platform and/or certain KKR Vehicles making “core” equity investments (including those treated as KKR proprietary entities). For example, KKR proprietary Balance Sheet capital makes up more than 30% of the aggregate capital invested in the Core Investment Platform and, as such, the KKR Group treats the Core Investment Platform as a KKR proprietary entity. In such a transaction, in the absence of the participation of other sellers alongside the Company or other buyers alongside the KKR Vehicles, (including potentially the Core Investment Platform), the relevant portfolio company would be disposed of by the Company at a purchase price negotiated entirely by the KKR Group on both sides of the transaction. The concentration of the KKR Group’s proprietary capital in the KKR Vehicles such as the Core Investment Platform on the buy side of these transactions creates an incentive for the KKR Group to arrange for the sale of the portfolio company at a price more favorable to those KKR Vehicles and less favorable to the Company. However, in addition to the requirement to seek the approval of the non-affiliated members of the Board for a principal transaction, the KKR Group might elect to take steps that seek to mitigate the KKR Group’s conflict of interest in these potential transactions on behalf of the Company, such as identifying a third party to participate in or lead the sell-side negotiations alongside the Company or running a sale auction to support the price of the transaction.

More generally, and without limiting the foregoing, the Manager will from time to time purchase a portfolio company or companies from a closed-end KKR Vehicle, in which the investors of such closed-end KKR Vehicle are given the opportunity to continue their investment in the relevant assets, in whole or in part (a “continuation vehicle”). A continuation vehicle could also involve participation by KKR proprietary entities, KKR Vehicles and/or third parties. If the Company acquired the relevant portfolio company alongside the relevant closed-end KKR Vehicle, then the Company will need to decide whether to participate in the sale to the continuation vehicle or continue to hold its the portfolio company alongside the continuation vehicle. If the Company elects to sell to the continuation vehicle, the shareholders will not be given the opportunity to participate in the continuation vehicle. The sale of a portfolio company to a continuation vehicle will result in members of the KKR Group disposing of their interests in the portfolio company at a later time than the Company and otherwise taking actions with respect to such portfolio company that are different than the actions taken by the Company. As such, the Manager and other members of the KKR Group could ultimately receive a return that is higher than the return achieved by the Company. Although the sale of a portfolio company to a continuation vehicle would in many cases constitute a cross transaction, such transactions could be structured in a manner that does not constitute a cross transaction. The Company may also seek to purchase interests in a continuation vehicle in which KKR Vehicles are also participating in such related transaction.

Under certain circumstances, a KKR Group proprietary entity could seek to hold a co-investment interest when the Company sells, due to differences in strategy, asset allocation objectives or liquidity needs. The KKR Group would obtain any consents required under the LLC Agreement prior to doing so and would endeavor to determine whether there would be a negative impact on the valuations of Company prior to implementing a hold strategy for a KKR proprietary account. However, there can be no assurances that such variations in timing of dispositions will not result in a difference in performance for such entities, which could mean better performance for such KKR proprietary entity.

A KKR proprietary entity could acquire a portfolio company of the Company on terms negotiated with the management of the portfolio company in a transaction that does not involve securities or advisory clients of the KKR Group on either side of the transaction. These transactions do not constitute principal transactions or cross transactions that are subject to the restrictions described above applicable to such transactions. To the extent that such transactions are appropriate acquisitions for the Company, as well as a KKR proprietary entity, the KKR Group will allocate such transactions in accordance with the allocation procedures described above. For instance, it is possible for such opportunities to be allocated, in accordance with the allocation procedures described above, solely to a KKR proprietary entity (including, for instance, the Balance Sheet) instead of the Company or vice-versa.

The KKR Group and KKR Vehicles could sell a portfolio company interest to an investor in a KKR Vehicle (including the Company) holding the same portfolio company or an investor in another KKR Vehicle (including the Company) that is not invested in the portfolio company. Because such proposed sales are from KKR Vehicles (and not the KKR Group) and to limited partners of KKR Vehicles and not “clients” as defined under the Advisers Act, the KKR Group does not consider such sale transactions to be principal transactions. The KKR Group has policies and procedures on effecting sales of portfolio company interests to KKR investors in order to manage conflicts of interest that could arise in these circumstances.

In addition, two or more portfolio companies in which Other Participants hold an interest could merge or otherwise enter into a business or asset combination transaction. In such transactions, the Company and such Other Participants could have varying or no interests in any of such portfolio companies participating in such merger or combination. Following such merger or combination, the Company and the Other Participants will exchange securities issued by their existing portfolio companies, as applicable, for or otherwise hold or receive securities in the Successor Company. If any of the portfolio companies involved in any such merger or business or asset combination (or their relevant businesses or assets) are under- or over-valued in connection with such merger or combination, the Company and or any of such Other Participants will receive too great or too small an interest in the Successor Company, which could adversely impact the Company and/or such Other Participants and could otherwise be viewed as causing an indirect transfer of value between the Company and such Other Participants. Notwithstanding such transfer of value, such merger or combination transactions generally will not constitute or otherwise be treated by the Company as principal or cross transactions that are subject to the restrictions applicable to such transactions pursuant to the LLC Agreement.

The conflict of interest provisions of the LLC Agreement apply to securities and other assets held by the Company or a KKR Vehicle for which the Company or such KKR Vehicle has contributed capital or otherwise funded investment amounts. Such provisions do not apply to contractual rights of participation (or subsidiary holding vehicles that have secured such contractual rights of participation) in actual or potential acquisition opportunities or equity commitment letters entered into by the Company, such KKR Vehicle or any subsidiary holding vehicle thereof in respect of prospective acquisition opportunities. As a result, if the Company or a KKR Vehicle declines to exercise any contractual rights of participation in actual or potential acquisition opportunities, the participation by the Company or a KKR Vehicle, as applicable, in such acquisition opportunity shall not constitute a conflicted transaction subject to Board (or independent director) consent. Further, if the Company or a KKR Vehicle elects to assign all or any portion of an equity commitment letter (or a subsidiary holding vehicle that entered into such equity commitment letter) to a KKR Vehicle or the Company, as applicable, such assignment will not constitute a conflicted transaction subject to Board (or independent director) consent.

Portfolio Company Service Providers

The Company and its portfolio companies are permitted to engage portfolio companies of the Company and KKR Vehicles (“Portfolio Company Service Providers”) to provide some or all of the following services:

(a) management services with respect to a portfolio company (i.e., management of operational services); (b) operational services with respect to a portfolio company (i.e., general management of a portfolio company’s day to day operations); (c) transaction support services with respect to actual or potential acquisitions (including, without limitation, managing relationships with brokers and other potential sources of acquisitions, identifying and sourcing potential acquisitions, coordinating with investors, assembling relevant information, conducting financial and market analyses and modelling, coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions, coordination of design and development activities, assistance with due diligence, marketing and distribution, overseeing brokers, lawyers, accountants and other advisors, providing in-house legal and accounting services, assistance with due diligence, preparation of project feasibilities, site visits and transaction consulting); (d) corporate support services (including, without limitation, accounts payable, accounting/audit (including valuation support services), account management, insurance, procurement, placement, brokerage, consulting, cash management, finance/budget, corporate secretarial services, data management, directorship services, domiciliation, human resources, information technology/systems support, internal compliance/KYC, judicial processes, legal, operational coordination (i.e., coordination with Joint Ventures partners), risk management, reporting, tax, tax analysis and compliance (e.g., CIT and VAT compliance), transfer pricing and internal risk control, treasury and valuation services) and (e) loan servicing and management (including, without limitation, monitoring, restructuring and work-out of performing, sub-performing and nonperforming loans, administrative services, and cash management). Similarly, KKR Vehicles and their portfolio companies are permitted to engage Portfolio Company Service Providers of the Company or KKR Vehicles to provide some or all of these services. Some of the services performed by a Portfolio Company Service Provider could also be performed by KKR from time to time and vice versa. Fees paid by the Company or its portfolio companies to Portfolio Company Service Providers owned by KKR Vehicles will not be shared with the Company or offset against the Management Fee or carried interest payable by the Company.

KKR does not expect a Portfolio Company Service Provider providing management services with respect to a portfolio company of the Company (i.e., acting as an operating partner) to invest its capital alongside the Company in such portfolio company. However, individual executives of the management team of a Portfolio Company Service Provider providing such management services with respect to an asset of the Company could co-invest alongside the Company in such asset as part of such executives’ compensation arrangements with such Portfolio Company Service Provider to enhance alignment of interest. Portfolio Company Service Providers utilized by portfolio companies of the Company or KKR Vehicles will receive compensation for their services, including through incentive based compensation payable to their management teams and other related parties, which could be calculated on an aggregate basis across multiple portfolio companies. The incentive based compensation paid to a Portfolio Company Service Provider with respect to a portfolio company of the Company or a KKR Vehicle could vary from the incentive based compensation paid to such Portfolio Company Service Provider with respect to other portfolio companies of the Company or such KKR Vehicle; as a result the management team of (or other related parties associated with) a Portfolio Company Service Provider could have greater incentives with respect to certain portfolio companies relative to others, and the performance of certain portfolio companies could provide incentives to retain a Portfolio Company Service Provider that also services other portfolio companies. Portfolio Company Service Providers owned by the Company or KKR Vehicles could charge the Company and its portfolio companies for goods and services at rates generally consistent with those available in the market for similar goods and services or, alternatively, could pass through expenses on a cost reimbursement, no-profit or break-even basis, in which case the Portfolio Company Service Provider allocates costs and expenses directly associated with work performed for the benefit of the Company and its portfolio companies to them, along with any related tax costs and an allocation of such Portfolio Company Service Provider’s overhead, including some or all of the following: salaries, wages, benefits and travel expenses; marketing and advertising fees and expenses; legal, accounting and other professional fees and disbursements; office space and equipment; insurance premiums; technology expenditures, including hardware and software costs; costs to engage recruiting firms to hire employees; diligence expenses; one-time costs, including costs related to building-out and winding-down a portfolio company; taxes; and other operating and capital expenditures. Any of the foregoing costs, although allocated in a particular period, will, in certain circumstances, relate to activities occurring outside the period, and therefore the Company could pay more than it’s pro rata portion of fees for services. The allocation of overhead among the entities and assets to which services are provided can be expected to be based on any of a number of different methodologies, including, without limitation, “cost” basis as described above, “time-allocation” basis or “fixed percentage” basis. There can be no assurance that a different manner of allocation would result in the Company and its portfolio companies bearing less or more costs and expenses. The KKR Group will not always perform or obtain benchmarking analysis or third-party verification of expenses with respect to services provided on a cost reimbursement, no profit or break even basis. There can be no assurance that amounts charged by Portfolio Company Service Providers that are not controlled by the Company or KKR Vehicles will be consistent with market rates or that any benchmarking, verification or other analysis will be performed with respect to such charges. If benchmarking is performed, the related expenses could be borne by the Company and will not be shared with the Company or offset against the Management Fee or carried interest distributions payable by the Company. Similarly, KKR Vehicles and their portfolio companies could engage Portfolio Company Service Providers of the Company to provide services, and these Portfolio Company Service Providers will generally charge for services in the same manner described above, but the Company and its portfolio companies generally will not be reimbursed for any costs (such as start-up costs) relating to such Portfolio Company Service Providers incurred prior to such engagement.

These arrangements have the potential for a conflict of interest to arise, particularly, for example, where the KKR Vehicles that own a Portfolio Company Service Provider are not the same as the KKR Vehicles that own (directly or indirectly) the portfolio company that is receiving services from such Portfolio Company Service Provider. In these situations, the KKR Vehicles that own the portfolio company to which such services are provided are indirectly paying fees for such services that benefit the KKR Vehicles that own the applicable Portfolio Company Service Provider. Where the relevant arrangement involves services or other benefits provided directly to the Company or a KKR Vehicle, the KKR Group could be incentivized to agree to terms or establish service levels (if applicable) that disproportionately favor the Company or the KKR Vehicles involved. Where such arrangements are between portfolio companies of the Company and portfolio companies of KKR Vehicles, the conflicts of interests involved, including the allocation of overhead expenses among such entities, will depend on the level of independence between the management of such portfolio companies and the KKR Group. The Company, KKR Vehicles and their respective portfolio companies are expected to enter into Joint Ventures with third parties to which Portfolio Company Service Providers will provide services. In some of these cases, the third party Joint Ventures partner might negotiate not to pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case the Company, such KKR Vehicles and their respective portfolio companies that also use the services of such Portfolio Company Service Provider will, directly or indirectly, pay the difference, or the Portfolio Company Service Provider will bear a loss equal to the difference.

Portfolio Company Service Providers are generally expected to be owned and, in certain circumstances, controlled, by one or more KKR Vehicles, such as the Company and/or KKR Vehicles (including co-investment vehicles). In certain instances, a similar company could be owned by the KKR Group directly. The KKR Group could cause a transfer of ownership of one of these Portfolio Company Service Providers from the Company to a KKR Vehicle, or from a KKR Vehicle to the Company. The transfer of a Portfolio Company Service Provider between the Company and a KKR Vehicle is generally expected to be consummated for minimal or no consideration, and without obtaining any consent from the Board (or the non-independent members thereof). The KKR Group could, but is not required to, obtain a third party valuation confirming the same, and if it does, the KKR Group is expected to rely on such valuation. Transactions with Portfolio Company Service Providers of the Company do not require the consent of the Board (or the non-independent members thereof). Portfolio Company Service Providers and KKR Vehicles will not be considered “KKR Affiliates” under the LLC Agreement and therefore are not covered by affiliate transaction restrictions that will be included in the LLC Agreement, such as the requirement to obtain consent from the Board (or the non-independent members thereof) in certain circumstances.

Valuation Matters

The fair value of all portfolio companies will ultimately be determined by the Manager in accordance with the Company’s valuation policies and procedures approved by the Board. It will, in certain circumstances, be the case that the valuation of a portfolio company may not reflect the price at which the portfolio company is ultimately sold, and the difference between the valuation and the ultimate sale price could be material. The valuation methodologies used to value any portfolio companies will involve subjective judgments and projections and may, in certain circumstances, not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuation methodologies may permit reliance on a prior period valuation of particular portfolio companies. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Manager’s control. There will be no retroactive adjustment in the valuation of any portfolio company, the price at which Shares were purchased or sold by shareholders or repurchased by the Company, as applicable, the Management Fee or the Performance Participation Allocation to the extent any valuation proves to not accurately reflect the realizable value of an asset in the Company. The valuation of portfolio companies will affect the amount and timing of the Performance Participation Allocation payable to KKR and the amount of the Management Fee payable to the Manager. The valuation of investments of KKR Vehicles will, in certain circumstances, affect the decision of potential shareholders to subscribe for Shares. Similarly, the valuation of the Company’s portfolio companies will, in certain circumstances, affect the ability of KKR to form and attract capital to KKR Vehicles. As a result, there may be circumstances in which the Manager is incentivized to make more speculative acquisitions of portfolio companies, seek to deploy capital in portfolio companies at an accelerated pace, hold portfolio companies longer and/or the Manager is incentivized to determine valuations that are higher than the actual fair value of portfolio companies. In particular, given that the Management Fee and the Performance Participation Allocation will be dependent on the valuation of illiquid assets, which will be determined by the Manager, the Manager could be incentivized to value the assets higher than if the Management Fee were not based on the valuation of such assets. The foregoing conflicts arising from valuation matters will not necessarily be resolved in favor of the Company, and shareholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

Charitable Donations and Political Activities

The Manager may, from time to time, cause the Company and/or its portfolio companies to make contributions to charitable initiatives or other non-profit organizations that the Manager believes could, directly or indirectly, enhance the value of the Company’s portfolio companies or otherwise serve a business purpose for, or be beneficial to, the Company’s portfolio companies. Such contributions could be designed to benefit employees of a portfolio company or the community in which a property is located or in which the portfolio company operates. In certain instances, such charitable initiatives could be sponsored by, affiliated with or related to current or former employees of the KKR Group, operating partners, Joint Ventures partners, portfolio company management teams and/or other persons or organizations associated with the KKR Group, the Company or the Company’s portfolio companies. These relationships could influence the Manager in deciding whether to cause the Company or its portfolio companies to make charitable contributions. Further, such charitable contributions by the Company or its portfolio companies could supplement or replace charitable contributions that the KKR Group would have otherwise made. Also, in certain instances, the Manager may, from time to time, select a lender and/or service provider to the Company or its portfolio companies based, in part, on the charitable initiatives of such lender or service provider where the Manager believes such charitable initiatives could, directly or indirectly, enhance the value of the Company’s portfolio companies or otherwise serve a business purpose for, or be beneficial to, the Company’s portfolio companies, and even where the economic terms of such loan or service arrangement are otherwise less favorable than the terms offered by another lender or service provider that does not engage in such charitable initiatives.

A portfolio company may, in the ordinary course of its business, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities in U.S. or non-U.S. jurisdictions with the intent of furthering its business interests or otherwise. Portfolio companies are not considered affiliates of the Manager, and therefore such activities are not subject to relevant policies of the Manager and may be undertaken by a portfolio company without the knowledge or direction of the Manager. In other circumstances, there may be initiatives where such activities are coordinated by the KKR Group for the benefit of the portfolio companies. The interests advanced by a portfolio company through such activities may, in certain circumstances, not align with or be adverse to the interests of other portfolio companies, the Company or the shareholders. The costs of such activities may be allocated among portfolio companies. While the costs of such activities will typically be borne by the portfolio company undertaking such activities, such activities could also directly or indirectly benefit other portfolio companies, KKR Vehicles or the KKR Group.

Any such charitable or political contributions made by the Company or its portfolio companies, as applicable, which could reduce the Company’s returns in respect of the relevant portfolio company, will not be shared with the Company or offset against the Management Fee payable to the Manager (or its affiliates) in respect of the Company. There can be no assurance that any such activities will actually be beneficial to or enhance the value of the Company or its portfolio companies, or that the Manager will be able to resolve any associated conflict of interest in favor of the Company.

Global Distribution

The dealer-manager for the Company is KCM. Any material adverse change to the ability of the Company’s global distributor to build and maintain a network of licensed securities broker-dealers and other agents could have a material adverse effect on the Company’s business and the Private Offering. If the global distributor is unable to build and maintain a sufficient network of participating broker-dealers to distribute Shares in the offering, the Company’s ability to raise proceeds through the offering and implement the Company’s acquisition strategy may be adversely affected. In addition, the global distributor will in the future serve as dealer manager for other issuers. As a result, the global distributor will experience conflicts of interest in allocating its time between the offering and such other issuers, which could adversely affect the Company’s ability to raise proceeds through the offering and implement the Company’s acquisition strategy. Further, the participating broker-dealers retained by the global distributor may have numerous competing investment products, some with similar or identical strategies and areas of focus as the Company, which they may elect to emphasize to their retail clients.

Placement Activities

KKR personnel involved in the marketing and placement of the Shares are acting for the distribution agent and not acting as investment, tax, financial, legal or accounting advisors to potential shareholders in connection with the offering of the Shares. Potential shareholders must independently evaluate the offering and make their own investment decisions.

The KKR Group could offer, on an agency basis for third parties, including, without limitation, unaffiliated fund sponsors in which the KKR Group has a minority ownership interest, interests in other pooled investment vehicles that have as their primary investment objective investments that are substantially similar to the types of acquisitions to be made by the Company and, in connection with any such offering, will receive customary compensation, including an interest in such vehicles. Placement agents or other financial intermediaries could also receive other compensation, including placement fees with respect to the acquisition of Shares by shareholders. Such agents or intermediaries will have an incentive in promoting the acquisition of Shares in preference to products with respect to which they receive a smaller fee. Prospective shareholders should take the existence of such fees and other compensation into account in evaluating a purchase of the Company’s Shares.

Broker-Dealer Activities

The KKR Group includes a number of entities that act as broker-dealers. Such broker-dealers (including their respective related lending vehicles) will, from time to time, manage or otherwise participate in underwriting syndicates and/or selling groups with respect to existing or potential portfolio companies of the Company or otherwise be involved in the private placement of debt or equity securities or instruments issued by or in connection with the acquisition of the Company’s portfolio companies and non-controlling entities in or through which the Company may acquire portfolio companies (including by placing securities issued by such portfolio companies with Co-Investors as described in “—Co-Investments” above), or otherwise in arranging or providing financing for the Company and for or in connection with the acquisition of portfolio companies, in each case alone or with other lenders, which could include the Company and KKR Vehicles (see also “—Fees” above). In particular, KCM is expected to participate actively in the financing of the Company’s portfolio companies, including, for example, by arranging for senior financing that is secured by pools of portfolio companies held by the Company. Affiliated broker-dealers could, as a consequence of such activities, hold positions in instruments and securities issued by the Company’s portfolio companies, enter into obligations to acquire such instruments or securities, and engage in transactions that could also be appropriate acquisitions for the Company. Subject to applicable law, such broker-dealers will generally receive underwriting fees, placement commissions, syndication fees, financing fees, interest payments or other compensation with respect to such activities, which are not required to be shared with the Company or the shareholders. In certain circumstances, where a KKR Group broker is participating in underwriting and financing transactions, it could be doing so as lead or sole arranger, in which case, it will be responsible for establishing the relevant fees and other payments charged to the Company’s portfolio companies or other issuers in which it invests. In addition, the Company could be prevented from participating in a Joint Venture as a result of a KKR Group broker participating in such underwriting or financing transactions. Where a KKR Group broker-dealer serves as underwriter with respect to a portfolio company’s securities, the Company will generally be subject to a “lock-up” period following the offering under applicable regulations or agreements during which time its ability to sell any securities that it continues to hold is restricted. This could prejudice the Company’s ability to dispose of such securities at an opportune time.

In addition, circumstances could arise where following the Company’s acquisition of a portfolio company or other issuer, such issuer becomes distressed and the participants in the relevant offering have a valid claim against the underwriters of the relevant offering. Such underwriters could include a KKR Group entity, in which case, the Company would have a conflict in determining whether to sue such underwriters. Where such underwriters include non-affiliated broker-dealers, the Company will also have a conflict in determining whether to bring a claim because of concerns regarding the relationships of the KKR Group with such non-affiliated broker-dealers, which could relate to and otherwise benefit KKR Vehicles and/or KKR and its proprietary entities and not the Company.

The KKR Group could in the future develop new businesses, such as providing investment banking, advisory and other services to corporations, financial sponsors, management or other persons. Such services could relate to transactions that could give rise to opportunities that are suitable for the Company. In such case, the KKR Group’s client would typically require the KKR Group to act exclusively on its behalf, thereby precluding the Company from participating in such acquisition opportunities. The KKR Group would not be obligated to decline any such engagements in order to make an acquisition opportunity available to the Company. In addition, the KKR Group could come into the possession of information through these new businesses that limits the Company’s ability to engage in potential transactions.

KKR Stakes and Seed Business

The KKR Group owns interests in third-party hedge fund and fund of fund managers in which the KKR Group has acquired a stake, seeded or otherwise obtained an ownership interest (the “Stakes and Seed Managers”). Funds and accounts managed by such managers (“Stakes and Seed Funds”) are expected to pursue a broad range of investment strategies and invest in a broad range of securities and instruments and other assets globally. Any Stakes and Seed Fund could invest in securities or other financial instruments of companies (or issuers) in which KKR Vehicles, including the Company, could also have an interest. Stakes and Seed Funds could also invest in competitors of KKR Vehicles (including the Company) or their respective portfolio companies. Actions taken by any Stakes and Seed Manager in respect of any of the foregoing could adversely impact the Company or a KKR Vehicle. Any such investments and actions will be controlled by the respective Stakes and Seed Manager and will generally be outside the control and oversight of the KKR Group. Notwithstanding the foregoing, the KKR Group (including KKR and KKR Credit) will also, from time to time, act as a nondiscretionary sub-adviser of a Stakes and Seed Fund or Stakes and Seed Manager, including in particular with respect to co-investments made alongside KKR Vehicles.

As of June 1, 2017, Prisma, formerly constituting the KKR Group’s global hedge funds solutions business, together with PAAMCO, became a KKR Stakes and Seed Manager. It is expected that advisory members of the KKR Group will also, from time to time, act as a sub-adviser in respect of capital allocated within investment vehicles and other accounts managed and advised by Prisma, and Prisma is expected to advise or sub-advise investment vehicles and other accounts established by the KKR Group (including KKR and KKR Credit).

Other Potential Private Equity Vehicles

The Manager reserves the right to raise additional private equity vehicles (“Other Private Equity Vehicles”), including private equity vehicles that target the same portfolio companies as the Company. The closing of an Other Private Equity Vehicle could result in the reallocation of KKR personnel, including reallocation of existing private equity professionals, to such Other Private Equity Vehicle. In addition, potential portfolio companies that may be suitable for the Company may be directed toward or shared with such Other Private Equity Vehicle.

Global Atlantic Transaction

On February 1, 2021, the KKR Group acquired a controlling interest in Global Atlantic (the “Global Atlantic Transaction”), a leading retirement and life insurance company, and serves as Global Atlantic’s investment manager. Global Atlantic AUM totals over $140 billion as of March 31, 2023. Accordingly, the KKR Group significantly increased its assets under management following the closing of the Global Atlantic Transaction.

A subsidiary of the Balance Sheet is the sole voting shareholder and majority equity owner of Global Atlantic. It is generally expected that Global Atlantic assets managed by the KKR Group (“Global Atlantic Accounts”) will constitute accounts of a KKR Group affiliate.

The KKR Group generally expects to treat any Global Atlantic Account as a KKR Vehicle for the purposes of allocating opportunities and related fees and expenses. Global Atlantic Accounts participating in KKR’s private equity strategy could participate by co-investing alongside the Company and KKR Vehicles in some or all of their investments in the Company’s strategy or, potentially, through investments in the Company. Depending on the allocation of such assets to this strategy, the timing of such allocation and the manner in which such allocation is implemented (that is, by investments in or alongside the Company and KKR Vehicles), the investment by Global Atlantic Accounts in KKR’s private equity strategy could result in materially less availability of discretionary opportunities for the Company. The establishment of Global Atlantic Accounts investing directly in private equity investments will create a conflict of interest in that the KKR Group will be incentivized to allocate more attractive opportunities and scarce opportunities to these proprietary entities and accounts rather than to the Company and KKR Vehicles. The KKR Group will allocate opportunities among the Company, the Global Atlantic Accounts and other accounts in a manner that is consistent with an allocation methodology established by the KKR Group and its affiliates in a manner designed to ensure allocations of such opportunities are made on a fair and equitable basis over time.

Other examples of conflicts of interest that are expected to arise in connection with the Global Atlantic Transaction and the Company include transactions pursuant to which Global Atlantic Accounts could, subject to applicable law, acquire assets of, or provide financing to, the Company and/or portfolio companies in which the Company invests. For example, subject to regulatory approval, Global Atlantic Accounts could acquire portfolios of assets originated by, or provide financing to, platform arrangements invested in by the Company. Subject to applicable law, such transactions will be implemented in a manner consistent with the treatment of Global Atlantic Accounts as KKR Vehicles. Accordingly, where such transactions involve the acquisition of such assets or provision of such financing on terms negotiated with the management of such platform vehicles or other portfolio companies in which the Company invests, such transactions will not be viewed as cross transactions that are subject to the cross transactions restrictions applicable pursuant to the LLC Agreement. Further, Global Atlantic Accounts are expected to participate as lenders to the Company on the terms permitted by the LLC Agreement, which could result in actual or potential conflicts of interest as further described in “—Other Affiliate Transactions” above. In addition, Global Atlantic Accounts could invest in private equity backed debt instruments issued by portfolio companies in which the Company invests. Such transactions could create actual or potential conflicts of interest as further described in “—Investments in Which KKR and/or KKR Vehicles Have a Different Principal Interest” above. Global Atlantic Accounts will not constitute “Private Equity Funds” as defined in the LLC Agreement, and therefore will not be subject to the contractual restrictions regarding “Cross Transactions” as defined in the LLC Agreement (which includes, but is broader than, the term “cross transactions” as defined in “—No Assurance of Ability to Participate in Acquisition Opportunities; Relationship with KKR, its Affiliates and KKR Vehicles; Allocation of Acquisition Opportunities” above and referenced in “—Cross Transactions” above). Accordingly, except as otherwise provided in the LLC Agreement or as established by law, the Company could enter into Cross Transactions in which one or more Global Atlantic Accounts is involved without the consent of the Board (or the non-independent members thereof) or the shareholders.

The terms of Global Atlantic Accounts are expected to differ materially from those of the Company, including in respect of management fees and expense reimbursements. Management fees are expected to be charged by the KKR Group for the management of Global Atlantic Accounts. These fees are, however, generally expected to be lower or even materially lower than those applicable to the Company. Global Atlantic Accounts are not expected to be subject to carried interest distributions or other performance-related compensation. Where any of such assets are managed by the KKR Group through the investment by Global Atlantic Accounts in the Company, such investments are not expected to be subject to the Management Fee or the Performance Participation Allocation payable to the Manager.

Performance Participation Allocation; Management Fee

KKR’s entitlement to receive the Performance Participation Allocation will create an incentive for the Manager and the KKR Group to make riskier or more speculative acquisitions on behalf of the Company than would be the case in the absence of this arrangement.

In addition, the manner in which KKR’s entitlement to the Performance Participation Allocation and the Manager’s entitlement to the Management Fee is determined could result in a conflict between their interests and the interests of the shareholders with respect to the sequence and timing of disposals of assets. For example, the ultimate beneficial owners of the Manager are generally subject to U.S. federal and local income tax (unlike certain of the shareholders). The Manager will be incentivized to operate the Company, including to hold and/or sell portfolio companies, in a manner that takes into account the tax treatment of KKR’s Performance Participation Allocation. Shareholders should note in this regard that U.S. federal income tax legislation enacted in 2017 relating to the taxation of incentive allocations generally provides for a lower capital gains tax rate in respect of investments held for more than three years, whereas certain shareholders will be eligible for such treatment after a holding period of only more than one year. While the Manager generally intends to seek to maximize pre-tax returns for the Company as a whole, the Manager will nonetheless be incentivized to hold portfolio companies for a longer period than would be the case if such holding period requirement did not exist and/or to dispose of assets prior to any change in law that results in a higher effective income tax rate on KKR’s Performance Participation Allocation. The Manager will also be incentivized to structure portfolio companies in a manner that mitigates the impact of the holding period requirement applicable to carried interest and incentive allocations, which could adversely impact the after-tax returns of, or otherwise result in increased costs for, the Company and the shareholders. The Manager could be motivated to overstate valuations in order to improve the Company’s track record or to minimize losses from write-downs that must be returned prior to KKR receiving the Performance Participation Allocation.

The Company’s NAV will generally be determined by the Manager based in part on valuations of the Company’s assets as described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Net Asset Value.” The Manager has a conflict of interest with respect to such valuations because the amount of the Management Fee payable, the amount of the Performance Participation Allocation to which KKR is entitled with respect to the Company and the timing of its receipt of the Performance Participation Allocation will depend in part on the value of the assets. In the event that the Company makes any distribution in kind to the shareholders as a whole or to any shareholders in particular, the fair value of such property will generally be determined by the Manager. If the valuations made by the Manager are incorrect (including both with respect to an in-kind distribution or with respect to the fair value of assets that continue to be held by the Company), the Performance Participation Allocation payable to KKR, or the timing of receipt of the Performance Participation Allocation, could also be incorrect. A valuation generally will not be required and is not expected to be obtained in connection with in-kind distributions.

Under certain circumstances, a KKR Group proprietary entity could seek to hold a co-investment interest when the Company sells, due to differences in strategy, asset allocation objectives or liquidity needs. The KKR Group would obtain any consents required under the LLC Agreement prior to doing so and would endeavor to determine whether there would be a negative impact on the valuations of the Company prior to implementing a hold strategy for a KKR proprietary account. However, there can be no assurances that such variations in timing of dispositions will not result in a difference in performance for such entities, which could mean better performance for such KKR proprietary entity.

In the event of any error by the KKR Group in the calculation of the Management Fee, the KKR Group will endeavor to correct such error as soon as reasonably practicable, including by refunding any excess Management Fee, netting such amount out of subsequent amounts payable to the KKR Group or by taking such other actions as the KKR Group determines are reasonably necessary. Any decision to reimburse is not precedential and should not create the expectation of any reimbursement in the future. Any determination as to whether an error occurred and as to what remedial action to take, if any, is made by the KKR Group in its sole discretion and shall be final and binding in all respects. Interest will not accrue on any such amounts paid or net out of subsequent amounts between the KKR Group and the Company to rectify any such error.

Service Providers

Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, attorneys, consultants and investment or commercial banking firms), to the Company and its portfolio companies will also provide goods or services to or have business, personal, political, financial or other relationships with the Manager or other members of the KKR Group. Such advisors and service providers could be shareholders in the Company, KKR Vehicles, sources of opportunities for the KKR Group, the Company or KKR Vehicles or could otherwise be co-investors with or counterparties to transactions involving the foregoing. These relationships could influence the Manager and the KKR Group in deciding whether to select or recommend any such advisor or service provider to perform services for the Company or a portfolio company (the cost of which will generally be borne directly or indirectly by the Company or its portfolio companies, as applicable). Notwithstanding the foregoing, the Manager and the KKR Group will generally seek to engage advisors and service providers in connection with transactions for the Company that require their use on the basis of the overall quality of advice and other services provided, the evaluation of which includes, among other considerations, such service provider’s provision of certain acquisition-related services and research that the Manager or the KKR Group believes to be of benefit to the Company. In certain circumstances, advisors and other service providers or their affiliates could charge rates or establish other terms in respect of advice and services provided to the Manager or other members of the KKR Group or to KKR Vehicles or their portfolio companies that are different and more favorable than those established in respect of advice and services provided to the Company and its portfolio companies. Similarly, the Company’s portfolio companies could provide services to KKR Vehicles or their portfolio companies or other KKR affiliates that would not have otherwise been entered into but for their relationship with the KKR Group.

Diverse Shareholder Group

The shareholders are expected to be based in a wide variety of jurisdictions and take a wide variety of forms. Accordingly, they will have conflicting regulatory, legal, investment, tax and other interests with respect to their investments in the Company. The conflicting interests of individual shareholders could relate to or arise from, among other things, the nature of acquisitions made by the Company, the selection, structuring, acquisition and management of assets, the timing of disposition of assets, internal investment policies of the shareholders and their target risk/return profiles. As a consequence, conflicts of interest will likely arise in connection with decisions made by the Manager or the KKR Group, including with respect to the nature or structuring of portfolio companies, which would be more beneficial for one shareholder than for another shareholder, especially with respect to shareholders’ individual tax situations.

In addition, the Company could acquire portfolio companies that have a negative impact on related investments made by the shareholders in separate transactions. In selecting and structuring acquisitions appropriate for the Company, the Manager will consider the portfolio companies and tax objectives of the Company and our shareholders as a whole, not the investment, tax or other objectives of any shareholder individually.

Shareholders’ Outside Activities

A shareholder shall be entitled to and can be expected to have business interests and engage in activities in addition to those relating to KKR, including business interests and activities in direct competition with KKR and its portfolio companies, and may engage in transactions with, and provide services to, KKR or its portfolio companies (which will, in certain circumstances, include providing leverage or other financing to KKR or its portfolio companies as determined by the Manager in its sole discretion). None of KKR, any shareholder or any other person shall have any rights by virtue of the LLC Agreement or any related agreements in any business ventures of any shareholder. The shareholder, and in certain cases the Manager, will have conflicting loyalties in these situations.

Data Analysis Services—KKR’s Relationship with Quantifind

The KKR Group works with a privately held company called Quantifind, Inc. (“Quantifind”) from time to time, which is a data platform company that uses proprietary web technology to extract revenue-driving factors for brands from a wide spectrum of data sources. George Roberts, co-CEO and co-Chairman of KKR, and Joseph Grundfest, an independent director of the KKR Public Company, each hold a relatively small (approximately 5.0%) personal investment in Quantifind. To the extent a project relates to data analysis or related services in furtherance of diligence or other analysis related to current or prospective portfolio investments of the Company (and/or KKR Vehicles) and/or the markets and industries in which current or prospective portfolio companies operate, the Company (and/or each such KKR Vehicle, as applicable) will reimburse the KKR Group for their respective portion of any such fees. Portfolio companies in which the Company (and/or KKR Vehicles) will potentially, from time to time, invest could also separately engage Quantifind to independently conduct big data analysis and/or to leverage information the KKR Group has gained with respect to their respective businesses. None of the services or other fees received by Quantifind in connection with the foregoing will be shared with the Company or offset against the Management Fee payable to the Manager.

Legal Representation

Simpson Thacher & Bartlett LLP and other counsel (collectively, “Counsel”) are acting as counsel to the Company, the Manager and certain of their affiliates in connection with the organization of the Company and the offering of Shares and have represented and continue to represent the KKR Group and its affiliates (including the Manager) in connection with the organization of the Company and a variety of other matters. Such counsel will not be representing any shareholder in connection with the offering of Shares, absent an express agreement to the contrary with such shareholder. Prospective shareholders should seek their own legal, tax and financial advice before making a purchase of the Company’s Shares. Counsel might also act as counsel to a portfolio company, equity sponsors of a portfolio company, other creditors of a portfolio company, or an agent therefor, a party seeking to acquire some or all of the assets or equity of a portfolio company, or a person engaged in litigation with a portfolio company. Representation by Counsel of the Company, the Manager and their affiliates is limited to specific matters as to which they have been consulted by such persons. There could exist other matters that could have a bearing on the Company, the Manager and/or their affiliates as to which Counsel has not been consulted. In addition, Counsel has not undertaken to monitor the compliance of the Manager and its affiliates with the program, strategies, valuation procedures, restrictions and other guidelines and terms set forth herein and in the LLC Agreement, nor does Counsel monitor on behalf of or for the benefit of the shareholders ongoing compliance with applicable laws.

Global Conflicts Committee and Risk and Operations Committee

KKR is cognizant that conflicts of interest may arise in allocating time, services or resources among the investment activities of different KKR-managed funds, other KKR-affiliated investment entities and the executives of KKR.

KKR, its affiliates and their executives have a common mandate: to invest the capital of KKR’s funds in a manner designed to maximize long-term investment returns. To the extent that two or more KKR Vehicles share in an opportunity, it is in the first instance allocated between them subject to any investment limitation or guideline set forth in their respective partnership agreements and otherwise in accordance with their respective investment mandates and diversification considerations.

Furthermore, in an effort to implement best practices in KKR’s application and monitoring of conflict resolution, KKR has created a Global Conflicts Committee. KKR’s Global Conflicts Committee is responsible for analyzing and addressing new or potential conflicts of interest that may arise in KKR’s business, including conflicts relating to specific transactions and circumstances, as well as those implicit in the overall activities of KKR and its various businesses. This committee is overseen by KKR’s General Counsel and Global Chief Compliance Officer. In addition, KKR is registered with the SEC as an investment adviser under the Advisers Act, providing additional oversight and governance with respect to conflicts of interest.

In addition, KKR has an active Risk and Operations Committee comprised of some of KKR’s most experienced leaders representing control functions, such as operations, legal, compliance, public affairs, risk, technology and finance. The Risk and Operations Committee prioritizes KKR’s risks, maintains focus on significant and emerging risks, helps to create a disciplined approach to management of those risks and ensures that risk awareness is a top priority throughout KKR.

The goal of these committees is to provide oversight, shared experience and support and guidance to KKR as a firm.

Shareholders must be prepared and must be in a position to lose their invested capital in its entirety.

ITEM 8.	LEGAL PROCEEDINGS

Neither the Company nor the Manager is currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceedings threatened against us, or the Manager. From time to time, we, or the Manager may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. We may also be subject to regulatory proceedings. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our outstanding Shares will be offered and sold in transactions exempt from registration under Regulation D and Regulation S. See “Item 1. Business—Private Offering of Shares” for more information. There is no public market for our Shares currently, nor can we give any assurance that one will develop.

Because our Shares will be purchased by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold or transferred (i) except as will be permitted under the LLC Agreement and (ii) unless the Shares are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Shares unless and until we accept their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Shares.

Net Asset Value

Calculation of NAV

The Manager determines the NAV of our shares monthly. The Manager will prepare valuations with respect to each of our assets in accordance with its valuation policies and procedures approved by the Board. The Administrator will use the estimated values provided as well as inputs from other sources in its calculation of our monthly NAV per Share. The NAV per Share of each class of the Company’s shares is determined by dividing the total assets of the Company (the value of investments, plus cash or other assets, including interest and distributions accrued but not yet received) attributable to such class less the value of any liabilities (including accrued expenses or distributions) of such class, by the total number of shares outstanding of such class.

Timing of Valuations

The value of the Company’s portfolio companies will be monitored for material changes on a monthly basis for purposes of updating the Company’s monthly NAV.

Valuation Policies and Procedures

The Company’s portfolio companies will be valued at fair value in a manner consistent with generally accepted accounting principles in the United States (“GAAP”), including ASC 820, Fair Value Measurements and Disclosure (“ASC 820”), issued by the Financial Accounting Standards Board. ASC 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

There is no single standard for determining fair values of holdings that do not have a readily available market price and, in many cases, such fair values may be best expressed as a range of fair values from which a single estimate may be derived in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each acquisition while employing a valuation process that is consistently followed. Determinations of fair value involve subjective judgments and estimates.

When making fair value determinations for portfolio companies that do not have readily available market prices, the Manager will consider industry-accepted valuation methodologies, such as: (i) an income approach, (ii) a market approach, (iii) milestone valuation analysis and (iv) last round of financing analysis. The income approach derives fair value based on the present value of cash flows that a business or asset is expected to generate in the future. The market approach relies upon valuations for comparable companies, transactions or assets, and includes making judgments about which companies, transactions or assets are comparable. The milestone valuation analysis uses various quantitative milestones (e.g., successful achievement of a regulatory approval, commercial launch of a product, achievement of significant commercial traction) in order to determine the current value of the portfolio company relative to a prior valuation. The last round of financing analysis may be used to value growth equity portfolio companies when milestones and progress achieved since the portfolio company’s last round of financing can inform the valuation of upcoming rounds of financing. A blend of approaches may be relied upon in arriving at an estimate of fair value, though there may be instances where it is more appropriate to utilize one approach. The Manager also considers a range of additional factors that it deems relevant, including a potential sale of a portfolio company, macro and local market conditions, industry information and the portfolio company’s historical and projected financial data.

Portfolio companies will generally be valued at transaction price initially; however, to the extent the Manager does not believe a portfolio company’s transaction price reflects the current market value, the Manager will adjust such valuation. When making fair value determinations for portfolio companies, the Manager will update the prior month-end valuations by incorporating the then current market comparables and discount rate inputs, any material changes to the portfolio companies’ financial performance since the prior quarter end, as well as any cash flow activity related to the portfolio companies during the month. The Manager will value portfolio companies using the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions.

When making fair value determinations for assets that do not have a reliable readily available market price, the Manager will engage one or more independent valuation firms to provide positive assurance regarding the reasonableness of such valuations as of the relevant measurement date.

Because assets are valued as of a specified valuation date, events occurring subsequent to that date will not be reflected in the Company’s valuations. However, if information indicating a condition that existed at the valuation date becomes available subsequent to the valuation date and before financial information is publicly released, it will be evaluated to determine whether it would have a material impact requiring adjustment of the final valuation.

At least annually, the Manager reviews the appropriateness of the Company’s valuation policies and procedures and will recommend any proposed changes to the Board. From time to time, the Board and the Manager may adopt changes to the valuation policies and procedures if they determine that such changes are likely to result in a more accurate reflection of estimated fair value.

Effect of Treatment of Servicing Fee

The Servicing Fee applies only to Class S Shares, Class D Shares, Class U Shares, Class R-S Shares, Class R-D Shares and Class R-U Shares. For purposes of NAV, the Company recognizes the Servicing Fee as a reduction to NAV on a monthly basis as such fee is paid. Under GAAP, the Company accrues the cost of the Servicing Fee for the estimated life of the relevant Shares as an offering cost at the time the Company sells Class S Shares, Class D Shares, Class U Shares, Class R-S Shares, Class R-D Shares and Class R-U Shares.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

We have not yet commenced commercial activities and will not do so until after the Initial Offering. On December 6, 2022, KKR purchased 40 Class G Shares to facilitate the acquisition of the Company’s initial assets. KKR currently holds all of the outstanding Class G Shares issued by the Company. These Shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act. As of July 31, 2023, KKR was our only shareholder.

Repurchase Arrangement for Class E Shares Held by KKR

In recognition of KKR supporting our initial and potential future acquisitions as described above, our Board has adopted an arrangement to repurchase any Class E Shares acquired by KKR. After the Initial Offering, on the last calendar day of each month we expect to offer to repurchase from KKR Class E Shares having an aggregate NAV (the “Monthly Repurchase Amount”) equal to (i) the net proceeds from new subscriptions accepted during such month less (ii) the aggregate repurchase amount (excluding any amount of the aggregate repurchase price paid using Excess Operating Cash Flow) of Shares repurchased by us during such month pursuant to our share repurchase plan. In addition to the Monthly Repurchase Amount for the applicable month, we will offer to repurchase any Monthly Repurchase Amounts from prior months that have not yet been repurchased. The price per Class E share for repurchases from KKR will be the transaction price in effect for the Class E Shares at the time of repurchase. This repurchase arrangement is not subject to any time limit and will continue until we have repurchased all of KKR’s Class E Shares. Other than the Monthly Repurchase Amount limitation, the share repurchase arrangement for KKR is not subject to the repurchase limitations in our share repurchase plan. “Excess Operating Cash Flow” means, for any given quarter, the Company’s net cash provided by operating activities, if any, less any amounts of such cash used, or designated for use, to pay distributions to shareholders.

Notwithstanding the foregoing, no repurchase offer will be made to KKR during any month in which (1) the 5.0% quarterly repurchase limitation of our share repurchase plan has been decreased or (2) the full amount of all

Shares requested to be repurchased under our share repurchase plan is not repurchased. Additionally, we may elect not to offer to repurchase Shares from KKR, or may offer to purchase less than the Monthly Repurchase Amount, if, in our judgment, we determine that offering to repurchase the full Monthly Repurchase Amount would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us as a whole. Further, our Board may modify, suspend or terminate this share repurchase arrangement if it deems such action to be in our best interests and the best interests of our shareholders. KKR will not request that its Class E Shares be repurchased under our share repurchase plan.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Our Shares

There is currently no market for our Shares, and we do not expect that a market for our Shares will develop in the future. We do not intend for the Shares registered in connection with this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Shares. Under the expected terms of the LLC Agreement, except as required by law, the liability of each shareholder (which we also refer to in this Registration Statement as a “member” or a “Member”) in such capacity shall be limited to the amount of such shareholder’s total investments and pro rata share of any undistributed profits. Except as may otherwise be provided in the LLC Agreement or in any class designation and except as required by law, after the payment of all subscription proceeds for the Shares purchased by such shareholder, no shareholder shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company, unless otherwise agreed by the Company and the shareholder. No shareholder shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, the LLC Agreement or the conduct of the business of the Company solely by reason of being a member of the Company.

Summary of the LLC Agreement

The following is a summary of the material provisions of our LLC Agreement, which we intend to adopt prior to admitting any non-affiliate investors as members. Our LLC Agreement will set forth the terms and conditions upon which we will conduct our business and affairs and it sets forth the rights and obligations of our members. This summary is not complete and is subject to and qualified by the detailed provisions of our LLC Agreement. Potential investors should study our LLC Agreement carefully before making any investment in our Shares.

Establishment and Nature

We are formed as a limited liability company under the LLC Act. The Board has overall responsibility for the management and supervision of the business operations of the Company. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Company, the Executive Committee or any committee of the Board or the Manager.

Purpose

As stated in our LLC Agreement, the purpose of the Company is to (i) acquire, own and control Joint Ventures that own majority stakes in portfolio companies as well as, directly or indirectly, majority stakes in portfolio companies, (ii) acquire, own and control Joint Ventures that own influential yet non-majority stakes in portfolio companies, and (iii) engage in such other lawful business or activity that may be engaged in by a limited liability company formed under the LLC Act.

Name and Address

We conduct business under the name “KKR Private Equity Conglomerate LLC” with our principal office and place of business at 30 Hudson Yards, New York, New York 10001 (unless we change the office with written notice to you).

Capital Contributions

Our Contribution

KKR has made an initial capital contribution of $1,000 in cash, in exchange for 40 Class G Shares.

Members’ Contributions

The initial offering prices of the Shares will be determined by the Manager. We expect to offer Investor Shares to eligible investors in the Initial Offering at a fixed price of $25 per Share for each class of Investor Shares and thereafter on a monthly basis at NAV per Share (measured as of the end of the immediately preceding month).

No Further Contribution

After you pay for your Shares, you will not have any further obligations to us or be required to contribute any additional capital to, or loan any funds to, us. However, under certain circumstances, a shareholder may be required to return distributions made to them in violation of Delaware law as described under the caption “—Limited Liability of our Members.”

Classes of Shares

Investor Shares

Holders of Class S Shares, Class D Shares, Class U Shares, Class I Shares, Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares have equal rights and privileges with each other, except as noted below.

Share Class	Management Fee	Upfront Sales Load	Potential Dealer Manager Fee	Distribution Fee	Servicing Fee
Class S	1.25% on NAV per annum	Up to 3.0%	0.5%	0.6%	0.25%
Class D		None	None	None	0.25%
Class U		None	None	0.6%	0.25%
Class I		None	None	None	None
Class R-S	1.0% on NAV per annum*	Up to 3.0%	0.5%	0.6%	0.25%
Class R-D		None	None	None	0.25%
Class R-U		None	None	0.6%	0.25%
Class R-I		None	None	None	None

*

For the 60-month period following the Initial Offering (provided that such Class R-S Shares, R-D Shares, R-U Shares and R-I Shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), 1.25% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares thereafter. Each Class R-S Share, Class R-D Share, Class R-U Share or Class R-I Share held by a shareholder shall automatically and without any action on the part of the Board or any other person thereof convert, respectively, into a number of Class S Shares, Class D Shares, Class U Shares or Class I Shares equal to the number of Class R-S Shares, Class R-D Shares, Class R-U Shares or Class R-I Shares held by such shareholder multiplied by the applicable conversion rate (See “Item 11. Description of Registrant’s Securities to be Registered—Classes of Shares—Investor Shares”) if the aggregate amount of Class R-S Shares, Class R-D Shares, Class R-U Shares or Class R-I Shares held or subscribed for by holders of Class R-S Shares, Class R-D Shares, Class R-U Shares or Class R-I Shares in connection with a specific intermediary is less than $100 million after the 12-month period following the Initial Offering.

Class S Shares

Class S Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. Such Class S Shares are subject to a management fee of 1.25% per annum of the month-end NAV attributable to Class S Shares, Class D Shares, Class U Shares and Class I Shares. Class S Shares will be subject to a maximum sales load of up to 3.0% of the offering price and may be subject to a dealer manager fee (a fee paid annually by a shareholder to the dealer manager from the offering proceeds) of 0.5% of the offering price. Certain participating Selling Agents (“Selling Agents”) may offer Class S Shares subject to a dealer manager fee of up to 1.5%, provided that the sum of the sales load (a one-time fee paid by investors to compensate brokers for the sale of the Company’s Shares) and dealer manager fee will not exceed 3.5% of the offering price. Class S Shares will be subject to a Distribution Fee (as defined above) of 0.6% of NAV and a Servicing Fee (as defined above) of 0.25% of NAV. Class S Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Class D Shares

Class D Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. Such Class D Shares are subject to a management fee of 1.25% per annum of the month-end NAV attributable to Class S Shares, Class D Shares, Class U Shares and Class I Shares. Class D Shares do not pay a sales load or dealer manager fees but will be subject to a Servicing Fee of 0.25% of NAV. Class D Shares will not be subject to a Distribution Fee. Shareholders could be required to pay brokerage commissions on purchases and sales of Class D Shares to their selling agents. Class D Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Class U Shares

Class U Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. Such Class U Shares are subject to a management fee of 1.25% per annum of the month-end NAV attributable to Class S Shares, Class D Shares, Class U Shares and Class I Shares. Class U Shares do not pay a sales load or dealer manager fees but will be subject to a Servicing Fee of 0.6% of NAV and a Distribution Fee of 0.25% of NAV. Shareholders could be required to pay brokerage commissions on purchases and sales of Class U Shares to their selling agents. Class U Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Class I Shares

Class I Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. Such Class I Shares are subject to a management fee of 1.25% per annum of the month-end NAV attributable to Class S Shares, Class D Shares, Class U Shares and Class I Shares. Class I Shares have equal rights and privileges with other classes of Investor Shares, except that Class I Shares do not pay a sales load or dealer manager fees. Class I Shares will not be subject to a Servicing Fee or Distribution Fee. Shareholders could be required to pay brokerage commissions on purchases and sales of Class I Shares to their selling agents. Class I Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Class R-S Shares

Class R-S Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. For the 60 month period following the Initial Offering (provided that such Class R-S Shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), Class R-S Shares are subject to a management fee of 1.0% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares, which will increase to 1.25% per annum thereafter. Class R-S Shares will be subject to a maximum sales load of up to 3.0% of the offering price and may be subject to a dealer manager fee of 0.5% of the offering price. Certain participating Selling Agents may offer Class R-S Shares subject to a dealer manager fee of up to 1.5%, provided that the sum of the sales load and dealer manager fee will not exceed 3.5% of the offering price. Class R-S Shares will be subject to a Distribution Fee of 0.6% of NAV and a Servicing Fee of 0.25% of NAV. Class R-S Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Each Class R-S Share held by a shareholder shall automatically and without any action on the part of the Board or any other Person thereof convert into a number of Class S Shares equal to the number of Class R-S Shares held by such shareholder multiplied by the Class R-S Conversion Rate (defined below) if the aggregate amount of Shares held or subscribed for by holders of Shares in connection with a specific intermediary is less than $100 million after the 12-month period following the Initial Offering. “Class R-S Conversion Rate” means a fraction, the numerator of which is the NAV per Share of Class R-S Shares and the denominator of which is the NAV per Share of Class S Shares.

Class R-S Shares are available for purchase only during the 12-month period following the Initial Offering.

Class R-D Shares

Class R-D Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. For the 60 month period following the Initial Offering (provided that such Class R-D Shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), Class R-D Shares are subject to a management fee of 1.0% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares, which will increase to 1.25% per annum thereafter. Class R-D Shares are subject to a lower Management Fee than certain other Investor Shares and do not pay a sales load or dealer manager fees but will be subject to a Servicing Fee of 0.25% of NAV. Class R-D Shares will not be subject to a Distribution Fee. Shareholders could be required to pay brokerage commissions on purchases and sales of Class R-D Shares to their selling agents. Class R-D Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Each Class R-D Share held by a shareholder shall automatically and without any action on the part of the Board or any other Person thereof convert into a number of Class D Shares equal to the number of Class R-D Shares held by such shareholder multiplied by the Class R-D Conversion Rate (defined below) if the aggregate amount of Shares held or subscribed for by holders of Shares in connection with a specific intermediary is less than $100 million after the 12-month period following the Initial Offering. “Class R-D Conversion Rate” means a fraction, the numerator of which is the NAV per Share of Class R-D Shares and the denominator of which is the NAV per Share of Class D Shares.

Class R-D Shares are available for purchase only during the 12-month period following the Initial Offering.

Class R-U Shares

Class R-U Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. For the 60 month period following the Initial Offering (provided that such Class R-U Shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), Class R-U Shares are subject to a management fee of 1.0% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares, which will increase to 1.25% per annum thereafter. Class R-U Shares do not pay a sales load or dealer manager fees but will be subject to a Servicing Fee of 0.6% of NAV and a Distribution Fee of 0.25% of NAV. Shareholders could be required to pay brokerage commissions on purchases and sales of Class R-U Shares to their selling agents. Class R-U Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Each Class R-U Share held by a shareholder shall automatically and without any action on the part of the Board or any other Person thereof convert into a number of Class U Shares equal to the number of Class R-U Shares held by such shareholder multiplied by the Class R-U Conversion Rate (defined below) if the aggregate amount of Shares held or subscribed for by holders of Shares in connection with a specific intermediary is less than $100 million after the 12-month period following the Initial Offering. “Class R-U Conversion Rate” means a fraction, the numerator of which is the NAV per Share of Class R-U Shares and the denominator of which is the NAV per Share of Class U Shares.

Class R-U Shares are available for purchase only during the 12-month period following the Initial Offering.

Class R-I Shares

Class R-I Shares have equal rights and privileges with other types of Investor Shares except as otherwise noted herein. For the 60 month period following the Initial Offering (provided that such Class R-I Shares are purchased by an investor as part of an intermediary’s aggregate subscription for at least $100 million during the 12-month period following the Initial Offering), Class R-I Shares are subject to a management fee of 1.0% per annum of the month-end NAV attributable to Class R-S Shares, Class R-D Shares, Class R-U Shares and Class R-I Shares, which will increase to 1.25% per annum thereafter. Class R-I Shares are subject to a lower Management Fee than certain other Investor Shares and do not pay a sales load or dealer manager fees. Class R-I Shares will not be subject to a Servicing Fee or Distribution Fee. Shareholders could be required to pay brokerage commissions on purchases and sales of Class R-I Shares to their selling agents. Class R-I Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company.

Each Class R-I Share held by a shareholder shall automatically and without any action on the part of the Board or any other person thereof convert into a number of Class I Shares equal to the number of Class R-I Shares held by such shareholder multiplied by the Class R-I Conversion Rate (defined below) if the aggregate amount of Shares held or subscribed for by holders of Shares in connection with a specific intermediary is less than $100 million after the 12-month period following the Initial Offering. “Class R-I Conversion Rate” means a fraction, the numerator of which is the NAV per Share of Class R-I Shares and the denominator of which is the NAV per Share of Class I Shares.

Class R-I Shares are available for purchase only during the 12-month period following the Initial Offering.

KKR Shares (as defined above)

Each KKR Share class has rights and privileges which differ from those of the Investor Shares, as described below.

Class E Shares

Class E Shares will not be subject to the Early Repurchase Fee or our share repurchase plan. Instead they are subject to a separate repurchase arrangement entered into with KKR, whereby the Company intends to repurchase such shares subject to the Monthly Repurchase Amount limitations described earlier in this

Registration Statement. See “Item 10. Recent Sales of Unregistered Securities—Repurchase Arrangement for Class E Shares held by KKR.” Class E Shares are not subject to the Management Fee or the Performance Participation Allocation. Class E Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company. Class E Shares will be held only by KKR and are not being offered to other investors.

Class F Shares

While Class F Shares are subject to our share repurchase plan, they are not subject to the Early Repurchase Fee, the Management Fee or the Performance Participation Allocation. Class F Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company. Class F Shares will be held only by KKR and certain of its employees and are not being offered to other investors.

Class G Shares

Class G Shares hold the exclusive right to appoint and remove directors of the Company, increase or decrease the number of directors of the Company and fill any vacancies on the Board. Certain amendments to the LLC Agreement are also subject to the consent of a majority of the outstanding Class G Shares. Holders of a majority of Class G Shares may also remove officers, with or without cause, at any time and may call a special meeting of the Members of the LLC Agreement. Class G Shares are not subject to our share repurchase plan, the Management Fee or the Performance Participation Allocation. Class G Shares will be held only by KKR and are not being offered to other investors.

Class H Shares

Class H Shares hold the right to receive a performance allocation from the Company for so long as the Management Agreement has not been terminated. Class H Shares are not subject to our share repurchase plan, the Management Fee or the Performance Participation Allocation. Furthermore, holders of Class H Shares will not be obligated to return any portion of the performance allocation paid due to the subsequent performance of the Company. In the event holders of Class H Shares are paid the performance allocation in Class F Shares, the Company may repurchase such Class F Shares from the holders of Class H Shares. Such Class F Shares will be subject to the limitations of the share repurchase plan. Class H Shares are not entitled to nominate, remove or participate in the appointment of directors of the Company. Class H Shares will be held only by KKR and its affiliates and are not being offered to other investors.

Distributions

The Company does not expect to make distributions on a regular basis. The amount of any distributions the Company may pay in the future is uncertain. In the event that the Company makes a distribution in the future with respect to any class of Shares, it shall be distributed among the holders of Shares of such class pro rata in proportion to the number of Shares of such class held by such holder. In addition, any cash distributions to holders of our Shares will automatically be reinvested under the DRIP in additional whole and fractional Shares attributable to the class of Shares that a shareholder owns unless such holders elect to receive distributions in cash. See “Item 1. Business—Distributions.”

Rights Upon Liquidation

Upon the dissolution of the Company, after paying or making reasonable provision for the payment to the Company’s creditors of all claims and obligations in accordance with the LLC Act, the remaining assets of the Company shall be distributed among the holders of Shares pro rata in proportion to the number of Shares held by such holder (subject to the rights of any holders of Shares specified in any class designation and the terms of any class of Shares specified in the LLC Agreement or in any class designation).

Our Management

Our Powers

Except as otherwise specifically provided in our LLC Agreement, our Board will have complete and exclusive discretion in the management and control of our business and affairs and will be authorized to employ all powers necessary or advisable to carry out our purposes and acquisition policies, conduct our business and affairs, and exercise our powers. Our Board has delegated to our Manager the management of our overall portfolio, subject to the Board’s supervision.

Other than with respect to the admission of a new Class G Member, which shall require the approval of Class G Members holding a majority of the outstanding Class G Shares, our Board will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a member of the Company. Except to the extent limited by Delaware law or our LLC Agreement, our Board may delegate any or all of its duties under our LLC Agreement to any person, including any affiliates of KKR.

Members’ Powers

Except as otherwise specifically provided in the LLC Agreement, no member that holds Investor Shares can participate in or have any control over our business and affairs or have any right or authority to act for, or to bind or otherwise obligate, us.

Authorized Shares

Each of our Shares represents a limited liability company interest in KKR Private Equity Conglomerate LLC. Only KKR and its employees are expected to hold KKR Shares in the Company.

Issuance of Additional Securities

Our LLC Agreement will authorize our Board, without the consent of any other person, to create additional classes of Shares, including Investor Shares and KKR Shares, having such terms, rights, designations, preferences, powers and duties (which rights or powers may be senior to existing classes of Shares), as our Board shall determine; provided that the Board shall not effect any issuance of any additional Class G Shares or create any additional classes of Shares, including Investor Shares and KKR Shares, with (i) any terms, rights, designations, preferences, powers or duties pari passu or senior to the terms, rights, designations, preferences, powers or duties of the Class G Shares or (ii) any voting rights different from voting rights granted to holders of any class of Shares created and existing as of the date of the LLC Agreement, without obtaining the prior written consent of shareholders holding a majority of the outstanding Class G Shares. Our LLC Agreement will also authorize our Board, without the consent of any person, to issue additional shares of any class for the consideration and on the terms and conditions established by our Board, except as noted above.

Transfer of Our Shares

You may withdraw as a member from KKR Private Equity Conglomerate LLC by selling, transferring or assigning your Shares or having all of your Shares repurchased or redeemed in accordance with our share repurchase plan, our LLC Agreement and any applicable securities laws. You may generally transfer all or a portion of your Shares except to impermissible types of transferees or by transfers that would adversely affect us, including transfers that would violate the ownership restrictions imposed in our LLC Agreement.

Formation and Duration

The Company was formed on December 6, 2022 as a Delaware limited liability company. The Company will remain in existence until its certificate of formation has been cancelled in the manner required by the LLC

Act following the Company’s dissolution and the completion of the winding up of the Company in accordance with our LLC Agreement and Delaware law. The LLC Agreement will provide that the Company will be dissolved upon (a) the adoption of a resolution by the Board approving the dissolution of the Company, (b) the operations of the Company shall cease to constitute legal activities under the Act or any other applicable law (as determined by the Board), (c) at any time there are no members of the Company unless the Company is continued without dissolution in accordance with the LLC Act or (d) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the LLC Act.

Limited Liability of our Members

Members will have no personal liability for any of the Company’s obligations or liabilities solely by reason of being a member of the Company. Members will only be liable, in their capacity as a member, to the extent of their capital contribution and pro rata share of any of our undistributed profits.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you (or later, if an action to recover the distribution is commenced prior to the expiration of such three year period), you may be liable to us for the distribution if both of the following are true:

(1)	the distribution was made in violation of the LLC Act; and

(2)	the member knew at the time they received the distribution that it was made in violation of the LLC Act.

As further explained in the LLC Agreement and to the fullest extent permitted by law, we have agreed to indemnify members of the Board and the officers of the Company (each such person being an “Indemnified Party”), to the fullest extent permitted by law, from and any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Party; for any breach of contract or any breach of duties, including fiduciary duties, whether arising under the LLC Agreement, at law, in equity or otherwise; for any action or omission to act by any other person; for any mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker, placement agent or other agent; or any change in U.S. federal, state or local or non-U.S. income tax laws. We have agreed to provide this indemnification (x) unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnified Party’s action or omission constitutes fraud, willful misconduct or bad faith or the Indemnified Party’s actions or omissions were not made during the course of performing or pursuant to the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company or an affiliate thereof or (y) for any losses, liabilities or damages arising out of an internal dispute solely between KKR, its affiliates and their respective officers, partners, directors, shareholders, members or employees. Thus, one or more of the foregoing persons could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships among KKR, the Manager and their respective affiliates, on the one hand, and members of the KKR Group and our members, on the other hand. Whenever a potential conflict arises among KKR, the Manager or any of their respective affiliates, on the one hand, and any member of the KKR Group or any member, on the other hand, our Board or the Manager may, but shall not be required, to resolve that conflict by seeking approval from our Audit Committee. Our LLC Agreement will contain provisions that reduce and eliminate the duties of our Board, including fiduciary duties, to our members. Our LLC Agreement will also restrict the remedies available to shareholders for actions taken that without those limitations might constitute breaches of duty, including fiduciary duties.

Under our LLC Agreement, our Board or the Manager will not be in breach of its obligations under the LLC Agreement or its duties to us or our members if the resolution of the conflict is:

•

approved by the a majority of the independent directors, which may include the approval of the Audit Committee (“Special Approval”), although our Board or the Manager is not obligated to seek such approval;

•

determined by the Board or the Manager, as applicable, to be on terms which are, in the aggregate, no less favorable to us than those generally being provided to or available from unrelated third parties;

•

determined by the Board or the Manager, as applicable, to be fair and reasonable to us, taking into account the totality of the relationships among the parties involved (including other transactions that may be particularly favorable or advantageous to us); or

•	approved by the vote of a majority of Members owning a majority of the Investor Shares (excluding any Investor Shares owned by KKR or any of its affiliates).

The Board or the Manager shall be authorized, but is not required to, in connection with its resolution of such conflict of interest, to seek Special Approval or Member approval of such conflict of interest, and the Board or the Manager may also adopt a resolution or course of action that has not received Special Approval or Member approval. If our Board or the Manager does not seek approval from the Audit Committee or our members and the Board or the Manager, as applicable, determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the second and third bullet points above, then it will be presumed that in making its decision the Board or the Manager, as applicable, acted in good faith, and in any proceeding brought by or on behalf of any member or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our LLC Agreement, the Board or the Audit Committee may consider any factors they determine in their sole discretion to consider when resolving a conflict. Our LLC Agreement will provide that the Board will be conclusively presumed to be acting in good faith if the Board subjectively believes that the determination made or not made is in the best interests of the Company.

Notwithstanding the foregoing two paragraphs, the Company intends to seek Special Approval for any sale of a portfolio company by the Company or any Controlled Portfolio Company (as defined below) of the Company to, or acquisition of a portfolio company from, KKR, any KKR Vehicle, any of their respective affiliates or any Controlled Portfolio Company (excluding other portfolio entities of any KKR Vehicles). “Controlled Portfolio Company” means a portfolio company of any KKR Vehicle of which the KKR Vehicle (together with KKR or any other KKR Vehicles) holds a majority of the outstanding voting equity, has the right to appoint a majority of the board members (or equivalent managers) or otherwise has the right to exercise majority control by contract. Additionally, under the LLC Agreement, the Company will be required to seek Special Approval to borrow money pursuant to an unsecured line of credit with KKR or its affiliates.

Fiduciary Duties

The Board is accountable to shareholders as a fiduciary. Fiduciary duties owed to our shareholders by our Board are prescribed by law and our LLC Agreement. The LLC Act provides that Delaware limited liability companies may in their limited liability company agreements expand, restrict or eliminate the duties, including fiduciary duties, otherwise owed by directors, managers, controlling members and their affiliates to members and the limited liability company.

Our LLC Agreement will contain various provisions modifying, restricting and eliminating the duties, including fiduciary duties, that might otherwise be owed by our directors, managers, controlling members and their affiliates. These provisions will allow KKR, the Manager and their respective affiliates to engage in transactions with us that would otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, the ability of the Board and our Audit Committee to make decisions involving conflicts of interest would be restricted. These modifications are detrimental to our members because they restrict the remedies available to our members for actions that without those limitations might constitute breaches of duty, including a fiduciary duty, as described below, and they permit our Board and the Audit Committee to take into account the interests of third parties in addition to our interests when resolving conflicts of interest.

The following is a summary of the material restrictions on the fiduciary duties owed by our Board to our members:

State Law Fiduciary Duty Standards

Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a limited liability company agreement providing otherwise, the duty of care would generally require a board of directors of a Delaware limited liability company to make decisions in a deliberate and fully informed manner after taking into consideration all material information reasonably available. In the absence of a provision in a limited liability company agreement providing otherwise, the duty of loyalty would generally require a board of directors of a Delaware limited liability company to take any action or omit to take action on a disinterested basis, in good faith, with an honest belief that it is in the best interests of the limited liability company.

LLC Agreement Modified Standards

Our LLC Agreement will contain provisions that modify or eliminate duties of or consent to conduct by the Board, the Manager and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law.

In addition to the other more specific provisions limiting the obligations of our Board, our LLC Agreement will further provide that, except as required by applicable preemptive U.S. federal law or the Delaware LLC Act, neither the Manager nor any Indemnified Party will be liable to us, our members or any other person bound by the LLC Agreement for any act or omission or for any breach of contract (including a breach of the LLC Agreement), any breach of duties (including breach of fiduciary duties) whether arising under the LLC Agreement, at law, in equity or otherwise, for any mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker, placement agent or other agent, or for any change in U.S. federal, state or local or non-U.S. income tax laws, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that (A) in respect of the matter in question, the Indemnified Party acted in bad faith or engaged in fraud or willful misconduct or (B) the Indemnified Party’s action or omission was not made during the course of performing, or pursuant to, such person’s duties as a director, officer, trustee, manager, employee or agent of the Company or an Affiliate thereof.

Exculpation and Indemnification

To the fullest extent permitted by applicable law, none of the Indemnified Parties will be liable to the Company or any shareholders for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of: (i) any act or omission or for any breach of contract (including a breach of the LLC Agreement) or any breach of duties (including breach of fiduciary duties) whether arising under the LLC Agreement, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, (A) in respect of the matter in question, such Indemnified Party acted in bad faith or engaged in fraud or willful misconduct or (B) the Indemnified Party’s action or omission was not made during the course of performing, or pursuant to, the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company or an affiliate thereof, (ii) any action or omission to act by any other person, (iii) any mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker, placement agent or other agent as provided in the LLC Agreement, or (iv) any change in U.S. federal, state or local or non-U.S. income tax laws, or in interpretations thereof, as they apply to the Company or the shareholders, whether the change occurs through legislative, judicial or administrative action. Notwithstanding the immediately preceding sentence, to the fullest extent permitted by law, no shareholder will be liable to the Company, any other shareholder or any other person bound by the LLC Agreement.

To the fullest extent permitted by applicable law, (i) the Company will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Party, for any breach of contract (including breach of the LLC Agreement), any breach of duties (including breach of fiduciary duties) whether arising under the LLC Agreement, at law, in equity or otherwise; provided, that an Indemnified Party will not be entitled to indemnification under the LLC Agreement (x) if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnified Party’s action or omission constitutes fraud, willful misconduct or bad faith or the Indemnified Party’s actions or omissions were not made during the course of performing or pursuant to the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company or an affiliate thereof or (y) for any losses, liabilties or damages arising out of an internal dispute solely between KKR, its affiliates and their respective officers, partners, directors, shareholders, members or employees, (ii) the Company will also have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the person is or was an employee or agent of the Company, or, while serving as an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, from and against any and all claims, liabilities, damages, losses, costs and expenses of any kind, including legal fees and amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by such person, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Board will have the power to delegate to the Executive Committee the determination of whether employees or agents are entitled to be indemnified.

Mandatory Repurchases

The Company’s LLC Agreement will provide that the Board, on the recommendation of the Repurchase Committee, may cause the Company to repurchase, on 10 days’ prior written notice, all or any portion of the Shares of a member without consent or other action by the member or other person if the Board, on the recommendation of the Repurchase Committee, determines that:

•

the Shares have been transferred in violation of the LLC Agreement, or have vested in any person by operation of law as a result of the death, divorce, dissolution, termination, bankruptcy, insolvency or adjudicated incompetence of the member;

•	any transferee does not meet any investor eligibility requirements established by the Company from time to time;

•

ownership of Shares by a member or other person is likely to cause the Company to be in violation of, or require registration of the Shares under, or subject the Company to additional registration or regulation under, the securities, commodities, or other laws of the United States or any other jurisdiction in the world, including without limitation the Investment Company Act;

•

continued ownership of the Shares by a member may be harmful or injurious to the business or reputation of the Company, the Manager, KKR, or any of their affiliates, or may subject the Company or any member to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a member or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;

•

with respect to a member subject to special laws or regulations, the member is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Shares;

•	it would be in the interest of the Company, as determined by the Board, on the recommendation of the Repurchase Committee, for the Company to repurchase the Shares; or

•	all or any portion of the assets of the Company may be characterized as plan assets for purposes of ERISA, Section 4975 of the Code or any applicable Similar Law.

Third-Party Tender Offers

Our LLC Agreement will contain provisions that apply to tender offers by third parties including compliance with the applicable laws for such tender offers in addition to certain obligations to the Company regarding notice and reimbursement of Company Expenses.

Submission to Jurisdiction

Our LLC Agreement will provide that, (i) except as provided in clause (ii) below, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the LLC Agreement or the transactions contemplated hereby, including any claim or cause of action (whether in contract, tort, statute, common law or otherwise) that may be based upon, arise out of or relate to the negotiation, execution or performance of the LLC Agreement (including (A) any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with the LLC Agreement or as an inducement to enter into the LLC Agreement, (B) any derivative action, suit or proceeding brought on behalf of the Company, (C) any suit, action or proceeding asserting a claim of breach of a duty owed by any current or former Director, officer, employee, Manager or Member of the Company, their respective affiliates, directors, officers, representatives, agents, shareholders, members, managers, partners and employees, and any other person who serves at the request of KKR or its affiliates as a director, officer, agent, member, manager, partner, stockholder, trustee or employee of the Company or any other person, (D) any suit, action or proceeding asserting a claim arising pursuant to any provision of the LLC Act or the LLC Agreement or as to which the LLC Act confers jurisdiction on the Court of Chancery of the State of Delaware or (E) any suit, action or proceeding asserting a claim governed by the internal affairs doctrine), shall be brought exclusively in the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the other courts of the State of Delaware or in the United States District Court for the District of Delaware, (ii) notwithstanding anything to the contrary herein, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act, and (iii) each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any of such courts or that any such suit, action or proceeding which is brought in any of such courts has been brought in an inconvenient forum. The foregoing provisions shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. See “Item 1A. Risk Factors—Risks Related to Our Structure—Our LLC Agreement will designate the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware and any appellate court thereof, as applicable, as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.”

Jury Trial Waiver

The LLC Agreement will provide that its members will waive their respective rights to trial by jury in any action or proceeding arising out of or related to LLC Agreement, to the maximum extent permitted by law. Such waiver of a jury trial will not serve as a waiver by any parties of any rights for claims made under the U.S. federal securities laws. In addition, investors cannot waive the Company’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. See “Item 1A. Risk Factors—Risks Related to Our Structure—Our LLC Agreement will include a jury trial waiver that could limit the ability of shareholders of the Company to bring or demand a jury trial in any claim or cause of action arising out of or relating to the LLC Agreement, or the business or affairs of the Company.”

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As set forth in the LLC Agreement and to the fullest extent permitted by law, the Company will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnified Party, or for any breach of contract (including breach of the LLC Agreement) or any breach of duties (including breach of fiduciary duties) whether arising under the LLC Agreement, at law, in equity or otherwise; provided, that an Indemnified Party will not be entitled to indemnification under the LLC Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the Indemnified Party’s action or omission constitutes fraud, willful misconduct or bad faith or the Indemnified Party’s actions or omissions were not made during the course of performing or pursuant to the Indemnified Party’s duties as a director, officer, trustee, manager, employee or agent of the Company or an affiliate thereof.

The Company’s indemnification obligations will be satisfied from the Company’s assets. The Company will advance expenses that are reasonably incurred by a Company Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

3.1	Certificate of Formation*

3.2	Limited Liability Company Agreement*

3.3	Form of Amended and Restated Limited Liability Company Agreement*

4.1	Form of Subscription Agreement*

4.2	Distribution Reinvestment Plan*

4.3	Form of Share Repurchase Plan*

4.4	Form of KKR Repurchase Arrangement*

10.1	Form of Management Agreement*

10.2	Form of Dealer Manager Agreement*

10.3	Expense Limitation and Reimbursement Agreement*

21.1	List of Subsidiaries*

*	Previously filed.

Index to Financial Statements

KKR Private Equity Conglomerate LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of KKR Private Equity Conglomerate LLC

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of KKR Private Equity Conglomerate LLC (the “Company”) as of December 31, 2022, the related statement of operations, for the period December 6, 2022 (date of formation) to December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations for the period December 6, 2022 (date of formation) to December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

San Francisco, CA

April 13, 2023

We have served as the auditor of the Company since 2022.

KKR Private Equity Conglomerate LLC

Statement of Assets and Liabilities

	March 31, 2023 (Unaudited)	December 31, 2022
Assets
Cash and cash equivalents	$1,000	$1,000
Deferred offering costs	817,213	157,568
Due from Manager	5,424,829	3,634,620

Total assets	$6,243,042	$3,793,188

Liabilities
Organization costs payable	$5,424,829	$3,634,620
Offering costs payable	817,213	157,568

Total liabilities	$6,242,042	$3,792,188

Commitments and contingencies (Note 4)

Net assets	$1,000	$1,000

Net assets are comprised of:
Common Shares — Class G Shares, 40 shares authorized, issued and outstanding	$1,000	$1,000

Net assets	$1,000	$1,000

Net assets	$1,000	$1,000

Shares outstanding	40	40

Net asset value per share	$25.00	$25.00

See notes to financial statements.

KKR Private Equity Conglomerate LLC

Statement of Operations

	For the three months ended March 31, 2023 (Unaudited)	For the period from December 6, 2022 (date of formation) through December 31, 2022
Expenses
Organization costs	$1,790,209	$3,634,620

Total expenses	1,790,209	3,634,620
Less: Expenses reimbursed by Manager	(1,790,209)	(3,634,620)

Net expenses	$—	$—

Net investment income	$—	$—

See notes to financial statements.

KKR Private Equity Conglomerate LLC

Notes to Financial Statements

1.     Organization

KKR Private Equity Conglomerate LLC (“K-PEC” and the “Company”) was formed on December 6, 2022 as a limited liability company under the laws of the state of Delaware and the Company operates its business in a manner permitting it to be excluded from the definition of “investment company” under the Investment Company Act of 1940, as amended. The Company is a holding company that seeks to acquire, own and control portfolio companies with the objective of generating attractive risk-adjusted returns and achieving medium-to-long-term capital appreciation through joint ventures. The Company expects that its portfolio companies will operate principally in the following business lines: Business & Financial Services; Consumer & Retail; Healthcare; Impact; Industrials; and Technology, Media & Telecommunications.

K-PEC conducts a continuous private offering of its shares in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to (i) accredited investors (as defined in Regulation D under the Securities Act) and (ii) in the case of shares sold outside the United States, to persons that are not “U.S. persons” (as defined in Regulation S under the Securities Act).

The Company is sponsored by Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”) and expects to benefit from KKR’s institutional private equity platform pursuant to a management agreement to be entered into with KKR DAV Manager LLC (the “Manager”) to support the Company in managing its portfolio companies with the objective of generating attractive risk-adjusted returns and achieving medium-to-long-term capital appreciation through joint ventures diversified by sector, industry and geography for shareholders. The Company has no activity as of March 31, 2023 and December 31, 2022 other than matters relating to its organization and offering.

As of March 31, 2023 and December 31, 2022, the only capital contribution to the Company resulted in the issuance of Class G Shares (the “Shares”) of the Company at an aggregate purchase price of $1,000 to KKR Group Assets Holdings III L.P., an affiliate of the Manager.

As of March 31, 2023 and December 31, 2022, the Company had neither purchased nor contracted to purchase any investments.

2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in United States (“U.S.”) dollars. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in these financial statements. Actual results could differ from those estimates. A statement of changes in net assets, statement of cash flows and financial highlights have not been presented because the Company has not commenced operations.

The Company’s financial statements are prepared using the accounting and reporting guidance under Accounting Standards Codification (“ASC”) 946, Financial Services — Investment Companies (“ASC 946”).

Cash and Cash Equivalents

Cash and cash equivalents consists solely of money market funds with financial institutions with maturities of three or fewer months at the time of acquisition. As of March 31, 2023 and December 31, 2022, the Company was invested in the JPMorgan U.S. Government Money Market Fund.

Organization and Offering Costs

Organization costs are expensed as incurred. Organization costs consist of costs incurred to establish the Company and enable it legally to do business. Organization costs will be reimbursed by the Manager, subject to potential recoupment as described in Note 3. For the three months ended March 31, 2023 and for the period from December 6, 2022 (date of formation) to December 31, 2022, the Company incurred organization costs of $1,790,209 and $3,634,620, respectively.

Offering costs include registration fees and legal fees regarding the preparation of the initial registration statement. Offering costs are accounted for as deferred costs until operations begin. Offering costs will be reimbursed by the Manager, subject to potential recoupment as described in Note 3. For continuous offerings, offering costs are then amortized over the first twelve months of operations on a straight-line basis. For the three months ended March 31, 2023 and for the period from December 6, 2022 (date of formation) to December 31, 2022, the total amount of the offering costs incurred by the Company was $817,213 and $157,568, respectively.

Valuation of Investments at Fair Value

ASC 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with GAAP and expands disclosures about fair value. The Company recognizes and accounts for its investments at fair value. The fair value of the investments does not reflect transactions costs that may be incurred upon disposition of investments.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters, or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity for disclosure purposes.

Assets and liabilities recorded at fair value on the Statement of Assets and Liabilities are categorized based upon the level of judgment associated with the inputs used to measure their value. Hierarchical levels, as defined under GAAP, are directly related to the amount of subjectivity associated with the inputs to fair valuations of these assets and liabilities, are as follows:

Level 1 — Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

Level 3 — Inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.

A significant decrease in the volume and level of activity for the asset or liability is an indication that transactions or quoted prices may not be representative of fair value because in such market conditions there may be increased instances of transactions that are not orderly. In those circumstances, further analysis of transactions or quoted prices is needed, and an adjustment to the transactions or quoted prices may be necessary to estimate fair value.

Income Taxes

The Company intends to operate so that it will qualify to be treated as a partnership for U.S. federal income tax purposes under the Internal Revenue Code and not a publicly traded partnership taxable as a corporation. As such, it will not be subject to any U.S. federal and state income taxes. In any year, it is possible that the Company will be considered a publicly traded partnership and will not meet the qualifying income exception, which would result in the Company being treated as a publicly traded partnership taxed as a corporation, rather than a partnership. In such case, the members would then be treated as stockholders in a corporation, and the Company would become taxable as a corporation for U.S. federal income tax purposes. The Company would be required to pay income tax at corporate rates on its net taxable income. In addition, the Company intends to operate, in part, through subsidiaries that may be treated as corporations for U.S. and non-U.S. tax purposes and therefore may be subject to current and deferred U.S. federal, state and/or local income taxes at the subsidiary level.

Calculation of Net Asset Value

Net asset value (“NAV”) by share class is calculated by subtracting total liabilities for each class from the total carrying amount of all assets for that class, which includes the fair value of investments. Net asset value per share for each class is calculated by dividing the net asset value for that class by the total number of outstanding common shares of that class on the reporting date.

3.     Related Party Transactions

Management Agreement

The Company intends to enter into a management agreement with the Manager (“Management Agreement”). Pursuant to the Management Agreement, the Manager is responsible for sourcing, evaluating and monitoring the Company’s acquisition opportunities and making recommendations to the Company’s executive committee related to the acquisition, management, financing and disposition of the Company’s assets, in accordance with the Company’s acquisition objectives, guidelines, policies and limitations, subject to oversight by the Company’s Board of Directors.

Expense Limitation and Reimbursement Agreement

The Company has entered into an Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”) with the Manager pursuant to which the Manager has agreed to forego an amount of its monthly management fee and/or pay, absorb or reimburse certain expenses of the Company to the extent necessary so that, for any month, the Company’s annualized Specified Expenses (as defined below) do not exceed 0.60% of the Company’s net assets as of the end of each calendar month. The Company has agreed to carry forward the amount of any foregone management fee and/or expenses paid, absorbed or reimbursed by the Manager, when and if requested by the Manager, within three years from the end of the month in which the Manager waived or reimbursed such fees or expenses, but only if and to the extent that Specified Expenses plus any recoupment do not exceed 0.60% of the Company’s net assets at the end of each calendar month. The Manager may recapture a Specified Expense in the same year it is incurred. This arrangement cannot be terminated prior to June 30, 2024 without the Board’s consent. “Specified Expenses” is defined to include all expenses incurred in the business of the Company, including organizational and offering costs, with the exception of (i) the management fee, (ii) the performance participation allocation, (iii) the servicing fee, (iv) the distribution fee, (v) portfolio company level expenses, (vi) brokerage costs or other acquisition-related out-of-pocket expenses, including with respect to unconsummated transactions, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Company), (viii) taxes, (ix) ordinary corporate operating expenses (including costs and expenses related to hiring, retaining, and compensating employees and officers of the Company), (x) certain insurance costs and (xi) extraordinary expenses (as determined in the sole discretion of the Manager).

The Company has agreed that its obligations under the Expense Limitation and Reimbursement Agreement shall survive termination of the Expense Limitation and Reimbursement Agreement. Further, upon dissolution, liquidation, sale of substantially all of the assets of the Company or termination of the Management Agreement, including termination of the Management Agreement by the Company, the Company has agreed first to reimburse the Manager any amounts previously reimbursed by the Manager to the Company under the Expense Limitation and Reimbursement Agreement in excess of the total Management Fee that would have otherwise been due to the Manager by the Company.

The Expense Limitation Agreement will be in effect through and including June 30, 2024, but may be renewed by the mutual agreement of the Manager and the Company for successive terms.

As of March 31, 2023 and December 31, 2022, management believes that it is not probable for the Company to be required to reimburse the expenses waived by the Manager.

4.     Commitments and Contingencies

The Company was not subject to any material litigation nor was the Company aware of any material litigation threatened against it.

Indemnification

Under the Company’s LLC Agreement and organizational documents, its members of the Board, the Manager, KKR, and their respective affiliates, directors, officers, representatives, agents and employees are indemnified against certain liabilities arising out of the performance of their duties to the Company. In the normal course of business, the Company enters into contracts that contain a variety of representations and that provide general indemnifications. The Company’s maximum liability exposure under these arrangements is unknown, as future claims that have not yet occurred may be made against the Company.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Private Equity Conglomerate LLC

By:	/s/ Alisa A. Wood
Name: Alisa A. Wood
Title: Director

Date: July 31, 2023